             Prospectus supplement to prospectus dated July 1, 2005
                                 $1,156,009,000

                    [FIELDSTONE INVESTMENT CORPORATION LOGO]

                       FIELDSTONE INVESTMENT CORPORATION
                                     Seller

                   FIELDSTONE MORTGAGE INVESTMENT CORPORATION
                                   Depositor

                             WELLS FARGO BANK, N.A.
                                Master Servicer

              FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2005-3
                                     Issuer

                             MORTGAGE-BACKED NOTES

THE TRUST

The trust will consist primarily of two groups of conventional, adjustable rate and fixed rate mortgage loans secured by first and second liens on residential properties that were originated by a subsidiary of Fieldstone Investment Corporation.

OFFERED NOTES

The following classes of notes are offered pursuant to this prospectus supplement:

    o  4 classes of Class A Notes and

    o  13 classes of Class M Notes.

CREDIT ENHANCEMENT

Credit enhancement for the notes will include excess interest (including net swap receipts under an interest rate swap agreement), overcollateralization, subordination and limited cross-collateralization.

--------------------------------------------------------------------------------
INVESTMENT IN THESE NOTES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-20 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE ATTACHED PROSPECTUS. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES OFFERED HEREBY ONLY IF ACCOMPANIED BY THE PROSPECTUS.

These notes will be issued by the Trust, and will be backed only by the assets of the Trust. Neither these notes nor the assets of the Trust will be obligations of Credit Suisse First Boston LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fieldstone Investment Corporation, Fieldstone Servicing Corp., Wells Fargo Bank, N.A., JPMorgan Chase Bank, National Association or any of their respective affiliates. These notes will not be insured or guaranteed by any governmental agency or any other entity.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Credit Suisse First Boston LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters, will each offer the Class A and Class M Notes purchased from Fieldstone Mortgage Investment Corporation, as depositor, at a price equal to approximately 99.76% of the aggregate note principal balance of the notes plus accrued interest, if applicable, before deducting expenses estimated to be approximately $850,000. Each underwriter will sell the notes it purchases from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the notes will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about November 23, 2005.

CREDIT SUISSE FIRST BOSTON
                        BEAR, STEARNS & CO. INC.
                                             LEHMAN BROTHERS
                                                             MERRILL LYNCH & CO.

                               November 15, 2005

        Important Notice about Information in this Prospectus Supplement and the Attached Prospectus

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

     Information about the notes is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the notes; and (b) this prospectus supplement, which describes the specific terms of the notes.

     This prospectus supplement and the attached prospectus include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Fieldstone Mortgage Investment Corporation.

     We have filed preliminary information regarding the trust's assets and the notes with the Securities and Exchange Commission. The information contained in this document supersedes all of that preliminary information, which was prepared for prospective investors.

--------------------------------------------------------------------------------
    To understand the structure of these notes, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.
--------------------------------------------------------------------------------

                   Summary of Terms - The Series 2005-3 Notes*

                            Class 1-A      Class 2-A1     Class 2-A2     Class 2-A3      Class M1
                           ------------   ------------   ------------   ------------   ------------
Initial Principal
   Amount(1):              $316,989,000   $294,358,000   $262,801,000    $15,000,000    $44,283,000
Interest Rate:              LIBOR plus     LIBOR plus     LIBOR plus     LIBOR plus     LIBOR plus
                           0.245%(2)(3)   0.120%(2)(3)   0.260%(2)(3)   0.340%(2)(3)   0.430%(2)(4)
ERISA Eligible:                Yes            Yes            Yes             Yes            Yes
First Principal Payment
   Date(5):                   12/2005        12/2005        8/2007         5/2014         1/2010
Weighted Avg. Life At
   Issuance:
   to 20% call
      (yrs.)(5)(6):            1.89           1.00            2.67           4.34           4.32
   to 10% call
      (yrs.)(5)(7):            2.07           1.00            2.93           6.17           4.90
   to maturity
      (yrs.)(5):               2.26           1.00            3.01           10.65          5.36
Principal Window:
   to 20% call
      (months)(5)(6):         1 - 52        1 - 21         21 - 52         52 - 52        50 - 52
   to 10% call
      (months)(5)(7):         1 - 74        1 - 21         21 - 74         74 - 74        50 - 74
   to maturity
      (months)(5):           1 - 176        1 - 21         21 - 102       102 - 168      50 - 148
Expected Maturity:
   to 20% call(5)(6):       March 2010     August 2007     March 2010    March 2010     March 2010
   to 10% call(5)(7):      January 2012   August 2007    January 2012   January 2012   January 2012
   to maturity(5):           July 2020     August 2007      May 2014      November      March 2018
                                                                            2019
Maturity Date(8):            February       February        February      February       February
                               2036           2036            2036          2036           2036

Interest Accrual
   Method(9):               Actual/360     Actual/360      Actual/360    Actual/360     Actual/360
Payment Delay:                0 days         0 days          0 days        0 days         0 days

Anticipated Ratings
(Moody's/S&P/Fitch)(10):    Aaa/AAA/AAA   Aaa/AAA/AAA   Aaa/AAA/AAA     Aaa/AAA/AAA    Aa1/AA+/AA+

CUSIP Number:                31659TEE1      31659TEF8      31659TEG6      31659TEH4      31659TEJ0

                              Class M2      Class M3       Class M4       Class M5
                           ------------   ------------   ------------   ------------
Initial Principal
   Amount(1):               $41,369,000    $27,968,000    $19,811,000   $19,228,000
Interest Rate:               LIBOR plus    LIBOR plus     LIBOR plus     LIBOR plus
                           0.450%(2)(4)   0.480%(2)(4)   0.600%(2)(4)   0.630%(2)(4)
ERISA Eligible:                 Yes            Yes            Yes           Yes
First Principal Payment
   Date(5):                   9/2009        7/2009          5/2009         4/2009
Weighted Avg. Life At
   Issuance:
   to 20% call
      (yrs.)(5)(6):             4.13         3.99            3.92           3.88
   to 10% call
      (yrs.)(5)(7):             4.64         4.51            4.44           4.39
   to maturity
      (yrs.)(5):                5.09         4.94            4.86           4.80
Principal Window:
   to 20% call
      (months)(5)(6):         46 - 52       44 - 52         42 - 52       41 - 52
   to 10% call
      (months)(5)(7):         46 - 74       44 - 74         42 - 74       41 - 74
   to maturity
      (months)(5):           46 - 142      44 - 135        42 - 130       41 - 125
Expected Maturity:
   to 20% call(5)(6):       March 2010     March 2010     March 2010     March 2010
   to 10% call(5)(7):      January 2012   January 2012   January 2012   January 2012
   to maturity(5):           September     February       September      April 2016
                               2017          2017           2016
Maturity Date(8):            February      February       February       February
                               2036          2036           2036           2036

Interest Accrual
   Method(9):               Actual/360     Actual/360     Actual/360     Actual/360
Payment Delay:                0 days         0 days         0 days         0 days

Anticipated Ratings
(Moody's/S&P/Fitch)(10):    Aa2/AA+/AA     Aa3/AA+/AA-     A1/AA+/A+      A2/AA/A

CUSIP Number:                31659TEK7      31659TEL5      31659TEM3     31659TEN1

------------------------------------------------------------------------------------
                             Class M6        Class M7      Class M8       Class M9
                           ------------   ------------   ------------   ------------
Initial Principal
   Amount(1):               $18,645,000    $18,645,000    $15,149,000    $12,819,000
Interest Rate:              LIBOR plus      LIBOR plus    LIBOR plus     LIBOR plus
                           0.690%(2)(4)   1.200%(2)(4)   1.450%(2)(4)   2.000%(2)(4)
ERISA Eligible:                Yes            Yes            Yes            Yes
First Principal Payment
   Date(5):                   3/2009         2/2009         2/2009         1/2009
Weighted Avg. Life At
   Issuance:
   to 20% call
      (yrs.)(5)(6):            3.85           3.82           3.78           3.77
   to 10% call
      (yrs.)(5)(7):            4.36           4.33           4.30           4.29
   to maturity
      (yrs.)(5):               4.74           4.68           4.62           4.56
Principal Window:
   to 20% call
      (months)(5)(6):         40 - 52        39 - 52        39 - 52        38 - 52
   to 10% call
      (months)(5)(7):         40 - 74        39 - 74        39 - 74        38 - 74
   to maturity
      (months)(5):           40 - 120       39 - 114       39 - 108       38 - 102
Expected Maturity:
   to 20% call(5)(6):       March 2010     March 2010     March 2010     March 2010
   to 10% call(5)(7):      January 2012   January 2012   January 2012   January 2012
   to maturity(5):           November       May 2015      November       May 2014
                               2015                         2014
Maturity Date(8):            February       February       February       February
                               2036           2036           2036           2036

Interest Accrual
   Method(9):               Actual/360     Actual/360     Actual/360     Actual/360
Payment Delay:                0 days         0 days         0 days         0 days

Anticipated Ratings
(Moody's/S&P/Fitch)(10):     A3/AA/A-     Baa1/A+/BBB+   Baa2/A+/BBB    Baa3/A/BBB-

CUSIP Number:                31659TEP6      31659TEQ4      31659TER2      31659TES0

                             Class M10      Class M11      Class M12      Class M13
                           ------------   ------------   ------------   ------------
Initial Principal
   Amount(1):               $20,976,000    $11,653,000    $8,740,000     $7,575,000
Interest Rate:             5.000%(2)(4)   5.000%(2)(4)   5.000%(2)(4)   5.000%(2)(4)

ERISA Eligible:                Yes            Yes            Yes            Yes
First Principal Payment
   Date(5):                   1/2009         12/2008        12/2008        12/2008
Weighted Avg. Life At
   Issuance:
   to 20% call
      (yrs.)(5)(6):            3.75           3.73           3.72           3.54
   to 10% call
      (yrs.)(5)(7):            4.27           4.23           4.01           3.55
   to maturity
      (yrs.)(5):               4.45           4.26           4.01           3.55
Principal Window:
   to 20% call
      (months)(5)(6):         38 - 52        37 - 52        37 - 52        37 - 52
   to 10% call
      (months)(5)(7):         38 - 74        37 - 74        37 - 69        37 - 56
   to maturity
      (months)(5):            38 - 95        37 - 81        37 - 69        37 - 56
Expected Maturity:
   to 20% call(5)(6):        March 2010    March 2010     March 2010     March 2010
   to 10% call(5)(7):      January 2012   January 2012    August 2011     July 2010
   to maturity(5):         October 2013    August 2012    August 2011     July 2010

Maturity Date(8):            February       February       February       February
                               2036           2036           2036           2036

Interest Accrual
   Method(9):                 30/360         30/360         30/360         30/360
Payment Delay:                24 days        24 days        24 days        24 days

Anticipated Ratings
(Moody's/S&P/Fitch)(10):     NR/A-/NR     NR/BBB+/NR      NR/BBB/NR     NR/BBB-/NR

CUSIP Number:                31659TET8      31659TEU5      31659TEV3      31659TEW1

----------
*NOTE: Footnotes and additional summary information on facing page.

Footnotes:

(1) The initial note principal amounts are approximate amounts and are subject to a permitted variance of plus or minus 5%.

(2) The interest rate for each class of notes (excluding the class M10, class M11, class M12 and class M13 notes) is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the fixed rate cap of 12.250% annually. The interest rate for the class M10, class M11, class M12 and class M13 notes is equal to the lesser of (i) 5.000% per annum and (ii) the available funds rate. The interest rate for the notes (excluding the class M10, class M11, class M12 and class M13 notes) is subject to adjustment and your interest rate may be lower than the initial interest rate. See "Description of the Notes--Payments--Payments of Interest."

(3) If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class 1-A, class 2-A1, class 2-A2 and class 2-A3 notes will increase on the following payment date to two times its respective margin shown above.

(4) If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans and any amounts on deposit in the pre-funding account at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8 and class M9 notes will increase on the following payment date to 1.5 times its respective margin shown above and the class M10, class M11, class M12 and class M13 notes will increase its coupon shown above by 0.500%.

(5) The information regarding first principal payment date, weighted average life at issuance, principal payment window and expected maturity is based on the modeling assumptions defined beginning on page S-101 and 100% of the prepayment assumption, which assumes (i) with respect to the adjustable rate mortgage loans a constant prepayment rate, or CPR, for the first month of 8% and an additional 2% each month thereafter until reaching 30% CPR in month 12 and remaining constant through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for months 28 and thereafter, in each period subject to a maximum CPR of 95% and (ii) with respect to the fixed rate mortgage loans 20% of HEP.

(6) Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period related to that payment date is reduced to less than 20% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."

(7) Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."

(8) Assumes the payment date following the latest possible maturity date for a subsequent mortgage loan having a maturity date of January 2036.

(9) The interest rate index reset date for the notes (other than the class M10, class M11, class M12 and class M13 notes) is two business days prior to the start of each interest accrual period.

(10) The designation "NR" means that the applicable rating agency will not rate the notes of that class.

Additional Summary Information:

Credit Enhancement:              Excess interest (including net swap receipts
                                 under an interest rate swap agreement),
                                 overcollateralization, subordination and
                                 limited cross-collateralization

Overcollateralization
Requirements:                    Initial Overcollateralization Amount =
                                 approximately 0.80% of original principal
                                 balance of the initial mortgage loans as of the
                                 initial cut-off date and the amount on deposit
                                 in the pre-funding account on the closing date.

                                 Targeted Overcollateralization Amount = 0.80% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.

                                 Stepdown Overcollateralization Amount = 1.60% of current principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the end of the related due period for the related payment date.

                                 Minimum Required Overcollateralization Amount =
                                 0.50% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.

                                 Earliest Possible Stepdown Date = the earlier of (a) the first payment date on which the aggregate class principal amount of the class A notes (after giving effect to payments of the principal funds amount for such payment date) has been reduced to zero and (b) the later to occur of (i) the payment date in December 2008 or (ii) the first payment date on which the aggregate class principal amount of the class A notes (after giving effect to payments of the principal funds amount for such payment date) is less than or equal to 52.60% of the aggregate loan balance of the mortgage loans and the amount on deposit in the pre-funding account as of the end of the immediately preceding due period.

                                TABLE OF CONTENTS

Summary Information.....................................................     S-7
   Transaction Parties..................................................     S-7
   Cut-off Date.........................................................     S-7
   Closing Date.........................................................     S-7
   Payment Date.........................................................     S-7
   The Trust............................................................     S-7
   The Mortgage Loans...................................................     S-8
   The Pre-Funding Account..............................................     S-8
   The Series 2005-3 Notes..............................................     S-9
   Relationship Between Loan Groups and the Notes.......................     S-9
   Interest Payments....................................................     S-9
   Principal Payments...................................................    S-10
   Servicing Compensation and Payment of Expenses.......................    S-11
   Denominations........................................................    S-11
   Book-Entry Registration..............................................    S-11
   Credit Enhancement...................................................    S-11
   Realized Losses......................................................    S-12
   The Swap Agreement...................................................    S-13
   Optional Redemption..................................................    S-13
   Legal Investment.....................................................    S-13
   Federal Income Tax Consequences......................................    S-13
   ERISA Considerations.................................................    S-14
   Ratings..............................................................    S-14
Risk Factors............................................................    S-20
Forward-Looking Statements..............................................    S-30
Glossary................................................................    S-30
The Mortgage Pool.......................................................    S-31
   General..............................................................    S-31
   The Indices..........................................................    S-34
   Pre-Funding and Conveyance of Subsequent
      Mortgage Loans ...................................................    S-34
Underwriting Guidelines.................................................    S-36
   General..............................................................    S-36
   The Fieldstone Underwriting Guidelines...............................    S-36
Servicing of the Mortgage Loans.........................................    S-40
   General..............................................................    S-40
   Servicing Compensation and Payment of Expenses.......................    S-40
   Adjustment to Servicing Fees in Connection with
      Certain Prepaid Mortgage Loans ...................................    S-41
   Advances.............................................................    S-41
   Collection of Taxes, Assessments and Similar Items...................    S-42
   Insurance Coverage...................................................    S-42
   Evidence as to Compliance............................................    S-42
   Master Servicer Default; Servicer Default;
      Subservicer Default ..............................................    S-42
   Pledge of Servicing Rights...........................................    S-42
Parties to the Transaction..............................................    S-43
   The Seller and Sponsor...............................................    S-43
   The Depositor........................................................    S-43
   The Master Servicer..................................................    S-44
   The Servicer.........................................................    S-44
   The Trust............................................................    S-44
   The Owner Trustee....................................................    S-44
   The Indenture Trustee................................................    S-45
   The Subservicer......................................................    S-45
Description of the Notes................................................    S-47
   General..............................................................    S-47
   Book-Entry Notes.....................................................    S-47
   Payments on Mortgage Loans; Custodial Accounts;
      Collection Account ...............................................    S-51
   Payments.............................................................    S-51
   Credit Enhancement...................................................    S-58
   Calculation of One-Month LIBOR.......................................    S-62
   The Swap Agreement...................................................    S-63
   Reports to Noteholders...............................................    S-65
   The Ownership Certificate............................................    S-67
The Mortgage Loan Purchase Agreement and the Transfer
   and Servicing Agreement .............................................    S-67
   General..............................................................    S-67
   Assignment of Mortgage Loans.........................................    S-67
   Pre-Funding Account..................................................    S-68
   Administration.......................................................    S-69
   Amendment............................................................    S-69
   Voting Rights........................................................    S-69
The Trust Agreement and the Indenture...................................    S-69
   General..............................................................    S-69
   Certain Matters under the Agreements.................................    S-70
   Amendment............................................................    S-71
Yield, Prepayment and Maturity Considerations...........................    S-72
   General..............................................................    S-72
   Prepayments and Yields for Notes.....................................    S-73
   Additional Information...............................................    S-76
Federal Income Tax Consequences.........................................    S-76
   Tax Classification of the Trust and of the Notes.....................    S-76
   Tax Consequences to Holders of the Notes.............................    S-77
State and Local Income Tax Considerations...............................    S-80
ERISA Considerations....................................................    S-81
   General..............................................................    S-81
   Purchases of the Notes...............................................    S-81
Legal Investment........................................................    S-82
Use of Proceeds.........................................................    S-82
Method of Distribution..................................................    S-82
Summary of Fees and Expenses related to the Issuance of
   the Notes ...........................................................    S-84
Legal Matters...........................................................    S-84
Ratings.................................................................    S-85
Glossary of Defined Terms...............................................    S-86
Annex I.................................................................     I-1
Annex II................................................................    II-1
Annex III...............................................................   III-1
Annex IV................................................................    IV-1

--------------------------------------------------------------------------------

                               Summary Information

     This section briefly summarizes significant characteristics of the notes and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To understand fully the terms of the notes, you should read both this prospectus supplement and the attached prospectus in their entirety.

                               Transaction Parties

Seller and Sponsor: Fieldstone Investment Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200.

Depositor: Fieldstone Mortgage Investment Corporation, 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (866) 365-FMIC
(3642). See "The Depositor" in the prospectus.

Issuing Entity: Fieldstone Mortgage Investment Trust, Series 2005-3, a Delaware statutory trust.

Master Servicer: Wells Fargo Bank, N.A., a national banking association, whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See "Parties to the Transaction--The Master Servicer."

Servicer: Fieldstone Servicing Corp., a Maryland corporation, whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. See "Parties to the Transaction--The Servicer."

Subservicer: JPMorgan Chase Bank, National Association, a national banking association, whose address is 1111 Polaris Portway, Columbus, Ohio 43240 and whose telephone number is (614) 213-1900. See "Parties to the Transaction--The Subservicer."

Indenture Trustee: HSBC Bank USA, National Association, a national banking association, whose address is 452 Fifth Avenue, New York, New York 10018,
Attention: Corporate Trust and whose telephone number is (212) 525-1501. See "Parties to the Transaction--The Indenture Trustee."

Owner Trustee: U.S. Bank Trust National Association, a national banking association, whose address is 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Corporate Trust. See "Parties to the Transaction--The Owner Trustee."

Trust Administrator: Wells Fargo Bank, N.A., a national banking association, whose "corporate trust office" for purposes of transfers and exchanges and for presentment and surrender of the notes for final payment is 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479 and whose address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement."

Swap Counterparty: Bank of America, N.A., a national banking association, whose address is Bank of America Plaza, 233 South Wacker Drive, Suite 2800, Chicago, Illinois 60606 and whose telephone number is (312) 234-2732. See "Description of the Notes--The Swap Agreement."

                                  Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be November 1, 2005, which is also referred to in this prospectus supplement as the initial cut-off date. For any subsequent mortgage loan, the cut-off date will be the date that such mortgage loan is transferred to the trust, which is also referred to in this prospectus supplement as the subsequent cut-off date.

                                  Closing Date

The closing date will be on or about November 23, 2005.

                                  Payment Date

The 25th day of each month, beginning in December, 2005. If the 25th day is not a business day, then the payment date will be the next business day.

                                    The Trust

The name of the trust is Fieldstone Mortgage Investment Trust, Series 2005-3.

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                                      S-7

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                               The Mortgage Loans

The notes represent obligations of the trust and will be secured by, among other things, (a) collateral consisting on the closing date of a mortgage pool with an aggregate principal balance of approximately $875,331,945.33, referred to in this prospectus supplement as the initial mortgage loans and (b) the aggregate amount of funds on deposit in the pre-funding account. The mortgage loans will consist of two groups designated as group 1 and group 2.

Group 1 will consist of first lien and second lien, adjustable rate and fixed rate mortgage loans that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the property is located in Hawaii or Alaska) and with respect to second lien fixed rate mortgage loans, mortgage loans that had a principal balance at origination of no more than $179,825 (or $269,773.50 if the property is located in Hawaii or Alaska). Group 2 will consist of first lien and second lien, adjustable rate and fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group 1.

Pursuant to the transfer and servicing agreement, the seller has made to the trust certain representations and warranties concerning the Mortgage Loans. See "Origination and Sale of Mortgage Loans--Representations and Warranties" in the prospectus. In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the indenture trustee may require the seller to purchase the mortgage loan from the trust upon deposit with the trust administrator of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the mortgage rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in the mortgage loan purchase agreement or transfer and servicing agreement, as applicable, net of certain amounts (including servicing fees) that may be reimbursable to any of the servicer, master servicer or subservicer. In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the indenture trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one. See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement" in this prospectus supplement and "The Trusts--Substitution of Trust Assets" in the prospectus.

The statistical mortgage loan information presented in this prospectus supplement includes both the initial mortgage loans and certain of the mortgage loans that are expected to be included among the subsequent mortgage loans to be delivered by the seller to the trust during the pre-funding period described below. For additional information on the statistical mortgage loans, see "The Statistical Mortgage Loans." Prior to the issuance of the notes, some of the initial mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any initial mortgage loans that prepay or default will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of the notes. However, the removal and inclusion of such mortgage loans will not materially alter the characteristics of the mortgage loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

                             The Pre-Funding Account

On the closing date, the seller will deposit approximately $290,000,000, which represents approximately 25.09% of the aggregate Class Principal Amount of the Notes, into a segregated account maintained with the trust administrator, referred to in this prospectus supplement as the pre-funding account. This amount will be allocated between the mortgage groups so that the sum of the amount deposited in the pre-funding account for a mortgage group plus the aggregate loan balance of the initial mortgage loans in that group on the closing date equals approximately $415,450,679 and $749,881,267 for group 1 and group 2, respectively. The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the trust for group 1 and group 2 is approximately $103,387,448 and $186,612,551, respectively.

The trust will use the amounts deposited in the pre-funding account to buy subsequent mortgage loans

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                                      S-8


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for each group from the seller after the closing date and prior to February 22,
2006. The seller must satisfy certain conditions specified in the transfer and servicing agreement before it can sell subsequent mortgage loans to the trust. In addition, the obligation of the trust to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements:

o such subsequent mortgage loan may not be more than one calendar month contractually delinquent as of the related subsequent cut-off date;

o such subsequent mortgage loan may not have a final maturity date later than January 1, 2036;

o the remaining term to stated maturity of such subsequent mortgage loan will not exceed 30 years;

o such subsequent mortgage loan will have a mortgage rate not less than 6.000% per annum;

o such subsequent mortgage loan will not have an original loan-to-value ratio of greater than 100%;

o such subsequent mortgage loan will have a principal balance not greater than $1,200,000;

o such subsequent mortgage loan will be secured by a first lien or second lien on a mortgaged property; and

o such subsequent mortgage loan will be otherwise acceptable to the rating agencies.

If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans for a mortgage group on February 22, 2006, the holders of the class A notes related to that group will receive those amounts as a principal payment on the February 2006 payment date. See "The Mortgage Pool--Prefunding and Conveyance of Subsequent Mortgage Loans."

                             The Series 2005-3 Notes

The notes will have the original note principal amount, interest rate and other features set forth in the table on page S-4. The trust will issue the notes under an indenture dated as of November 1, 2005, between the issuer, the trust administrator and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the subservicer, the trust administrator, the indenture trustee and the owner trustee, to make certain payments to the swap counterparty and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under "Description of the Notes--Payments." Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the servicer, the subservicer, the trust administrator, the owner trustee, the indenture trustee and the swap counterparty will be paid to the holder of the ownership certificate, which we are not offering by this prospectus supplement. See "Description of the Notes--Payments."

Relationship Between Loan Groups and the Notes

The class 1-A notes generally relate to the mortgage loans in group 1 and the class 2-A1, class 2-A2 and class 2-A3 notes generally relate to the mortgage loans in group 2. The class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class M10, class M11, class M12 and class M13 notes, also referred to as the subordinate notes, generally relate to the mortgage loans in group 1 and group 2. The notes generally receive payments based on interest, principal and other amounts collected from the mortgage loans in the related mortgage group or groups. The class 1-A, class 2-A1, class 2-A2 and class 2-A3 notes are referred to herein as the class A notes or the senior notes.

                                Interest Payments

Interest will accrue on each class of notes at the interest rate for that class. Interest will accrue on each class of notes, other than the class M10, class M11, class M12 and class M13 notes, from the prior payment date (or the closing date, in the case of the first payment date) to the day prior to the current payment date. Interest will accrue on the class M10, class M11, class M12 and class M13 notes during the calendar month prior to the month of the current payment date.

The interest rate on the notes other than the class M10, class M11, class M12 and class M13 notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the fixed rate cap of 12.250% per annum.

The interest rate on the class M10, class M11, class M12 and class M13 notes will be the lesser of (i) 5.000% per annum and (ii) the available funds rate; provided that, following the payment date on which the aggregate principal balance of the mortgage loans

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                                      S-9


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and the amount on deposit in the pre-funding account at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate unpaid principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the interest rate for the class M10, class M11, class M12 and class M13 notes will increase to the lesser of (i) 5.500% per annum and (ii) the available funds rate.

To the extent that interest payable on a note is limited on any payment date by application of the available funds rate, the amount of interest that would have been payable in absence of such limitation will be payable, to the extent of funds available, on future payment dates as described in this prospectus supplement.

Any interest shortfall due to the application of the fixed rate cap will not be reimbursed.

See "Risk Factors--The interest rate indices for the mortgage loans and on the notes differ and the interest rates on the mortgage loans and the notes adjust at different intervals."

On each payment date, the trust administrator will make payments from interest funds for each mortgage group after the payment of certain expenses of the trust and net swap payments or net swap receipts in respect of the swap agreement, in the following order of priority:

o    to the related senior notes, current interest for such payment date;

o to the senior notes of the unrelated mortgage group, current interest for such payment date (after giving effect to the payment of the interest funds for the unrelated mortgage group);

o to the subordinate notes, in the order of priority described in this prospectus supplement, current interest for such payment date;

o to the indenture trustee, the owner trustee, the master servicer, the trust administrator, the servicer and the subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the transfer and servicing agreement; and

o    to be applied as part of excess interest for such payment date.

For a complete description of the interest payments to the noteholders, see "Description of the Notes--Payments--Payments of Interest."

                               Principal Payments

Principal payments on the notes will generally reflect principal collections on the mortgage loans in the trust. Principal payments on the notes will also include a portion of interest collections on the mortgage loans to the extent necessary to re-establish or restore overcollateralization to the required level, as described below.

See "Description of the Notes--Payments--Payments of Principal."

On each payment date, the trust administrator will pay principal on the notes as described under "Description of the Notes--Payments--Payments of Principal."

The allocation and priority of payments may differ depending on whether the payment date is prior to or after the stepdown date or if the payment occurs when a trigger event is in effect.

The stepdown date means the earlier of (a) the first payment date on which the aggregate class principal amount of the class A notes (after giving effect to payments of the principal funds amount for such payment date) has been reduced to zero and (b) the later to occur of (i) the payment date in December 2008 or
(ii) the first payment date on which the aggregate class principal amount of the class A notes (after giving effect to payments of the principal funds amount for such payment date) is less than or equal to 52.60% of the aggregate loan balance of the mortgage loans and the amount on deposit in the pre-funding account as of the end of the immediately preceding due period.

A trigger event exists for any payment date after the stepdown date, in respect to which (a) the quotient of (1) the aggregate stated principal balance of all mortgage loans 60 or more days delinquent, measured on a rolling three-month basis (including mortgage loans in foreclosure, REO properties and mortgage loans with respect to which the applicable borrower is in bankruptcy) divided by
(2) the aggregate loan balance of the mortgage loans and the amount on deposit in the pre-funding account as of the end of the due period related to the preceding servicer remittance date, equals or exceeds the product of (i) 33.750% and (ii) the required class A subordination percentage, (b) the quotient of (1) the

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                                      S-10


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aggregate realized losses incurred from the initial cut-off date through the last day of the calendar month preceding such payment date divided by (2) the aggregate loan balance of the mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account as of the closing date exceeds the required loss percentage described in this prospectus supplement or (c) a principal deficiency amount exists for such payment date.

Servicing Compensation and Payment of Expenses

As compensation for master servicing, custodial duties and administration of the trust, the master servicer will be entitled to receive, on a monthly basis, an amount equal to the product of 0.0030% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period.

The servicer and the subservicer collectively will be paid, on a monthly basis, an amount equal to the product of 0.50% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, which is referred to as the servicing fee. As additional servicing compensation, the servicer and subservicer are generally entitled to retain (a) all prepayment penalties collected in respect of the mortgage loans and all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts to the extent collected from the borrower, (b) any prepayment interest excess and (c) any investment earnings on funds held in their respective custodial accounts and escrow accounts. See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses."

The servicing fees and master servicing fees may be subject to adjustment in connection with certain borrower prepayments. When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a prepayment interest shortfall in respect of interest available for payment to noteholders. In order to mitigate the effect of prepayment interest shortfalls, each of the servicer and the subservicer (or the master servicer, to the extent that the servicer fails to do so) will be required to pay compensating interest (but only up to the amount of the servicing fee for the related payment date, in the case of the servicer or the subservicer, or the master servicing fee for the related payment date, in the case of the master servicer) into the collection account to the extent of any prepayment interest shortfall in respect of borrower prepayments.

Each of the servicing fee and the master servicing fee shall be payable from borrower payments and other receipts in respect of the mortgage loans prior to the payment of any amounts to the noteholders.

                                  Denominations

The trust will issue each class of notes in minimum denominations of $100,000 in original principal amount and integral multiples of $1 in excess of $100,000.

                             Book-Entry Registration

The trust initially will issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Luxembourg or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See "Description of the Notes--Book-Entry Notes" in this prospectus supplement and "Description of the Securities--Book-Entry Procedures and Definitive Certificates" in the prospectus.

                               Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the notes as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the notes will consist of excess interest (including net swap receipts payable by the swap counterparty in respect of an interest rate swap agreement as further described below under "The Swap Agreement"), overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans and the current amount on deposit in the pre-funding account over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $9,322,945, or approximately 0.80% of the sum of
(a) the aggregate balance of the mortgage loans as of the initial cut-off date and

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                                      S-11


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(b) the amount on deposit in the pre-funding account on the closing date.
Generally, because more interest is required to be paid by the borrowers than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on the most senior classes of notes then outstanding until the overcollateralization target is restored, resulting in an acceleration of amortization of the notes relative to the mortgage loans. This acceleration feature is intended to maintain and restore overcollateralization. Once the required level of overcollateralization is re-established, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. See "Description of the Notes--Credit Enhancement--Overcollateralization."

Subordination. The rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of notes to receive payments. The Class M Notes are subordinated to the senior notes in their right to receive payments of principal and interest. Class M Notes with a higher numerical designation are subordinated to the Class M Notes with a lower numerical designation in their right to receive principal and interest. See "Description of the Notes--Payments."

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on the more senior classes of notes and, if necessary, by the right of the more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

The chart below summarizes the relative seniority of the various classes of notes and indicates the initial level of credit support provided to the various classes of notes. Credit support primarily consists of excess interest, overcollateralization and subordination offered to the various classes.

                           Initial Credit
        Class(es)              Support
------------------------   --------------
1-A, 2-A1, 2-A2 and 2-A3       23.70%
M1                             19.90%
M2                             16.35%
M3                             13.95%
M4                             12.25%
M5                             10.60%
M6                              9.00%
M7                              7.40%
M8                              6.10%
M9                              5.00%
M10                             3.20%
M11                             2.20%
M12                             1.45%
M13                             0.80%

Limited Cross-Collateralization. Under certain limited circumstances, principal payments on the mortgage loans in one group may be paid as principal to holders of the class A notes corresponding to the other group. If the class A notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired class A notes will be paid to the remaining class A notes of the other group, if any, before being paid to the class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class M10 class M11, class M12 and class M13 notes. See "Description of the Notes--Payments."

                                 Realized Losses

Realized losses on the mortgage loans will have the effect of reducing amounts available to make payments in respect of, first, the ownership certificate (through the application of excess cashflow generated by the mortgage loans and net swap receipts received in respect of the swap agreement to fund such deficiency and through a reduction in the overcollateralization amount for the related payment date); second, the class M13 notes; third, the class M12 notes; fourth, the class M11 notes; fifth, the class M10 notes; sixth, the class M9 notes; seventh, the class M8 notes; eighth, the class M7 notes; ninth, the class M6 notes; tenth, the class M5 notes; eleventh, the class M4 notes; twelfth, the class M3 notes; thirteenth, the class M2 notes and fourteenth, the class M1 notes, before reducing amounts available to make payments in respect of the class A notes. Realized losses will not reduce the outstanding class principal amount of any note, however, under certain loss scenarios, principal and interest received from the mortgage loans may be

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                                      S-12


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insufficient to pay the notes all principal and interest to which they are entitled.

To the extent that realized losses are incurred, those realized losses will reduce the aggregate principal balances of the mortgage loans, and thus may reduce the overcollateralization amount. As described herein, the overcollateralization amount is increased and maintained by application of excess interest generated by the mortgage loans and net payments received by the trust in respect of the swap agreement to make payments of principal on the notes.

                               The Swap Agreement

The trust will have the benefit of a swap agreement, which will be entered into on or before the closing date. The swap counterparty will be Bank of America, N.A. Under the swap agreement, on each payment date, beginning on the payment date in December 2005, and ending on the payment date in January 2009, the trust will be obligated to make fixed payments at the per annum rate of 4.358%, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the swap agreement), in each case calculated on a swap notional balance and adjusted on a monthly basis. The swap agreement is intended primarily to (i) protect against interest rate risk from upward movements in one-month LIBOR and (ii) diminish the basis risk associated with the hybrid adjustable-rate mortgage loans in the mortgage pool. Net swap receipts received by the trust under the swap agreement will be applied to pay on any payment date current interest, to maintain required overcollateralization levels and to pay any available funds shortfalls and deferred interest. Any amounts received under the swap agreement in excess of the amount needed to satisfy payments described in the immediately preceding sentence shall be paid to the holder of the ownership interest in the trust and shall not be available to make payments in respect of the notes.

In certain circumstances, the trust will also be required to make payments to the swap counterparty. See "Description of the Notes--The Swap Agreement."

                               Optional Redemption

Subject to restrictions described in this prospectus supplement, on any payment date after the payment date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related payment date is reduced to less than 20% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the servicer will have the option, pursuant to the indenture, to purchase the mortgage loans and the other assets of the trust. If the servicer has not purchased the mortgage loans after the first payment date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related payment date is reduced to less than 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date,
(i) the margins on the notes (other than the class M10, class M11, class M12 and class M13 notes) will be increased as set forth on page S-5 beginning on the next payment date and (ii) in the case of the class M10, class M11, class M12 and class M13 notes, the interest rate will increase to the lesser of (a) 5.500% per annum and (b) the available funds rate beginning on the next payment date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."

                                Legal Investment

None of the notes will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no other representation as to the appropriate characterization of the notes under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these notes. See "Risk Factors--The notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell" and "Legal Investment" in this prospectus supplement and "Legal Investment Considerations" in the prospectus.

                         Federal Income Tax Consequences

For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real

--------------------------------------------------------------------------------


                                      S-13


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estate investment trust," a "qualified REIT subsidiary" or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a "real estate investment trust" or a "qualified REIT subsidiary." The seller represents that it qualifies as a "real estate investment trust" and that it will own the ownership certificate directly or indirectly through a "qualified REIT subsidiary" or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a "real estate investment trust" or a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be (i) held by a "real estate investment trust," a "qualified REIT subsidiary" or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a "real estate investment trust" or a "qualified REIT subsidiary" or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the trust as secured indebtedness for federal income tax purposes. See "Risk Factors--Trust Could Become a Taxable Entity" and "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

                              ERISA Considerations

Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of the notes. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                     Ratings

The notes are required to receive the ratings indicated under the heading "Ratings" in the chart shown on page S-85 of this prospectus supplement.

A note rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the notes address the likelihood of the receipt by holders of the notes of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any available funds shortfall (as described in this prospectus supplement) will be paid. See "Ratings."

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                                      S-14


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                          The Statistical Mortgage Pool
              Approximate Statistical Mortgage Loan Characteristics

     The following tables summarize approximate characteristics of the pool of statistical mortgage loans. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the statistical mortgage loans as of November 1, 2005, which we refer to as the cut-off date. The sum of the percentages may not equal 100.00% due to rounding.

Number of statistical mortgage loans............................          4,402
Aggregate outstanding principal balance of
   statistical mortgage loans.......... ........................   $875,331,945
Percentage of first lien statistical mortgage loans.............          96.12%
Percentage of second lien statistical mortgage loans............           3.88%
Percentage of adjustable rate statistical mortgage loans........          89.21%
Percentage of fixed rate statistical mortgage loans.............          10.79%

                                                             Average or
                                                              Weighted
                                                               Average            Range
                                                             ----------   ---------------------
Outstanding principal balance(1)..........................    $198,849    $19,789 to $1,196,730
Original principal balance(1).............................    $198,943    $20,000 to $1,200,000
Current mortgage rates(2).................................      7.278%      6.150% to 10.990%
Gross Margin(2)(3)........................................      5.729%      3.000% to 6.750%
Maximum mortgage rates(2)(3)..............................     13.154%     12.150% to 16.600%
Minimum mortgage rates(2)(3)..............................      7.154%      6.150% to 10.600%
Initial Rate Cap(2)(3)....................................      2.985%       2.000% to 3.000%
Periodic Rate Cap(2)(3)...................................      1.000%       1.000% to 1.000%
Original loan-to-value ratio(2)(4)........................      82.40%      14.41% to 100.00%
Credit Score(2)...........................................         650          502 to 815
Original term to maturity (in months)(2)..................         353          180 to 360
Stated remaining term to maturity (in months)(2)..........         351          176 to 360
Seasoning (in months)(2)..................................           2            0 to 5
Months to Roll(2).........................................          24           20 to 60

----------
(1)  Indicates average

(2)  Indicates weighted average

(3)  Applies to adjustable rate mortgage loans only

(4) With respect to first lien mortgage loans, this refers to original loan-to-value ratios. With respect to second lien mortgage loans, this refers to combined loan-to-value ratios.

Number of statistical mortgage loans with prepayment
   penalties at origination.....................................          3,401
Aggregate outstanding principal balance of statistical
   mortgage loans with prepayment penalties at origination......   $717,066,993
Percentage of statistical mortgage loans with prepayment
   penalties at origination.....................................          81.92%
Weighted average prepayment term at origination for
   statistical loans with prepayment penalties (in months)......             25

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                Product Types for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

   2/28         2/28      30/15      3/27         3/27          5/1             5/1
LIBOR ARM  LIBOR IO ARM  BALLOON  LIBOR ARM  LIBOR IO ARM  TREASURY ARM  TREASURY IO ARM  Fixed  Fixed IO
---------  ------------  -------  ---------  ------------  ------------  ---------------  -----  --------
  24.70%       52.29%     3.87%      4.07%       6.79%         0.28%          1.08%       5.85%    1.07%

                Mortgage Rates for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

6.001% to  6.501% to  7.001% to  7.501% to  8.001% to  8.501% to  9.001% to  9.501% to  10.001% to  10.501% to
  6.500%     7.000%     7.500%     8.000%     8.500%     9.000%     9.500%    10.000%     10.500%     11.000%
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ----------  ----------
  19.68%     33.22%     18.57%     14.44%     4.81%      3.38%      1.80%      2.36%       1.21%       0.53%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        Outstanding Principal Balances for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

$50,000   $50,001  $100,001  $150,001  $200,001  $250,001  $300,001  $350,001  $400,001  $450,001  $500,001
  or         to       to        to        to        to        to        to        to        to        or
  less   $100,000  $150,000  $200,000  $250,000  $300,000  $350,000  $400,000  $450,000  $500,000   greater
-------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
 1.27%     7.43%    12.39%    13.15%    10.58%    10.45%    10.77%     9.87%     6.89%     5.84%    11.35%

             Credit Grade Summary for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

  A      A-      B      C      D
-----   ----   ----   ----   ----
93.50%  3.68%  1.98%  0.62%  0.22%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Original Loan-to-Value Ratios for the Statistical Mortgage Pool

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

50.00%  50.01%  55.01%  60.01%  65.01%  70.01%  75.01%  80.01%  85.01%  90.01%   95.01%
  or      to      to      to      to      to      to      to      to      to       to
less    55.00%  60.00%  65.00%  70.00%  75.00%  80.00%  85.00%  90.00%  95.00%  100.00%
------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -------
 0.79%   0.47%   0.85%   1.05%   2.74%   3.51%  47.96%  18.64%  16.53%   3.75%   3.71%

             Credit Score Summary for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

501 to  526 to  551 to  576 to  601 to  626 to  651 to  676 to  701 to  726 to  751 to  776 to  801 to
  525     550     575     600     625     650     675     700     725     750     757     800     825
------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 0.63%   2.52%   6.97%  10.27%  14.22%  14.33%  17.60%  15.20%   9.08%   5.21%   2.64%   1.13%   0.21%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       Original Prepayment Penalty Term for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

6 Months   12 Months   24 Months   30 Months   36 Months    None
--------   ---------   ---------   ---------   ---------   -----
  1.13%      2.33%       67.05%      0.02%       11.40%    18.08%

--------------------------------------------------------------------------------

                                  Risk Factors

     References herein to percentages of statistical mortgage loans refer in each case to the percentage of the aggregate principal balance of all of the statistical mortgage loans in the mortgage pool (or in a particular group) as of the cut-off date, based on the stated principal balances of such mortgage loans as of the cut-off date, after giving effect to scheduled payments due on or prior to the cut-off date, whether or not received.

Prepayments of the mortgage loans will affect the yield to maturity of the notes

     The yield to maturity and weighted average life of the notes will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of borrowers to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer or subservicer intends to enforce these provisions unless enforcement is not permitted by applicable law or the servicer or subservicer, as applicable, permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with accepted servicing practices. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--'Due-on-Sale' Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

     The seller and its affiliates maintain customer retention programs that may involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller or its affiliates with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire. In addition, the seller and its affiliates may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your trust, such borrowers may be included among those receiving such solicitations. Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of the notes.

     The yield on the notes will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index. In addition, the yield to maturity of any notes that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any notes that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any notes that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 81.92% of the statistical mortgage loans contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment penalties; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment penalties. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the likelihood of borrower refinancing (whether related to customer retention programs, refinancing solicitations or otherwise), the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any notes. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the noteholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Description of the Securities--Maturity and Prepayment Considerations" and "Yield Considerations" in the prospectus.

The overcollateralization provisions of the trust will affect the yield to maturity of the notes

     The overcollateralization provisions of the trust will affect the weighted average life of the notes and consequently the yield to maturity of the notes. In order to maintain the required level of overcollateralization, monthly excess cashflow may be applied as payments of principal to the most senior class of notes then outstanding. This application of monthly excess cashflow will occur if the overcollateralization level is reduced below the required level due to losses on the mortgage loans, and it would have the effect of reducing the weighted average lives of the notes. The actual required amount of overcollateralization may change from payment date to payment date, producing uneven levels of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal in order to maintain the required amount of overcollateralization.

     Monthly excess cashflow generally is the excess of interest collected or advanced on the mortgage loans and net swap receipts received in respect of the swap agreement over the interest required to pay interest on the notes and the trust expenses. Mortgage loans with higher interest rates will contribute more interest to the monthly excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of monthly excess cashflow.

     As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the notes may vary significantly over time. See "Yield, Prepayment and Maturity
Considerations" in this prospectus supplement and "Description of the Securities--Maturity and Prepayment Considerations" and "Yield Considerations" in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies

     The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a borrower and the value of the mortgaged property. The borrowers generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

     As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the Trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

     Approximately 51.52% of the statistical mortgage loans in the mortgage pool, and approximately 38.80% and 58.57% of the group 1 and group 2 statistical mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), were originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers' income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

     The majority of the mortgage loans are adjustable rate mortgage loans, each of which has a fixed interest rate for the first two, three or five years after origination, which then converts to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to the effects of adjustable mortgage interest rates, periodic rate caps and maximum mortgage rates. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach conversion to adjustable rates. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

The interest rate indices for the mortgage loans and on the notes differ and the interest rates on the mortgage loans and the notes adjust at different intervals

     The interest rates on the notes other than the class M10, class M11, class M12 and class M13 notes are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the mortgage loans (six-month LIBOR) in the mortgage pool as described under "The Mortgage Pool--General." As a result, the interest rates on the notes, other than the class M10, class M11, class M12 and class M13 notes, are subject to the available funds rate and a fixed rate cap. The class M10, class M11, class M12 and class M13 notes are subject to the available funds rate.

     The available funds rate limits the interest rate payable on the related notes with respect to a related payment date. Any shortfalls arising from the application of the available funds rate will be carried over as described herein with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and, if available, paid from excess cash flow, which includes net swap receipts received by the trust in respect of the swap agreement, on a later payment date. Various factors may cause the available funds rate described above to limit the interest rate on the related notes. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR or the treasury mortgage index, as applicable. In addition, the interest rates on the notes other than the class M10, class M11, class M12 and class M13 notes adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the available funds rate described above may cause the interest rates on these notes to be reduced for extended periods in a rising interest rate environment. Certain of the mortgage loans are subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available funds rate described above limiting increases in the interest rates for these notes. Consequently, the interest paid on the mortgage loans (net of the sum of the servicing fee, the master servicing fee, the owner trustee fee and certain other expenses) with respect to any payment date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the notes other than the class M10, class M11, class M12 and class M13 notes plus the amount of interest that would accrue on the class M10, class M11, class M12 and class M13 notes during the related period. Furthermore, if the available funds rate described above determines the interest rate for a class of notes for a payment date, the market value of those notes may be temporarily or permanently reduced.

     The interest rates on the class 1-A, class 2-A1, class 2-A2, class 2-A3, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8 and class M9 notes are also subject to a fixed rate cap, which limits the interest rate on such notes to a per annum rate of 12.250%. If the interest rate for a class of notes for a payment date is limited by the maximum fixed rate, the market value of those notes may be temporarily or permanently reduced.

The risks associated with the swap agreement

     Any net swap receipts received under the swap agreement will be applied to pay principal, interest and available funds shortfalls as described in this prospectus supplement. However, no net swap receipts will be payable by the swap counterparty unless the swap floating rate amount owed by the swap counterparty on a payment date exceeds the swap fixed rate amount owed to the swap counterparty. This will not occur except in periods when one-month LIBOR exceeds 4.358% per annum. We cannot assure you that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient to cover payments to be made in respect of the notes.

     In addition, any net swap payment payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for payment to the noteholders, and may reduce payments of interest and principal on the notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the swap notional balance on which payments due under the swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest and principal collections on the mortgage loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

     In the event that the trust, after application of all interest and principal received on the mortgage loans available to pay the swap counterparty, cannot make the required net swap payments to the swap counterparty, a swap termination amount will be owed to the swap counterparty. Any swap termination amount payable to the swap counterparty in the event of early termination of the swap agreement will reduce amounts available for payment to noteholders. See "Description of the Notes--Payments" and "--The Swap Agreement."

The swap agreement is subject to swap counterparty risk

     As of the date of this prospectus supplement, Moody's rates the swap counterparty's long-term certificates of deposit as "Aa1" and short-term certificates of deposit as "P-1;" S&P rates the swap counterparty's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+;" Fitch rates long-term certificates of deposit of the swap counterparty as "AA" and short-term certificates of deposit as "F1+." The ratings on the notes are dependent in part upon the credit ratings of the swap counterparty. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty fails to post required collateral, a substitute swap counterparty or credit support provider is not obtained or any other arrangement sufficient to restore the credit ratings of the notes is not established, in each case in accordance with the terms of the swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes will be adversely affected.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment

     If the amount of subsequent mortgage loans purchased for a mortgage group by the trust is less than the amount deposited in the pre-funding account for that group on the closing date, holders of the class or classes of class A notes related to that group will receive a payment of principal of the amount remaining in the pre-funding account allocated to that group on the payment date occurring in February 2006. To the extent that there are significant amounts on deposit in the pre-funding account following the expiration of the pre-funding period, the holders of the Class A Notes entitled to payments of principal will receive significant prepayments which may adversely affect their yield.

Prepayment interest shortfalls may reduce your yield

     When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer's servicing fee for the related calendar month.

     On any payment date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will result in a lower available funds rate, which could adversely affect the yield on the related notes.

Recent developments may increase risk of loss on the mortgage loans

     The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers' and Sailors' Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

     The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar State-Enacted Legislation" in the prospectus.

The protection accorded to your notes by subordination is limited

     The rights of the class M1 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes to receive those payments; the rights of the class M2 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 notes to receive those payments; the rights of the class M3 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 notes to receive those payments; the rights of the class M4 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 notes to receive those payments; the rights of the class M5 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 notes to receive those payments; the rights of the class M6 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 notes to receive those payments; the rights of the class M7 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 notes to receive those payments; the rights of the class M8 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes to receive those payments; the rights of the class M9 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7 and class M8 notes to receive those payments; the rights of the class M10 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8 and class M9 notes to receive those payments; the rights of the class M11 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9 and class M10 notes to receive those payments; the rights of the class M12 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class M10 and class M11 notes to receive those payments; and the rights of the class M13 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class M10, class M11 and class M12 notes to receive those payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

     If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the notes exceeds the stated principal balances of the mortgage loans, the class M notes, in reverse order of seniority (first to the class M13 notes, second to the class M12 notes, third to the class M11 notes, fourth to the class M10 notes, fifth to the class M9 notes, sixth to the class M8 notes, seventh to the class M7 notes, eighth to the class M6 notes, ninth to the class M5 notes, tenth to the class M4 notes, eleventh to the class M3 notes, twelfth to the class M2 notes and thirteenth to the class M1 notes) may never receive that principal and interest. If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M notes will be deferred and paid after certain other payments are made to restore overcollateralization and to pay available funds shortfalls to the notes. Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

     The notes are not insured by any financial guaranty insurance policy. The excess interest (including any net swap receipts under the interest rate swap agreement), overcollateralization, subordination and limited cross-collateralization features are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

The seller may not be able to repurchase defective mortgage loans

     The seller has made various representations and warranties related to the mortgage loans sold by it to the trust. Those representations are summarized in "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Assignment of Mortgage Loans."

     If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the notes could occur.

Mortgage loans with interest-only payments

     Approximately 61.22% of all of the statistical mortgage loans and approximately 61.29% and 61.19% of the statistical mortgage loans to be included in group 1 and group 2, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in group 1 and group 2 will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Second lien mortgage loans may have a greater risk of default

     Approximately 3.88% of all of the statistical mortgage loans and approximately 2.94% and 4.40% of the statistical mortgage loans to be included in group 1 and group 2 are secured by second liens on the related mortgage properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the master servicer may not be able to recover the entire outstanding balance of the mortgage loan, and may write off the outstanding balance as bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the master servicer would deem foreclosure to be uneconomical in the case of such mortgage loans. In addition, the rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Mortgage loans with balloon payments

     Approximately 3.87% of all of the statistical mortgage loans and approximately 2.93% and 4.39% of the aggregate principal balance of the statistical mortgage loans to be included in group 1 and group 2, respectively, are mortgage loans that provide for the payment of any remaining unamortized principal balance in a single payment, or balloon loans. If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

     Approximately 35.17% of the statistical mortgage loans in the mortgage pool had original loan-to-value ratios (or with respect to the second lien mortgage loans, combined loan-to-value ratios) of greater than 80% but less than or equal to 90%, and approximately 7.46% of the statistical mortgage loans had original loan-to-value ratios (or with respect to the second lien mortgage loans, combined loan-to-value ratios) of greater than 90%, but less than or equal to 100%. Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios or combined loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios or combined loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios or combined loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to noteholders. In such event, holders of subordinate classes of notes may suffer losses.

Mortgage loans with simultaneous second liens and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

     At the time of origination, the related borrowers of approximately 56.06% of the statistical mortgage loans, and approximately 46.33% and 61.45% of the statistical mortgage loans to be included in group 1 and group 2, respectively, obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers' mortgage loans included in the trust. Approximately 55.29% of the statistical mortgage loans in the statistical mortgage pool, and approximately 45.56% and 60.67% of the statistical mortgage loans to be included in group 1 and group 2, respectively, have combined loan-to-value ratios that exceed 95%. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust.

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration

     As of the cut-off date, approximately 40.32% of the statistical mortgage loans, and approximately 23.29% and 49.76% of the statistical mortgage loans to be included in group 1 and group 2, respectively, of the mortgaged properties were located in California. An overall decline in the California residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as wildfires, as well as floods, earthquakes, mudslides and other natural disasters.

Recent hurricanes and tropical storms may have caused damage to certain mortgaged properties or may affect the ability of borrowers to make payments on their mortgage loans

     Properties located in certain parts of the United States, particularly certain states located in the Gulf Coast region of the United States, were affected by recent hurricanes and tropical storms during the 2005 hurricane season. Any damage to mortgaged properties as a result of the recent hurricanes or tropical storms may or may not be covered by the related hazard insurance policies The seller has conducted a preliminary review of mortgaged properties located in Louisiana parishes and Mississippi, Alabama and Florida counties designated as disaster areas by the Federal Emergency Management Agency. Based on that review, the seller has determined that mortgaged properties located in those designated areas have not experienced significant damage. No assurance can be given as to the effect of these storms or future storms on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by recent hurricanes or tropical storms. The seller will be obligated to repurchase any mortgage loan if the related property incurred material damage prior to the closing date, with respect to the initial mortgage loans, or prior to the related subsequent cut-off date, with respect to the subsequent mortgage loans, and this damage has a material adverse affect on the interest of noteholders in the mortgage loan. The full economic impact of damage sustained during the 2005 hurricane season is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may affect the performance of the mortgage loans. Any adverse impact as a result of these events may be borne by the holders of the notes, particularly if the seller fails to repurchase any affected mortgage loan.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the notes do not address all of the factors you should consider when purchasing notes

     The rating of each class of notes will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of notes is not a recommendation to purchase, hold or sell any rated notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any shortfalls will be paid. See "Ratings" in this prospectus supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

     The transfer of the mortgage loans from Fieldstone Investment Corporation to Fieldstone Mortgage Investment Corporation, will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Fieldstone Investment Corporation, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the notes and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of Fieldstone Servicing Corp., as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Fieldstone Servicing Corp., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The lack of physical notes may cause delays in payments and cause difficulty in pledging or selling the notes

     The notes will not be issued in physical form. Noteholders will be able to transfer notes only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a note to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical note. In addition, noteholders may experience some delay in receiving payments on these notes because the trust administrator will not send payments directly to them. Instead, the trust administrator will send all payments to The Depository Trust Company, which will then credit those payments to the participating organizations. Those organizations will in turn credit accounts noteholders have either directly or indirectly through indirect participants.

The notes may be inappropriate for individual investors

     The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of notes. This may be the case because, among other things:

     o The yield to maturity of notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     o The rate of principal payments on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of notes, and for that reason, the notes may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments;

     o You may not be able to reinvest amounts paid in respect of principal on a note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the interest rate on your notes; or

     o It is possible that a secondary market for the notes will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your notes.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

The notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell your notes

     The underwriters intend to make a secondary market in the notes, but will have no obligation to do so. We cannot assure you that a secondary market for any class of notes will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of notes. None of the notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the notes, thereby limiting the market for the notes. In light of these risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA notes such as the notes. See "Legal Investment" in this prospectus supplement and "Legal Investment Considerations" in the prospectus.

Violations of federal, state and local laws may result in shortfalls on the mortgage loans

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

     o limit the ability of the servicers to collect principal or interest on the mortgage loans,

     o    provide the borrowers with a right to rescind the mortgage loans,

     o entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

     o result in a litigation proceeding (including class action litigation) being brought against the trust, and

     o subject the trust to liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

A violation of anti-predatory lending laws may result in losses on the mortgage loans

     None of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Approximately 1.31% of the statistical mortgage loans, and approximately 1.81% and 1.03% of the statistical mortgage loans included in group 1 and group 2, respectively, are subject to anti-predatory lending laws in Massachusetts related to the origination of mortgage loans in connection with refinancings. Massachusetts law provides that a lender may not originate a mortgage loan for the purpose of refinancing all or part of an existing mortgage loan that was originated within a specified period of time prior to the refinancing unless the refinancing is in the borrower's interest. The Massachusetts statute identifies a number of factors to be considered in determining whether the refinancing is in the borrower's interest. The determination is highly subjective and the burden is on the lender to determine and demonstrate that the refinancing is in the related borrower's interest.

     Any failure to comply with any anti-predatory lending laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in a rescission of the related mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller has represented to the trust that the mortgage loans do not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws, including the Massachusetts anti-predatory lending statute. The Seller will be obligated to repurchase any mortgage loan that is determined to be in violation of any such anti-predatory lending law. If, however, the Seller is unable or unwilling to repurchase any such mortgage loan, the trust may experience losses resulting from certain remedies for such violation, including possible rescission of the related mortgage loan.

Trust could become a taxable entity, resulting in reduced cash flow available to make payment on your notes

     For U.S. federal income tax purposes, the trust will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is owned exclusively by an entity that qualifies as a "real estate investment trust" or a "qualified REIT subsidiary" under the rules set out in the Internal Revenue Code of 1986, as amended, or as an entity that is disregarded for federal income purposes that is wholly-owned by a real estate investment trust or a qualified REIT subsidiary, such entity referred to herein as a "qualifying REIT entity," the taxable mortgage pool will not be subject to federal income tax. The seller will hold through Fieldstone Mortgage Ownership Corp., its direct, wholly-owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate. The seller represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax. Under the terms of the trust agreement, the ownership certificate only may be (i) transferred to an entity that qualifies as a qualifying REIT entity or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the trust as secured indebtedness for federal income tax purposes. The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If the seller were to fail to qualify as a real estate investment trust, or if the seller were to transfer the ownership certificate (or any retained notes that were not characterized as indebtedness for federal income tax purposes) to an entity that did not qualify as a qualifying REIT entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a qualifying REIT entity would constitute an event of default under the indenture. See "Federal Income Tax Consequences" and "The Trust Agreement and the Indenture--Certain Matters under the Agreements--Redemption" in this prospectus supplement.

                           Forward-Looking Statements

     In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

     o    economic conditions and industry competition;

     o    political, social and economic conditions;

     o    the law and government regulatory initiatives; and

     o    interest rate fluctuations.

     We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    Glossary

     A glossary of defined terms used in this prospectus supplement begins on page S-86.

                                The Mortgage Pool

General

     The statistical mortgage pool with respect to the notes consisted, as of the Cut-off Date, of approximately 4,402 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $875,331,945. The statistical mortgage pool consists of the Initial Mortgage Loans and certain of the Mortgage Loans that are expected to be included among the Subsequent Mortgage Loans to be delivered by the Seller during the Pre-Funding Period. The statistical mortgage pool will be divided into two groups, referred to as Group 1 and Group 2. Group 1, representing approximately 35.65% of the statistical mortgage pool as of the Cut-off Date, will consist of first lien and second lien, conventional, adjustable rate and fixed rate mortgage loans that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the property is located in Hawaii or Alaska) and with respect to second lien fixed rate mortgage loans, mortgage loans that had a principal balance at origination of no more than $179,825 (or $269,773.50 if the property is located in Hawaii or Alaska). Group 2, representing approximately 64.35% of the statistical mortgage pool as of the Cut-off Date, will consist of first lien and second lien, conventional, adjustable rate and fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

     The Class 1-A Notes will generally be payable out of cash flows attributable to the Group 1 Mortgage Loans. The Class 2-A1, Class 2-A2 and Class 2-A3 Notes will generally be payable out of cash flows attributable to Group 2 Mortgage Loans. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11, Class M12 and Class M13 Notes will generally be payable out of cash flows attributable to the Group 1 and Group 2 Mortgage Loans.

     References herein to percentages of Statistical Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Statistical Mortgage Loans in the statistical mortgage pool (or in a particular group) as of the Cut-off Date, based on the Stated Principal Balances of such Statistical Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Statistical Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Statistical Mortgage Loans set forth in this prospectus supplement is approximate statistical information as of the Cut-off Date. Prior to or on the Closing Date, additional Mortgage Loans may be delivered to the Trust. In addition, prior to the Closing Date, Initial Mortgage Loans may be removed and other initial Mortgage Loans may be substituted for the removed loans. Although the Seller expects to deliver the Statistical Mortgage Loans that are not Initial Mortgage Loans to the Trust during the Pre-Funding Period, no assurance can be given that these mortgage loans will be actually delivered. The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Mortgage Loans is representative of the characteristics of the Initial Mortgage Loans and an identified portion of the Subsequent Mortgage Loans at the Closing Date, although some characteristics of these Initial Mortgage Loans on the Closing Date may vary from those represented here and not all of the Statistical Mortgage Loans will be delivered to the Trust on the Closing Date and may not be delivered during the Pre-Funding Period. The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding. Certain characteristics of the Statistical Mortgage Loans are set forth in Annex II to this prospectus supplement.

     The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first and second liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Trust includes, in addition to the mortgage pool, the following:

     o certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement;

     o any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure;

     o all insurance policies described below, along with the proceeds of those policies;

     o rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty; and

     o    the rights of the Trust under the Swap Agreement.

     All of the Statistical Mortgage Loans were originated by FIC in accordance with underwriting guidelines established and maintained by FMC, a subsidiary of FIC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under "Underwriting Guidelines." Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     All of the Mortgage Loans were originated on or after May 25, 2005. Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

     Approximately 81.92% of the Statistical Mortgage Loans provide for payment by the Borrower of a Prepayment Penalty. Generally, each such Mortgage Loan provides for payment of a Prepayment Penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from six months to three years from the date of origination of such Mortgage Loan (with a weighted average at origination of 25 months for the Statistical Mortgage Loans in the mortgage pool), as described herein. The amount of the applicable Prepayment Penalty, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period. All Prepayment Penalties collected in respect of the Mortgage Loans shall be payable to the Servicer and the Subservicer as additional servicing compensation. Prepayment Penalties will not be available to make payments to holders of the Notes.

     Approximately 89.21% of the Statistical Mortgage Loans in the mortgage pool, and approximately 88.66% and 89.51% of the Statistical Mortgage Loans in Group 1 and Group 2, based on aggregate scheduled principal balances of the Cut-off Date are adjustable rate mortgage loans.

     Approximately 10.79% of the Statistical Mortgage Loans in the mortgage pool, and approximately 11.34% and 10.49% of the Statistical Mortgage Loans in Group 1 and Group 2, based on aggregate scheduled principal balances of the Cut-off Date are fixed rate mortgage loans.

     Approximately 3.88% of the Statistical Mortgage Loans in the mortgage pool, and approximately 2.94% and 4.40% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, based on aggregate scheduled principal balance as of the Cut-off Date are secured by second liens.

     Approximately 38.92% of the Statistical Mortgage Loans in the mortgage pool, and approximately 35.67% and 40.72% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Original Loan-to-Value Ratios between 80.01% and 95.00%. As of the Cut-off Date, approximately 3.71% of the Statistical Mortgage Loans in the statistical mortgage pool have Original Loan-to-Value Ratios in excess of 95.00%. Approximately 82.02% of the Statistical Mortgage Loans in the mortgage pool, and approximately 74.85% and 85.99% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%. None of the Statistical Mortgage Loans in the mortgage pool have Combined Loan-to-Value Ratios in excess of 100.00%.

     As of the Cut-off Date, the remaining term to stated maturity of the Statistical Mortgage Loans ranged from 176 months to 360 months and the weighted average remaining term to stated maturity of the Statistical Mortgage Loans was approximately 351 months.

     Each adjustable rate Mortgage Loan will accrue interest at the adjustable rate calculated as specified under the terms of the related mortgage note and each fixed rate Mortgage Loan will have a Mortgage Rate that is fixed for the life of such Mortgage.

     Substantially all of the adjustable rate Mortgage Loans in the mortgage pool provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, as described at "--The Indices" below. There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment will be (i) in the case of approximately 76.99% of the Statistical Mortgage Loans, approximately two years following origination, (ii) in the case of approximately 10.86% of the Statistical Mortgage Loans, approximately three years following origination, and (iii) in the case of approximately 1.36% of the Statistical Mortgage Loans, approximately five years following origination. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such adjustable rate Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan. The Mortgage Rate for the adjustable rate Mortgage Loan generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap; the Initial Rate Caps for the 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately 87.85% of the Statistical Mortgage Loans) are 3.000%, the Initial Rate Caps for the 5/1 Treasury ARM Loans and the 5/1 Treasury IO ARM Loans (representing in the aggregate approximately 1.36% of the Statistical Mortgage Loans) are 2.000%. The Minimum Mortgage Rate for each adjustable rate Mortgage Loan is equal to such Mortgage Loan's initial Mortgage Rate.

     Effective with the first monthly payment due on each adjustable rate Mortgage Loan (other than the IO ARM Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (other than with respect to the IO ARM Loans, where the first scheduled principal payment will not be due until five years after the origination of the IO ARM Loans), and pay interest at the Mortgage Rate as so adjusted. The 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately 87.85% of the Statistical Mortgage Loans) are subject to a Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date after the first Adjustment Date. The 5/1 Treasury ARM Loans and the 5/1 Treasury IO ARM Loans (representing in the aggregate approximately 1.36% of the Statistical Mortgage Loans) are subject to a Periodic Rate Cap of approximately 2.000% with respect to each Adjustment Date after the first Adjustment Date.

     Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each adjustable rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See "--The Indices" below.

     The adjustable rate Mortgage Loans generally do not permit the related Borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

     Each of FIC and FMC utilizes the Office of Thrift Supervision's convention (the "OTS Convention") for determining delinquency statistics. The OTS Convention assumes that each month has exactly 30 days, so a Borrower who has not paid on the last day of the month is only 29 days late. A Mortgage Loan will only be considered between 30 and 59 days delinquent if a scheduled payment has not been received by the end of the month following the month in which such scheduled payment was to be made. For example, assume a Mortgage Loan has a scheduled payment due on August 1, 2006 and the Borrower failed to make such payment. This Mortgage Loan will not be considered 30 to 59 days delinquent until September 30, 2006.

     As of the Cut-off Date, the aggregate original principal balance of the Statistical Mortgage Loans was approximately $875,745,037. As of the Cut-off Date, the aggregate Stated Principal Balance of the Statistical Mortgage Loans was approximately $875,331,945, the minimum Stated Principal Balance was approximately $19,789, the maximum Stated Principal Balance was approximately $1,196,730, the lowest current Mortgage Rate and the highest current Mortgage Rate were approximately 6.150% and approximately 10.990% per annum, respectively, and the weighted average Mortgage Rate was approximately 7.278% per annum. The weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Cut-off Date was approximately 82.40%, and the weighted average Combined Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Cut-off Date was approximately 92.35%.

     The weighted average Credit Score of the Statistical Mortgage Loans as of the date of origination of the respective Statistical Mortgage Loan was approximately 650. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the Borrower's probability of default. The Credit Score is based on a Borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a Borrower represents to a lender, i.e., that a Borrower with a higher score is statistically expected to be less likely to default in payment than a Borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the Borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the Borrower will repay the Mortgage Loan according to its terms.

     As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

     As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for approximately 98.48% and 1.52% of the adjustable rate Statistical Mortgage Loans will be the Six-Month LIBOR Index and the Treasury Mortgage Index, respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that either the Six-Month LIBOR Index or the Treasury Mortgage Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

     On the Closing Date, the excess of the sum of the aggregate Class Principal Amount of the Notes and the initial Overcollateralization Amount over the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date, which amount is expected to be approximately $290,000,000, will be deposited in the Pre-Funding Account established and maintained by the Trust Administrator on behalf of the Noteholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for payments on the Notes. During the Pre-Funding Period, the Depositor is expected to purchase Subsequent Mortgage Loans indirectly through an affiliate from the Seller and sell such Subsequent Mortgage Loans to the Trust. The maximum aggregate loan balance of Subsequent Mortgage Loans to be transferred to the Trust for Group 1 and Group 2 is approximately $103,387,448 and $186,612,551, respectively. The Subsequent Mortgage Loans purchased by the Trust from each such amount will be allocated to the related Mortgage Group. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage

Loan and will be paid from the amounts in the Pre-Funding Account allocated to that Mortgage Group. Accordingly, the purchase of Subsequent Mortgage Loans for a Mortgage Group will decrease the amount on deposit in the Pre-Funding Account for that Mortgage Group and increase the aggregate Stated Principal Balance of the Mortgage Loans in that Mortgage Group. The characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans. The obligation of the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

     o such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date;

     o such Subsequent Mortgage Loan may not have a final maturity date later than January 1, 2036;

     o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

     o such Subsequent Mortgage Loan will have a Mortgage Rate not less than 6.000% per annum;

     o such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio or Combined Loan-to-Value Ratio greater than 100%;

     o such Subsequent Mortgage Loan will have a principal balance not greater than $1,200,000;

     o such Subsequent Mortgage Loan will be secured by a first lien or second lien on a mortgaged property; and

     o such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

     Following the purchase of such Subsequent Mortgage Loans by the Trust, the mortgage pool and each Mortgage Group will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent Mortgage Loans as of the related Subsequent Cut-off Date):

     Mortgage Pool

     o    a weighted average current Mortgage Rate of at least 7.25% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o a weighted average Original Loan-to-Value Ratio of not more than 82.50%;

     o    a weighted average Credit Score of at least 649; and

     o no more than 10.00% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

     Group 1

     o    a weighted average current Mortgage Rate of at least 7.35% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o a weighted average Original Loan-to-Value Ratio of not more than 81.50%; and

     o no more than 15.00% of the Group 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

     Group 2

     o    a weighted average current Mortgage Rate of at least 7.20% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o a weighted average Original Loan-to-Value Ratio of not more than 83.10%; and

     o no more than 8.00% of the Group 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

                             Underwriting Guidelines

     The Mortgage Loans were originated by Fieldstone Mortgage Company ("FMC"), a nationwide mortgage banking company and wholly-owned subsidiary of Fieldstone Investment Corporation, or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by FMC (the "Fieldstone Underwriting Guidelines"). See "Origination and Sale of Mortgage Loans - Fieldstone Underwriting Guidelines" in the prospectus.

General

     FMC originates, finances, sells, securitizes and services both "conforming" loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and "non-conforming" loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. FMC originates loans primarily in the wholesale market, through mortgage brokers, but also originates loans directly with customers through its retail branch network. In addition, FMC acquires mortgage loans from correspondent lenders. The mortgage loans have been underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. FMC focuses on providing the best loan available for a given borrower's needs and credit history. FMC's non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers. The following table summarizes certain information regarding FMC's total loan originations:

                           As of September 30,         Year Ended December 31,
                           -------------------   ------------------------------------
                                   2005             2004         2003         2002
                                ----------       ----------   ----------   ----------
                                                     (in thousands)
Non-Conforming Loans ...        $4,558,085       $6,185,045   $5,148,182   $2,479,323
   As a percentage of
   total originations ..                80%              83%          70%          62%
Conforming Loans .......         1,167,569        1,290,202   $2,223,868   $1,537,084
   As a percentage of
   total originations ..                20%              17%          30%          38%
Total Originations .....        $5,725,654       $7,475,247   $7,372,050   $4,016,407
                                ==========       ==========   ==========   ==========

     The Mortgage Loans included in the Trust are non-conforming loans. A non-conforming loan generally does not meet the eligibility requirements of Fannie Mae or Freddie Mac because the borrower's cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market.

The Fieldstone Underwriting Guidelines

     FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of FMC's loan programs. The Fieldstone Underwriting Guidelines generally are designed to evaluate a prospective borrower's credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral. The Fieldstone Underwriting Guidelines are established and maintained by FMC's credit committee, which is composed of FMC's President, Executive Vice President-Secondary, Chief Credit Officer, Chief Financial Officer and Senior Vice President - Investment Portfolio and other appropriate officers. The Fieldstone Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. In addition, the Fieldstone Underwriting Guidelines allow for certain flexibility, and exceptions to the underwriting guidelines are permitted in certain circumstances.

     FMC generally originates its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property. Although FMC's first-lien and second-lien programs offer unique features, FMC's underwriting and compliance guidelines are generally consistent across all programs.

     All of FMC's non-conforming loans are underwritten by FMC's on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC's underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower's income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. The mortgage loan underwriting process relies upon an underwriter's analysis of the prospective borrower's ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower and the loan amounts relative to the risk. FMC's policy is to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower's debt service expense, borrower assets, employment stability, number of years in residence and net disposable income. FMC's underwriting process and the Fieldstone Underwriting Guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

     The Fieldstone Underwriting Guidelines include a review of the income of each applicant. FMC personnel review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant's ability to repay the loan. Also, FMC generally classifies its non-conforming loans into credit grade categories, based on an assessment of borrower repayment credit risk. FMC's credit grade classification considers several factors, including the applicant's mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. Certain loan characteristics, including LTV and documentation type, also factor into FMC's credit grading.

     FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Appraisals are performed by licensed, third-party, fee-based appraisers and include inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements. FMC's appraisal review process requires that each appraisal be validated (except in limited circumstances) by either a non-affiliated appraisal review firm or by one of FMC's qualified underwriters using additional data to evaluate the appraisal. In most cases, FMC utilizes automated value measures to validate appraisals. FMC generally requires that an appraisal be no more than 180 days old on the day the loan is funded.

     The Mortgage Loans generally have been underwritten under one of the following documentation programs:

     o Full Documentation - income verification based on current pay stubs and W-2s for wage earners or two years' tax returns for self-employed borrowers

     o 24 Months of Bank Statements - allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

     o 12 Months of Bank Statements - allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income

     o Limited Documentation - generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or self-employed, respectively

     o Stated Documentation - this program requires wage earners to verify two years' employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years

     Each of these documentation programs includes a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

     FMC emphasizes quality control prior to origination. FMC's quality control department also reviews and re-underwrites, on a post-funding basis, approximately 10% of all mortgage loans that FMC originates. FMC generally selects loans for post-funding re-underwriting on a random basis, (though FMC may make select targeted samples of loans from time to time) and reports its findings to management and underwriting department managers on a regular basis. Underwriting changes and corrective actions may be implemented from time to time as a result of analysis of the quality control data, performance trends and servicing issues.

     The Mortgage Loans generally have been originated in accordance with one of the following FMC loan programs, which generally apply the following underwriting criteria:

     o Wall Street: The Wall Street program utilizes both credit score and mortgage history and offers loans to borrowers with Alt-A credit. This program offers both first and second liens.

     o High Street: The High Street program utilizes both credit score and mortgage history and offers loans to borrowers with subprime credit. This program offers both first and second liens.

     o Main Street: The Main Street program utilizes traditional credit underwriting, rating borrowers' credit from "A" through "D" and offers loans for borrowers with subprime credit. This program offers first liens only.

================================================================================
KEY: BK = bankruptcy; FC = foreclosure; FICO = Fair Isaac & Company; NOD = notice of default; Mortgage History = number of 30-day, 60-day and 90-day delinquencies in last 12 months; Consumer Credit = history of delinquencies on consumer debt
================================================================================

                            Wall Street (First Lien)

                                                                                 Maximum LTV (%)
                                                            --------------------------------------------------------
                                             Months Since   Full Doc    Stated     Full Doc     Stated      Maximum
Credit    FICO   Mortgage      Consumer      ------------     Owner      Owner    Non-Owner   Non-Owner      Debt
 Grade   Score    History       Credit          BK   FC     Occupied   Occupied    Occupied    Occupied   Ratio(%)*
------   -----   --------   --------------      --   --     --------   --------   ---------   ---------   ----------
  A       620       0x30    Not Considered      24   36        95         90          90          80          50
  A       620       1x30    Not Considered      24   36        90         90          80          80          50
  A-      600       0x30    Not Considered      24   36        95         90          85          70          50
          580               Not Considered      24   36        95         85          80          70          50
  A-      620       1x30    Not Considered      24   36        90         90          80         N/A          50
          600               Not Considered      24   36        90         90         N/A         N/A          50
  A-      620       2x30    Not Considered      24   36        85         90          80         N/A          50
  B       540       0x30    Not Considered      24   36        90         60          60          60          50
  B       620      0x120    Not Considered      12   24        95         90          90          70          50
  B       600      0x120    Not Considered      12   24        95         90          85          70          50
  B       580      0x120    Not Considered      12   24        90         85          80          70          50
  C       540      0x120    Not Considered      12   24        60         60          60          60          50


* Debt Ratio exceptions of up to 55% are allowed for LTV less than 85% or under the following circumstances: minimum FICO score 640, owner occupied, full doc and bank statement, gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each member thereafter, 3 year BK and FC seasoning. Not available on 6 month LIBOR ARM.

                           Wall Street (Second Lien)

                                                                                Maximum CLTV (%)
                                                            -------------------------------------------------------
                                             Months Since   Full Doc    Stated     Full Doc    Stated      Maximum
Credit    FICO   Mortgage      Consumer      ------------     Owner      Owner    Non-Owner   Non-Owner     Debt
Grade    Score    History       Credit          BK   FC     Occupied   Occupied    Occupied    Occupied   Ratio(%)*
------   -----   --------   --------------      --   --     --------   --------   ---------   ---------   ---------
  A       660      0x30     Not Considered      24   36        100        100         95          90          50
  A       620      0x30     Not Considered      24   36        100        100         90          90          50
  A       620      1x30     Not Considered      24   36        100        N/A         85         N/A          50
  A-      620      2x30     Not Considered      24   36         90        N/A         85         N/A          50

* Debt Ratio exceptions of up to 55% are allowed for LTV less than 85% or under the following circumstances: minimum FICO score 640, owner occupied, full documentation and bank statement, gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each family member thereafter, 3 year BK and FC seasoning. Not available on 6 month LIBOR ARM.

                            High Street (First Lien)

                                                                                Maximum LTV (%)
                                                            -------------------------------------------------------
                                             Months Since   Full Doc    Stated     Full Doc     Stated     Maximum
Credit    FICO   Mortgage      Consumer      ------------     Owner      Owner    Non-Owner   Non-Owner     Debt
Grade    Score    History       Credit          BK   FC     Occupied   Occupied    Occupied    Occupied   Ratio(%)*
------   -----   -------- ----------------      --   --     --------   --------   ---------   ---------   ---------
  A       640      0x30     Not Considered      24   36        100        100         85         N/A          50
          620               Not Considered      24   36        100         90         85         N/A          50
  A       660      1x30     Not Considered      24   36        100        100         85         N/A          50
          620               Not Considered      24   36        100         90         85         N/A          50
  A-      600      1x30     Not Considered      24   36        100         85         85         N/A          50
          580               Not Considered      24   36         95         85         85         N/A          50
          540               Not Considered      24   36         90         80         80         N/A          50
  A-      580      2x30     Not Considered      24   24         90         85         80         N/A          50
          520               Not Considered      24   24         85         65         75         N/A          50
  B       600      3x30     Not Considered      24   24         90         85         80         N/A          50
  B       580      3x30     Not Considered      24   24         85         70         75         N/A          50
  B       540      3x30     Not Considered      24   24         85         65         75         N/A          50
  B       520      3x30     Not Considered      24   24         80         60         70         N/A          50
  B       640      1x60     Not Considered      18   18         85         75         75         N/A          50
  B       600      1x60     Not Considered      18   18         85         70         75         N/A          50
  B       520      1x60     Not Considered      18   18         80         60         70         N/A          50
  C       640      2x60     Not Considered      12   12         80         65         70         N/A          50
  C       520      2x60     Not Considered      12   12         80         60         70         N/A          50

* Debt Ratio exceptions of up to 55% are allowed under the following circumstances: full documentation and bank statement and gross disposable income of $3,000 or net disposable income of $600 for first family member and $250 for each family member thereafter.

                            High Street (Second Lien)

                                                                    Maximum CLTV (%)
                                                            -------------------------------
                                             Months Since   Full Doc    Stated     Maximum
Credit    FICO   Mortgage      Consumer      ------------     Owner      Owner       Debt
Grade    Score    History       Credit          BK   FC     Occupied   Occupied   Ratio(%)*
------   -----   --------   --------------      --   --     --------   --------   ---------
  A       640      0x30     Not Considered      24   36        100        100         50
          620      0x30     Not Considered      24   36        100        N/A         50
  A       660      1x30     Not Considered      24   36        100        100         50
          620      1x30     Not Considered      24   36        100        N/A         50
  A-      600      1x30     Not Considered      24   36        100        N/A         50
          580      1x30     Not Considered      24   36         90        N/A         50
  A-      580      2x30     Not Considered      24   24         90        N/A         50
  B       600      3x30     Not Considered      24   24         90        N/A         50

* Debt Ratio exceptions of up to 55% are allowed under the following circumstances: full documentation and bank statement and gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each family member thereafter.

                            Main Street (First Lien)

                                                                           Maximum LTV (%)
                                                       -------------------------------------------------------
                                        Months Since   Full Doc    Stated     Full Doc    Stated      Maximum
Credit   Mortgage                       ------------     Owner      Owner    Non-Owner   Non-Owner      Debt
Grade     History    Consumer Credit       BK   FC     Occupied   Occupied    Occupied    Occupied   Ratio(%)*
------   --------   -----------------      --   --     --------   --------   ---------   ---------   ---------
  A         1x30     30's, No 60's         24   24        90         80          85          **         50
  A-        3x30     30's, Isolated        24   24        90         80          80          **         50
                          60's
  B         1x60     60's, Isolated        18   18        85         75          75          **         50
                          90's
  C         1x90     90's, Isolated        12   12        80         70          70          **         50
                         120's
  D        No NOD      500 Score          >12  >12        70         **          **          **         50

* Debt Ratio exceptions of up to 55% for full documentation loans with CLTVs less than or equal to 85%. Program allows for up to 55% maximum Debt Ratio for full documentation loans with CLTVs greater than 85% but less than or equal to 90% under the following circumstances: owner occupied, full documentation only (bank statements not allowed), minimum 640 score for primary wage earner, no 2-4 unit purchases, bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing, and disposable income must meet the following limits: $600 for first family member and $250 for each family member thereafter.

** No programs available

                         Servicing of the Mortgage Loans

General

     Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Subservicer, except as described under "--Servicing Compensation and Payment of Expenses", "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "--Advances" below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer, and appoint a successor servicer as provided in the Transfer and Servicing Agreement. See "Description of the Agreements--Servicer Events of Default and Master Servicer Events of Default" and "--Rights Upon Servicer and Master Servicer Events of Default" in the prospectus.

     In managing the liquidation of defaulted Mortgage Loans, the Servicer shall have the option at any time to purchase any delinquent Mortgage Loan or substitute an eligible substitute mortgage loan for any delinquent Mortgage Loan. See "Servicing of the Trust Assets--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     In addition, in connection with its management of the liquidation of defaulted Mortgage Loans, the Servicer may sell delinquent Mortgage Loans; provided, however, that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee, the Master Servicer, the Trust Administrator, the Custodian and the Noteholders.

     All of the Mortgage Loans will be sub-serviced by the Subservicer pursuant to the terms and conditions of the Transfer and Servicing Agreement. The Subservicer will be required to perform all duties of the Servicer under the Transfer and Servicing Agreement, but the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans.

Servicing Compensation and Payment of Expenses

     As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to the Master Servicing Fee. In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator.

     The Servicer and the Subservicer will be paid in the aggregate, the Servicing Fee. If the Servicer or Subservicer is terminated and replaced by a successor servicer or subservicer, as applicable, the aggregate compensation payable to such successor servicer and subservicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer and Subservicer are entitled to retain (i) all Prepayment Penalties collected in respect of the mortgage loans and all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the Borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Transfer and Servicing Agreement.

     The Servicing Fee is subject to reduction as described below under "Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

     The Master Servicer, the Servicer and the Subservicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

     Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a Borrower prepays all or a portion of a Mortgage Loan between Due Dates, the Borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Subservicer (or if it fails to do so, the Servicer) will be required to pay Compensating Interest into the Collection Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date; provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer and the Subservicer fail to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute Prepayment Interest Excess, which will be retained by the Servicer or the Subservicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date.

Advances

     Subject to the limitations described below, on each Servicer Remittance Date, the Subservicer (or if it fails to do so, the Servicer), will be required to make Advances from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Payment Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. The Subservicer (or, if it fails to do so, the Servicer) is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Subservicer and Servicer fail in their obligations to do so, to the extent provided in the Transfer and Servicing Agreement. In the event the Subservicer, Servicer or Master Servicer previously made Advances which later are determined to be nonrecoverable, the Subservicer, Servicer or Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to payments to Noteholders. If the Subservicer, Servicer or Master Servicer, as applicable, determines on any Determination Date to make an Advance, such Advance will be included with the payment to holders of the Notes on the related Payment Date. In addition, the Subservicer, Servicer or Master Servicer, as applicable, may withdraw from the applicable Custodial Account or the Collection Account, as applicable, funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Advances previously made. Any failure by the Subservicer or Servicer to make an Advance as required by the Transfer and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Transfer and Servicing Agreement. See "Servicing of the Trust Assets--Advances" in the prospectus.

Collection of Taxes, Assessments and Similar Items

     The Servicer and the Subservicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related Borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

     The Master Servicer, the Servicer and the Subservicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

     The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans serviced by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master Servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Master Servicer Default; Servicer Default; Subservicer Default

     If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Transfer and Servicing Agreement, the Indenture Trustee shall promptly terminate the Master Servicer. In such event, the Indenture Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

     If the Subservicer is in default in its obligation under the Transfer and Servicing Agreement, the Servicer will terminate the Subservicer and either appoint a successor Subservicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Subservicer. If the Servicer succeeds to the responsibilities of the Subservicer, it will be entitled to receive the applicable portion of the Servicing Fee.

     If the Servicer is in default in its obligations under the Transfer and Servicing Agreement (including its obligations with respect to a defaulting Subservicer), the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

     The Transfer and Servicing Agreement permits either the Servicer or the Subservicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer or the Subservicer, the lender may appoint a successor servicer or successor subservicer, as applicable, provided that such successor servicer or successor subservicer, as applicable, meets the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the Transfer and Servicing Agreement. See "--General" above.

                           Parties to the Transaction

     The following is a summary of the roles and responsibilities of various parties to the transaction, including a general description of the relevant transaction party's experience in participating in securitizations of mortgage loans and mortgage-related assets. A more complete description of the duties and obligations with respect to each transaction party is included in the terms and provisions of the Mortgage Loan Purchase Agreement, the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.

The Seller and Sponsor

     Fieldstone Investment Corporation, a Maryland corporation, is the sole seller of the mortgage loans, and also acts as the sponsor of the offering of the notes. FIC owns all of the outstanding capital stock of each of the depositor, FMIC, and of the servicer, Fieldstone Servicing Corp.

     FIC is a self-managed, fully-integrated mortgage banking company that originates, securitizes, sells and services non-conforming and conforming single-family residential mortgage loans secured primarily by first liens. FIC's goal is to be an efficient, low-cost originator of high quality residential mortgages and to provide exemplary service to its customers. FIC retains a significant portion of its non-conforming loans in an investment portfolio, and FIC's current strategy is to own a portfolio of loans with a principal balance approximately equal to 12 times FIC's shareholders' equity. FIC will finance this portfolio with a combination of long-term securitization debt, short-term warehouse debt and its equity. FIC retains the servicing rights with respect to non-conforming loans in its portfolio in order to monitor and improve their performance. FIC continues to sell a portion of the non-conforming loans and all of the conforming loans that it originates on a whole loan, servicing-released basis.

     FIC has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, effective November 12, 2003. FIC intends to distribute to its stockholders all or substantially all of its REIT taxable income each year in order to comply with the distribution requirements of the Internal Revenue Code and to avoid federal income tax. FIC intends to retain its net gains on sales of loans to build its capital base. In order to meet some of the requirements to qualify as a REIT, FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through its primary operations subsidiary, Fieldstone Mortgage Company, which FIC has elected to treat as a taxable REIT subsidiary. FIC funds the conforming and non-conforming loans FIC sells.

     FIC's principal offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

The Depositor

     Fieldstone Mortgage Investment Corporation was incorporated in Maryland in 2005, as a wholly-owned, limited-purpose financing subsidiary of FIC. FMIC's principal office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044, telephone (866) 365-FMIC (3642).

     FMIC was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions. FMIC's certificate of incorporation prohibits FMIC from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness that (i) constitutes Eligible Securities, (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than FMIC and (iii) provides that the holder of such indebtedness may not cause of the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of FMIC evidenced by Eligible Securities issued by FMIC and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the Eligible Securities is indefeasibly paid in full. FMIC's articles of incorporation limit FMIC's business to the foregoing and place certain other restrictions on FMIC's activities. In particular, FMIC cannot amend the purposes for which FMIC has been formed without the consent of an independent director.

     FMIC does not have, nor is it expected in the future to have, any significant assets. As a newly-formed entity, FMIC does not have any prior experience or involvement in securitizing assets of any kind.

The Master Servicer

     The information set forth in the following paragraph has been provided by the Master Servicer. None of the Depositor, the Indenture Trustee, the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

     Wells Fargo Bank, N.A. is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is a banking subsidiary of Wells Fargo & Company.

The Servicer

     Fieldstone Servicing Corp. will be named as Servicer of the Mortgage Loans under the Transfer and Servicing Agreement. Fieldstone Servicing Corp. is a wholly-owned subsidiary of FIC. All of the Mortgage Loans, however, will be subserviced by JPMorgan Chase Bank, National Association, a national banking association, as Subservicer, which will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement. Notwithstanding the obligations of the Subservicer to service the Mortgage Loans, the Servicer will remain responsible, pursuant to the terms of the Transfer and Servicing Agreement, for the acts and omissions of the Subservicer in respect of its obligation to service the Mortgage Loans. Under the Transfer and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer or the Subservicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. See "Servicing of the Mortgage Loans" above.

The Trust

     Fieldstone Mortgage Investment Trust, Series 2005-3 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Swap Agreement, issuing the Notes, making payments on the Notes, and related activities.

     On the Closing Date, the Trust will pledge the Initial Mortgage Loans, the Swap Agreement and other trust assets to the Indenture Trustee as security for the issuance of the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other trust assets pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

     The Trust's principal offices are located in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

The Owner Trustee

     U.S. Bank Trust National Association will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. U.S. Bank Trust National Association is a national banking association and its principal offices are located at 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Corporate Trust Services. The initial and annual fee payable to the Owner Trustee will be paid out of Interest Funds and will be an obligation of the Trust.

     The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

The Indenture Trustee

     HSBC Bank USA, National Association will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee's Corporate Trust Office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

The Subservicer

     The information set forth in the following paragraphs has been provided by the Subservicer. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

     JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC, a wholly-owned, limited liability corporation. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity. JPMorgan will be the servicer of all originations and servicing rights purchases occurring on or after January 1, 2005 and will engage CHF as its subservicer. CHF is engaged in the business of servicing mortgage loans and will continue to directly service its servicing portfolio existing prior to January 1, 2005.

     In its capacity as Subservicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Transfer and Servicing Agreement. JPMorgan may perform any or all of its obligations under the Transfer and Servicing Agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the Transfer and Servicing Agreement as if JPMorgan alone were subservicing the Mortgage Loans.

     Chase Home Finance LLC. Due to the recent restructuring of its mortgage operations JPMorgan does not have meaningful historical servicing data. As a result and due to JPMorgan's engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate subprime mortgage loans that were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the "CHF Subprime Securitized Servicing Portfolio"). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF, and many of the mortgage loans in the CHF Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the

CHF Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the CHF Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans could be significantly worse. Moreover, the Mortgage Loans were originated by a subsidiary of the Seller and were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

     CHF Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio.

                  Delinquency and Foreclosure Experience of the CHF Subprime Securitized Servicing Portfolio
                             (Dollars in Thousands)

                                                                             As of December 31,
                             As of June 30,      -------------------------------------------------------------------------
                                  2005                     2004                     2003                     2002
                        ----------------------   ----------------------   -----------------------   ----------------------
                        Number of     Dollar     Number of     Dollar     Number of      Dollar     Number of     Dollar
                          Loans       Amount       Loans       Amount       Loans        Amount       Loans       Amount
                        ---------   ----------   ---------   ----------   ---------   -----------   ---------   ----------
Portfolio............    60,264     $7,268,961    75,898     $9,388,238    90,370     $11,146,244    73,597     $8,326,818
Delinquency
   30-59 days........      2.43%          1.98%     2.41%          1.83%     2.40%           1.83%     2.69%          2.28%
   60-89 days........      0.67%          0.48%     0.70%          0.54%     0.84%           0.66%     0.86%          0.72%
   90 days or more...      1.80%          1.26%     1.75%          1.31%     1.43%           1.15%     1.41%          1.21%
                         ------     ----------    ------     ----------    ------     -----------    ------     ----------
Total................      4.90%          3.72%     4.86%          3.68%     4.67%           3.64%     4.96%          4.21%
                         ======     ==========    ======     ==========    ======     ===========    ======     ==========
Foreclosure rate.....      2.64%          2.21%     2.72%          2.20%     2.47%           2.06%     2.65%          2.48%
REO properties.......       441            N/A       504            N/A       532             N/A       480            N/A

     The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

     The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

                              Loan Loss Experience
               of the CHF Subprime Securitized Servicing Portfolio
                             (Dollars in Thousands)

                                                                           Year Ending December 31,
                                                   As of June 30,   -------------------------------------
                                                        2005            2004         2003         2002
                                                   --------------   -----------   ----------   ----------
Average amount outstanding......................     $8,178,647     $10,443,888   $9,642,035   $7,902,732
Net losses......................................     $   31,834     $    73,858   $   73,504   $   43,458
Net losses as a percentage of average amount
   outstanding..................................           0.39%           0.71%        0.76%        0.55%

     The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans that have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

     There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above. Therefore, CHF cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above.

Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

     In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

     Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Telephone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                            Description of the Notes

General

     The Mortgage Loans and the other trust assets pledged as collateral for the Notes will represent all the assets of the Trust for payment of the Notes. Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Trust that will be available to purchasers of the Notes at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the Notes.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Notes will consist of the Class 1-A Notes, Class 2-A1 Notes, Class 2-A2 Notes, Class 2-A3 Notes, Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes, Class M10, Class M11, Class M12 and Class M13 Notes.

     The equity ownership in the Trust will be evidenced by the Ownership Certificate. The Ownership Certificate Holder will be entitled to receive on each Payment Date any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

     The Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Trust Administrator. The Class A Notes and the Class M Notes will be issued in minimum dollar denominations of $100,000 and integral multiples of $1 in excess of $100,000.

Book-Entry Notes

     The Notes will be Book-Entry Notes. Noteholders may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Class A Notes and the Class M Notes in minimum Class Principal Amounts of $100,000 and integral multiples of $1 in excess of $100,000. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Noteholders will not be noteholders as that term is used in the Indenture. Noteholders are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Noteholders will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Noteholders have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

     Noteholders will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Federal Income Tax Consequences--Grantor Trusts--Taxation of Certain Foreign Holders of Grantor Trust Securities" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

     The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

     Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts.

The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Grantor Trusts--Taxation of Certain Foreign Holders of Grantor Trust Securities" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Notes in the secondary market since some potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     Monthly and annual reports on the Trust provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

     DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

     Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

     o DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor; or

     o after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Trust Administrator and the Indenture Trustee will issue Definitive Notes, and thereafter the Trust Administrator will recognize the holders of such Definitive Notes as holders of the Notes under the Indenture.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

     The Transfer and Servicing Agreement provides that the Servicer and the Subservicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a "Custodial Account," into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer and Subservicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Transfer and Servicing Agreement permits the Servicer and the Subservicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to Fitch, Moody's and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer and the Subservicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Subservicer, as applicable, from time to time. The Servicer or the Subservicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

     The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a "Collection Account," into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date. The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Fitch, Moody's and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date. The Master Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

Payments

     General. Payments on the Notes will be made by the Trust Administrator, on each Payment Date, commencing in December 2005, to the persons in whose names the Notes are registered at the close of business on the Record Date.

     Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register, or, in the case of any Noteholder that has so notified the Trust Administrator in writing in accordance with the Transfer and Servicing Agreement, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator. On each Payment Date, a holder of a Note will receive such holder's Percentage Interest of the amounts required to be paid with respect to the applicable class of Notes.

     Payments of Interest. On each Payment Date, interest payable on the Notes will equal interest accrued at the then applicable Interest Rate for the related Accrual Period. All calculations of interest on the Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes) will be made on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. Calculations of interest on the Class M10, Class M11, Class M12 and Class M13 Notes will be made on the basis of a 360 day year consisting of twelve 30 day months.

     (A) On each Payment Date, the Interest Funds for Group 1 for such date will be paid in the following order of priority:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 1 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) to the Class 1-A Notes, Current Interest thereon for such Payment Date;

          (iii) pro rata, to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 2) for such Payment Date; and

          (iv) for application pursuant to clause (C) below, any Interest Funds for Group 1 remaining undistributed for such Payment Date.

     On any Payment Date for which the Trust has Net Swap Receipts, the Group 1 Percentage of such Net Swap Receipts shall be included in the Interest Funds in order to make payments as set forth above.

     (B) On each Payment Date, the Interest Funds for Group 2 for such date will be paid in the following order of priority:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 2 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) pro rata, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes, Current Interest thereon for such Payment Date;

          (iii) to the Class 1-A Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 1) for such Payment Date; and

          (iv) for application pursuant to clause (C) below, any Interest Funds for Group 2 remaining undistributed for such Payment Date.

     On any Payment Date for which the Trust has Net Swap Receipts, the Group 2 Percentage of such Net Swap Receipts shall be included in the Interest Funds in order to make payments as set forth above.

     (C) On each Payment Date, the aggregate of any remaining Interest Funds for Group 1 and Group 2 from clauses (A)(iv) and (B)(iv) above, respectively, will be paid in the following order of priority:

          (i) to the Class M1 Notes, Current Interest for such class for such Payment Date;

          (ii) to the Class M2 Notes, Current Interest for such class for such Payment Date;

          (iii) to the Class M3 Notes, Current Interest for such class for such Payment Date;

          (iv) to the Class M4 Notes, Current Interest for such class for such Payment Date;

          (v) to the Class M5 Notes, Current Interest for such class for such Payment Date;

          (vi) to the Class M6 Notes, Current Interest for such class for such Payment Date;

          (vii) to the Class M7 Notes, Current Interest for such class for such Payment Date;

          (viii) to the Class M8 Notes, Current Interest for such class for such Payment Date;

          (ix) to the Class M9 Notes, Current Interest for such class for such Payment Date;

          (x) to the Class M10 Notes, Current Interest for such class for such Payment Date;

          (xi) to the Class M11 Notes, Current Interest for such class for such Payment Date;

          (xii) to the Class M12 Notes, Current Interest for such class for such Payment Date;

          (xiii) to the Class M13 Notes, Current Interest for such class for such Payment Date;

          (xiv) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

          (xv) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below any Interest Funds for Group 1 and Group 2 remaining for such Payment Date.

     Notwithstanding the foregoing, on each Payment Date, payments in respect of interest will be made to each class of Class A Notes from the Interest Funds for the related Mortgage Group before any such payments are made to such Class A Notes from the Interest Funds for any other Mortgage Group.

     Payments of Principal. On each Payment Date, the Principal Payment Amount for each Mortgage Group and for each Payment Date is required to be paid as follows until the Principal Payment Amount has been fully paid:

     I. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently, to the extent of funds in the Collection Account available therefor:

     (A) For Group 1: the Principal Payment Amount for Group 1 will be paid in the following order of priority:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 1 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) to the Class 1-A Notes, until the Class Principal Amount of such class has been reduced to zero;

          (iii) sequentially, to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, in that order, after giving effect to payments pursuant to clause (I)(B)(ii) below, until the Class Principal Amount of each such class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes;

          (iv) to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (v) to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (vi) to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (vii) to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (viii) to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (ix) to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (x) to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xi) to the Class M8 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xii) to the Class M9 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xiii) to the Class M10 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xiv) to the Class M11 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xv) to the Class M12 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xvi) to the Class M13 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xvii) to the Swap Counterparty, to the extent not previously paid, the Group 1 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the Swap Agreement; and

          (xviii) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (i) through (xvii) above.

     (B) For Group 2: the Principal Payment Amount for Group 2 will be paid in the following order of priority:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 2 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) sequentially, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes;

          (iii) to the Class 1-A Notes after giving effect to payments pursuant to clause (I)(A)(ii) above, until the Class Principal Amount of such class has been reduced to zero;

          (iv) to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (v) to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (vi) to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (vii) to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (viii) to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (ix) to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (x) to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xi) to the Class M8 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xii) to the Class M9 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xiii) to the Class M10 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xiv) to the Class M11 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xv) to the Class M12 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xvi) to the Class M13 Notes, until the Class Principal Amount of such class has been reduced to zero;

          (xvii) to the Swap Counterparty, to the extent not previously paid, the Group 2 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the Swap Agreement; and

          (xviii) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (i) through (xvii) above.

     II. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Group for such date will be paid in the following order of priority:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) to the Class 1-A Notes (from amounts in Group 1 except as provided below) and to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes (from amounts in Group 2 except as provided below), sequentially, in that order, in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the class or classes of Class A Notes of the other Mortgage Group (in the case of the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, sequentially, in that order), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause
               (a) on such Payment Date); provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Class M Notes, to the Class 1-A Notes (from the amounts in Group 1) and to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes (from amounts in Group 2), pro rata, the Principal Payment Amount for the related Mortgage Group for such Payment Date;

          (iii) to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause
               (ii) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

          (iv) to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 Notes on such Payment Date pursuant to clauses (ii) and (iii) above, respectively, and
               (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

          (v) to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (ii), (iii) and (iv) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

          (vi) to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv) and
               (v) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (vii) to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (ii), (iii),
               (iv), (v) and (vi) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (viii) to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (ii),
               (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (ix) to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (x) to the Class M8 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii),
               (viii) and (ix) above, respectively, and (y) the M8 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xi) to the Class M9 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi),
               (vii), (viii), (ix) and (x) above, respectively, and (y) the M9 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xii) to the Class M10 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv),
               (v), (vi), (vii), (viii), (ix), (x) and (xi) above, respectively, and (y) the M10 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xiii) to the Class M11 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2,

               Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes on such Payment Date pursuant to clauses
               (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and
               (xii) above, respectively, and (y) the M11 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xiv) to the Class M12 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes on such Payment Date pursuant to clauses
               (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi),
               (xii) and (xiii) above, respectively, and (y) the M12 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xv) to the Class M13 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix),
               (x), (xi), (xii), (xiii) and (xiv) above, respectively, and (y) the M13 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xvi) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

          (xvii) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit
               Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xvi) above.

Credit Enhancement

     Credit enhancement for the Notes consists of, in addition to the subordination of the Class M Notes, excess interest including Net Swap Receipts payable by the Swap Counterparty in respect of the Swap Agreement, as further described in "--The Swap Agreement" below, overcollateralization and limited cross-collateralization, in each case as described herein.

     Subordination. The rights of holders of the Class M Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments--Payments of Interest" and "--Payments--Payments of Principal" above. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereto, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of Notes by means of the subordination of the Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of any Interest Funds or Principal Funds, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

     Realized Losses. Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of or amounts available to make payments in respect of first, the Ownership Certificate (through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date); second, the Class M13 Notes; third, the Class M12 Notes; fourth, the Class M11 Notes; fifth, the Class M10 Notes; sixth, the Class M9 Notes; seventh, the Class M8 Notes; eighth, the Class M7 Notes; ninth, the Class M6 Notes; tenth, the Class M5 Notes; eleventh, the Class M4 Notes; twelfth, the Class M3 Notes; thirteenth, the Class M2 Notes; fourteenth, the Class M1 Notes, before reducing amounts available to make payments in respect of the Class A Notes. Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

     Excess Interest. The Mortgage Loans included in each Mortgage Group bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees, if any, and expenses of the Servicer, the Subservicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

     In addition, allocable portions of Net Swap Receipts received by the Trust in respect of the Swap Agreement shall be included in Interest Funds with respect to each Mortgage Group.

     Overcollateralization. The Aggregate Collateral Balance as of the Closing Date will exceed the initial aggregate Class Principal Amount of the Notes by approximately $9,322,945, which represents approximately 0.80% of the Aggregate Collateral Balance as of the Closing Date. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Interest Rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Collateral Balance as of the related Due Period over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans in any Mortgage Group will reduce overcollateralization, and could result in an overcollateralization deficiency.

     As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

     Application of Monthly Excess Cashflow. The Monthly Excess Interest for any Payment Date (see "--Payments--Payments of Interest" above) and the Aggregate Overcollateralization Release Amount for such date will constitute the "Monthly Excess Cashflow" for such Payment Date, which will, on each Payment Date be paid in the following orders of priority, as applicable:

     (1) For each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect,

     (a) up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

          (i) concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Senior Notes, after giving effect to previous principal payments on such Payment Date (as described in "--Payments--Payments of Principal" above), to the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes, in accordance with the applicable Senior Priorities, until the Class Principal Amount of each such class has been reduced to zero;

          (ii) to the Class M1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (iii) to the Class M2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (iv) to the Class M3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (v) to the Class M4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (vi) to the Class M5 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (vii) to the Class M6 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (viii) to the Class M7 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (ix) to the Class M8 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (x) to the Class M9 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (xi) to the Class M10 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (xii) to the Class M11 Notes, in reduction of the Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (xiii) to the Class M12 Notes, in reduction of the Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

          (xiv) to the Class M13 Notes, in reduction of the Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

     (b) to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes, in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their respective amounts of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

     (c) to the Swap Counterparty, to the extent not previously paid, the swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

     (d) sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes, Class M10, Class M11, Class M12 and Class M13 Notes in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest; and

     (e) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement; or

     (2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

     (a) concurrently, in proportion to the aggregate Class Principal Amounts of the Senior Notes, after giving effect to previous principal payments on such Payment Date (as described in "--Payments--Payments of Principal" above), to the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes (with respect to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, to be paid sequentially, in that order; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes ), until the aggregate Class Principal Amount of the Class A Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

     (b) to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

     (c) to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

     (d) to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

     (e) to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

     (f) to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

     (g) to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

     (h) to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

     (i) to the Class M8 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, after giving effect to payments on such Payment Date, equals the M8 Target Amount;

     (j) to the Class M9 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, after giving effect to payments on such Payment Date, equals the M9 Target Amount;

     (k) to the Class M10 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, after giving effect to payments on such Payment Date, equals the M10 Target Amount;

     (l) to the Class M11 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, after giving effect to payments on such Payment Date, equals the M11 Target Amount;

     (m) to the Class M12 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Notes, after giving effect to payments on such Payment Date, equals the M12 Target Amount;

     (n) to the Class M13 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11, Class M12 and Class M13 Notes, after giving effect to payments on such Payment Date, equals the M13 Target Amount;

     (o) to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes, in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Senior Notes, in proportion to their amount of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

     (p) to the Swap Counterparty, to the extent not previously paid, the swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

     (q) sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes, Class M10 Notes, Class M11 Notes, Class M12 Notes and Class M13 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest; and

     (r) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

Calculation of One-Month LIBOR

     On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

     If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

               (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

               (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of
                    (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes, for the related Accrual Period for the Notes shall (in the absence of manifest error) be final and binding.

The Swap Agreement

     The Swap Agreement. On or before the Closing Date, the Trust will enter into a Swap Agreement with the Swap Counterparty which will be assigned to the Indenture Trustee. Such Swap Agreement will be for the benefit of the Notes. Under the Swap Agreement, the Swap Counterparty will agree to make payments to the Trust on the second Business Day prior to each Calculation Period End Date. The Swap Notional Balance with respect to the Swap Agreement for each applicable Calculation Period End Date is set forth in the table below:

                                        Swap Notional
     Calculation Period End Date           Balance
-------------------------------------   -------------
December 25, 2005....................    $700,000,000
January 25, 2006.....................    $700,000,000
February 25, 2006....................    $600,000,000
March 25, 2006.......................    $600,000,000
April 25, 2006.......................    $550,000,000
May 25, 2006.........................    $550,000,000
June 25, 2006........................    $600,000,000
July 25, 2006........................    $600,000,000
August 25, 2006......................    $600,000,000
September 25, 2006...................    $550,000,000
October 25, 2006.....................    $550,000,000
November 25, 2006....................    $550,000,000
December 25, 2006....................    $500,000,000
January 25, 2007.....................    $450,000,000
February 25, 2007....................    $450,000,000
March 25, 2007.......................    $450,000,000
April 25, 2007.......................    $450,000,000
May 25, 2007.........................    $425,000,000
June 25, 2007........................    $450,000,000
July 25, 2007........................    $325,000,000
August 25, 2007......................    $275,000,000
September 25, 2007...................    $250,000,000
October 25, 2007.....................    $125,000,000
November 25, 2007....................    $100,000,000
December 25, 2007....................    $100,000,000
January 25, 2008.....................    $100,000,000
February 25, 2008....................    $100,000,000
March 25, 2008.......................    $ 75,000,000
April 25, 2008.......................    $ 75,000,000
May 25, 2008.........................    $ 75,000,000
June 25, 2008........................    $ 25,000,000
July 25, 2008........................    $ 25,000,000
August 25, 2008......................    $ 25,000,000
September 25, 2008...................    $ 25,000,000
October 25, 2008.....................    $ 25,000,000
November 25, 2008....................    $ 25,000,000
December 25, 2008....................    $ 25,000,000

                                        Swap Notional
     Calculation Period End Date           Balance
-------------------------------------   -------------
January 25, 2009.....................    $ 25,000,000

     Under the Swap Agreement, on the second Business Day prior to each Calculation Period End Date, the Trust will be obligated to pay to the Swap Counterparty the Swap Fixed Rate Amount (calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the first month for which the month is calculated to have 32 days), which is an amount based on the applicable Swap Fixed Rate and the applicable Swap Notional Balance for such Calculation Period End Date, and the Swap Counterparty will be obligated to pay to the Trust an amount based on One-Month LIBOR (calculated on the basis of a 360-day year and the actual number of days elapsed during the previous Accrual Period, except in the case of the first Accrual Period for which the number of days shall be the number of days elapsed since the Closing Date) and the applicable Swap Notional Balance for such Calculation Period End Date. If, on the second Business Day prior to any Calculation Period End Date, the amount received by the Trust under the Swap Agreement from the Swap Counterparty exceeds the amount paid by the Trust to the Counterparty, the Trust will have Net Swap Receipts. If, on the second Business Day prior to any Calculation Period End Date, the amount paid by the Trust under the Swap Agreement to the Swap Counterparty exceeds the amount received by the Trust from the Swap Counterparty, the Trust will have Net Swap Payments.

     On any Payment Date for which the Trust has Net Swap Receipts, such Net Swap Receipts shall be included in the Interest Funds with respect to each Mortgage Group allocated in accordance with the Group 1 Percentage or the Group 2 Percentage, as applicable, for payment to the Notes as described under "--Payments--Payments of Interest." To the extent such amounts are not utilized to pay the Notes, such amounts will be distributed to the holder of the Ownership Certificate.

     The Swap Agreement is terminable by the Trust or the Swap Counterparty following the occurrence of certain specified events of default, including failure of the Swap Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency--Cross Border).

     The Swap Notional Balances in the table above are not based upon the actual balances of the Mortgage Loans included in the Mortgage Pool. To the extent that the Mortgage Loans experience high rates of prepayments or losses, it is possible that the interest generated by the Mortgage Loans will decline proportionately faster than the related Swap Notional Balance declines, and consequently, it is possible that the Interest Funds will be reduced by a greater percentage than the concurrent reduction in the related Swap Notional Balance. Because the obligation of the Trust to make payments of the Swap Fixed Rate Amount under the Swap Agreement to the Swap Counterparty is based upon the related Swap Notional Balance, such prepayments or losses could result in the reduction of the Interest Funds to fund overcollateralization, Monthly Excess Cashflow or Current Interest due on the Notes. In addition, if the Swap Agreement terminates as a result of a default of either party, the Trust may not be entitled to any further payments from the Swap Counterparty, and may result in shortfalls in interest on the Notes. We can give you no assurance that the Mortgage Loans will prepay at the rate used in establishing the schedule of Swap Notional Balances set forth above, or that the Mortgage Loans will prepay at any other rate.

     The Swap Counterparty. The information set forth in the following paragraphs has been provided by the Swap Counterparty. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

     Bank of America, N.A. Bank of America, N.A. (the "Bank"), is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Bank is a wholly-owned indirect subsidiary of Bank of America Corporation (the "Corporation") and is engaged in general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of June 30, 2005, the Bank had consolidated assets of $1,048 billion, consolidated deposits of $685 billion and stockholder's equity of $102 billion based on regulatory accounting principles.

     The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, together with any subsequent documents it filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Recent Developments. On April 1, 2004 the Corporation completed its merger with FleetBoston Financial Corporation, and, on June 13, 2005, the Bank completed its merger with Fleet National Bank. On June 30, 2005, the Corporation announced its intention to acquire MBNA Corporation.

     Additional information regarding the foregoing is available from the filings made by the Corporation with the SEC, which filings can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates. In addition, the SEC maintains a website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file such information electronically with the SEC.

     The information concerning the Corporation, the Bank and the foregoing mergers contained herein is furnished solely to provide limited introductory information and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced herein.

     Moody's currently rates the Bank's long-term debt as "Aa1" and short-term debt as "P-1." S&P rates the Bank's long-term debt as "AA" and its short-term debt as "A-1+." Fitch rates long-term debt of the Bank as "AA-" and short-term debt as "F1+." Further information with respect to such ratings may be obtained from Moody's, S&P and Fitch, respectively. No assurances can be given that the current ratings of the Bank's instruments will be maintained.

     The Bank will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the Commission pursuant to the Exchange Act), and the publicly available portions of the most recent quarterly Call Report of the Bank delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to: Bank of America Corporate Communications, 100 North Tryon Street, 18th Floor, Charlotte, North Carolina 28255, Attention: Corporate Communications.

     The delivery hereof shall not create any implication that there has been no change in the affairs of the Corporation or the Bank since the date hereof, or that the information contained or referred to in this prospectus supplement is correct as of any time subsequent to its date.

     The information contained in the paragraphs above relates to and has been obtained from the Bank. The information concerning the Corporation and the Bank contained herein is furnished solely to provide limited introductory information regarding the Corporation and the Bank and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above. Such information shall not create any implication that there has been no change in the affairs of the Corporation or the Bank since the date hereof, or that the information contained or referred to in this description is correct as of any time subsequent to its date.

Reports to Noteholders

     On each Payment Date, the Trust Administrator will make available to each Noteholder, the Servicer, the Subservicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

               (1) the amount of the related payment to holders of each class of Notes allocable to principal;

               (2) the amount of such payment to holders of each class of Notes allocable to interest;

               (3) the Available Funds Shortfall, if any, for each class of Notes;

               (4) the Class Principal Amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

               (5) the amount of the Servicing Fee and the Master Servicing Fee paid to or retained by the Servicer and the Subservicer or the Master Servicer, as applicable;

               (6) the Interest Rate for each class of Notes for such Payment Date;

               (7) the amount of Advances included in the payment on such Payment Date;

               (8) the cumulative amount of Realized Losses to date, in the aggregate;

               (9) the amount of Realized Losses with respect to such Payment Date, in the aggregate;

               (10) the number and aggregate principal amounts of Mortgage Loans
                    (A) delinquent (exclusive of Mortgage Loans in foreclosure)
                    (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans;

               (11) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

               (12) whether a Trigger Event has occurred;

               (13) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

               (14) to the extent such information is provided to the Master
                    Servicer by the Servicer or Subservicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related Borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans; and

               (15) the amount of any Net Swap Payments, Net Swap Receipts or swap termination amounts received or paid in respect of the Swap Agreement.

     The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator's website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Annapolis Road, Columbia, Maryland 21045). The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Ownership Certificate

     The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificate Holder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date any remaining Monthly Excess Cashflow for such Payment Date as described under "--Application of Monthly Excess Cashflow" above.

                  The Mortgage Loan Purchase Agreement and the
                        Transfer and Servicing Agreement

General

     On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Initial Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

     On the Closing Date, the Initial Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date. On each Subsequent Transfer Date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after the related Subsequent Cut-off Date. Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

     Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

     As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording),
(3) for any Mortgage Loan not recorded with MERS System(R), an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

     Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Trust certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Origination and Sale of Mortgage Loans--Representations and Warranties." In addition, the Seller has represented to the Trust that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any Borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

Pre-Funding Account

     On the Closing Date, the Seller will deposit cash in the aggregate amount of approximately $290,000,000 into the Pre-Funding Account. Of that amount, approximately $103,387,448 will be allocated to Group 1 and approximately $186,612,551 will be allocated to Group 2. All Mortgage Loans purchased by the Trust for either Mortgage Group through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans. The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the loan balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.

     During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans for each Mortgage Group from the Seller in accordance with the applicable provisions of the Transfer and Servicing Agreement. Subsequent Mortgage Loans purchased by the Trust on any date during the Pre-Funding Period, a Subsequent Transfer Date, must satisfy the criteria set forth in the Transfer and Servicing Agreement. On the Payment Date in February 2006, any remaining amounts in the Pre-Funding Account for either Mortgage Group will be applied to reduce the Class Principal Amount of the Senior Principal Notes relating to that Mortgage Group.

     Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a payment will not occur on the Payment Date in February 2006. In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans for each Mortgage Group with aggregate loan balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date for that Mortgage Group.

     Amounts on deposit in the Pre-Funding Account will be invested in eligible investments as described in the Transfer and Servicing Agreement. Such eligible investments are required to mature no later than the subsequent transfer date and, in any case, no later than the February 2006 Payment Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be paid to the Seller on the February 2006 Payment Date.

Administration

     The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells Fargo Bank, N.A. will not receive additional compensation for such services as Trust Administrator.

Amendment

     The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer, the Subservicer, the Ownership Certificate Holder and the Indenture Trustee, with the consent of the Swap Counterparty (to the extent such amendment materially adversely affects the amounts, priority of timing of payments under the Swap Agreement and the Swap Agreement is in effect), but without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder or result in an entity level tax on the Trust. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Notes.

     The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Subservicer and the Indenture Trustee with the consent of the Swap Counterparty (to the extent that such amendment materially adversely affects the Amounts, priority of timing of payments under the Swap Agreement and the Swap Agreement is in effect) and with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Ownership Certificate Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

Voting Rights

     At all times 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal amount of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the holders of the Ownership Certificate shall be allocated 2% of the voting rights. The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of such Ownership Certificate.

                      The Trust Agreement and the Indenture

General

     The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar,

Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Fieldstone 2005-3.

     The following summary describes certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Certain Matters under the Agreements

     Events of Default Under the Indenture. Indenture Defaults will generally consist of: (i) a default for 30 days or more in the payment of any Current Interest due on any class of Notes and if the Class A Notes are no longer outstanding, a default for 30 days or more in the payment of the related Deferred Interest for the most senior Class of Notes outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder's failure to qualify as a REIT, a qualified REIT subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a Qualified REIT Subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.

     If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any class principal amount of or a default for the payment of Current Interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest (including Deferred Interest and any Available Funds Shortfall) on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

     If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

     If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or current interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificate Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Redemption. On any Payment Date following the month in which the Aggregate Collateral Balance is less than 20% of the Aggregate Collateral Balance as of the Closing Date, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price. The Master Servicer, the Servicer and the Subservicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. If the Servicer fails to exercise such option, then on any Payment Date following the month in which the Aggregate Collateral Balance is less than 10% of the Aggregate Collateral Balance as of the Closing Date, the margin on each of the Senior Principal Notes will increase to 2 times their respective margins set forth in the table on page S-4, the margin on each of the Class M Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes) will increase to 1.5 times their respective margins set forth in the table on page S-4 and the interest rate on the Class M10, Class M11, Class M12 and Class M13 Notes will increase to 5.500% (subject to the Available Funds Rate).

     The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificate Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Amendment

     Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Amendment," except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificate Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the

Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                  Yield, Prepayment and Maturity Considerations

General

     The weighted average life of and the yield to maturity on each class of Notes will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the Borrowers' equity in the related properties, and changes in the Borrowers' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

     The yields on the Notes may be adversely affected by Net Swap Payments and swap termination amounts owed to the Swap Counterparty. Any Net Swap Payment or swap termination amount payable to the Swap Counterparty will reduce amounts available for payment to Noteholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the Swap Notional Balance on which payments due under the Swap Agreement are calculated may exceed the Aggregate Loan Balance, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Notes.

     The prepayment experience of any Mortgage Loans secured by second liens will likely differ from that on Mortgage Loans secured by first liens. The small principal balances of second lien mortgage loans relative to the principal balances of first lien mortgage loans may reduce the perceived benefits of refinancing. In addition, the reduced equity in the related mortgaged property due to the existence of a second lien mortgage loan may reduce the opportunities for refinancing. The reduced opportunity for refinancing may result in a greater rate of default and will likely result in a greater severity of loss following default. On the other hand, many Borrowers do not view second lien mortgage loans as permanent financing and may be more inclined to prepay those mortgage loans as a result. We cannot assure you as to the prepayment experience of any of the Mortgage Loans, including those secured by second liens.

     The weighted average life of and yield to maturity on each class of Notes will also be influenced by the amount of Monthly Excess Cashflow generated by the Mortgage Loans and Net Swap Receipts payable by the Swap Counterparty and Net Swap Payments, paid by the Trust in respect of the Swap Agreement and applied in reduction of the Class Principal Amount of such Notes. The level of Monthly Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Amounts of the Senior Notes and Class M Notes will be influenced by, among other factors:

     o the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Principal Amount of the related Senior Principal Notes and Class M Notes);

     o    the delinquency and default experience of the related Mortgage Loans;

     o    the level of One-Month LIBOR;

     o    the applicable Mortgage Index for the adjustable rate Mortgage Loans;

     o payment of Net Swap Receipts paid by the Swap Counterparty in respect of the Swap Agreement;

     o payment of Net Swap Payments by the Trust to the Swap Counterparty in respect of the Swap Agreement; and

     o the provisions of the Indenture that permit Monthly Excess Cashflow to be distributed to the Ownership Certificate when specified payments have been made in respect of the Notes.

     To the extent that greater (or lesser) amounts of Monthly Excess Cashflow are paid in reduction of the Class Principal Amounts of a class of Notes, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Monthly Excess Cashflow paid at any time or in the aggregate. See "Description of the Notes--Credit Enhancement."

Prepayments and Yields for Notes

     Generally, if purchased at other than par, the yield to maturity on the Notes will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 81.92% of the Statistical Mortgage Loans contain Prepayment Penalties, the rate of principal prepayments during the term of such Prepayment Penalties may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Penalties.

     All of the adjustable rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis (or on an annual basis, in the case of 5/1 Treasury ARM Loans). When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Fixed-rate mortgage loans do not adjust at all. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the adjustable rate Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, each adjustable rate Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin. Further, some Borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These Borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these Borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the Borrower's adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the Borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

     Approximately 61.22% of all of the Statistical Mortgage Loans and approximately 61.29% and 61.19% of the Statistical Mortgage Loans to be included in Group 1 and Group 2, respectively, provide for payment of interest at the related Mortgage Rates, but no payment of principal for approximately the first five years following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans in Group 1 and Group 2 will, absent other considerations, result in longer weighted average lives of the related Notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such Notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the payment of principal and interest on every payment date. In addition, a Borrower may view the absence of any obligation to make payment of principal during such five-year period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a Borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

     Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, with respect to the Initial Mortgage Loans, and as of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

     The ability of a Borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the Borrower's financial situation, prevailing mortgage interest rates, the Borrowers' equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

     The Interest Rates on the Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes) are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool. As a result, the Interest Rates on the Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes) are subject to the Available Funds Rate and the Fixed Rate Cap. The Interest Rate on the Class M10, Class M11, Class M12 and Class M13 Notes is subject to the Available Funds Rate.

     The Available Funds Rate is an interest rate payment cap that limits the Interest Rates on the Notes to a per annum rate determined on each Payment Date generally equal to the quotient of (a) the aggregate of Interest Funds for both Mortgage Groups less any Net Swap Payments or swap termination amounts paid pursuant to clause (A)(i) or (B)(i), as applicable, under "Description of the Notes--Payment--Payments of Interest," divided by (b) the product of (i) the sum of the Class Principal Amount of each Class of Notes before taking into account any payments of principal on that Payment Date and (ii) (A) the actual number of days in the Accrual Period (or, in the case of the Class M10, Class M11, Class M12 and Class M13 Notes, 30), divided by (B) 360. For example, for a Payment Date with a 31-day Accrual Period as to which the aggregate of Interest Funds for both Mortgage Groups less any Net Swap Payments or swap termination amounts specified above equaled $1,000 and the aggregate outstanding principal amount of the Notes equaled $100,000, the "Available Funds Rate" would equal approximately 11.6%, calculated as follows: $1,000 / [100,000 x (31 / 360)]. Any shortfalls arising from the application of the Available Funds Rate will be carried over as described herein with accrued interest at the then-applicable Interest Rate (computed without regard to the Available Funds Rate) and, if available, paid from Monthly Excess Cashflow in a later distribution. Various factors may cause the Available Funds Rate to limit the Interest Rate on the related Notes. First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR or the Treasury Mortgage Index. In addition, the Interest Rates on the Notes adjust monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of the Available Funds Rate may cause the Interest Rates on the related Notes to be reduced for extended periods in a rising interest rate environment. The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Available Funds Rate limiting increases in the Interest Rates for these Notes. Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Master Servicing Fee, the Owner Trustee Fee, certain other expenses and Net Swap Payments) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the Available Funds Rate determines the Interest Rate for a class of Notes for a Payment Date, the market value of those Notes may be temporarily or permanently reduced.

     The Interest Rates on the Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes) are also subject to a Fixed Rate Cap. The Fixed Rate Cap limits the Interest Rate on those Notes to a per annum rate of 12.25%. If the Interest Rate for a class of Notes for a Payment Date is limited to the Fixed Rate Cap, the market value of those Notes may be temporarily or permanently reduced.

     Mandatory Payment. In the event that at the end of the Pre-Funding Period there are any remaining amounts on deposit in the Pre-Funding Account allocated to a Mortgage Group, the holders of the class or classes of Senior Notes related to that Mortgage Group will receive an additional payment of principal in an amount equal to the amount remaining in the Pre-Funding Account for that Mortgage Group in accordance with their related Senior Priorities.

     Although there can be no assurances, the Depositor anticipates that there should not be a material principal payment to the holders of the related class of Senior Notes due to a lack of Subsequent Mortgage Loans available to be purchased by the Trust.

     Maturity Date. The Maturity Date for each class of Notes is set forth in the chart appearing on page S-4. The actual final Payment Date with respect to each class of Notes could occur significantly earlier than its Maturity Date because:

     o prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof;

     o excess interest to the extent available will be applied as an accelerated payment of principal on the Notes as described herein; and

     o the Servicer may purchase all of the Mortgage Loans in the mortgage pool on the Payment Date after the Payment Date when the Aggregate Collateral Balance is less than 20% of the Aggregate Collateral Balance as of the Closing Date.

     Collateral Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The Prepayment Assumption used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

     As used in the tables set forth on Annex IV, "0% of the Prepayment Assumption" assumes no prepayments on the Mortgage Loans; "50% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 50% of the related Prepayment Assumption; "100% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Assumption; "150% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Assumption; and "200% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 200% of the related Prepayment Assumption.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in Borrowers' housing needs, job transfers, employment status, the solicitation of Borrowers to refinance their mortgage loans and the existence of Prepayment Penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

     The weighted average lives of the Notes set forth on tables set forth on Annex IV are determined by (1) multiplying the amount of each assumed principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) summing the results and (3) dividing the sum by the total principal payment on the Notes.

     The tables set forth on Annex IV have been prepared on the basis of the Modeling Assumptions, including the assumption that Group 1 and Group 2 consist of mortgage loans having the approximate characteristics set forth in Annex III hereto.

Additional Information

     The Depositor has filed additional yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                         Federal Income Tax Consequences

Tax Classification of the Trust and of the Notes

     On the closing date, Hunton & Williams LLP will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the indenture, transfer and servicing agreement, trust agreement and other related documents, for U.S. federal income tax purposes, (i) the Notes, other than any Retained Notes, will be characterized as indebtedness and (ii) as long as all of the Ownership Certificates (and any Retained Notes that are not characterized as indebtedness for federal income tax purposes) are held by a REIT, a Qualified REIT Subsidiary, or an entity that is disregarded for U.S. federal income tax purposes that is wholly-owned by a REIT or a Qualified REIT Subsidiary (each such entity, a "Qualifying REIT Entity"), the trust will be treated as a Qualified REIT Subsidiary for U.S. federal income tax purposes. Because the trust is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the trust will be treated as a taxable mortgage pool (a "TMP") for U.S. federal income tax purposes. In general, a TMP is treated as a separate corporation not includable with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a Qualified REIT Subsidiary will not be subject to U.S. corporate income taxation. Generally, the trust will be treated as a Qualified REIT Subsidiary so long as the trust is wholly-owned by a Qualifying REIT Entity that either itself maintains or has a parent REIT that maintains continuing qualification as a REIT.

     FIC will hold through FMOC, its wholly-owned subsidiary, a 100% ownership interest in the Ownership Certificate. FIC represents it filed with its U.S. federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to U.S. federal income tax. In rendering its opinion, Hunton & Williams LLP has not independently verified FIC's qualification as a REIT, but instead has relied solely upon the representations made by FIC concerning its REIT status. Under the terms of the Trust Agreement, the Ownership Certificate (and any Retained Notes that were not characterized as debt for federal income tax purposes) may only be (i) transferred to a Qualifying REIT Entity or (ii) pledged to secure indebtedness or be the subject of repurchase agreements treated by the Issuer as secured indebtedness for federal income tax purposes. If FIC were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, or if the Ownership Certificate (and any Retained Notes that were not characterized as debt for federal income tax purposes) were transferred to a person that was not a Qualifying REIT Entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the Trust could become subject to U.S. federal income tax as a corporation and would not be allowed to file a consolidated U.S. federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a Qualifying REIT Entity would constitute an Indenture Default.

     At the issuance of the Notes, FIC will also acquire beneficial ownership of the Retained Notes. Because FIC's Qualified REIT Subsidiary will own the Ownership Certificate, the Retained Notes will not be considered issued and outstanding for U.S. federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for U.S. federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If the Retained Notes were sold to a taxable REIT subsidiary or a party unaffiliated with the owner of the Ownership Certificate, then the Retained Notes would become characterized as debt instruments for federal income tax purposes as of the time of the sale if: (i) the owner of the Ownership Certificate is a Qualifying REIT Entity; (ii) no modifications have been made to the transaction documents as of the date of such sale; (iii) the rating of the Retained Notes as of the date of such sale is not lower than the rating for such Retained Note as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the closing date tax opinion. The U.S. federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the Trust generally would be the same as those described in the section captioned "Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for U.S. federal income tax purposes.

Tax Consequences to Holders of the Notes

     Interest Income on the Notes. The Notes may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a Class of Notes would appear to equal the product of (1) 0.25%, (2) the stated redemption price at maturity of the Class and (3) the weighted average maturity of the Class, computed by taking into account the prepayment assumption discussed below.

     The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold. The stated redemption price at maturity of a debt instrument includes all payments, other than Qualified Stated Interest. Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, since at the time of issuance such deferral is not anticipated, for tax information reporting purposes, the Indenture Trustee will treat all stated interest on each Class of Notes as Qualified Stated Interest.

     To the extent stated interest payable on a Note is Qualified Stated Interest, such interest will be taxable as ordinary income to a beneficial owner of the Note in accordance with such beneficial owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the
Note is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Note's stated redemption price at maturity. Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID in accordance with the PAC Method.

     Under the PAC Method, the amount of OID allocable to any accrual period for a Class of Notes will equal (1) the adjusted issue price of that Class of Notes at the end of the accrual period, minus (2) the sum of (i) the adjusted issue price of that Class of Notes at the beginning of the accrual period and (ii) any payments made on that Class of Notes during the accrual period of amounts included in the stated redemption price at maturity of that Class of Notes. The OID so determined is allocated ratably among the days in the accrual period.

     The adjusted issue price of a Class of Notes at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that Class of Notes at their yield to maturity. The remaining payments due are determined based on the prepayment assumption, but are adjusted to take into account the effect of payments actually made on the Mortgage Assets.

     For this purpose, the yield to maturity of a Class of Notes is determined by projecting payments due on that Class of Notes based on a prepayment assumption made with respect to the Mortgage Assets. The yield to maturity of a Class of Notes is the discount rate that, when applied to the stream of payments projected to be made on that Class of Notes as of its issue date, produces a present value equal to the issue price of that Class of Notes. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. For tax information reporting purposes, the Trust Administrator will assume a Prepayment Assumption of 100% for the Notes as set forth in the Modeling Assumptions. No representation, however, is made as to the rate at which principal payments or Recoveries on the Mortgage Assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the Mortgage Loans are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a Class of Notes is negative for any period, a beneficial owner of a Note of that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Note.

     Market Discount. If a purchaser acquires a Note at a discount from its outstanding principal amount (or, if the Note is issued with OID, its adjusted issue price), the purchaser will acquire the Note with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the Note and (iii) the remaining weighted average maturity of the Note), the market discount will be considered to be zero. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a Class of Notes, the prepayment assumption applicable to calculating the accrual of OID on such Notes applies.

     If a beneficial owner of a Note incurred or continues indebtedness to purchase or hold Notes with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such beneficial owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Amortizable Bond Premium. A purchaser of a Note that purchases the Note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Note and may elect to amortize the premium under Section 171 of the Code. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.

     Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Note to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method. If such an election were to be made and the Notes were to be acquired at a premium, such a beneficial owner would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such beneficial owner owns or acquires. Similarly, if the beneficial owner had acquired the Notes with market discount, the beneficial owner would be considered to have made an election described in Section 1278(b) of the Code to currently include in income accruals of market discount on all market discount bonds held or thereafter acquired.

     Sale or Other Disposition. If a beneficial owner of a Note sells, exchanges or otherwise disposes of the Note (or if the Note is redeemed), the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular beneficial owner generally will equal the beneficial owner's cost for the Note, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Note's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest paid to or accrued by a beneficial owner of a Note who is a not a U.S. Person (a "foreign person") generally will be considered portfolio interest and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the Ownership Certificate and is not a controlled foreign corporation with respect to which the holder of the Ownership Certificate is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes (the "withholding agent") with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note. If the information shown on Form W-8BEN changes, a new Form W-

8BEN must be filed. If interest on the Notes is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a Note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Note.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the U.S. for 183 days or more in the taxable year.

     Information Reporting and Backup Withholding. Payments of interest (including OID, if any) on a Note held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Payments of interest (including OID, if any) of a Note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

     Each beneficial owner of a Note (other than an exempt owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt owner fail to provide the required certification, backup withholding of U.S. federal income tax will apply to payments made in respect of the Notes, as well as to payments of proceeds from the sale of the Notes. The withheld amount must be remitted to the IRS, and the beneficial owner of the Note may claim the withheld amount as a credit against the beneficial owner's federal income tax liability. In addition, sales of Notes conducted through a broker generally must be reported to the IRS unless the broker determines that the seller is an exempt owner or the seller certifies its non-U.S. status (and certain other conditions are met).

     Treatment of Notes Held by Certain Holders. Notes owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Notes owned by a REIT will not be treated as "real estate assets" nor will interest on the Notes be considered "interest on obligations secured by mortgages on real property." In addition, the Notes will not be "qualified mortgages" for REMICs.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Hunton & Williams LLP, the IRS successfully asserted that a Class of Notes did not represent debt instruments for U.S. federal income tax purposes, those Notes might be treated as equity interests in the Trust. If, as a result, a Qualifying REIT Entity did not hold 100% of the equity in the Trust, the Trust could be subject to U.S. corporate income tax. Moreover, if a Class of Notes represented equity in the Trust, payments of interest on that Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

                    State and Local Income Tax Considerations

     In addition to the U.S. federal income tax consequences described under "Federal Income Tax Consequences" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA Considerations

General

     Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

     Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, if certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) are complied with and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

     Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

     The Notes should not be purchased with the assets of a Benefit Plan if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

     Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

     Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

                                Legal Investment

     None of the Notes will constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Notes will constitute legal investments for them.

     No representations are made as to the proper characterization of the Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes) may adversely affect the liquidity of the Notes. See "Legal Investment" in the prospectus.

                                 Use of Proceeds

     Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing and to fund the Pre-Funding Account on the Closing Date.

                             Method of Distribution

     Subject to the terms and conditions of the underwriting agreement dated July 29, 2005 between the Underwriters and the Depositor, and the terms agreement dated November 15, 2005, between the Depositor and Credit Suisse First Boston LLC, as an Underwriter and as representative of the Underwriters, the Notes are being purchased from the Depositor by the Underwriters in the respective initial Class Principal Amount of each class of Notes set forth below, in each case upon issuance of each class.

                                                                                                Merrill Lynch,
                    Approximate      Credit Suisse    Bear Stearns &                           Pierce, Fenner &
 Class of Notes     Balance ($)    First Boston LLC      Co. Inc.      Lehman Brothers Inc.   Smith Incorporated
---------------   --------------   ----------------   --------------   --------------------   ------------------
1-A............   $  316,989,000     $221,892,300      $ 31,698,900       $   31,698,900         $ 31,698,900
2-A1...........      294,358,000      206,050,600        29,435,800           29,435,800           29,435,800
2-A2...........      262,801,000      183,960,700        26,280,100           26,280,100           26,280,100
2-A3...........       15,000,000       10,500,000         1,500,000            1,500,000            1,500,000
M1.............       44,283,000       30,998,100         4,428,300            4,428,300            4,428,300
M2.............       41,369,000       28,958,300         4,136,900            4,136,900            4,136,900
M3.............       27,968,000       19,577,600         2,796,800            2,796,800            2,796,800
M4.............       19,811,000       13,867,700         1,981,100            1,981,100            1,981,100
M5.............       19,228,000       13,459,600         1,922,800            1,922,800            1,922,800
M6.............       18,645,000       13,051,500         1,864,500            1,864,500            1,864,500
M7.............       18,645,000       13,051,500         1,864,500            1,864,500            1,864,500
M8.............       15,149,000       10,604,300         1,514,900            1,514,900            1,514,900
M9.............       12,819,000       12,819,300                --                   --                   --
M10............       20,976,000       20,976,000                --                   --                   --
M11............       11,653,000       11,653,000                --                   --                   --
M12............        8,740,000        8,740,000                --                   --                   --
M13............        7,575,000        7,575,000                --                   --                   --
                  --------------     ------------      ------------       --------------         ------------
Total..........   $1,156,009,000     $827,735,200      $109,424,600       $  109,424,600         $109,424,600
                  ==============     ============      ============       ==============         ============

     Distribution of the Notes (other than the Class M9, Class M10, Class M11, Class M12 and Class M13 Notes which will be sold to an affiliate of the Seller and will constitute Retained Notes) will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Notes (other than the Retained Notes) to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the classes of Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they each intend to make a market in the Notes, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Expenses incurred by the Seller and the Depositor in connection with this offering are expected to be approximately $850,000 in the aggregate.

        Summary of Fees and Expenses related to the Issuance of the Notes

     The following table summarizes the fees and expenses associated with the offering of the Notes, and the on-going costs of the administration and servicing of the assets of the Trust.

--------------------------------------------------------------------------------------------------------------------
                          Party Entitled to                          Source of funds
                           Receive Fees and    General Purpose of     for payment of                    Priority of
   Fees and Expenses           Expenses        Fees and Expenses    fees and expenses   Amount of fee     Payment
--------------------------------------------------------------------------------------------------------------------
Master Servicing Fee(1)    Master Servicer      As consideration      Collections in     an aggregate   Prior to any
                                                for supervising       respect of the     monthly fee     payments to
                                                 the servicing        Mortgage Loans    calculated at    Noteholders
                                               activities of the                         0.0030% per
                                                 servicer, and                          annum on the
                                               providing certain                            stated
                                                 administrative                           principal
                                                responsibilities                          balance of
                                               in respect of the                        each mortgage
                                                      Trust                               loan as of
                                                                                        the beginning
                                                                                            of the
                                                                                         related due
                                                                                            period
--------------------------------------------------------------------------------------------------------------------
   Servicing Fee(1)          Servicer and       As consideration      Collections in     an aggregate   Prior to any
                           Subservicer, in     for servicing the      respect of the     monthly fee     payments to
                            the aggregate      mortgage loans and     Mortgage Loans         paid        Noteholders
                                                other assets of                         calculated at
                                                   the Trust.                             0.50% per
                                                                                         annum on the
                                                                                            stated
                                                                                          principal
                                                                                          balance of
                                                                                        each mortgage
                                                                                          loan as of
                                                                                        the beginning
                                                                                            of the
                                                                                         related due
                                                                                            period
--------------------------------------------------------------------------------------------------------------------
 Indenture Trustee Fee    Indenture Trustee     As consideration      Collections in     a negotiated   Prior to any
                                               for acting in the      respect of the     amount that     payments to
                                                capacity as the       Mortgage Loans       will be       Noteholders
                                               indenture trustee                         payable from
                                              under the operative                         the Master
                                                   documents.                           Servicing Fee
--------------------------------------------------------------------------------------------------------------------
   Owner Trustee Fee        Owner Trustee       As consideration      For the first       an annual     Prior to any
                                                 for the owner       year, the owner      amount of      payments to
                                               trustee to perform     trustee fee is        $3,000       Noteholders
                                                    certain           paid up-front
                                                 administrative      from the closing
                                                responsibilities     proceeds and for
                                                on behalf of the    subsequent years,
                                                      Trust         the owner trustee
                                                                       fee shall be
                                                                       payable from
                                                                      Collections in
                                                                      respect of the
                                                                      Mortgage Loans
--------------------------------------------------------------------------------------------------------------------
   Net Swap Payments      Swap Counterparty     As consideration      Collections in     Varies--see    Prior to any
  and Swap Termination                           for the Trust        respect of the     "Description    payments to
         Amount                                entering into the      Mortgage Loans        of the       Noteholders
                                                 Swap Agreement                           Notes--The
                                                                                             Swap
                                                                                          Agreement"
--------------------------------------------------------------------------------------------------------------------

----------
(1) Each of the Master Servicing Fee and the Servicing Fee is subject to reduction, in respect of any Payment Date, to account for the payment of compensating interest. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

                                  Legal Matters

     Certain legal matters will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by McKee Nelson LLP.

                                     Ratings

     It is a condition of the issuance of the Notes that they be assigned the ratings designated below by Fitch, Moody's and S&P.

Class of Notes   Fitch   Moody's   S&P
--------------   -----   -------   ----
1-A...........    AAA       Aaa     AAA
2-A1..........    AAA       Aaa     AAA
2-A2..........    AAA       Aaa     AAA
2-A3..........    AAA       Aaa     AAA
M1............    AA+       Aa1     AA+
M2............     AA       Aa2     AA+
M3............    AA-       Aa3     AA+
M4............     A+       A1      AA+
M5............     A        A2      AA
M6............     A-       A3      AA
M7............    BBB+     Baa1     A+
M8............    BBB      Baa2     A+
M9............    BBB-     Baa3      A
M10...........     NR       NR      A-
M11...........     NR       NR     BBB+
M12...........     NR       NR      BBB
M13...........     NR       NR     BBB-

     The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of timely payments of interest and ultimate payment of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

     The ratings do not address the likelihood that any Available Funds Shortfall will be repaid to Noteholders from Monthly Excess Cashflow or that any payments will be paid to Noteholders from the Swap Agreement.

     The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Notes by any rating agency other than Fitch, Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

                            Glossary of Defined Terms

2/28 LIBOR ARM Loan                a Mortgage Loan that bears interest at a
                                   fixed rate for a period of approximately two
                                   years after origination and thereafter is
                                   subject to semi-annual interest rate and
                                   payment adjustments in substantially the same
                                   manner as a Six-Month LIBOR Loan.

2/28 LIBOR IO ARM Loan             2/28 LIBOR ARM Loan that provides for the
                                   payment of interest only for a period of
                                   approximately five years after origination
                                   and thereafter provides for the payment of
                                   interest and principal sufficient to amortize
                                   such Mortgage Loan over its remaining term to
                                   maturity.

3/27 LIBOR ARM Loan                a Mortgage Loan that bears interest at a
                                   fixed rate for a period of approximately
                                   three years after origination and thereafter
                                   is subject to semi-annual interest rate and
                                   payment adjustments in substantially the same
                                   manner as a Six-Month LIBOR Loan.

3/27 LIBOR IO ARM Loan             3/27 LIBOR ARM Loan that provides for the
                                   payment of interest only for a period of
                                   approximately five years after origination
                                   and thereafter provides for the payment of
                                   interest and principal sufficient to amortize
                                   such Mortgage Loan over its remaining term to
                                   maturity.

5/1 Treasury ARM Loan              a Mortgage Loan that bears interest at a
                                   fixed rate for a period of approximately five
                                   years after origination and thereafter is
                                   subject to annual interest rate and payment
                                   adjustments in substantially the same manner
                                   as a Treasury Loan.

5/1 Treasury IO ARM Loan           a 5/1 Treasury IO ARM Loan that provides for
                                   the payment of interest only for a period of
                                   approximately five years after origination
                                   and thereafter is subject to an annual
                                   interest rate and payment adjustments in
                                   substantially the same number as a Treasury
                                   Loan sufficient to amortize such Mortgage
                                   Loan over its remaining term to maturity.

30/15 Balloon Loan                 a Mortgage Loan that provides for the payment
                                   of the unamortized principal balance of such
                                   Mortgage Loan in a single payment at
                                   maturity. 30/15 Balloon Loans provide for
                                   equal monthly payments, consisting of
                                   principal and interest, based on a 30-year
                                   amortization schedule, and a single payment
                                   of the remaining balance of the Balloon Loan,
                                   generally 15 years after origination.

Accounts                           the Custodial Accounts, the Collection
                                   Account, the Pre-Funding Account, the Basis
                                   Risk Reserve Account and any other accounts maintained by the Trust Administrator, the Servicer or the Subservicer pursuant to the Transfer and Servicing Agreement.

Accrual Period                     with respect to each class of Notes (other
                                   than the Class M10, Class M11, Class M12 and
                                   Class M13 Notes) and a Payment Date, the
                                   period from and including the preceding
                                   Payment Date (or from the Closing Date in the
                                   case of the first Payment Date) to and
                                   including the day prior to such Payment Date
                                   and in the case of the Class M10, Class M11,
                                   Class M12 and Class M13 Notes, the calendar
                                   month preceding the month in which such
                                   Payment Date occurs.
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
Adjustable Rate Mortgage Loan      any Mortgage Loan as to which the related
                                   mortgage note provides for the adjustment of
                                   the Mortgage Rate applicable thereto.

Adjustment Date                    with respect to an Adjustable Rate Mortgage
                                   Loan, generally the first day of the month or
                                   months specified in the related mortgage
                                   note.

Advance with respect to a Servicer Remittance Date, an advance of the Subservicer's, Servicer's or Master Servicer's own funds, as applicable, or funds in the related
                                   Collection Account that are not required to be paid on the related Payment Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable
                                   Net Mortgage Rate) that were due on the
                                   related Due Date and delinquent on the
                                   related Servicer Remittance Date.

Aggregate Collateral Balance       as of any date of determination (other than
                                   the Closing Date), an amount equal to the
                                   Aggregate Loan Balance plus the amount, if
                                   any, then on deposit in the Pre-Funding
                                   Account. With respect to the Closing Date, an
                                   amount equal to the Aggregate Loan Balance as
                                   of the Initial Cut-off Date plus the amount
                                   on deposit in the Pre-Funding Account as of
                                   the Closing Date.

Aggregate Loan Balance             as of any date of determination, an amount
                                   equal to the aggregate of the Stated
                                   Principal Balances of the Mortgage Loans as
                                   of such date.

Aggregate Overcollateralization    for any Payment Date, an amount equal to the
Release Amount                     lesser of (a) the aggregate of the Principal
                                   Funds of each Mortgage Group for such Payment
                                   Date and (b) the amount, if any, by which (i)
                                   the Overcollateralization Amount for such
                                   date (calculated for this purpose on the
                                   basis of the assumption that 100% of the
                                   aggregate of the Principal Funds for such
                                   date is applied on such date in reduction of
                                   the aggregate of the Class Principal Amounts
                                   of the Notes) exceeds (ii) the Targeted
                                   Overcollateralization Amount for such date.

Available Funds Rate               for any Payment Date and for any Class of
                                   Notes, (a) the aggregate of Interest Funds
                                   for both Mortgage Groups less any Net Swap
                                   Payments or swap termination amounts paid
                                   pursuant to clause (A)(i) or (B)(i), as
                                   applicable, under "Description of the
                                   Notes--Payments--Payments of Interest,"
                                   divided by (b) the product of (i) the sum of
                                   the Class Principal Amounts for each Class of
                                   Notes before taking into account any payments
                                   of principal on that Payment Date and (ii)
                                   (A) the actual number of days in the related
                                   Accrual Period, (or, in the case of the Class
                                   M10, Class M11, Class M12 and Class M13
                                   Notes, 30) divided by (B) 360.

                                   For example, for a Payment Date with a 31-day
                                   Accrual Period as to which the Interest Funds
                                   for both Mortgage Groups less the Net Swap
                                   Payments and swap termination amounts
                                   specified above equals $1,000 and the sum of
                                   the Class Principal Amounts for each Class of
                                   Notes equals $100,000, the "Available Funds
                                   Rate" for each Class of Notes (other than the
                                   Class M10, Class M11, Class M12 and Class M13
                                   Notes) would equal approximately 11.6%,
                                   calculated as follows:
                                   $1,000 / [100,000 x (31 / 360)].
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
Available Funds Shortfall          for any Class of Notes and any Payment Date,
                                   the sum of (a) the excess, if any, of (i) the
                                   amount that would have been the Current
                                   Interest for such Class had the Interest Rate
                                   for such Class been determined without regard
                                   to the Available Funds Rate over (ii) the
                                   actual amount of Current Interest for such
                                   Class, plus (b) any excess described in
                                   clause (a) for any prior Payment Date that
                                   remains unpaid, plus (c) interest accrued
                                   during the Accrual Period related to such
                                   Payment Date on the amount described in
                                   clause (b) at the Interest Rate applicable to
                                   such Class, determined without regard to the
                                   Available Funds Rate.

Bank                               Bank of America, N.A.

Basis Risk Reserve Account         the account established by the Trust
                                   Administrator, for the benefit of the
                                   Noteholders, into which the Swap Counterparty
                                   is required to deposit or cause to be
                                   deposited certain payments, as described in
                                   the Swap Agreement.

Benefit Plan                       an employee benefit plan subject to Section
                                   406 of ERISA or Section 4975 of the Code or
                                   any Similar Law or any entity deemed to hold
                                   the assets of the foregoing.

Book-Entry Notes                   the Notes other than any Definitive Notes.

Borrower                           the obligor on a Mortgage Note.

Business Day                       except with respect to the Swap Agreement,
                                   any day other than (a) a Saturday or Sunday
                                   or (b) a day on which banking institutions in
                                   the State of Arizona, State of California,
                                   State of Delaware, State of Maryland, State
                                   of Minnesota, or City of New York, New York
                                   are authorized or obligated by law or
                                   executive order to be closed. With respect to
                                   the Swap Agreement, "Business Day" means any
                                   day other than (a) a Saturday or Sunday or
                                   (b) a day on which banking institutions in
                                   the City of New York, New York or London,
                                   England are authorized or obligated by law or
                                   executive order to be closed.

Calculation Period End Date        with respect to the Swap Agreement, the 25th
                                   calendar day of each month commencing in
                                   December 2005, regardless of whether such day
                                   is a Business Day.

CHF                                Chase Home Finance LLC.

Class A Notes                      the Class 1-A, Class 2-A1, Class 2-A2 and
                                   Class 2-A3 Notes.

Class M Notes                      the Class M1, Class M2, Class M3, Class M4,
                                   Class M5, Class M6, Class M7, Class M8, Class
                                   M9, Class M10, Class M11, Class M12 and Class
                                   M13 Notes.

Class Principal Amount             with respect to any class of Notes, the
                                   initial note principal balance of such class,
                                   reduced by all amounts previously paid with
                                   respect to such Notes as principal on all
                                   prior Payment Dates.

Clearstream Luxembourg             Clearstream Banking Luxembourg.
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
Closing Date                       on or about November 23, 2005.

CMMC                               Chase Manhattan Mortgage Corporation.

Code                               the Internal Revenue Code of 1986, as
                                   amended.

Collateral Value                   with respect to a Mortgage Loan the proceeds
                                   of which were used to purchase the related
                                   mortgaged property, the lesser of (a) the
                                   appraised value of such mortgaged property
                                   based on an appraisal made for the originator
                                   by an independent fee appraiser at the time
                                   of the origination of the related Mortgage
                                   Loan, and (b) the sales price of such
                                   mortgaged property at such time of
                                   origination and means, with respect to a
                                   Mortgage Loan the proceeds of which were used
                                   to refinance an existing Mortgage Loan, the
                                   appraised value of the mortgaged property
                                   based upon the appraisal obtained at the time
                                   of refinancing.

Collection Account                 the one or more accounts established by the
                                   Trust Administrator, for the benefit of the
                                   Noteholders, into which the Servicer and
                                   Subservicer are required to deposit or cause
                                   to be deposited certain payments, as
                                   described in the Transfer and Servicing
                                   Agreement.

Combined Loan-to-Value Ratio       for any Mortgage Loan, (a) the sum of (i) the
                                   principal balance of such Mortgage Loan at
                                   the date of origination and (ii) the
                                   principal balance of any mortgage loan the
                                   lien on which is junior to the lien on such
                                   Mortgage Loan, as at the date of origination
                                   of such second lien mortgage loan, divided by
                                   (b) the Collateral Value of the related
                                   mortgaged property.

Compensating Interest              with respect to any Payment Date, the amount
                                   required to be paid by the Servicer, the
                                   Subservicer or the Master Servicer, as
                                   applicable, in respect of any Prepayment
                                   Interest Shortfalls incurred during the
                                   related Prepayment Period, which shall be
                                   limited to the Servicing Fee and the Master
                                   Servicing Fee with respect to the Servicer
                                   and the Master Servicer, respectively, or the
                                   portion of the Servicing Fee payable to the
                                   Subservicer, with respect to the Subservicer,
                                   payable for such Payment Date.

Corporation                        Bank of America Corporation.

CPR the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate (and is converted to an equivalent constant monthly rate to generate monthly cash flows).

Credit Score                       the statistical credit score obtained by many
                                   mortgage lenders in connection with the loan
                                   application.
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
Current Interest                   with respect to any class of Notes and any
                                   Payment Date, the aggregate amount of
                                   interest accrued at the applicable Interest
                                   Rate during the related Accrual Period on the
                                   Class Principal Amount of such class
                                   immediately prior to such Payment Date,
                                   provided, however, that for any class of
                                   Class M Notes and for any Payment Date,
                                   Current Interest shall be reduced by the
                                   amount specified in clause (a) of the
                                   definition of Deferred Interest (calculated
                                   for purposes of this definition with the
                                   imposition of the Available Funds Rate), if
                                   any, for such class and Payment Date.

Custodial Account                  an account established by the Servicer, for
                                   the benefit of the Noteholders, into which
                                   the Servicer or Subservicer are required to
                                   deposit or cause to be deposited certain
                                   payments, as described in the Transfer and
                                   Servicing Agreement.

Custodian                          Wells Fargo Bank, N.A.

Cut-off Date                       with respect to the Initial Mortgage Loans,
                                   the Initial Cut-off Date, and with respect to
                                   the Subsequent Mortgage Loans, the Subsequent
                                   Cut-off Date.

Cut-off Date Balance               the Aggregate Loan Balance as of the Initial
                                   Cut-off Date.

Deferred Interest                  for any class of Class M Notes and any
                                   Payment Date, the sum of (a) the aggregate
                                   amount of interest accrued at the applicable
                                   Interest Rate (without regard to the
                                   Available Funds Rate) during the related
                                   Accrual Period on the Principal Deficiency
                                   Amount for that class, (b) any amounts due
                                   pursuant to clause (a) for such class for
                                   prior Payment Dates that remain unpaid and
                                   (c) interest accrued during the Accrual
                                   Period related to such Payment Date on the
                                   amount in clause (b) at the Interest Rate
                                   applicable to such class determined without
                                   regard to the Available Funds Rate.

Definitive Note                    a physical note representing any Note.

Depositor                          Fieldstone Mortgage Investment Corporation.

Determination Date                 with respect to a Payment Date, the fifteenth
                                   day of the month of such Payment Date (or, if
                                   not a Business Day, the immediately preceding
                                   Business Day).

DTC                                The Depository Trust Company.

Due Date a scheduled monthly payment date for any Mortgage Loan.

Due Period                         with respect to any Payment Date, the period
                                   beginning on the second day of the calendar
                                   month preceding the calendar month in which
                                   such Payment Date occurs and ending on the
                                   first day in the month in which such Payment
                                   Date occurs.

Eligible Securities                any indebtedness that may be incurred by FMIC
                                   in connection with the issuance of any
                                   securities that are collateralized or
                                   otherwise secured or backed by interest in
                                   mortgage loans or mortgage related assets.
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
ERISA                              the Employee Retirement Income Security Act
                                   of 1974, as amended.

Euroclear                          the Euroclear System.

Euroclear Operator                 Euroclear Bank S.A./N.V., a bank incorporated
                                   under the laws of the Kingdom of Belgium.

European Depositaries              Citibank, N.A., as depositary for Clearstream
                                   Luxembourg, and JPMorgan Chase Bank, as
                                   depositary for Euroclear, collectively.

Fannie Mae                         the Federal National Mortgage Association or
                                   any successor.

FIC                                Fieldstone Investment Corporation.

Fieldstone Underwriting            as defined in "Underwriting Guidelines."
Guidelines

Financial Intermediary             a bank, brokerage firm, thrift institution or
                                   other financial intermediary.

Fitch                              Fitch Ratings, or any successor.

Fixed Rate Cap                     with respect to a Payment Date, the per annum
                                   rate, equal to 12.250%.

Fixed Rate IO Loan                 Fixed Rate Mortgage Loans that require the
                                   payment of interest only for a period of
                                   approximately five years and thereafter
                                   provide for the payment of interest and
                                   principal sufficient to amortize such
                                   Mortgage Loan to maturity.

Fixed Rate Mortgage Loan           a Mortgage Loan that bears interest at a
                                   fixed rate for the term of such Mortgage
                                   Loan. Fixed Rate Mortgage Loans provide for
                                   equal monthly payments, consisting of
                                   principal and interest, generally based on a
                                   15-year or 30-year amortization schedule.

FMC                                Fieldstone Mortgage Company.

FMIC                               Fieldstone Mortgage Investment Corporation.

FMOC                               Fieldstone Mortgage Ownership Corp.

Freddie Mac                        the Federal Home Loan Mortgage Corporation.

FSC                                Fieldstone Servicing Corp.

Group 1 the portion of the mortgage pool identified as "Group 1" in this prospectus supplement.

Group 1 Percentage                 with respect to Group 1 and any Payment Date,
                                   the fraction, expressed as a percentage, the
                                   numerator of which is the Group Balance for
                                   Group 1 for such date and the denominator of
                                   which is the Aggregate Loan Balance for such
                                   date.

Group 2                            the portion of the mortgage pool identified
                                   as "Group 2" in this prospectus supplement.
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
Group 2 Percentage                 with respect to Group 2 and any Payment Date,
                                   the fraction, expressed as a percentage, the
                                   numerator of which is the Group Balance for
                                   Group 2 for such date and the denominator of
                                   which is the Aggregate Loan Balance for such
                                   date.

Group Balance                      with respect to each Mortgage Group and any
                                   Payment Date, the aggregate of the Stated
                                   Principal Balance of the Mortgage Loans in
                                   such Mortgage Group.

HEP the Home Equity Prepayment Curve, which is the prepayment model utilized with respect to the Fixed Rate Mortgage Loans. The Home
                                   Equity Prepayment Curve assumes a mortgage loan prepayment rate that increases at a uniform percentage of CPR for the first ten months and then remains constant thereafter at the CPR percentage corresponding to the HEP percentage. For example, a rate of 20% of HEP assumes 2% CPR in the first month, 4% CPR in the second month, 6% in the third month and so on until it levels off at 20% CPR in the tenth month.

Hybrid Mortgage Loan               an adjustable rate Mortgage Loan which after
                                   origination has a fixed Mortgage Rate for a
                                   period specified in the related mortgage
                                   note, and which converts at a later date to
                                   an adjustable Mortgage Rate.

Indenture                          an indenture, dated as of November 1, 2005
                                   between the Issuer, the Trust Administrator
                                   and the Indenture Trustee.

Indenture Default                  any event of default under the Indenture.

Indenture Trustee                  HSBC Bank USA, National Association.

Indirect Participants              Participants and organizations which have
                                   indirect access to the DTC system, such as
                                   banks, brokers, dealers and trust companies
                                   that clear through or maintain a custodial
                                   relationship with a Participant, either
                                   directly or indirectly.

Initial Cut-off Date               November 1, 2005.

Initial Mortgage Loans             the mortgage loans included in the Trust as
                                   of the Closing Date.

Initial Rate Cap                   a fixed percentage specified in the related
                                   mortgage note by which the related Mortgage
                                   Rate generally will not increase or decrease
                                   on the first Adjustment Date more than such
                                   fixed percentage.

Interest Determination Date        each date that is the second LIBOR Business
                                   Day preceding the commencement of each
                                   Accrual Period for the Notes.
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
Interest Funds                     with respect to any Payment Date and either
                                   Mortgage Group, the sum, without duplication,
                                   of (a) all scheduled interest due during the
                                   related Due Period that is received before
                                   the Servicer Remittance Date (less (i) the
                                   Servicing Fee and the Master Servicing Fee,
                                   (ii) all non-recoverable Advances relating to
                                   interest and (iii) any fees and expenses of
                                   any Custodian with respect to the Mortgage
                                   Loans in any such Mortgage Group to the
                                   extent not paid by the Seller or its
                                   affiliates), (b) all Advances relating to
                                   interest, (c) all Compensating Interest
                                   relating to the related Prepayment Period,
                                   (d) liquidation proceeds collected during the
                                   related Prepayment Period (to the extent such
                                   liquidation proceeds relate to interest), (e)
                                   proceeds of any Mortgage Loan in such
                                   Mortgage Group purchased by the Seller under
                                   the Mortgage Loan Purchase Agreement during
                                   the related Prepayment Period for document
                                   defects, breach of a representation or
                                   warranty, realization upon default or
                                   optional redemption (to the extent such
                                   proceeds relate to interest), and (f) such
                                   Mortgage Group's pro rata share of any Net
                                   Swap Receipts paid by the Swap Counterparty
                                   in respect of the Swap Agreement less, the
                                   sum of (1) such Mortgage Group's pro rata
                                   share of: (A) the Owner Trustee Fee, (B) any
                                   expenses due to the Master Servicer,
                                   Servicer, the Subservicer, the Indenture
                                   Trustee, the Owner Trustee, the Custodian or
                                   the Trust Administrator and (C) any other
                                   fees and expenses payable from amounts on
                                   deposit in the Collection Account and any of
                                   the Custodial Accounts and (2) the Group 1
                                   Percentage or Group 2 Percentage, as
                                   applicable, of any Net Swap Payment for such
                                   Payment Date and any swap termination amounts
                                   paid to the Swap Counterparty in the event
                                   that the Trust is a defaulting party or
                                   affected party under the terms of the Swap
                                   Agreement, in each case, to the extent paid
                                   from amounts on deposit in the Collection
                                   Account.

Interest Margin                    for each class of Notes (other than the Class
                                   M10, Class M11, Class M12 and Class M13
                                   Notes) for any Payment Date on or before the
                                   first Payment Date described in clause (b)
                                   below: Class 1-A, 0.245%; Class 2-A1, 0.120%;
                                   Class 2-A2, 0.260%; Class 2-A3, 0.340%; Class
                                   M1, 0.430%; Class M2, 0.450%; Class M3,
                                   0.480%; Class M4, 0.600%; Class M5, 0.630%;
                                   Class M6, 0.690%; Class M7, 1.200%; Class M8,
                                   1.450%; and Class M9, 2.000%; and on any
                                   Payment Date following the month in which the
                                   Aggregate Collateral Balance as of the
                                   beginning of the related Due Period is less
                                   than 10% of the Aggregate Collateral Balance
                                   as of the Closing Date: Class 1-A, 0.490%;
                                   Class 2-A1, 0.240%; Class 2-A2, 0.520%; Class
                                   2-A3, 0.680%; Class M1, 0.645%; Class M2,
                                   0.675%; Class M3, 0.720%; Class M4, 0.900%;
                                   Class M5, 0.945%; Class M6, 1.035%; Class M7,
                                   1.800%; Class M8, 2.175%; and Class M9,
                                   3.000%.
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
Interest Rate                      (a) with respect to the Notes (other than the
                                   Class M10, Class M11, Class M12 and Class M13
                                   Notes) on any Payment Date, the least of (i)
                                   One-Month LIBOR plus the Interest Margin for
                                   such Notes, (ii) the Available Funds Rate and
                                   (iii) the Fixed Rate Cap and (b) with respect
                                   to the Class M10, Class M11, Class M12 and
                                   Class M13 Notes, the lesser of (i) a per
                                   annum rate of 5.000% and (ii) the Available
                                   Funds Rate, until the first Payment Date
                                   after which the Servicer has not exercised
                                   its cleanup call on the Payment Date on which
                                   the Aggregate Collateral Balance at the
                                   beginning of the Due Period related to that
                                   Payment Date is less than 10% of the
                                   Aggregate Collateral Balance as of the
                                   Closing Date, then on each subsequent Payment
                                   Date the Interest Rate for the Class M10,
                                   Class M11, Class M12 and Class M13 Notes will
                                   be the lesser of (i) 5.500% and (ii) the
                                   Available Funds Rate.

Investor-Based Exemptions          PTCE 84-14 (relating to transactions effected
                                   by a "qualified professional asset manager");
                                   PTCE 90-1 (relating to transactions involving
                                   insurance company pooled separate accounts);
                                   PTCE 91-38 (relating to transactions
                                   involving bank collective investment funds);
                                   PTCE 95-60 (relating to transactions
                                   involving insurance company general
                                   accounts); PTCE 96-23 (relating to
                                   transactions effected by an "in-house asset
                                   manager"); and any other applicable exemption
                                   granted by the U.S. Department of Labor.

IO ARM Loans                       the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR
                                   IO ARM Loans and the 5/1 Treasury IO ARM
                                   Loans.

IRS                                the Internal Revenue Service.

Issuer                             Fieldstone Mortgage Investment Trust, Series
                                   2005-3.

JPMorgan                           JPMorgan Chase Bank, National Association.

LIBOR Business Day                 a day on which banks are open for dealing in
                                   foreign currency and exchange in London and
                                   New York City.

M1 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount over (ii) the sum
                                   of (A) the M2 Principal Deficiency Amount,
                                   (B) the M3 Principal Deficiency Amount, (C)
                                   the M4 Principal Deficiency Amount, (D) the
                                   M5 Principal Deficiency Amount, (E) the M6
                                   Principal Deficiency Amount, (F) the M7
                                   Principal Deficiency Amount, (G) the M8
                                   Principal Deficiency Amount, (H) the M9
                                   Principal Deficiency Amount, (I) the M10
                                   Principal Deficiency Amount, (J) the M11
                                   Principal Deficiency Amount, (K) the M12
                                   Principal Deficiency Amount and (L) the M13
                                   Principal Deficiency Amount, in each case for
                                   that Payment Date, in each case for that
                                   Payment Date and (b) the Class Principal
                                   Amount of the Class M1 Notes immediately
                                   prior to such Payment Date.


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
M1 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes,
                                   in each case after giving effect to payments
                                   on such Payment Date and (ii) the Class
                                   Principal Amount of the Class M1 Notes
                                   immediately prior to such Payment Date
                                   exceeds (b) the M1 Target Amount.

M1 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 60.20% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M2 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount over (ii) the sum
                                   of (A) the M3 Principal Deficiency Amount,
                                   (B) the M4 Principal Deficiency Amount, (C)
                                   the M5 Principal Deficiency Amount, (D) the
                                   M6 Principal Deficiency Amount, (E) the M7
                                   Principal Deficiency Amount, (F) the M8
                                   Principal Deficiency Amount, (G) the M9
                                   Principal Deficiency Amount, (H) the M10
                                   Principal Deficiency Amount, in each case for
                                   that Payment Date, (I) the M11 Principal
                                   Deficiency Amount, (J) the M12 Principal
                                   Deficiency Amount and (K) the M13 Principal
                                   Deficiency Amount, in each case for that
                                   Payment Date and (b) the Class Principal
                                   Amount of the Class M2 Notes immediately
                                   prior to such Payment Date.

M2 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and Class M1 Notes, in each case after giving
                                   effect to payments on such Payment Date and
                                   (ii) the Class Principal Amount of the Class
                                   M2 Notes immediately prior to such Payment
                                   Date exceeds (b) the M2 Target Amount.

M2 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 67.30% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M3 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount over (ii) the sum
                                   of (A) the M4 Principal Deficiency Amount,
                                   (B) the M5 Principal Deficiency Amount, (C)
                                   the M6 Principal Deficiency Amount, (D) the
                                   M7 Principal Deficiency Amount, (E) the M8
                                   Principal Deficiency Amount, (F) the M9
                                   Principal Deficiency Amount, (G) the M10
                                   Principal Deficiency Amount, (H) the M11
                                   Principal Deficiency Amount, (I) the M12
                                   Principal Deficiency Amount and (J) the M13
                                   Principal Deficiency Amount, in each case for
                                   that Payment Date, in each case for that
                                   Payment Date and (b) the Class Principal
                                   Amount of the Class M3 Notes immediately
                                   prior to such Payment Date.

M3 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1 and Class M2 Notes, in each
                                   case after giving effect to payments on such
                                   Payment Date and (ii) the Class Principal
                                   Amount of the Class M3 Notes immediately
                                   prior to such Payment Date exceeds (b) the M3
                                   Target Amount.

M3 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 72.10% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M4 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount over (ii) the sum
                                   of (A) the M5 Principal Deficiency Amount,
                                   (B) the M6 Principal Deficiency Amount, (C)
                                   the M7 Principal Deficiency Amount, (D) the
                                   M8 Principal Deficiency Amount, (E) the M9
                                   Principal Deficiency Amount, (F) the M10
                                   Principal Deficiency Amount, (G) the M11
                                   Principal Deficiency Amount, (H) the M12
                                   Principal Deficiency Amount and (I) the M13
                                   Principal Deficiency Amount, in each case for
                                   that Payment Date, in each case for that
                                   Payment Date and (b) the Class Principal
                                   Amount of the Class M4 Notes immediately
                                   prior to such Payment Date.

M4 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2 and Class M3
                                   Notes, in each case after giving effect to
                                   payments on such Payment Date and (ii) the
                                   Class Principal Amount of the Class M4 Notes
                                   immediately prior to such Payment Date
                                   exceeds (b) the M4 Target Amount.

M4 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 75.50% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M5 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount over (ii) the sum
                                   of (A) the M6 Principal Deficiency Amount,
                                   (B) the M7 Principal Deficiency Amount, (C)
                                   the M8 Principal Deficiency Amount, (D) the
                                   M9 Principal Deficiency Amount, (E) the M10
                                   Principal Deficiency Amount, (F) the M11
                                   Principal Deficiency Amount, (G) the M12
                                   Principal Deficiency Amount and (H) the M13
                                   Principal Deficiency Amount, in each case for
                                   that Payment Date, and (b) the Class
                                   Principal Amount of the Class M5 Notes
                                   immediately prior to such Payment Date.

M5 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3 and
                                   Class M4 Notes, in each case after giving
                                   effect to payments on such Payment Date and
                                   (ii) the Class Principal Amount of the Class
                                   M5 Notes immediately prior to such Payment
                                   Date exceeds (b) the M5 Target Amount.

M5 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 78.80% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M6 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount over (ii) the sum
                                   of (A) the M7 Principal Deficiency Amount,
                                   (B) the M8 Principal Deficiency Amount, (C)
                                   the M9 Principal Deficiency Amount, (D) the
                                   M10 Principal Deficiency Amount, (E) the M11
                                   Principal Deficiency Amount, (F) the M12
                                   Principal Deficiency Amount and (G) the M13
                                   Principal Deficiency Amount, in each case for
                                   that Payment Date, in each case for that
                                   Payment Date and (b) the Class Principal
                                   Amount of the Class M6 Notes immediately
                                   prior to such Payment Date.

M6 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3, Class
                                   M4 and Class M5 Notes, in each case after
                                   giving effect to payments on such Payment
                                   Date and (ii) the Class Principal Amount of
                                   the Class M6 Notes immediately prior to such
                                   Payment Date exceeds (b) the M6 Target
                                   Amount.

M6 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 82.00% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M7 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any of (i) the Total
                                   Principal Deficiency Amount for that Payment
                                   Date over (ii) the sum of (A) the M8
                                   Principal Deficiency Amount, (B) the M9
                                   Principal Deficiency Amount, (C) the M10
                                   Principal Deficiency Amount, (D) the M11
                                   Principal Deficiency Amount, (E) the M12
                                   Principal Deficiency Amount and (F) the M13
                                   Principal Deficiency Amount, in each case for
                                   that Payment Date and (b) the Class Principal
                                   Amount of the Class M7 Notes immediately
                                   prior to such Payment Date.

M7 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3, Class
                                   M4, Class M5 and Class M6 Notes, in each case
                                   after giving effect to payments on such
                                   Payment Date and (ii) the Class Principal
                                   Amount of the Class M7 Notes immediately
                                   prior to such Payment Date exceeds (b) the M7
                                   Target Amount.

M7 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 85.20% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M8 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount over (ii) the sum
                                   of (A) the M9 Principal Deficiency Amount,
                                   (B) the M10 Principal Deficiency Amount, (C)
                                   the M11 Principal Deficiency Amount, (D) the
                                   M12 Principal Deficiency Amount and (E) the
                                   M13 Principal Deficiency Amount, in each case
                                   for that Payment Date and (b) the Class
                                   Principal Amount of the Class M8 Notes
                                   immediately prior to such Payment Date.

M8 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3, Class
                                   M4, Class M5, Class M6 and Class M7 Notes, in
                                   each case after giving effect to payments on
                                   such Payment Date and (ii) the Class
                                   Principal Amount of the Class M8 Notes
                                   immediately prior to such Payment Date
                                   exceeds (b) the M8 Target Amount.

M8 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 87.80% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M9 Principal Deficiency Amount     with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount over (ii) the sum
                                   of (A) the M10 Principal Deficiency Amount,
                                   (B) the M11 Principal Deficiency Amount, (C)
                                   the M12 Principal Deficiency Amount and (D)
                                   the M13 Principal Deficiency Amount, in each
                                   case for that Payment Date and (b) the Class
                                   Principal Amount of the Class M9 Notes
                                   immediately prior to such Payment Date.

M9 Principal Payment Amount        for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3, Class
                                   M4, Class M5, Class M6, Class M7 and Class M8
                                   Notes, in each case after giving effect to
                                   payments on such Payment Date and (ii) the
                                   Class Principal Amount of the Class M9 Notes
                                   immediately prior to such Payment Date
                                   exceeds (b) the M9 Target Amount.

M9 Target Amount                   for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 90.00% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M10 Principal Deficiency Amount    with respect to any Payment Date, the lesser
                                   of (a) the excess, if any, of (i) the Total
                                   Principal Deficiency Amount for that Payment
                                   Date over (ii) the sum of (A) the M11
                                   Principal Deficiency Amount, (B) the M12
                                   Principal Deficiency Amount and (C) the M13
                                   Principal Deficiency Amount, and (b) the
                                   Class Principal Amount of the Class M10 Notes
                                   immediately prior to such Payment Date.

M10 Principal Payment Amount       for any Payment Date an amount equal, on or
                                   after the Stepdown Date and as long as a
                                   Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3, Class
                                   M4, Class M5, Class M6, Class M7, Class M8
                                   and Class M9 Notes, in each case after giving
                                   effect to payments on such Payment Date and
                                   (ii) the Class Principal Amount of the Class
                                   M10 Notes immediately prior to such Payment
                                   Date exceeds (b) the M10 Target Amount.

M10 Target Amount                  for any Payment Date an amount equal to the
                                   lesser of (a) the product of (i)
                                   approximately 93.60% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M11 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                   lesser of (a) the excess, if any, of (i) the
                                   Total Principal Deficiency Amount for that
                                   Payment Date and (ii) the sum of (A) the M12
                                   Principal Deficiency Amount and (B) the M13
                                   Principal Deficiency Amount and (b) the Class
                                   Principal Amount of the Class M11 Notes
                                   immediately prior to such Payment Date.

M11 Principal Payment Amount       means, for any Payment Date an amount equal,
                                   on or after the Stepdown Date and as long as
                                   a Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3, Class
                                   M4, Class M5, Class M6, Class M7, Class M8,
                                   Class M9 and Class M10 Notes, in each case
                                   after giving effect to payments on such
                                   Payment Date and (ii) the Class Principal
                                   Amount of the Class M11 Notes immediately
                                   prior to such Payment Date exceeds (b) the
                                   M11 Target Amount.

M11 Target Amount                  means, for any Payment Date an amount equal
                                   to the lesser of (a) the product of (i)
                                   approximately 95.60% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M12 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                   lesser of (a) the excess, if any, of (i) the
                                   Total Principal Deficiency Amount for that
                                   Payment Date and (ii) the M13 Principal
                                   Deficiency Amount and (b) the Class Principal
                                   Amount of the Class M12 Notes immediately
                                   prior to such Payment Date.

M12 Principal Payment Amount       means, for any Payment Date an amount equal,
                                   on or after the Stepdown Date and as long as
                                   a Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3, Class
                                   M4, Class M5, Class M6, Class M7, Class M8,
                                   Class M9, Class M10 and Class M11 Notes, in
                                   each case after giving effect to payments on
                                   such Payment Date and (ii) the Class
                                   Principal Amount of the Class M12 Notes
                                   immediately prior to such Payment Date
                                   exceeds (b) the M12 Target Amount.

M12 Target Amount                  means, for any Payment Date an amount equal
                                   to the lesser of (a) the product of (i)
                                   approximately 97.10% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

M13 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                   lesser of (a) the Total Principal Deficiency
                                   Amount and (b) the Class Principal Amount of
                                   the Class M13 Notes immediately prior to such
                                   Payment Date.

M13 Principal Payment Amount       means, for any Payment Date an amount equal,
                                   on or after the Stepdown Date and as long as
                                   a Trigger Event is not in effect with respect
                                   to such Payment Date, to the amount, if any,
                                   by which (a) the sum of (i) the aggregate
                                   Class Principal Amounts of the Senior Notes
                                   and the Class M1, Class M2, Class M3, Class
                                   M4, Class M5, Class M6, Class M7, Class M8,
                                   Class M9, Class M10, Class M11 and Class M12
                                   Notes, in each case after giving effect to
                                   payments on such Payment Date and (ii) the
                                   Class Principal Amount of the Class M13 Notes
                                   immediately prior to such Payment Date
                                   exceeds (b) the M13 Target Amount.

M13 Target Amount                  means, for any Payment Date an amount equal
                                   to the lesser of (a) the product of (i)
                                   approximately 98.40% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

Master Servicing Fee               an aggregate monthly fee paid to the Master
                                   Servicer calculated at the Master Servicing
                                   Fee Rate on the Stated Principal Balance of
                                   each Mortgage Loan and the amount on deposit
                                   in the Pre-funding Account as of the
                                   beginning of the related Due Period.

Master Servicing Fee Rate          0.0030% per annum for each Mortgage Loan.

Maturity Date                      for each class of the Notes, the assumed
                                   Payment Date following the latest possible
                                   maturity date of any Mortgage Loan (and
                                   assuming the Subsequent Mortgage Loans having
                                   a maturity date of January 1, 2036).

Maximum Mortgage Rate              the rate which the Mortgage Rate on the
                                   related adjustable rate Mortgage Loan will
                                   never exceed.

Minimum Mortgage Rate              the rate which the Mortgage Rate on the
                                   related Adjustable Rate Mortgage Loan will
                                   never be less than.

Modeling Assumptions               the following assumptions:

                                   (a) the assumed Mortgage Loans prepay at the indicated percentage of the Prepayment
                                        Assumption;

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
                                   (b)  payments on the Notes are received, in
                                        cash, on the 25th day of each month,
                                        commencing in December 2005, in
                                        accordance with the payment priorities
                                        defined in this prospectus supplement;

                                   (c)  no defaults or delinquencies in, or
                                        modifications, waivers or amendments
                                        respecting, the payment by the Borrowers of principal and interest on the assumed
                                        Mortgage Loans occur;

                                   (d)  scheduled payments are assumed to be
                                        received on the related Due Date
                                        commencing in December 2005, and
                                        prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in November, and include 30 days' interest thereon;

                                   (e)  the level of Six-Month LIBOR remains
                                        constant at 4.490%, the level of
                                        One-Month LIBOR remains constant at
                                        4.090% and the level of the Treasury
                                        Mortgage Index remains constant at
                                        4.313%;

                                   (f)  the Closing Date for the Notes is
                                        November 23, 2005;

                                   (g)  the Mortgage Rate for each assumed
                                        Mortgage Loan is adjusted on its next
                                        Mortgage Rate Adjustment Date (and on
                                        any subsequent Mortgage Rate Adjustment
                                        Dates, if necessary) to equal the sum of
                                        (i) the assumed level of the related
                                        Mortgage Index and (ii) the applicable
                                        gross margin (such sum being subject to
                                        the applicable periodic adjustment caps
                                        and floors);

                                   (h)  the Trust is not terminated by the
                                        Servicer pursuant to the Servicer's
                                        right to purchase the assets of the
                                        Trust as described in this prospectus
                                        supplement under "The Trust Agreement
                                        and the Indenture--Certain Matters under the Agreements--Redemption";

                                   (i) the initial overcollateralization amount is $9,322,945; the Targeted
                                        Overcollateralization Amount is, as of
                                        the date of determination, the amount
                                        set forth in the definition of Targeted
                                        Overcollateralization Amount; and the
                                        minimum required overcollateralization
                                        amount is 0.50% of the Aggregate
                                        Collateral Balance as of the Closing
                                        Date, or $5,826,660;

                                   (j)  cash on deposit in the Pre-Funding
                                        Account does not accrue interest;

                                   (k)  the Servicing Fee Rate is equal to
                                        0.500% per annum and the Master
                                        Servicing Fee Rate is equal to 0.0030%
                                        per annum; and

                                   (l)  the fees payable to the Owner Trust
                                        equal the Owner Trustee fee.

Monthly Excess Cashflow            the sum of Monthly Excess Interest and the
                                   Aggregate Overcollateralization Release
                                   Amount for such Payment Date.

Monthly Excess Interest            the aggregate of any Interest Funds for Group
                                   1 and Interest Funds for Group 2 remaining
                                   after application pursuant to clauses (C)(i)
                                   through (xiv) under "Description of the
                                   Notes--Payments--Payments of Interest."

Moody's                            Moody's Investors Service, Inc. or any
                                   successor.

Mortgage Assets                    the Mortgage Loan assets held as part of the
                                   Trust.

Mortgage Group                     any of Group 1 or Group 2.

Mortgage Index                     either the Six-Month LIBOR Index or the
                                   Treasury Mortgage Index, as specified in the
                                   related mortgage note.

Mortgage Loan                      each Initial Mortgage Loan and each
                                   Subsequent Mortgage Loan.

Mortgage Loan Purchase Agreement   the mortgage loan purchase agreement dated as
                                   of November 1, 2005, between the Seller and
                                   the Depositor.

Mortgage Note                      the promissory note related to a Mortgage
                                   Loan.

Mortgage Rate                      the per annum interest rate borne by a
                                   Mortgage Loan.

Net Mortgage Rate                  with respect to any Mortgage Loan, the
                                   Mortgage Rate with respect to such Mortgage
                                   Loan less (a) the Servicing Fee Rate and (b)
                                   the Master Servicing Fee Rate.

Net Swap Payment                   for the second Business Day prior to any
                                   Calculation Period End Date, the amount paid
                                   by the Trust under the Swap Agreement to the
                                   Swap Counterparty in excess of the amounts
                                   received by the Trust from the Swap
                                   Counterparty.

Net Swap Receipt                   for the second Business Day prior to any
                                   Calculation Period End Date, the amount
                                   received by the Trust under the Swap
                                   Agreement from the Swap Counterparty in
                                   excess of the amount paid by the Trust to the
                                   Swap Counterparty.

Notes                              the Class A and Class M Notes.

OID with respect to the Notes, the original issue discount, if any.

One-Month LIBOR                    the London interbank offered rate for
                                   one-month United States dollar deposits.

Original Loan-to-Value Ratio       for any Mortgage Loan, (a) the principal
                                   balance of such Mortgage Loan at the date of
                                   origination, divided by (b) the Collateral
                                   Value of the related mortgaged property.

OTS Convention                     a convention established by the Office of
                                   Thrift Supervision to determine delinquency
                                   statistics as described in "The Mortgage
                                   Pool--General."
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                                      S-103


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
Overcollateralization Amount       with respect to any Payment Date will be
                                   equal to the amount, if any, by which (a) the
                                   Aggregate Collateral Balance for such Payment
                                   Date exceeds (b) the aggregate Class
                                   Principal Amount of the Notes, in each case
                                   after giving effect to payments on such
                                   Payment Date.

Overcollateralization Deficiency   with respect to any Payment Date the excess,
Amount                             if any, of the Targeted Overcollateralization
                                   Amount for that Payment Date over the
                                   Overcollateralization Amount for that Payment
                                   Date.

Ownership Certificate              an ownership certificate issued pursuant to
                                   the Trust Agreement representing the equity
                                   ownership in the Trust.

Ownership Certificate Holder       the holder of the Ownership Certificate.

Owner Trustee                      U.S. Bank Trust National Association.

Owner Trustee Fee                  an annual fee equal to $3,000.

PAC Method                         with respect to the calculation of interest
                                   income as OID, the inclusion of such interest
                                   in income on a constant yield to maturity
                                   basis in accordance with Section 1272(a)(6)
                                   of the Code.

Participants                       participating organizations that utilize the
                                   services of DTC, including securities brokers
                                   and dealers, banks and trust companies and
                                   clearing corporations and certain other
                                   organizations.

Payment Date                       the 25th day of each month beginning in
                                   December 2005, or if such day is not a
                                   Business Day, the first Business Day
                                   thereafter.

Percentage Interest                with respect to any Note or Ownership
                                   Certificate, the percentage derived by
                                   dividing the denomination of such Note or
                                   Ownership Certificate, as applicable, by the
                                   aggregate denominations of all Notes or
                                   Ownership Certificates of the applicable
                                   class.

Periodic Rate Cap                  the maximum amount by which the Mortgage Rate
                                   on any Mortgage Loan may increase or decrease
                                   on an Adjustment Date.

Plan any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing.

Plan Asset Regulations             the regulation issued by the United States
                                   Department of Labor set forth at 29 C.F.R.
                                   Section 2510.3-101 governing the definition
                                   of "plan assets" for purposes of the
                                   fiduciary responsibility and prohibited
                                   transaction provisions of ERISA and Section
                                   4975 of the Code.

Pre-Funding Account                the account established by the Trust
                                   Administrator, for the benefit of the
                                   Noteholders, into which the Seller is
                                   required to deposit or cause to be deposited
                                   an amount equal to approximately $290,000,000
                                   on the Closing Date.

Pre-Funding Period                 the period from the Closing Date to February
                                   22, 2006, during which the Seller is expected
                                   to transfer Subsequent Mortgage Loans to the
                                   Trust.


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
Prepayment Assumption              a prepayment assumption which represents (a)
                                   with respect to the Adjustable Rate Mortgage
                                   Loans a constant assumed rate of prepayment
                                   each month relative to the then outstanding
                                   principal balance of a pool of mortgage loans
                                   for the life of such mortgage loans. 100% of
                                   the Prepayment Assumption for the Mortgage
                                   Loans assumes a constant prepayment rate of
                                   8% for the first month and an additional 2%
                                   each month thereafter until reaching 30% CPR
                                   in month 12 and remaining constant through
                                   month 22, remaining constant at 55% CPR for
                                   months 23 through 27 and then remaining
                                   constant at 35% CPR for months 28 and
                                   thereafter, in each period subject to a
                                   maximum CPR of 95% and (b) with respect to
                                   the Fixed Rate Mortgage Loans, 20% of HEP.

Prepayment Interest Excess         for any Servicer Remittance Date and any
                                   principal prepayment in full received during
                                   the portion of the related Prepayment Period
                                   occurring from and including the first day
                                   through the fifteenth day of the calendar
                                   month in which such Servicer Remittance Date
                                   occurs, an amount equal to interest (to the
                                   extent received) due in connection with such
                                   principal prepayment.

Prepayment Interest Shortfall      with respect to (a) any voluntary prepayment
                                   in part by the Borrower on any Mortgage Loan
                                   that is received during the preceding
                                   calendar month or (b) any principal
                                   prepayment in full from the sixteenth day of
                                   the preceding calendar month through the end
                                   of such calendar month, the amount, if any,
                                   by which one month's interest at the Net
                                   Mortgage Rate for such Mortgage Loan on the
                                   amount of such prepayment exceeds the amount
                                   of interest received from such Borrower in
                                   respect of such prepayment.

Prepayment Penalty                 a prepayment premium payable by the Borrower
                                   in connection with certain full or partial
                                   prepayments of principal on a Mortgage Loan.

Prepayment Period                  with respect to any Payment Date and any
                                   principal prepayment other than a principal
                                   prepayment in part by a Borrower, the period
                                   beginning from and including the sixteenth
                                   day of the month preceding the month in which
                                   such Payment Date occurs to and including the
                                   fifteenth day of the month in which such
                                   Payment Date occurs. With respect to any
                                   Payment Date and any principal prepayment in
                                   part by a Borrower, the calendar month
                                   immediately preceding the month in which such
                                   Payment Date occurs.

Principal Deficiency Amount        any of the M1 Principal Deficiency Amount,
                                   the M2 Principal Deficiency Amount, the M3
                                   Principal Deficiency Amount, the M4 Principal
                                   Deficiency Amount, the M5 Principal
                                   Deficiency Amount, the M6 Principal
                                   Deficiency Amount, the M7 Principal
                                   Deficiency Amount, the M8 Principal
                                   Deficiency Amount, the M9 Principal
                                   Deficiency Amount, the M10 Principal
                                   Deficiency Amount, the M11 Principal
                                   Deficiency Amount, the M12 Principal
                                   Deficiency Amount or the M13 Principal
                                   Deficiency Amount, as applicable.

Principal Funds                    with respect to any Payment Date and for each
                                   Mortgage Group, the sum, without duplication,
                                   of (a) the scheduled principal due during the
                                   related Due Period and received before the
                                   related Servicer Remittance Date or advanced
                                   on or before the related Servicer Remittance
                                   Date, (b) prepayments of principal collected
                                   in the related Prepayment Period, (c) the
                                   Stated Principal Balance of each Mortgage
                                   Loan in such Mortgage

                                   Group that was repurchased by the Seller during the related Prepayment Period or, in the case of a purchase in connection with an optional redemption, on the Business Day prior to such Payment Date, (d) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage
                                   Loans in such Mortgage Group is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage
                                   Loan, (e) all liquidation proceeds and
                                   Recoveries collected during the related
                                   Prepayment Period (to the extent such amounts related to principal), (f) all other collections and Recoveries in respect of principal during the related Prepayment
                                   Period, less, all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Group and such Mortgage Group's pro rata share of certain expenses reimbursable to the
                                   Indenture Trustee, the Owner Trustee, the
                                   Trust Administrator, the Master Servicer, the
                                   Servicer and the Subservicer, to the extent not reimbursed from Interest Funds and (g) with respect to the February 2006 Payment
                                   Date only, the amount remaining in the
                                   Pre-Funding Account at the end of the
                                   Pre-Funding Period in respect of that
                                   Mortgage Group.

Principal Payment Amount           for each Mortgage Group and for any Payment
                                   Date, an amount equal to the Principal Funds
                                   for such Mortgage Group for such date minus
                                   the Aggregate Overcollateralization Release
                                   Amount attributable to such Mortgage Group,
                                   if any, and such Payment Date.

Priority Class                     the Class or Classes of Notes then
                                   outstanding that has the highest priority of
                                   payment of interest.

PTCE a Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.

Purchase Price                     the sum of (a) 100% of the aggregate
                                   outstanding principal balance of the Mortgage
                                   Loans plus accrued interest thereon at the
                                   applicable Mortgage Rate, (b) the fair market
                                   value of all other property being purchased,
                                   (c) any unreimbursed servicing advances (d)
                                   the amount of any swap breakage costs
                                   resulting from the termination of the Swap
                                   Agreement as a result of redemption, and (e)
                                   any Available Funds Shortfalls.

Qualified REIT Subsidiary          a direct or indirect 100% owned subsidiary of
                                   a REIT that satisfies the requirements of
                                   Section 856(i) of the Code.

Qualified Stated Interest          interest unconditionally payable at fixed
                                   intervals of one year or less at either a
                                   fixed rate or a variable rate.

Qualifying REIT Entity             an entity that qualifies as a REIT or a
                                   Qualified REIT Subsidiary or an entity that
                                   is disregarded for federal income tax
                                   purposes that is wholly-owned by a REIT or a
                                   Qualified REIT Subsidiary.

Rating Agency                      Moody's, S&P or Fitch.


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
Realized Loss                      the excess of the Stated Principal Balance of
                                   a defaulted Mortgage Loan over the net
                                   liquidation proceeds of a defaulted Mortgage
                                   Loan that are allocated to principal.

Record Date                        for a Payment Date, with respect any class of
                                   Book-Entry Notes (other than the Class M10,
                                   Class M11, Class M12 and Class M13 Notes),
                                   the Business Day prior to the related Payment
                                   Date, and with respect to any class of
                                   Definitive Notes, the Class M10, Class M11,
                                   Class M12 and Class M13 Notes, the last
                                   Business Day of the month preceding the month
                                   of such Payment Date.

Recoveries                         with respect to any liquidated Mortgage Loan,
                                   amounts received in respect of principal on
                                   such Mortgage Loan which has previously been
                                   allocated as a Realized Loss to a class or
                                   classes of Notes net of reimbursable
                                   expenses.

Redemption Date                    the first Payment Date on which the Servicer
                                   is permitted to exercise its right to
                                   purchase the assets of the Trust as described
                                   in this prospectus supplement under "The
                                   Trust Agreement and the Indenture--Certain
                                   Matters under the Agreements--Redemption."

Reference Banks                    leading banks selected by the Trust
                                   Administrator and engaged in transactions in
                                   Eurodollar deposits in the international
                                   Eurocurrency market (a) with an established
                                   place of business in London, (b) whose
                                   quotations appear on the Reuters Screen LIBO
                                   Page on the Interest Determination Date in
                                   question, (c) which have been designated as
                                   such by the Servicer and (d) not controlling,
                                   controlled by, or under common control with,
                                   the Depositor, the Indenture Trustee, the
                                   Trust Administrator, the Master Servicer, the
                                   Servicer, the Seller or any successor
                                   servicer.

REIT a real estate investment trust within the meaning of section 856 of the Code.

Related Senior Principal Payment   for each Mortgage Group and for any Payment
Amount                             Date, an amount equal to the lesser of (a)
                                   the aggregate Class Principal Amounts of the
                                   Class 1-A Notes (with respect to Group 1) or
                                   of the Class 2-A1 Notes, Class 2-A2 Notes and
                                   Class 2-A3 Notes (with respect to Group 2)
                                   immediately prior to that Payment Date and
                                   (b) the product of (i) the Senior Principal
                                   Payment Amount and (ii) the related Senior
                                   Proportionate Percentage in each case for
                                   such date.

Relevant Depositary                Citibank, N.A., as depositary for Clearstream
                                   Luxembourg, and JPMorgan Chase Bank, as
                                   depositary for Euroclear, individually.

REO Property                       mortgaged property which has been acquired by
                                   the Trust through foreclosure or deed-in-lieu
                                   of foreclosure in connection with a defaulted
                                   Mortgage Loan.


                                      S-107


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
Required Loss Percentage           for any Payment Date, the applicable
                                   percentage for such Payment Date set forth in
                                   the following table:

                                      Payment Date Occurring In                Required Loss Percentage
                                   ------------------------------   --------------------------------------------
                                   December 2007 to November 2008   1.60% with respect to December 2007, plus an
                                                                    additional 1/12th of 1.95% for each month
                                                                    thereafter

                                   December 2008 to November 2009   3.55% with respect to December 2008, plus an
                                                                    additional 1/12th of 1.45% for each month
                                                                    thereafter

                                   December 2009 to November 2010   5.00% with respect to December 2009, plus an
                                                                    additional 1/12th of 1.00% for each month
                                                                    thereafter

                                   December 2010 to November 2011   6.00% with respect to December 2010, plus an
                                                                    additional 1/12th of 0.25% for each month
                                                                    thereafter

                                   December 2011 and thereafter     6.25%

Required Percentage                with respect to a Payment Date after the
                                   Stepdown Date, the quotient of (a) (i) the
                                   Aggregate Collateral Balance, less (ii) the
                                   Class Principal Amount of the most senior
                                   class of Notes outstanding as of such Payment
                                   Date, prior to giving effect to payments to
                                   be made on such Payment Date, divided by (b)
                                   the Aggregate Collateral Balance. As used
                                   herein, the Class Principal Amount of the
                                   most senior class of Notes will equal the
                                   aggregate Class Principal Amount of the
                                   Senior Notes as of such date of calculation.

Reserve Interest Rate              the rate per annum that the Trust
                                   Administrator determines to be either (a) the
                                   arithmetic mean (rounded upwards if necessary
                                   to the nearest whole multiple of 0.03125%) of
                                   the one-month United States dollar lending
                                   rates which New York City banks selected by
                                   the Trust Administrator are quoting on the
                                   relevant Interest Determination Date to the
                                   principal London offices of leading banks in
                                   the London interbank market or, (b) in the
                                   event that the Trust Administrator can
                                   determine no such arithmetic mean, the lowest
                                   one-month United States dollar lending rate
                                   which New York City banks selected by the
                                   Trust Administrator are quoting on such
                                   Interest Determination Date to leading
                                   European banks.

Retained Notes                     those certain classes, or portions of certain
                                   classes, of Notes which, at the time of their
                                   issuance, FIC as the owner of the Ownership
                                   Certificate, either directly or indirectly
                                   through one or more of its Qualified REIT
                                   Subsidiaries or entities that are disregarded
                                   for United States federal income tax purposes
                                   that are wholly owned by the related REIT or
                                   a related Qualified REIT Subsidiary.

Reuters Screen LIBO Page           the display designated as page "LIBO" on the
                                   Reuters Monitor Money Rates Service (or such
                                   other page as may replace the LIBO page on
                                   that service for the purpose of displaying
                                   London interbank offered rates of major
                                   banks).


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
Rules                              the rules, regulations and procedures
                                   creating and affecting DTC and its
                                   operations.

S&P                                Standard & Poor's Ratings Services, a
                                   division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments                 the scheduled monthly payments required to be
                                   made by the Borrower on a Mortgage Loan
                                   pursuant to the terms of the related mortgage
                                   note.

Seller                             FIC.

Senior Notes                       Class A Notes.

Senior Principal Payment Amount    for any Payment Date on or after the Stepdown
                                   Date and as long as a Trigger Event is not in
                                   effect with respect to such Payment Date, the
                                   lesser of (i) the Principal Payment Amount
                                   for both Mortgage Groups and (ii) the amount,
                                   if any, by which (A) the aggregate Class
                                   Principal Amounts of the Class A Notes
                                   immediately prior to that Payment Date
                                   exceeds (B) the Senior Target Amount.

Senior Priorities                  means the priority of payments to the Class A
                                   Notes described in clauses (I)(A)(ii) and
                                   (iii) and (I)(B)(ii) and (iii), as
                                   applicable, under the heading "Description of
                                   the Notes-Payments-Payments of Principal"
                                   herein for the related Mortgage Group.

Senior Proportionate Percentage    with respect to Group 1 and any Payment Date
                                   the fraction, expressed as a percentage, the
                                   numerator of which is the Principal Funds for
                                   Group 1 for such Payment Date and the
                                   denominator of which is the aggregate of the
                                   Principal Funds for Group 1 and Group 2 for
                                   such date. The "Senior Proportionate
                                   Percentage" for Group 2 with respect to any
                                   Payment Date will be the fraction, expressed
                                   as a percentage, the numerator of which is
                                   the Principal Funds for Group 2 for such
                                   Payment Date and the denominator of which is
                                   the aggregate of the Principal Funds for
                                   Group 1 and Group 2 for such date.

Senior Target Amount               for any Payment Date, and amount be equal to
                                   the lesser of (a) the product of (i)
                                   approximately 52.60% and (ii) the Aggregate
                                   Collateral Balance for such Payment Date
                                   determined as of the last day of the related
                                   Due Period and (b) the amount, if any, by
                                   which (i) the Aggregate Collateral Balance
                                   for such Payment Date determined as of the
                                   last day of the related Due Period exceeds
                                   (ii) approximately 0.50% of the Aggregate
                                   Collateral Balance as of the Closing Date.

Servicer                           FSC.

Servicer Remittance Date           the 21st day (or if such day is not a
                                   Business Day, the next succeeding Business
                                   Day) of the month in which the related
                                   Payment Date occurs.

Servicing Fee                      an aggregate monthly fee paid to the Servicer
                                   and Subservicer calculated at the Servicing
                                   Fee Rate on the Stated Principal Balance of
                                   each Mortgage Loan as of the beginning of the
                                   related Due Period.

Servicing Fee Rate                 0.50% per annum for each Mortgage Loan.


                                      S-109


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
Similar Law                        federal, state, local or foreign laws
                                   substantially similar to ERISA or the Code.

Six-Month LIBOR                    the London interbank offered rate for
                                   six-month United States dollar deposits.

Six-Month LIBOR Index              with respect to the Adjustment Date of a
                                   Six-Month LIBOR Loan, the average of the
                                   London interbank offered rates for six-month
                                   U.S. dollar deposits in the London market, as
                                   set forth in The Wall Street Journal, or, if
                                   such rate ceases to be published in The Wall
                                   Street Journal or becomes unavailable for any
                                   reason, then based upon a new index selected
                                   by the Servicer, as holder of the related
                                   mortgage note, based on comparable
                                   information, in each case as most recently
                                   announced as of a date 45 days prior to such
                                   Adjustment Date.

Six-Month LIBOR Loan               a Mortgage Loan having a Mortgage Rate that
                                   is generally subject to semi-annual
                                   adjustment on the first day of the months
                                   specified in the related mortgage note to
                                   equal the sum, rounded to the nearest 0.125%,
                                   of (a) the Six-Month LIBOR Index and (b) the
                                   related gross margin.

Six-Month LIBOR IO Loan            a Six-Month LIBOR Loan that provides for the
                                   payment of interest for a period of
                                   approximately five years and thereafter
                                   provide for the payment of interest and
                                   principal sufficient to amortize such
                                   Mortgage Loan to maturity.

SMMEA the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stated Principal Balance           with respect to a Mortgage Loan and any
                                   Payment Date, either (a) the amount equal to
                                   the outstanding principal balance as of the
                                   Cut-off Date, after giving effect to
                                   Scheduled Payments due on or before that
                                   date, reduced by (i) the principal portion of
                                   all Scheduled Payments due on or before the
                                   Due Date in the Due Period after the Cut-off
                                   Date immediately preceding such Payment Date,
                                   whether or not received, and (ii) all amounts
                                   allocable to unscheduled principal payments
                                   received on or before the last day of the
                                   Prepayment Period immediately preceding such
                                   Payment Date or (b) in the case of any
                                   Mortgage Loan liquidated during such Due
                                   Period, zero.

Statistical Mortgage Loans         (a) the Initial Mortgage Loans and (b)
                                   certain of the Subsequent Mortgage Loans
                                   expected to be included among the Subsequent
                                   Mortgage Loans to be delivered to the Trust
                                   by the Seller during the Pre-Funding Period
                                   and described in this prospectus supplement.

Stepdown Date                      The earlier of (a) the first Payment Date on
                                   which the aggregate Class Principal Amount of
                                   the Class A Notes (after giving effect to
                                   payments of the Principal Funds amount for
                                   such Payment Date) has been reduced to zero
                                   and (b) the later to occur of (i) the Payment
                                   Date in December 2008 or (ii) the first
                                   Payment Date on which the aggregate Class
                                   Principal Amount of the Class A Notes (after
                                   giving effect to payments of the Principal
                                   Funds amount for such Payment Date) is less
                                   than or equal to 52.60% of the Aggregate
                                   Collateral Balance as of the end of the
                                   immediately preceding Due Period.


                                      S-110


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
Subsequent Cut-Off Date            the date specified in the related subsequent
                                   transfer agreement.

Subsequent Transfer Date           with respect to any Subsequent Mortgage Loan,
                                   the date that mortgage loan is transferred to
                                   the Trust.

Subsequent Mortgage Loans          the mortgage loans transferred to the Trust
                                   during the Pre-Funding Period.

Subservicer                        JPMorgan Chase Bank, National Association.

Swap Agreement                     the ISDA Master Agreement and the schedule
                                   thereto dated as of October 27, 2005 between
                                   the Issuer and the Swap Counterparty.

Swap Agreement Payment Date        with respect to the Swap Agreement, two
                                   Business Days prior to the related Payment
                                   Date, beginning with the Payment Date in
                                   December 2005 and ending with the Payment
                                   Date in January 2009.

Swap Counterparty                  Bank of America, N.A.

Swap Fixed Rate                    the fixed percentage set forth in the Swap
                                   Agreement which will be determined on or
                                   before the Closing Date and will be
                                   approximately 4.358%.

Swap Fixed Rate Amount             means the amount, if any, paid to the Swap
                                   Counterparty by the Trust on the second
                                   Business Day prior to a Calculation Period
                                   End Date which is based on the Swap Fixed
                                   Rate and the applicable Swap Notional Balance
                                   for such Calculation Period End Date.

Swap Floating Rate Amount          means the amount, if any, paid to the Trust
                                   by the Swap Counterparty on the second
                                   Business Day prior to a Calculation Period
                                   End Date which is based on One-Month LIBOR
                                   and the applicable Swap Notional Balance for
                                   such Calculation Period End Date.

Swap Notional Balance              means, the amounts set forth in the table
                                   under "Description of the Notes--The Swap
                                   Agreement."

Targeted Overcollateralization     with respect to any Payment Date prior to the
Amount                             Stepdown Date, will be equal to 0.80% of the
                                   Aggregate Collateral Balance as of the
                                   Closing Date; with respect to any Payment
                                   Date on or after the Stepdown Date, equal to
                                   the lesser of (a) 0.80% of the Aggregate
                                   Collateral Balance as of the Closing Date or
                                   (b) 1.60% of the Aggregate Collateral Balance
                                   as of the end of the related Due Period,
                                   subject to a floor equal to 0.50% of the
                                   Aggregate Collateral Balance as of the
                                   Closing Date; and with respect to any Payment
                                   Date with respect to which a Trigger Event
                                   has occurred and is continuing, the Targeted
                                   Overcollateralization Amount for the Payment
                                   Date immediately preceding such Payment Date.

Terms and Conditions               the Terms and Conditions Governing Use of
                                   Euroclear and the related Operating
                                   Procedures of the Euroclear System and
                                   applicable Belgian law.

TMP                                a taxable mortgage pool within the meaning of
                                   Section 7701(i)(2) of the Code.


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
Total Principal Deficiency         with respect to any Payment Date, the excess,
Amount                             if any, of the aggregate Class Principal
                                   Amount of the Notes immediately prior to such
                                   Payment Date over the sum of the Aggregate
                                   Collateral Balance and any Recoveries as of
                                   the last day of the related Due Period.

Transfer and Servicing Agreement   the transfer and servicing agreement dated as
                                   of November 1, 2005 among the Trust, the
                                   Indenture Trustee, the Depositor, the Trust
                                   Administrator, the Master Servicer, the
                                   Servicer, the Subservicer and the Seller.

Treasury Loans                     Mortgage Loans having a Mortgage Rate which
                                   is generally subject to annual adjustment on
                                   the first day of the months specified in the
                                   related mortgage note to equal the sum,
                                   rounded to the nearest 0.125%, of (a) the
                                   Treasury Mortgage Index and (b) the related
                                   gross margin.

Treasury Mortgage Index            with respect to the Adjustment Date of a
                                   Treasury Loan, the weekly average yield on
                                   actively traded U.S. Treasury securities
                                   adjusted to a constant maturity of one year
                                   as reported by the Federal Reserve Board in
                                   statistical release H.15(519).

Trigger Event                      the occurrence of any of the following with
                                   respect to any Payment Date after the
                                   Stepdown Date: (a) the quotient of (1) the
                                   aggregate Stated Principal Balance of all
                                   Mortgage Loans 60 or more days delinquent,
                                   measured on a rolling three-month basis
                                   (including Mortgage Loans in foreclosure, REO
                                   Properties and Mortgage Loans with respect to
                                   which the applicable Borrower is in
                                   bankruptcy) divided by (2) the Aggregate
                                   Collateral Balance as of the preceding
                                   Servicer Remittance Date, equals or exceeds
                                   the product of (i) 33.750% and (ii) the
                                   Required Percentage, (b) the quotient
                                   (expressed as a percentage) of (1) the
                                   aggregate Realized Losses incurred from the
                                   Initial Cut-off Date through the last day of
                                   the calendar month preceding such Payment
                                   Date divided by (2) the Aggregate Collateral
                                   Balance as of the Closing Date exceeds the
                                   Required Loss Percentage or (c) a Principal
                                   Deficiency Amount exists for such Payment
                                   Date.

Trust the statutory trust formed under the laws of the State of Delaware pursuant to the Trust
                                   Agreement.

Trust Administrator                Wells Fargo Bank, N.A., in its capacity as
                                   trust administrator under the Transfer and
                                   Servicing Agreement, or any successor
                                   thereto.

Trust Agreement                    the trust agreement dated as of October 25,
                                   2005, between the Depositor and the Owner
                                   Trustee, as amended and restated on November
                                   23, 2005, among the Depositor, the Owner
                                   Trustee and the Trust Administrator.

Trust Estate                       the assets held as part of the Trust.

Underwriters                       Credit Suisse First Boston LLC, Bear, Stearns
                                   & Co. Inc., Lehman Brothers Inc. and Merrill
                                   Lynch, Pierce, Fenner & Smith Incorporated.

U.S. Person                        (a) a citizen or resident of the United
                                   States; (b) a corporation (or entity treated
                                   as a corporation for tax purposes) created or
                                   organized in the United States or under the
                                   laws of the United States or of any state
                                   including the District of Columbia; (c) a
                                   partnership (or entity treated as


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
                                   a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations);
                                   (d) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (e) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more
                                   U.S. Persons have authority to control all substantial decisions of the trust.
                                   Notwithstanding the last clause of the
                                   preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Voting Rights                      the voting rights allocated to the Notes and
                                   the Ownership Certificate as set forth under
                                   "The Mortgage Loan Purchase Agreement and the
                                   Transfer and Servicing Agreement--Voting
                                   Rights."

Wells Fargo                        Wells Fargo Bank, N.A.

                (This page has been left blank intentionally)

                                     Annex I

          Global Clearance, Settlement and Tax Documentation Procedures

     Except in limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2005-3 Mortgage Backed Notes, known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

               (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

     Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     The term "U.S. Person" means

               (1)  a citizen or resident of the United States,

               (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

               (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

               (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    Annex II


            Certain Characteristics of the Statistical Mortgage Loans

         The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate mortgage pool, the Group 1 Statistical Mortgage Loans and the Group 2 Statistical Mortgage Loans, in each case having the stated characteristics show in the tables in each range. Amounts in the following tables may not sum due to rounding.


                         The Statistical Mortgage Loans

         The following tables describe the Statistical Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date.


                                 Mortgage Rates

                                      Aggregate       Percent                Weighted
                         Number of    Principal          of       Weighted    Average
                         Mortgage      Balance        Mortgage     Average    Credit
Range of Mortgage Rates    Loans     Outstanding        Pool       Coupon      Score
-----------------------  ---------  ---------------   --------    --------   --------
6.001% to 6.500%......       595    $172,248,921.30    19.68%       6.387%     669
6.501% to 7.000%......     1,160     290,814,980.08    33.22        6.812      660
7.001% to 7.500%......       759     162,574,306.70    18.57        7.302      648
7.501% to 8.000%......       654     126,360,139.50    14.44        7.779      627
8.001% to 8.500%......       255      42,125,217.03     4.81        8.300      603
8.501% to 9.000%......       245      29,594,925.05     3.38        8.785      602
9.001% to 9.500%......       187      15,732,985.31     1.80        9.367      624
9.501% to 10.000%.....       285      20,678,345.69     2.36        9.890      671
10.001% to 10.500%....       180      10,552,039.73     1.21       10.291      675
10.501% to 11.000%....        82       4,650,084.95     0.53       10.662      688
                         --------   ---------------   ------      -------     ----
    Total:............     4,402    $875,331,945.33   100.00%       7.278%     650
                         ========   ===============   ======      =======     ====

                            Average    Weighted
                           Principal   Average        Percent
                            Balance    Original        Full
Range of Mortgage Rates   Outstanding    LTV      Documentation
-----------------------  ------------  --------   -------------
6.001% to 6.500%......   $289,493.99     80.41%       44.82%
6.501% to 7.000%......    250,702.57     81.05        37.64
7.001% to 7.500%......    214,195.40     81.95        40.20
7.501% to 8.000%......    193,211.22     83.08        38.77
8.001% to 8.500%......    165,196.93     84.89        48.96
8.501% to 9.000%......    120,795.61     85.64        53.45
9.001% to 9.500%......     84,133.61     87.65        49.45
9.501% to 10.000%.....     72,555.60     94.53        22.90
10.001% to 10.500%....     58,622.44     94.35        16.81
10.501% to 11.000%....     56,708.35     95.81         9.31
                         -----------    ------       ------
    Total:............   $198,848.69     82.40%       40.23%
                         ===========    ======       ======



         As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 6.150% per annum to 10.990% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.278% per annum.


                                    Lien Type

                                              Aggregate      Percent                 Weighted
                               Number of      Principal        of        Weighted     Average
                                Mortgage       Balance       Mortgage     Average     Credit
Lien Type                        Loans       Outstanding       Pool       Coupon       Score
----------------------------   ---------   ---------------   --------    --------    --------
First.......................      3,810    $841,387,685.73     96.12%      7.169%      647
Second......................        592      33,944,259.60      3.88       9.996       715
                                 ------    ---------------    ------       -----       ---
     Total:.................      4,402    $875,331,945.33    100.00%      7.278%      650
                                 ======    ===============    ======       =====       ===

                                  Average    Weighted
                                 Principal    Average      Percent
                                  Balance    Original        Full
Lien Type                       Outstanding     LTV     Documentation
----------------------------   ------------  --------   -------------
First.......................   $220,836.66     81.70%      41.53%
Second......................     57,338.28     99.64        8.12
                               -----------     -----       -----
     Total:.................   $198,848.69     82.40%      40.23%
                               ===========     =====       =====

                  Outstanding Mortgage Loan Principal Balances

                                            Aggregate                             Weighted
Range of Outstanding         Number of      Principal     Percent of   Weighted    Average
Mortgage Loan                Mortgage        Balance       Mortgage    Average     Credit
Principal Balances             Loans       Outstanding       Pool       Coupon      Score
-------------------------    ---------   --------------   ----------   --------   --------
$50,000 or less..........       318      $11,142,284.40      1.27%       9.846%      703
$50,001 to $100,000......       861       65,020,936.76      7.43        8.481       640
$100,001 to $150,000.....       873      108,491,096.38     12.39        7.603       634
$150,001 to $200,000.....       663      115,068,179.58     13.15        7.304       635
$200,001 to $250,000.....       414       92,606,743.54     10.58        7.271       642
$250,001 to $300,000.....       336       91,501,183.90     10.45        7.159       647
$300,001 to $350,000.....       293       94,265,899.42     10.77        6.961       653
$350,001 to $400,000.....       231       86,380,442.11      9.87        6.955       654
$400,001 to $450,000.....       142       60,329,619.26      6.89        7.069       661
$450,001 to $500,000.....       107       51,135,770.30      5.84        6.883       665
$500,001 to $550,000.....        55       28,746,391.57      3.28        6.833       671
$550,001 to $600,000.....        44       25,237,601.33      2.88        6.890       673
$600,001 to $650,000.....        30       18,871,372.33      2.16        6.801       675
$650,001 to $700,000.....        11        7,455,123.26      0.85        6.836       664
$700,001 to $750,000.....        13        9,427,971.31      1.08        6.975       720
$750,001 to $800,000.....         3        2,383,400.00      0.27        6.846       682
$800,001 to $850,000.....         4        3,325,000.00      0.38        6.762       675
$850,001 to $900,000.....         2        1,746,200.00      0.20        6.872       656
$950,001 to $1,000,000...         1        1,000,000.00      0.11        6.850       669
Greater than or equal to
$1,000,001...............         1        1,196,729.87      0.14        6.500       648
                              -----     ---------------    ------        -----       ---
    Total:...........         4,402     $875,331,945.33    100.00%       7.278%      650
                              =====     ===============    ======        =====       ===

                                Average       Weighted
Range of Outstanding           Principal       Average      Percent
Mortgage Loan                   Balance       Original        Full
Principal Balances            Outstanding        LTV     Documentation
-------------------------    -------------     --------   -------------
$50,000 or less..........    $   35,038.63      96.11%        24.09%
$50,001 to $100,000......        75,517.93      84.79         59.08
$100,001 to $150,000.....       124,273.88      82.51         64.08
$150,001 to $200,000.....       173,556.83      80.44         59.45
$200,001 to $250,000.....       223,687.79      80.99         47.62
$250,001 to $300,000.....       272,324.95      81.46         38.76
$300,001 to $350,000.....       321,726.62      82.28         31.28
$350,001 to $400,000.....       373,941.31      82.23         30.26
$400,001 to $450,000.....       424,856.47      83.03         23.75
$450,001 to $500,000.....       477,904.40      82.71         14.16
$500,001 to $550,000.....       522,661.66      83.03          7.28
$550,001 to $600,000.....       573,581.85      83.22         11.30
$600,001 to $650,000.....       629,045.74      84.83         23.04
$650,001 to $700,000.....       677,738.48      81.92          0.00
$700,001 to $750,000.....       725,228.56      84.41         15.79
$750,001 to $800,000.....       794,466.67      87.67          0.00
$800,001 to $850,000.....       831,250.00      84.86         50.38
$850,001 to $900,000.....       873,100.00      82.48        100.00
$950,001 to $1,000,000...     1,000,000.00      80.00        100.00
Greater than or equal to
$1,000,001...............     1,196,729.87      62.34        100.00
                             -------------      -----        ------
    Total:...........        $  198,848.69      82.40%        40.23%
                             =============      =====        ======

         As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $19,788.65 to approximately $1,196,729.87 and the average outstanding principal balance of the Mortgage Loans was approximately $198,848.69.



                                  Loan Program

                                         Aggregate                               Weighted
                         Number of       Principal      Percent of   Weighted     Average
                         Mortgage         Balance        Mortgage     Average     Credit
Program                    Loans        Outstanding        Pool       Coupon       Score
---------------------    ---------   ---------------    ----------   --------    --------
High Street..........      1,091     $186,654,128.52      21.32%      7.252%        616
Main Street..........        444       80,597,698.22       9.21       7.979         575
Wall Street..........      2,867      608,080,118.60      69.47       7.193         670
                                     ---------------     ------       -----         ---
    Total:...........      4,402     $875,331,945.33     100.00%      7.278%        650
                                     ===============     ======       =====         ===


                                        Weighted
                                        Average       Percent
                            Average     Original        Full
Program                     Balance       LTV      Documentation
---------------------     -----------   --------   -------------
High Street..........     $171,085.36    82.44%        68.54%
Main Street..........      181,526.35     80.56        63.76
Wall Street..........      212,096.31     82.63        28.43
                          -----------    -----         -----
    Total:...........     $198,848.69    82.40%        40.23%
                          ===========    =====         =====




                                  Product Types

                                            Aggregate                               Weighted
                             Number of      Principal      Percent of   Weighted     Average
                             Mortgage        Balance        Mortgage     Average     Credit
Product Types                  Loans       Outstanding        Pool       Coupon       Score
--------------------------   ---------   ---------------   ----------   --------    --------
2/28 LIBOR ARM............      1,353    $216,229,600.33      24.70%      7.540%       620
2/28 LIBOR IO ARM.........      1,608     457,723,019.78      52.29       6.963        663
30/15 BALLOON.............        590      33,903,489.21       3.87       9.990        715
3/27 LIBOR ARM............        224      35,600,038.67       4.07       7.560        617
3/27 LIBOR IO ARM.........        219      59,447,365.59       6.79       7.022        657
5/1 TREASURY ARM..........          8       2,461,854.46       0.28       6.684        652
5/1 TREASURY IO ARM.......         31       9,414,839.46       1.08       6.998        663
Fixed.....................        332      51,217,726.16       5.85       7.430        632
Fixed IO..................         37       9,334,011.68       1.07       7.015        651

    Total:................      4,402    $875,331,945.33     100.00%      7.278%       650



                               Average     Weighted
                              Principal    Average       Percent
                               Balance     Original       Full
Product Types                Outstanding     LTV      Documentation
--------------------------   -----------   --------   -------------
2/28 LIBOR ARM............   $159,814.93     81.98%        54.67%
2/28 LIBOR IO ARM.........    284,653.62     82.01         29.47
30/15 BALLOON.............     57,463.54     99.60          8.33
3/27 LIBOR ARM............    158,928.74     82.95         61.28
3/27 LIBOR IO ARM.........    271,449.16     80.88         44.30
5/1 TREASURY ARM..........    307,731.81     70.46         82.96
5/1 TREASURY IO ARM.......    303,704.50     80.94         57.94
Fixed.....................    154,270.26     78.92         68.74
Fixed IO..................    252,270.59     80.22         57.73

    Total:................   $198,848.69     82.40%        40.23%

                               Amortization Types

                                             Aggregate                                Weighted
                             Number of       Principal      Percent of    Weighted     Average
                             Mortgage         Balance        Mortgage      Average     Credit
Amortization Type              Loans        Outstanding        Pool        Coupon       Score
--------------------------   ---------    ---------------   ----------    --------    --------
Fully Amortizing..........    1,917       $305,509,219.61     34.90%        7.517%       622
30/15 Balloon.............      590         33,903,489.21      3.87         9.990        715
5 Year IO.................    1,895        535,919,236.51     61.22         6.971        662
                              -----       ---------------    ------         -----        ---
    Total:................    4,402       $875,331,945.33    100.00%        7.278%       650
                              =====       ===============    ======         =====        ===


                                Average       Weighted
                               Principal      Average       Percent
                                Balance       Original       Full
Amortization Type             Outstanding       LTV      Documentation
--------------------------   ------------     --------   -------------
Fully Amortizing..........   $159,368.40       81.49%      58.03%
30/15 Balloon.............     57,463.54       99.60        8.33
5 Year IO.................    282,806.98       81.83       32.11
                             -----------       -----       -----
    Total:................   $198,848.69       82.40%      40.23%
                             ===========       =====       =====


                   State Distribution of Mortgaged Properties

                                          Aggregate                             Weighted
                           Number of      Principal     Percent of  Weighted     Average
State Distributions of     Mortgage        Balance       Mortgage    Average     Credit
Mortgaged Properties         Loans       Outstanding       Pool      Coupon       Score
-----------------------    ---------    --------------  ----------  --------    --------
Arizona................       312       $59,721,550.45      6.82%     7.326%     636
Arkansas...............        11         1,126,427.17      0.13      8.255      604
California.............     1,168       352,965,791.76     40.32      6.968      668
Colorado...............       176        26,890,143.41      3.07      7.207      650
Connecticut............         4           726,457.84      0.08      7.704      608
Delaware...............         5           825,252.97      0.09      7.941      570
Florida................       356        64,740,916.39      7.40      7.404      641
Georgia................       122        16,463,382.76      1.88      7.349      629
Idaho..................        30         4,164,168.80      0.48      7.211      615
Illinois...............       396        70,626,060.82      8.07      7.739      650
Indiana................        28         2,528,559.72      0.29      8.199      622
Iowa...................        82         7,779,731.23      0.89      8.358      614
Kansas.................        95        10,070,361.44      1.15      7.959      625
Kentucky...............        10           960,461.60      0.11      8.187      592
Louisiana..............         3           222,726.59      0.03      7.882      615
Maine..................         9         1,263,456.50      0.14      7.982      612
Maryland...............        89        21,263,307.20      2.43      7.549      643
Massachusetts..........       100        24,258,316.77      2.77      7.599      637
Michigan...............        75        10,481,578.88      1.20      7.782      631
Minnesota..............        61         9,876,042.32      1.13      7.099      653
Mississippi............         4           483,431.34      0.06      7.436      624
Missouri...............       158        17,960,702.98      2.05      8.002      612
Nebraska...............        25         2,194,950.31      0.25      7.785      631
Nevada.................        69        12,908,651.20      1.47      7.135      635
New Hampshire..........        22         4,158,281.90      0.48      7.388      625
New Jersey.............        28         6,443,533.75      0.74      7.889      639
New Mexico.............         9         1,825,240.26      0.21      7.544      611
North Carolina.........        11         1,340,139.04      0.15      7.370      623
North Dakota...........         1            66,462.91      0.01      8.900      614
Ohio...................         3           459,776.57      0.05      7.929      648
Oklahoma...............        17         2,059,211.04      0.24      7.590      604
Oregon.................        64        10,850,796.53      1.24      7.063      637
Pennsylvania...........        20         3,066,035.35      0.35      7.452      621
Rhode Island...........        19         3,573,456.83      0.41      6.958      659
South Carolina.........         7           987,747.14      0.11      7.175      620
South Dakota...........         1           111,017.17      0.01      7.000      586
Tennessee..............        38         3,928,687.32      0.45      8.189      613
Texas..................       337        35,300,200.30      4.03      7.444      635
Utah...................        35         4,648,423.76      0.53      7.618      639
Vermont................         3           550,381.47      0.06      8.628      639
Washington.............       294        52,919,979.32      6.05      7.249      640
Virginia...............        82        19,501,763.33      2.23      7.351      652
West Virginia..........         4           799,113.44      0.09      8.064      617
Wisconsin..............        17         2,004,893.48      0.23      7.800      609
Wyoming................         2           234,373.97      0.03      6.693      636
                            -----      ---------------    ------      -----      ---
    Total:.............     4,402      $875,331,945.33    100.00%     7.278%     650
                            =====      ================   ======      =====      ===




                            Average     Weighted
                           Principal    Average        Percent
State Distributions of      Balance     Original        Full
Mortgaged Properties      Outstanding     LTV       Documentation
-----------------------  ------------   --------    -------------
Arizona................  $191,415.23      81.85%       58.13%
Arkansas...............   102,402.47      84.44        65.94
California.............   302,196.74      82.29        22.10
Colorado...............   152,784.91      82.15        55.29
Connecticut............   181,614.46      84.66        16.83
Delaware...............   165,050.59      86.49        83.84
Florida................   181,856.51      82.12        36.98
Georgia................   134,945.76      83.05        60.75
Idaho..................   138,805.63      80.89        51.71
Illinois...............   178,348.64      83.01        40.93
Indiana................    90,305.70      82.50        75.71
Iowa...................    94,874.77      84.55        77.96
Kansas.................   106,003.80      83.02        73.51
Kentucky...............    96,046.16      84.10        88.07
Louisiana..............    74,242.20      83.19       100.00
Maine..................   140,384.06      81.28        50.26
Maryland...............   238,913.56      81.84        45.27
Massachusetts..........   242,583.17      82.24        31.36
Michigan...............   139,754.39      84.90        55.86
Minnesota..............   161,902.33      82.60        62.24
Mississippi............   120,857.83      86.54       100.00
Missouri...............   113,675.34      84.24        65.27
Nebraska...............    87,798.01      81.70        77.91
Nevada.................   187,081.90      81.18        70.79
New Hampshire..........   189,012.81      84.32        38.65
New Jersey.............   230,126.21      83.22        32.39
New Mexico.............   202,804.47      82.86       100.00
North Carolina.........   121,830.82      81.96        78.12
North Dakota...........    66,462.91      95.00       100.00
Ohio...................   153,258.86      81.30        54.33
Oklahoma...............   121,130.06      80.80        83.46
Oregon.................   169,543.70      82.11        53.83
Pennsylvania...........   153,301.77      82.21        56.75
Rhode Island...........   188,076.68      81.07        42.40
South Carolina.........   141,106.73      80.99        56.82
South Dakota...........   111,017.17      80.00       100.00
Tennessee..............   103,386.51      86.17        68.51
Texas..................   104,748.37      80.59        63.89
Utah...................   132,812.11      85.87        61.64
Vermont................   183,460.49      85.06        28.11
Washington.............   179,999.93      82.36        58.67
Virginia...............   237,826.38      83.13        42.22
West Virginia..........   199,778.36      88.70       100.00
Wisconsin..............   117,934.91      83.69        85.52
Wyoming................   117,186.99      79.09       100.00
                         -----------      -----       ------
    Total:.............  $198,848.69      82.40%       40.23%
                         ===========      =====       ======

         No more than approximately 0.54% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

                          Original Loan-to-Value Ratios

                                     Aggregate                             Weighted     Average
Range of Original      Number of     Principal     Percent of   Weighted     Average   Principal
Range of Original      Mortgage       Balance       Mortgage    Average      Credit     Balance
Loan-to-Value Ratios     Loans      Outstanding       Pool       Coupon      Score    Outstanding
---------------------  ---------  ---------------  ----------   ---------  ---------  -----------
50.00% or less.......        46     $6,923,348.74      0.79%      7.324%     602      $150,507.58
50.01% to 55.00%.....        22      4,081,985.63      0.47       6.935      606       185,544.80
55.01% to 60.00%.....        42      7,420,580.73      0.85       7.292      598       176,680.49
60.01% to 65.00%.....        41      9,169,038.61      1.05       7.345      609       223,635.09
65.01% to 70.00%.....       115     24,021,461.98      2.74       7.426      613       208,882.28
70.01% to 75.00%.....       197     30,686,609.66      3.51       7.539      608       155,769.59
75.01% to 80.00%.....     1,990    419,828,529.89     47.96       6.986      656       210,969.11
80.01% to 85.00%.....       580    163,173,535.96     18.64       7.071      659       281,333.68
85.01% to 90.00%.....       622    144,721,680.73     16.53       7.501      636       232,671.51
90.01% to 95.00%.....       186     32,795,447.03      3.75       8.040      630       176,319.61
95.01% to 100.00%....       561     32,509,726.36      3.71       9.991      715        57,949.60
                          -----   ---------------    ------       -----      ---      -----------
     Total:..........     4,402   $875,331,945.33    100.00%      7.278%     650      $198,848.69
                          =====   ===============    ======       =====      ===      ===========


                       Weighted
Range of Original       Average       Percent
Range of Original      Original        Full
Loan-to-Value Ratios      LTV      Documentation
---------------------  ---------   -------------
50.00% or less.......    42.27%        62.19%
50.01% to 55.00%.....    53.09         53.90
55.01% to 60.00%.....    58.09         73.37
60.01% to 65.00%.....    62.80         59.27
65.01% to 70.00%.....    68.93         40.78
70.01% to 75.00%.....    73.79         50.12
75.01% to 80.00%.....    79.84         38.92
80.01% to 85.00%.....    84.75         29.45
85.01% to 90.00%.....    89.72         50.81
90.01% to 95.00%.....    94.75         66.92
95.01% to 100.00%....    99.98          8.27
                         -----         -----
     Total:..........    82.40%        40.23%
                         =====         =====

         As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 14.41% to 100.00% and the weighted average Original Loan-to-Value was approximately 82.40%.


                          Combined Loan-to-Value Ratios

                                       Aggregate       Percent                Weighted
                        Number of      Principal          of       Weighted    Average
Range of Combined        Mortgage       Balance        Mortgage    Average     Credit
Loan-to-Value Ratios      Loans       Outstanding        Pool       Coupon      Score
--------------------    ---------   ---------------    --------    --------   --------
50.00% or less......        45        $6,836,444.33       0.78%     7.303%       602
50.01% - 55.00%.....        23         4,168,890.03       0.48      6.978        604
55.01% - 60.00%.....        40         7,247,568.06       0.83      7.276        598
60.01% - 65.00%.....        39         7,868,903.75       0.90      7.475        602
65.01% - 70.00%.....       107        24,484,395.12       2.80      7.345        615
70.01% - 75.00%.....       127        25,547,608.49       2.92      7.559        601
75.01% - 80.00%.....       354        81,245,493.95       9.28      7.378        622
80.01% - 85.00%.....       230        51,641,392.37       5.90      7.446        618
85.01% - 90.00%.....       522       123,012,585.71      14.05      7.517        631
90.01% - 95.00%.....       282        59,341,886.31       6.78      7.609        646
95.01% - 100.00%....     2,633       483,936,777.22      55.29      7.123        671
                         -----      ---------------     ------      -----        ---
    Total:..........     4,402      $875,331,945.33     100.00%     7.278%       650
                         =====      ===============     ======      =====        ===


                          Average     Weighted
                         Principal     Average      Percent
Range of Combined         Balance     Original        Full
Loan-to-Value Ratios    Outstanding      LTV     Documentation
--------------------    -----------   ---------  -------------
50.00% or less......    $151,920.99      42.27%       61.71%
50.01% - 55.00%.....     181,256.09      52.86        54.86
55.01% - 60.00%.....     181,189.20      58.06        74.16
60.01% - 65.00%.....     201,766.76      62.88        53.86
65.01% - 70.00%.....     228,826.12      68.59        42.63
70.01% - 75.00%.....     201,162.27      73.68        47.51
75.01% - 80.00%.....     229,507.05      79.44        43.31
80.01% - 85.00%.....     224,527.79      84.47        54.43
85.01% - 90.00%.....     235,656.29      88.95        50.65
90.01% - 95.00%.....     210,432.22      88.99        50.76
95.01% - 100.00%....     183,796.73      82.86        32.60
                        -----------      -----        -----
    Total:..........    $198,848.69      82.40%       40.23%
                        ===========      =====        =====


         As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 14.41% to 100.00% and the weighted average Combined Loan-to-Value was approximately 92.35%.




                                  Loan Purpose

                                        Aggregate
                          Number of     Principal      Percent of   Weighted     Weighted
                          Mortgage       Balance        Mortgage     Average     Average
Loan Purpose                Loans      Outstanding        Pool       Coupon    Credit Score
-----------------------   ---------  ---------------   ----------   --------   ------------
Purchase...............     2,819    $526,831,575.00      60.19%      7.233%        666
Refinance - Rate/Term..     1,210     262,886,312.91      30.03       7.359         627
Refinance - Cashout....       373      85,614,057.42       9.78       7.311         624
                            -----    ---------------     ------       -----         ---
    Total:.............     4,402    $875,331,945.33     100.00%      7.278%        650
                            =====    ===============     ======       =====         ===


                            Average    Weighted
                           Principal   Average      Percent
                            Balance    Original       Full
Loan Purpose              Outstanding     LTV    Documentation
-----------------------   -----------  --------  -------------
Purchase...............   $186,885.98    83.31%       31.23%
Refinance - Rate/Term..    217,261.42    81.10        54.37
Refinance - Cashout....    229,528.30    80.81        52.27
                          -----------    -----        -----
    Total:.............   $198,848.69    82.40%       40.23%
                          ===========    =====        =====

                          Types of Mortgaged Properties

                                            Aggregate                             Weighted
                              Number of     Principal     Percent of  Weighted     Average
                              Mortgage       Balance       Mortgage   Average      Credit
Property Type                   Loans      Outstanding       Pool       Coupon      Score
---------------------------   ---------  ---------------  ----------  ---------   ---------
Single Family Detached.....     3,059    $592,873,455.08     67.73%     7.288%       648
Planned Unit Development...       718     149,678,982.75      17.10      7.239       645
Two-to-Four Family.........       228      63,479,664.08       7.25      7.306       676
Condominium................       344      61,538,368.64       7.03      7.239       660
Single Family Attached.....        36       4,935,124.04       0.56      7.450       650
Townhouse..................        16       2,421,350.74       0.28      7.399       616
Manufactured Home..........         1         405,000.00       0.05      6.675       637
                                -----    ---------------    ------       -----       ---
     Total:................     4,402    $875,331,945.33    100.00%      7.278%      650
                                =====    ===============    ======       =====       ===


                                Average    Weighted
                               Principal    Average       Percent
                                Balance    Original        Full
Property Type                 Outstanding     LTV      Documentation
---------------------------   -----------  ---------   -------------
Single Family Detached.....   $193,812.83    82.42%        40.69%
Planned Unit Development...    208,466.55    82.21         46.90
Two-to-Four Family.........    278,419.58    82.20         21.23
Condominium................    178,890.61    82.79         37.49
Single Family Attached.....    137,086.78    82.18         51.31
Townhouse..................    151,334.42    86.16         68.65
Manufactured Home..........    405,000.00    69.83          0.00
                              -----------    -----         -----
     Total:................   $198,848.69    82.40%        40.23%
                              ===========    =====         =====



                              Documentation Summary

                                              Aggregate      Percent              Weighted
                               Number of      Principal         of     Weighted    Average
                                Mortgage       Balance       Mortgage  Average     Credit
Documentation                    Loans       Outstanding       Pool     Coupon      Score
----------------------------   ---------   ---------------  ---------  --------   --------
Full Documentation..........      2,089    $352,187,174.19    40.23%    7.232%       616
Stated Income Wage Earner...      1,359     282,374,251.62    32.26     7.361        685
Stated Income Self-Employed.        668     168,594,954.14    19.26     7.247        674
12 Month Bank Statements....        203      49,885,870.43     5.70     7.255        623
24 Month Bank Statements....         66      18,378,201.00     2.10     7.255        618
Limited Documentation.......         17       3,911,493.95     0.45     7.254        653
                                  -----    ---------------   ------     -----        ---
     Total:.................      4,402    $875,331,945.33   100.00%    7.278%       650
                                  =====    ===============   ======     =====        ===


                                 Average    Weighted
                                Principal    Average      Percent
                                 Balance    Original        Full
Documentation                  Outstanding     LTV     Documentation
----------------------------   -----------  --------   -------------
Full Documentation..........   $168,591.28    81.82%      100.00%
Stated Income Wage Earner...    207,780.91    83.11         0.00
Stated Income Self-Employed.    252,387.66    82.41         0.00
12 Month Bank Statements....    245,743.20    82.51         0.00
24 Month Bank Statements....    278,457.59    82.74         0.00
Limited Documentation.......    230,087.88    80.47         0.00
                               -----------    -----        -----
     Total:.................   $198,848.69    82.40%       40.23%
                               ===========    =====        =====


                                 Occupancy Types


                                              Aggregate      Percent              Weighted
                               Number of      Principal         of     Weighted    Average
                                Mortgage       Balance       Mortgage  Average     Credit
Occupancy                        Loans       Outstanding       Pool     Coupon      Score
----------------------------   ---------   ---------------  ---------  --------   --------
Primary Home................    4,280      $852,772,358.52     97.42%     7.267%      650
Investment Property.........      122        22,559,586.82      2.58      7.725       663
                                -----      ---------------    ------      -----       ---
      Total:................    4,402      $875,331,945.33    100.00%     7.278%      650
                                =====      ===============    ======      =====       ===


                                 Average    Weighted
                                Principal    Average      Percent
                                 Balance    Original        Full
Occupancy                      Outstanding     LTV     Documentation
----------------------------   -----------  --------   -------------
Primary Home................    $199,245.88     82.56%      40.53%
Investment Property.........     184,914.65     76.33       29.16
                                -----------     -----       -----
      Total:................    $198,848.69     82.40%      40.23%
                                ===========     =====       =====

         The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.




                            Mortgage Loan Age Summary


                                              Aggregate      Percent              Weighted
                               Number of      Principal         of     Weighted    Average
                                Mortgage       Balance       Mortgage  Average     Credit
Mortgage Loan Age (Months)       Loans       Outstanding       Pool     Coupon      Score
----------------------------   ---------   ---------------  ---------  --------   --------
0...........................      254       $47,262,977.00     5.40%     7.432%       663
1...........................    1,980       397,027,734.90    45.36      7.275        653
2...........................    1,627       308,349,839.92    35.23      7.347        645
3...........................      523       118,087,634.65    13.49      7.066        648
4...........................       17         4,542,933.47     0.52      6.834        635
5...........................        1            60,825.39     0.01      8.850        553
                                -----      ---------------   ------      -----        ---
     Total:.................    4,402      $875,331,945.33   100.00%     7.278%       650
                                =====      ===============   ======      =====        ===


                                 Average    Weighted
                                Principal    Average      Percent
                                 Balance    Original        Full
Mortgage Loan Age (Months)     Outstanding     LTV     Documentation
----------------------------   -----------  --------   -------------
0...........................      $186,074.71   82.38%      32.00%
1...........................       200,519.06   82.47       39.73
2...........................       189,520.49   82.30       41.99
3...........................       225,788.98   82.54       40.84
4...........................       267,231.38   80.30       34.24
5...........................        60,825.39   72.62      100.00
                                  -----------   -----      ------
     Total:.................      $198,848.69   82.40%      40.23%
                                  ===========   =====      ======


         As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

                        Original Prepayment Penalty Term

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
Original Prepayment             Mortgage       Balance        Mortgage   Average     Credit
Penalty Term                     Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------

None........................    1,001      $158,264,952.06     18.08%      7.879%       645
6 Months....................       91         9,853,157.07      1.13       7.907        624
12 Months...................       72        20,384,220.19      2.33       7.407        667
24 Months...................    2,726       586,881,337.93     67.05       7.124        653
30 Months...................        1           180,000.00      0.02       7.450        597
36 Months...................      511        99,768,278.08     11.40       7.141        642
                                -----      ---------------    ------       -----        ---
    Total:..................    4,402      $875,331,945.33    100.00%      7.278%       650
                                =====      ===============    ======       =====        ===


                                  Average     Weighted
                                 Principal     Average      Percent
Original Prepayment               Balance     Original        Full
Penalty Term                    Outstanding      LTV     Documentation
----------------------------    -----------   --------   -------------

None........................    $158,106.85     83.47%        41.39%
6 Months....................     108,276.45     82.65         74.83
12 Months...................     283,114.17     82.52         32.35
24 Months...................     215,290.29     82.47         36.30
30 Months...................     180,000.00     80.00        100.00
36 Months...................     195,241.25     80.24         59.62
                                -----------     -----        ------
    Total:..................    $198,848.69     82.40%        40.23%
                                ===========     =====        ======


         The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 25 months.


                                  Credit Scores


                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Range of Credit Scores           Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
501 to 525..................       33        $5,477,627.92     0.63%     8.856%       518
526 to 550..................      139        22,080,956.18     2.52      8.354        541
551 to 575..................      343        60,970,897.74     6.97      7.952        563
576 to 600..................      518        89,917,573.45    10.27      7.358        589
601 to 625..................      622       124,443,496.37    14.22      7.201        613
626 to 650..................      599       125,417,296.26    14.33      7.103        638
651 to 675..................      606       154,070,668.07    17.60      7.010        664
676 to 700..................      693       133,027,066.28    15.20      7.262        687
701 to 725..................      425        79,469,121.77     9.08      7.243        712
726 to 750..................      236        45,623,495.49     5.21      7.198        736
751 to 775..................      119        23,147,695.44     2.64      7.326        761
776 to 800..................       64         9,855,458.47     1.13      7.357        785
801 to 825..................        5         1,830,591.90     0.21      6.747        805
                                -----      ---------------   ------      -----        ---
    Total:..................    4,402      $875,331,945.33   100.00%     7.278%       650
                                =====      ===============   ======      =====        ===


                                 Average     Weighted
                                Principal     Average      Percent
                                 Balance     Original        Full
Range of Credit Scores         Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
501 to 525..................   $165,988.72     72.72%       81.21%
526 to 550..................    158,855.80     79.09        73.16
551 to 575..................    177,757.72     81.05        72.88
576 to 600..................    173,586.05     80.57        75.09
601 to 625..................    200,069.93     81.87        68.17
626 to 650..................    209,377.79     81.91        50.09
651 to 675..................    254,242.03     82.07        25.98
676 to 700..................    191,958.25     83.89        11.60
701 to 725..................    186,986.17     84.56         9.66
726 to 750..................    193,319.90     84.74        10.21
751 to 775..................    194,518.45     84.45        13.35
776 to 800..................    153,991.54     84.52         6.29
801 to 825..................    366,118.38     86.28        25.22
                               -----------     -----        -----
    Total:..................   $198,848.69     82.40%       40.23%
                               ===========     =====        =====

         The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 502 to 815 and the weighted average Credit Score of the Mortgage Loans that were scored As of the Cut-off Date was approximately 650.




                              Credit Grade Summary

                                              Aggregate       Percent
                               Number of      Principal          of      Weighted
                                Mortgage       Balance        Mortgage   Average
Credot Grade                     Loans       Outstanding        Pool      Coupon
----------------------------   ---------   ---------------   ---------   --------
A..........................     4,110      $818,412,229.16    93.50%     7.228%
A-.........................       147        32,214,981.32     3.68      7.752
B..........................        96        17,305,012.54     1.98      7.937
C..........................        36         5,431,098.21     0.62      8.996
D..........................        13         1,968,624.11     0.22      9.789
                                -----      ---------------   ------      -----
     Total:................     4,402      $875,331,945.33   100.00%     7.278%
                                =====      ===============   ======      =====


                               Weighted    Average     Weighted
                                Average   Principal     Average      Percent
                                Credit     Balance     Original        Full
Credot Grade                     Score   Outstanding      LTV     Documentation
----------------------------   --------  -----------   --------   -------------
A..........................      655     $199,127.06    82.83%        38.62%
A-.........................      592      219,149.53    79.71         59.83
B..........................      577      180,260.55    72.64         62.34
C..........................      563      150,863.84    70.44         75.27
D..........................      555      151,432.62    67.49        100.00
                                 ---     -----------    -----        ------
     Total:................      650     $198,848.69    82.40%        40.23%
                                 ===     ===========    =====        ======

                                  Gross Margins

                                              Aggregate       Percent
                               Number of      Principal          of      Weighted
                                Mortgage       Balance        Mortgage   Average
Gross Margins                    Loans       Outstanding        Pool      Coupon
----------------------------   ---------   ---------------   ---------   --------
2.501% to 3.000%...........         4          $568,912.57     0.07%     7.400%
3.001% to 3.500%...........         5           697,013.10     0.09      7.373
3.501% to 4.000%...........       130        21,730,998.77     2.78      7.387
4.001% to 4.500%...........         5           956,977.46     0.12      7.245
4.501% to 5.000%...........         2           869,029.40     0.11      6.570
5.001% to 5.500%...........       754       192,941,611.12    24.71      7.094
5.501% to 6.000%...........     1,779       443,455,483.16    56.79      7.060
6.001% to 6.500%...........       763       119,540,837.70    15.31      7.557
6.501% to 7.000%...........         1           115,855.00     0.01      6.850
                                -----      ---------------   ------      -----
     Total:................     3,443      $780,876,718.29   100.00%     7.154%
                                =====      ===============   ======      =====


                               Weighted    Average     Weighted
                                Average   Principal     Average      Percent
                                Credit     Balance     Original        Full
Gross Margins                    Score   Outstanding      LTV     Documentation
----------------------------   --------  -----------   --------   -------------
2.501% to 3.000%...........      624     $142,228.14     81.70%      100.00%
3.001% to 3.500%...........      663      139,402.62     80.00        29.24
3.501% to 4.000%...........      656      167,161.53     80.37        45.81
4.001% to 4.500%...........      646      191,395.49     80.25        28.27
4.501% to 5.000%...........      678      434,514.70     85.55         0.00
5.001% to 5.500%...........      631      255,890.73     82.76        53.97
5.501% to 6.000%...........      657      249,272.33     81.77        31.66
6.001% to 6.500%...........      645      156,672.13     81.31        44.45
6.501% to 7.000%...........      634      115,855.00     85.00       100.00
                                 ---     -----------     -----       ------
     Total:................      648     $226,801.25     81.91%       39.54%
                                 ===     ===========     =====       ======

         As of the Cut-off Date, the Gross Margins for the Adjustable Rate Mortgage Loans ranged from 3.000% per annum to 6.750% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.729% per annum.

                             Maximum Mortgage Rates


                                              Aggregate       Percent
                               Number of      Principal          of      Weighted
Range of                        Mortgage       Balance        Mortgage   Average
Maximum Mortgage Rates           Loans       Outstanding        Pool      Coupon
----------------------------   ---------   ---------------   ---------   --------
12.001% to 12.500%..........      565      $163,792,617.59    20.98%     6.385%
12.501% to 13.000%..........    1,079       272,987,978.04    34.96      6.812
13.001% to 13.500%..........      676       148,758,883.15    19.05      7.301
13.501% to 14.000%..........      578       116,733,940.00    14.95      7.778
14.001% to 14.500%..........      212        36,473,454.18     4.67      8.300
14.501% to 15.000%..........      178        25,320,255.76     3.24      8.777
15.001% to 15.500%..........       75         8,748,752.32     1.12      9.307
15.501% to 16.000%..........       50         5,340,258.61     0.68      9.774
16.001% to 16.500%..........       24         2,166,217.49     0.28     10.346
16.501% to 17.000%..........        6           554,361.15     0.07     10.563
                                -----      ---------------   ------      -----
     Total:.................    3,443      $780,876,718.29   100.00%     7.154%
                                =====      ===============   ======      =====


                               Weighted    Average     Weighted
                                Average   Principal     Average      Percent
Range of                        Credit     Balance     Original        Full
Maximum Mortgage Rates           Score   Outstanding      LTV     Documentation
----------------------------   --------  -----------   --------   -------------
12.001% to 12.500%..........     670     $289,898.44    80.60%        42.44%
12.501% to 13.000%..........     661      253,000.91    81.17         36.00
13.001% to 13.500%..........     649      220,057.52    82.18         37.78
13.501% to 14.000%..........     627      201,961.83    83.43         36.49
14.001% to 14.500%..........     601      172,044.60    85.14         47.88
14.501% to 15.000%..........     594      142,248.63    86.04         55.79
15.001% to 15.500%..........     569      116,650.03    81.96         63.38
15.501% to 16.000%..........     557      106,805.17    80.96         65.70
16.001% to 16.500%..........     543       90,259.06    73.69         57.61
16.501% to 17.000%..........     529       92,393.53    76.06         57.27
                                 ---     -----------     -----       ------
     Total:.................     648     $226,801.25    81.91%        39.54%
                                 ===     ===========     =====       ======

         As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 12.150% per annum to 16.600% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 13.154% per annum.




                            Next Rate Adjustment Date

                                              Aggregate       Percent
                               Number of      Principal          of      Weighted
                                Mortgage       Balance        Mortgage   Average
Next Rage Adjustment Date        Loans       Outstanding        Pool      Coupon
----------------------------   ---------   ---------------   ---------   --------
July 2007..................         6        $1,777,928.71     0.23%     6.879%
August 2007................       279        76,007,127.57     9.73      6.893
September 2007.............     1,060       225,669,788.63    28.90      7.227
October 2007...............     1,438       331,172,188.20    42.41      7.142
November 2007..............       178        39,325,587.00     5.04      7.244
June 2008..................         1            60,825.39     0.01      8.850
July 2008..................         7         1,926,082.82     0.25      6.669
August 2008................       132        29,871,117.00     3.83      7.054
September 2008.............       208        43,139,481.13     5.52      7.374
October 2008...............        91        19,454,457.93     2.49      7.205
November 2008..............         4           595,440.00     0.08      6.987
August 2010................         6         2,398,629.33     0.31      6.662
September 2010.............        15         3,060,670.13     0.39      6.771
October 2010...............        15         5,572,294.46     0.71      7.148
November 2010..............         3           845,100.00     0.11      6.874
                                -----      ---------------   ------      -----
     Total:................     3,443      $780,876,718.29   100.00%     7.154%
                                =====      ===============   ======      =====


                               Weighted    Average     Weighted
                                Average   Principal     Average      Percent
                                Credit     Balance     Original        Full
Next Rage Adjustment Date        Score   Outstanding      LTV     Documentation
----------------------------   --------  -----------   --------   -------------
July 2007..................      638     $296,321.45    81.85%         12.37%
August 2007................      649      272,426.98    83.14          37.20
September 2007.............      645      212,896.03    81.89          37.58
October 2007...............      651      230,300.55    81.82          38.59
November 2007..............      659      220,930.26    81.93          30.55
June 2008..................      553       60,825.39    72.62         100.00
July 2008..................      623      275,154.69    79.85          34.11
August 2008................      639      226,296.34    80.57          46.05
September 2008.............      639      207,401.35    81.97          55.12
October 2008...............      655      213,785.25    82.86          49.20
November 2008..............      687      148,860.00    81.04          54.20
August 2010................      639      399,771.55    67.09         100.00
September 2010.............      669      204,044.68    81.12          53.33
October 2010...............      663      371,486.30    82.57          51.48
November 2010..............      673      281,700.00    78.33          70.71
                                 ---     -----------     -----       ------
     Total:................      648     $226,801.25    81.91%         39.54%
                                 ===     ===========     =====       ======

                     The Group 1 Statistical Mortgage Loans

            Mortgage Rates for the Group 1 Statistical Mortgage Loans



                                              Aggregate       Percent
                               Number of      Principal          of      Weighted
                                Mortgage       Balance        Mortgage   Average
Range of Mortgage Rates          Loans       Outstanding        Pool      Coupon
----------------------------   ---------   ---------------   ---------   --------
6.001% to 6.500%............      231       $48,288,138.85    15.47%     6.380%
6.501% to 7.000%............      500        95,568,920.68    30.62      6.820
7.001% to 7.500%............      353        62,086,169.98    19.90      7.305
7.501% to 8.000%............      320        55,147,238.38    17.67      7.795
8.001% to 8.500%............      134        19,572,282.57     6.27      8.293
8.501% to 9.000%............      129        14,509,217.50     4.65      8.784
9.001% to 9.500%............       75         5,488,523.67     1.76      9.345
9.501% to 10.000%...........      103         5,942,824.46     1.90      9.838
10.001% to 10.500%..........       77         3,599,509.83     1.15     10.315
10.501% to 11.000%..........       42         1,860,404.09     0.60     10.674
                                -----      ---------------   ------      -----
     Total:.................    1,964      $312,063,230.01   100.00%     7.370%
                                =====      ===============   ======      =====


                               Weighted    Average      Weighted
                                Average   Principal      Average      Percent
                                Credit     Balance      Original        Full
Range of Mortgage Rates          Score   Outstanding       LTV     Documentation
----------------------------   --------  -----------    --------   -------------
6.001% to 6.500%............     656       $209,039.56   78.91%        76.16%
6.501% to 7.000%............     654        191,137.84   79.85         57.33
7.001% to 7.500%............     642        175,881.50   80.31         52.94
7.501% to 8.000%............     628        172,335.12   82.65         43.73
8.001% to 8.500%............     614        146,061.81   84.74         48.88
8.501% to 9.000%............     607        112,474.55   85.06         49.52
9.001% to 9.500%............     623         73,180.32   85.02         60.61
9.501% to 10.000%...........     643         57,697.32   91.71         42.52
10.001% to 10.500%..........     660         46,746.88   91.70         35.66
10.501% to 11.000%..........     674         44,295.34   93.86         10.89
                                 ---       -----------   -----         -----
     Total:.................     642       $158,891.66   81.38%        55.32%
                                 ===       ===========   =====         =====

         As of the Cut-off Date, Mortgage Rates borne by the Group 1 Mortgage Loans ranged from 6.150% per annum to 10.990% per annum and the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 7.370% per annum.


                    Lien Type for the Group 1 Mortgage Loans


                                              Aggregate       Percent
                               Number of      Principal          of      Weighted
                                Mortgage       Balance        Mortgage   Average
Lien Type                        Loans       Outstanding        Pool      Coupon
----------------------------   ---------   ---------------   ---------   --------
tion
First.......................    1,719      $302,875,953.71    97.06%     7.290%
Second......................      245         9,187,276.30     2.94      9.989
                                -----      ---------------   ------      -----
     Total:.................    1,964      $312,063,230.01   100.00%     7.370%
                                =====      ===============   ======      =====


                               Weighted    Average     Weighted
                                Average   Principal     Average      Percent
                                Credit     Balance     Original        Full
Lien Type                        Score   Outstanding      LTV     Documentation
----------------------------   --------  -----------   --------   -------------
tion
First.......................     640     $176,193.11     80.83%       56.38%
Second......................     717       37,499.09     99.36        20.37
                                 ---     -----------     -----        -----
     Total:.................     642     $158,891.66     81.38%       55.32%
                                 ===      ==========     =====        =====




          Outstanding Mortgage Loan Principal Balances for the Group 1
                           Statistical Mortgage Loans

                                              Aggregate       Percent
Range of Outstanding           Number of      Principal          of      Weighted
Mortgage Loan                   Mortgage       Balance        Mortgage   Average
Principal Balances               Loans       Outstanding        Pool      Coupon
----------------------------   ---------   ---------------   ---------   --------
$50,000 or less............       214      $7,252,068.43      2.32%      9.892%
$50,001 to $100,000........       362      27,413,211.46      8.78       8.125
$100,001 to $150,000.......       437      54,831,057.46     17.57       7.377
$150,001 to $200,000.......       377      65,693,842.12     21.05       7.251
$200,001 to $250,000.......       235      52,624,235.49     16.86       7.264
$250,001 to $300,000.......       172      46,920,024.00     15.04       7.195
$300,001 to $350,000.......       123      39,657,818.01     12.71       6.996
$350,001 to $400,000.......        26       9,409,166.01      3.02       7.148
$400,001 to $450,000.......        12       4,979,603.61      1.60       7.409
$450,001 to $500,000.......         2         985,671.15      0.32       6.878
$500,001 to $550,000.......         1         531,000.00      0.17       7.250
$550,001 to $600,000.......         3       1,765,532.26      0.57       7.037
                                -----    ---------------    ------       -----
     Total:................     1,964    $312,063,230.01    100.00%      7.370%
                                =====    ===============    ======       =====


                               Weighted    Average     Weighted
Range of Outstanding            Average   Principal     Average      Percent
Mortgage Loan                   Credit     Balance     Original        Full
Principal Balances               Score   Outstanding      LTV     Documentation
----------------------------   --------  -----------   --------   -------------
$50,000 or less............    710       $33,888.17    98.11%        26.09%
$50,001 to $100,000........    629        75,727.10    81.61         69.54
$100,001 to $150,000.......    639       125,471.53    81.48         67.22
$150,001 to $200,000.......    641       174,254.22    79.75         57.87
$200,001 to $250,000.......    639       223,932.92    80.40         55.45
$250,001 to $300,000.......    640       272,790.84    80.49         53.49
$300,001 to $350,000.......    640       322,421.28    82.09         42.72
$350,001 to $400,000.......    659       361,891.00    84.78         41.66
$400,001 to $450,000.......    662       414,966.97    82.33         33.55
$450,001 to $500,000.......    677       492,835.57    87.52          0.00
$500,001 to $550,000.......    712       531,000.00    90.00          0.00
$550,001 to $600,000.......    700       588,510.75    76.41          0.00
                               ---      -----------    -----         -----
     Total:................    642      $158,891.66    81.38%        55.32%
                               ===      ===========    =====         =====

         As of the Cut-off Date, the outstanding principal balances of the Group 1 Mortgage Loans ranged from approximately $19,788.65 to approximately $600,000.00 and the average outstanding principal balance of the Group 1 Mortgage Loans was approximately $158,891.66.

             Loan Program for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Program                          Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
High Street...........            475       $70,727,252.77      22.66%     7.297%      621
Main Street...........            239        39,787,974.92      12.75      7.954       576
Wall Street...........          1,250       201,548,002.32      64.59      7.280       663
                                -----      ---------------     ------      -----       ---
     Total:...........          1,964      $312,063,230.01     100.00%     7.370%      642
                                =====      ===============     ======      =====       ===


                                 Average      Weighted
                                Principal      Average       Percent
                                 Balance      Original         Full
Program                        Outstanding       LTV      Documentation
----------------------------   -----------    --------    -------------
High Street...........           $148,899.48    82.22%        76.57%
Main Street...........            166,476.88    80.53         72.11
Wall Street...........            161,238.40    81.25         44.55
                                 -----------    -----         -----
     Total:...........           $158,891.66    81.38%        55.32%
                                 ===========    =====         =====


            Product Types for the Group 1 Statistical Mortgage Loans


                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Product Types                    Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
2/28 LIBOR ARM............       531      $75,580,749.84     24.22%     7.593%       629
2/28 LIBOR IO ARM.........       763      156,269,362.19     50.08      7.122        645
30/15 BALLOON.............       244        9,158,358.30      2.93      9.989        717
3/27 LIBOR ARM............       100       14,311,401.70      4.59      7.607        623
3/27 LIBOR IO ARM.........       128       25,644,450.73      8.22      7.151        644
5/1 TREASURY ARM..........         5          975,245.02      0.31      6.946        661
5/1 TREASURY IO ARM.......        19        3,893,219.46      1.25      6.947        671
Fixed.....................       148       20,766,851.39      6.65      7.534        632
Fixed IO..................        26        5,463,591.38      1.75      7.139        657
                               -----     ---------------    ------      -----        ---
     Total:...............     1,964     $312,063,230.01    100.00%     7.370%       642
                               =====     ===============    ======      =====        ===


                                 Average     Weighted
                                Principal     Average      Percent
                                 Balance     Original        Full
Product Types                  Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
2/28 LIBOR ARM............     $142,336.63    81.99%       56.66%
2/28 LIBOR IO ARM.........      204,809.12    80.78        51.93
30/15 BALLOON.............       37,534.26    99.36        20.43
3/27 LIBOR ARM............      143,114.02    82.56        62.53
3/27 LIBOR IO ARM.........      200,347.27    79.99        60.23
5/1 TREASURY ARM..........      195,049.00    77.58        56.98
5/1 TREASURY IO ARM.......      204,906.29    75.97        67.43
Fixed.....................      140,316.56    78.26        74.33
Fixed IO..................      210,138.13    79.72        69.22
                               -----------    -----        -----
     Total:...............     $158,891.66    81.38%       55.32%
                               ===========    =====        =====


          Amortization Type for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Amortization Types               Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
Fully Amortizing........          784     $111,634,247.95      35.77%      7.578%      629
30/15 Balloon...........          244       9,158,358.30        2.93       9.989       717
5 Year IO...............          936     191,270,623.76       61.29       7.123       646
                                -----     ---------------     ------       -----       ---
     Total:.............        1,964     $312,063,230.01     100.00%      7.370%      642
                                =====     ===============     ======       =====       ===


                                 Average     Weighted
                                Principal     Average      Percent
                                 Balance     Original        Full
Amortization Types             Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
Fully Amortizing........       $142,390.62     81.33%       60.70%
30/15 Balloon...........         37,534.26     99.36        20.43
5 Year IO...............        204,348.96     80.54        53.85
                               -----------     -----        -----
     Total:.............       $158,891.66     81.38%       55.32%
                               ===========     =====        =====

               State Distribution of Mortgaged Properties for the
                       Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
State Distributions             Mortgage       Balance        Mortgage   Average     Credit
of Mortgaged Properties          Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
Arizona...............             166     $27,154,063.31     8.70%      7.429%      634
Arkansas..............               4         322,798.02     0.10       8.505       573
California............             295      72,681,200.19    23.29       6.947       643
Colorado..............             131      18,695,459.28     5.99       7.236       658
Connecticut...........               1         147,200.00     0.05       8.900       550
Florida...............             132      19,318,661.42     6.19       7.392       643
Georgia...............              64       7,963,703.07     2.55       7.436       628
Idaho.................              11       1,353,645.29     0.43       7.207       623
Illinois..............             220      34,169,558.09    10.95       7.741       648
Indiana...............              12       1,056,284.70     0.34       7.954       630
Iowa..................              36       3,384,728.37     1.08       8.324       610
Kansas................              47       4,782,021.21     1.53       8.054       630
Kentucky..............               2         228,000.87     0.07       9.002       552
Louisiana.............               1         113,855.59     0.04       8.300       641
Maine.................               3         202,948.36     0.07       8.683       600
Maryland..............              55      10,730,327.42     3.44       7.687       646
Massachusetts.........              56      11,491,140.49     3.68       7.601       649
Michigan..............              45       5,779,306.96     1.85       7.793       638
Minnesota.............              43       6,406,719.90     2.05       7.134       654
Mississippi...........               2         196,248.61     0.06       7.369       640
Missouri..............              80       7,818,584.25     2.51       8.095       610
Nebraska..............              17       1,415,790.44     0.45       7.816       648
Nevada................              43       7,687,365.56     2.46       7.095       645
New Hampshire.........              13       1,922,691.16     0.62       7.328       645
New Jersey............              13       2,559,290.98     0.82       7.763       666
New Mexico............               2         246,831.78     0.08       7.959       629
North Carolina........               6         764,817.10     0.25       7.396       626
Ohio..................               2         371,876.12     0.12       7.711       670
Oklahoma..............               5         478,723.31     0.15       7.629       602
Oregon................              34       5,165,565.58     1.66       7.225       654
Pennsylvania..........               4         501,570.90     0.16       7.380       603
Rhode Island..........              10       2,253,985.94     0.72       6.784       645
South Carolina........               1         123,250.00     0.04       7.250       626
South Dakota..........               1         111,017.17     0.04       7.000       586
Tennessee.............              16       1,405,113.27     0.45       8.524       617
Texas.................             142      12,266,467.34     3.93       7.541       640
Utah..................              19       2,024,679.10     0.65       7.520       634
Vermont...............               3         550,381.47     0.18       8.628       639
Washington............             173      28,175,665.92     9.03       7.198       645
Virginia..............              38       7,887,522.97     2.53       7.179       650
West Virginia.........               3         597,251.75     0.19       8.119       614
Wisconsin.............              12       1,398,916.76     0.45       7.796       620
Wyoming...............               1         158,000.00     0.05       6.550       633
                                 -----    ---------------   ------       -----       ---
     Total:...........           1,964    $312,063,230.01   100.00%      7.370%      642
                                 =====    ===============   ======       =====       ===




                                 Average     Weighted
                                Principal     Average      Percent
State Distributions              Balance     Original        Full
of Mortgaged Properties        Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
Arizona...............          $163,578.69     81.68%       65.21%
Arkansas..............            80,699.50     88.59       100.00
California............           246,376.95     78.01        47.51
Colorado..............           142,713.43     82.69        53.46
Connecticut...........           147,200.00     80.00         0.00
Florida...............           146,353.50     81.37        50.32
Georgia...............           124,432.86     82.89        72.15
Idaho.................           123,058.66     80.21        45.39
Illinois..............           155,316.17     82.83        43.81
Indiana...............            88,023.73     84.07        71.08
Iowa..................            94,020.23     82.99        75.24
Kansas................           101,745.13     82.69        69.13
Kentucky..............           114,000.44     89.41       100.00
Louisiana.............           113,855.59     95.00       100.00
Maine.................            67,649.45     91.42        37.25
Maryland..............           195,096.86     80.22        47.84
Massachusetts.........           205,198.94     82.59        38.44
Michigan..............           128,429.04     85.57        58.64
Minnesota.............           148,993.49     82.46        63.33
Mississippi...........            98,124.30     84.10       100.00
Missouri..............            97,732.30     84.85        76.17
Nebraska..............            83,281.79     83.63        77.69
Nevada................           178,775.94     80.41        66.26
New Hampshire.........           147,899.32     86.25        50.70
New Jersey............           196,868.54     81.32        35.72
New Mexico............           123,415.89     81.86       100.00
North Carolina........           127,469.52     83.50        89.28
Ohio..................           185,938.06     81.60        43.53
Oklahoma..............            95,744.66     83.14        84.61
Oregon................           151,928.40     82.84        48.37
Pennsylvania..........           125,392.72     82.01        75.97
Rhode Island..........           225,398.59     79.34        51.97
South Carolina........           123,250.00     85.00       100.00
South Dakota..........           111,017.17     80.00       100.00
Tennessee.............            87,819.58     85.80        75.67
Texas.................            86,383.57     80.95        58.43
Utah..................           106,562.06     85.17        78.10
Vermont...............           183,460.49     85.06        28.11
Washington............           162,865.12     82.73        69.92
Virginia..............           207,566.39     81.82        43.98
West Virginia.........           199,083.92     90.47       100.00
Wisconsin.............           116,576.40     82.37        79.25
Wyoming...............           158,000.00     79.00       100.00
                                -----------     -----       ------
     Total:...........          $158,891.66     81.38%       55.32%
                                ===========     =====       ======

         No more than approximately 0.53% of the Group 1 Mortgage Loans will be secured by mortgaged properties located in any one zip code.

    Original Loan-to-Value Ratios for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
Range of Original               Mortgage       Balance        Mortgage   Average     Credit
Loan-to-Value Ratios             Loans       Outstanding        Pool      Coupon      Score
----------------------         ---------   ---------------   ---------   --------   --------
50.00% or less........             25      $4,234,662.81        1.36%     7.222%       606
50.01% to 55.00%......             14       3,074,059.45        0.99      6.882        614
55.01% to 60.00%......             26       4,660,273.60        1.49      7.383        605
60.01% to 65.00%......             22       4,202,627.90        1.35      7.394        624
65.01% to 70.00%......             63      12,106,007.09        3.88      7.473        619
70.01% to 75.00%......            104      14,579,235.29        4.67      7.447        612
75.01% to 80.00%......            873     149,014,659.62       47.75      7.081        652
80.01% to 85.00%......            223      42,242,828.12       13.54      7.303        642
85.01% to 90.00%......            292      55,714,974.15       17.85      7.601        631
90.01% to 95.00%......             85      13,369,976.01        4.28      8.064        621
95.01% to 100.00%.....            237       8,863,925.97        2.84      9.987        718
                                -----    ---------------      ------      -----        ---
      Total:..........          1,964    $312,063,230.01      100.00%     7.370%       642
                                =====    ===============      ======      =====        ===


                              Average     Weighted
                             Principal     Average      Percent
Range of Original             Balance     Original        Full
Loan-to-Value Ratios        Outstanding      LTV     Documentation
----------------------      -----------   --------   -------------
50.00% or less........      $169,386.51     43.08%       52.33%
50.01% to 55.00%......       219,575.68     53.13        50.49
55.01% to 60.00%......       179,241.29     57.83        65.51
60.01% to 65.00%......       191,028.54     62.62        65.95
65.01% to 70.00%......       192,158.84     68.99        43.25
70.01% to 75.00%......       140,184.95     73.78        57.51
75.01% to 80.00%......       170,692.62     79.76        53.23
80.01% to 85.00%......       189,429.72     84.53        52.25
85.01% to 90.00%......       190,804.71     89.73        63.00
90.01% to 95.00%......       157,293.84     94.59        83.33
95.01% to 100.00%.....        37,400.53     99.94        20.32
                            -----------     -----        -----
      Total:..........      $158,891.66     81.38%       55.32%
                            ===========     =====        =====

         As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 1 Mortgage Loans ranged from 30.33% to 100.00% and the weighted average Original Loan-to-Value of the Group 1 Mortgage Loans was approximately 81.38%.


    Combined Loan-to-Value Ratios for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
Range of Combined               Mortgage       Balance        Mortgage   Average     Credit
Loan-to-Value Ratios             Loans       Outstanding        Pool      Coupon      Score
---------------------          ---------   ---------------   ---------   --------   --------
50.00% or less.......             24        $4,147,758.40       1.33%     7.185%       607
50.01% - 55.00%......             15         3,160,963.85       1.01      6.940        612
55.01% - 60.00%......             26         4,660,273.60       1.49      7.383        605
60.01% - 65.00%......             21         4,099,222.90       1.31      7.398        622
65.01% - 70.00%......             57        11,538,926.42       3.70      7.393        620
70.01% - 75.00%......             68        11,969,613.18       3.84      7.436        607
75.01% - 80.00%......            196        38,908,209.09      12.47      7.431        629
80.01% - 85.00%......            119        22,154,986.64       7.10      7.468        627
85.01% - 90.00%......            243        47,990,428.29      15.38      7.578        631
90.01% - 95.00%......            122        21,257,701.59       6.81      7.704        635
95.01% - 100.00%.....          1,073       142,175,146.04      45.56      7.223        661
                               -----      ---------------     ------      -----        ---
     Total:..........          1,964      $312,063,230.01     100.00%     7.370%       642
                               =====      ===============     ======      =====        ===


                                 Average     Weighted
                                Principal     Average      Percent
Range of Combined                Balance     Original        Full
Loan-to-Value Ratios           Outstanding      LTV     Documentation
---------------------          -----------   --------   -------------
50.00% or less.......          $172,823.27     43.09%       51.33%
50.01% - 55.00%......           210,730.92     52.84        51.85
55.01% - 60.00%......           179,241.29     57.83        65.51
60.01% - 65.00%......           195,201.09     62.63        67.61
65.01% - 70.00%......           202,437.31     68.95        42.01
70.01% - 75.00%......           176,023.72     73.64        56.03
75.01% - 80.00%......           198,511.27     79.31        47.75
80.01% - 85.00%......           186,176.36     84.35        56.05
85.01% - 90.00%......           197,491.47     89.20        59.70
90.01% - 95.00%......           174,243.46     89.63        70.47
95.01% - 100.00%.....           132,502.47     82.33        54.07
                               -----------     -----        -----
     Total:..........          $158,891.66     81.38%       55.32%
                               ===========     =====        =====

         As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans ranged from 30.33% to 100.00% and the weighted average Combined Loan-to-Value of the Group 1 Mortgage Loans was approximately 89.81%.




             Loan Purpose for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Loan Purpose                     Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
Purchase....................      1,022   $131,593,397.81      42.17%     7.372%       659
Refinance - Rate/Term.......        726    138,507,111.61      44.38      7.396        630
Refinance - Cashout.........        216     41,962,720.60      13.45      7.276        630
                                  -----   ---------------     ------      -----        ---
     Total:.................      1,964   $312,063,230.01     100.00%     7.370%       642
                                  =====   ===============     ======      =====        ===


                                 Average     Weighted
                                Principal     Average      Percent
                                 Balance     Original        Full
Loan Purpose                   Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
Purchase....................   $128,760.66     82.74%       49.95%
Refinance - Rate/Term.......    190,781.15     80.66        58.88
Refinance - Cashout.........    194,271.85     79.47        60.44
                               -----------     -----        -----
     Total:.................   $158,891.66     81.38%       55.32%
                               ===========     =====        =====

    Types of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Property Type                    Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
Single Family Detached......      1,373    $208,261,766.05     66.74%     7.402%      637
Planned Unit Development....        291     49,210,629.16      15.77      7.247       645
Two-to-Four Family..........        107     26,822,139.79       8.60      7.377       669
Condominium.................        167     24,456,916.45       7.84      7.332       652
Single Family Attached......         18      2,136,347.15       0.68      7.403       652
Townhouse...................          8      1,175,431.42       0.38      7.339       625
                                  -----   ---------------     ------      -----       ---
    Total:..................      1,964   $312,063,230.01     100.00%     7.370%      642
                                  =====   ===============     ======      =====       ===


                                 Average     Weighted
                                Principal     Average      Percent
                                 Balance     Original        Full
Property Type                  Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
Single Family Detached......   $151,683.73     81.29%       58.25%
Planned Unit Development....    169,108.69     81.51        58.26
Two-to-Four Family..........    250,674.20     80.81        27.27
Condominium.................    146,448.60     81.96        52.68
Single Family Attached......    118,685.95     84.90        77.43
Townhouse...................    146,928.93     86.05        69.38
                               -----------     -----        -----
    Total:..................   $158,891.66     81.38%       55.32%
                               ===========     =====        =====


      Documentation Summary for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Documentaton                     Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
Full Documentation..........     1,107     $172,642,754.32     55.32%      7.230%     621
Stated Income Wage Earner          542       81,940,583.03     26.26       7.594      680
Stated Income Self-Employed.       215       39,144,443.55     12.54       7.439      665
12 Month Bank Statements....        73       13,139,821.60      4.21       7.528      624
24 Month Bank Statements....        24        4,705,965.85      1.51       7.591      620
Limited Documentation.......         3          489,661.66      0.16       7.240      650
                                 -----     ---------------    ------       -----      ---
     Total:.................     1,964     $312,063,230.01    100.00%      7.370%     642
                                 =====     ===============    ======       =====      ===


                                 Average     Weighted
                                Principal     Average      Percent
                                 Balance     Original        Full
Documentaton                   Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
Full Documentation..........   $155,955.51     81.53%      100.00%
Stated Income Wage Earner       151,181.89     81.58         0.00
Stated Income Self-Employed.    182,067.18     80.14         0.00
12 Month Bank Statements....    179,997.56     82.00         0.00
24 Month Bank Statements....    196,081.91     81.05         0.00
Limited Documentation.......    163,220.55     81.29         0.00
                               -----------     -----        -----
     Total:.................   $158,891.66     81.38%       55.32%
                               ===========     =====        =====


           Occupancy Types for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Occupancy                        Loans       Outstanding        Pool      Coupon      Score
-----------------------        ---------   ---------------   ---------   --------   --------
Primary Home...........          1,871     $295,912,296.33     94.82%      7.342%      641
Investment Property....             93       16,150,933.69      5.18       7.868       665
                                 -----     ---------------    ------       -----       ---
     Total:............          1,964     $312,063,230.01    100.00%      7.370%      642
                                 =====     ===============    ======       =====       ===



                              Average     Weighted
                             Principal     Average      Percent
                              Balance     Original        Full
Occupancy                   Outstanding      LTV     Documentation
-----------------------     -----------   --------   -------------
Primary Home...........     $158,157.29     81.67%       56.78%
Investment Property....      173,665.95     76.11        28.54
                            -----------     -----         -----
     Total:............     $158,891.66     81.38%       55.32%
                            ===========     =====         =====

         The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.




      Mortgage Loan Age Summary for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
Mortgage Loans                  Mortgage       Balance        Mortgage   Average     Credit
Age Summary                      Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
0........................        124       $19,144,036.00       6.13%     7.580%       655
1........................        891        142,447,128.79      45.65     7.361        644
2........................        741        114,433,868.44      36.67     7.434        638
3........................        200         34,030,993.97      10.91     7.093        640
4........................          8          2,007,202.82       0.64     7.031        619
                               -----       ---------------     ------     -----        ---
      Total:.............      1,964       $312,063,230.01     100.00%    7.370%       642
                               =====       ===============     ======     =====        ===


                                 Average     Weighted
                                Principal     Average      Percent
Mortgage Loans                   Balance     Original        Full
Age Summary                    Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
0........................      $154,387.39     81.14%      42.41%
1........................       159,873.32     81.47       55.39
2........................       154,431.67     81.40       56.16
3........................       170,154.97     81.00       59.98
4........................       250,900.35     82.24       47.13
                               -----------     -----       -----
      Total:.............      $158,891.66     81.38%      55.32%
                               ===========     =====       =====

         As of the Cut-off Date, the weighted average age of the Group 1 Mortgage Loans was approximately 2 months.

   Original Prepayment Penalty Term for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent                 Weighted
                               Number of      Principal          of      Weighted      Average
Original Prepayment             Mortgage       Balance        Mortgage   Average       Credit
Penalty Term                     Loans       Outstanding        Pool      Coupon        Score
----------------------------   ---------   ---------------   ---------   --------     --------
None.......................        548      $73,589,780.35      23.58%        7.897%     648
6 Months...................         46        4,759,013.81       1.53         8.041      630
12 Months..................         25        5,911,097.98       1.89         7.116      656
24 Months..................      1,090      186,235,463.78      59.68         7.188      639
30 Months..................          1          180,000.00       0.06         7.450      597
36 Months..................        254       41,387,874.09      13.26         7.209      644
                                 -----     ---------------     ------         -----      ---
     Total:................      1,964     $312,063,230.01     100.00%        7.370%     642
                                 =====     ===============     ======         =====      ===

                                 Average      Weighted
                                Principal      Average      Percent
Original Prepayment              Balance      Original        Full
Penalty Term                   Outstanding       LTV     Documentation
----------------------------   -----------    --------   -------------
None.......................    $134,287.92      83.26%       45.14%
6 Months...................     103,456.82      82.63        69.46
12 Months..................     236,443.92      81.38        45.56
24 Months..................     170,858.22      80.98        56.33
30 Months..................     180,000.00      80.00       100.00
36 Months..................     162,944.39      79.69        68.47
                               -----------      -----       ------
     Total:................    $158,891.66      81.38%       55.32%
                               ===========      =====       ======

         The weighted average prepayment penalty term at origination with respect to the Group 1 Mortgage Loans having prepayment penalties is approximately 25 months.


            Credit Scores for the Group 1 Statistical Mortgage Loans

                                              Aggregate       Percent               Weighted
                               Number of      Principal          of      Weighted    Average
                                Mortgage       Balance        Mortgage   Average     Credit
Range of Credit Scores           Loans       Outstanding        Pool      Coupon      Score
----------------------------   ---------   ---------------   ---------   --------   --------
501 to 525..................         9       $1,084,930.63      0.35%      9.520%      512
526 to 550..................        50        7,169,069.73      2.30       8.617       543
551 to 575..................       161       27,686,596.69      8.87       7.932       563
576 to 600..................       231       37,103,615.60     11.89       7.454       589
601 to 625..................       319       55,229,720.27     17.70       7.235       613
626 to 650..................       292       50,148,638.05     16.07       7.161       638
651 to 675..................       267       50,063,012.63     16.04       7.126       662
676 to 700..................       268       37,089,372.67     11.89       7.381       687
701 to 725..................       174       22,514,979.28      7.21       7.398       711
726 to 750..................       101       12,900,262.38      4.13       7.297       736
751 to 775..................        52        6,209,572.37      1.99       7.265       759
776 to 800..................        39        4,512,459.72      1.45       7.546       785
801 to 825..................         1          351,000.00      0.11       6.800       804
                                 -----     ---------------    ------       -----       ---
     Total:.................     1,964     $312,063,230.01    100.00%      7.370%      642
                                 =====     ===============    ======       =====       ===


                                 Average     Weighted
                                Principal     Average      Percent
                                 Balance     Original        Full
Range of Credit Scores         Outstanding      LTV     Documentation
----------------------------   -----------   --------   -------------
501 to 525..................   $120,547.85     66.46%       100.00%
526 to 550..................    143,381.39     78.81         69.89
551 to 575..................    171,966.44     79.05         75.86
576 to 600..................    160,621.71     80.11         77.82
601 to 625..................    173,133.92     81.41         78.88
626 to 650..................    171,741.91     81.31         65.07
651 to 675..................    187,501.92     81.40         42.97
676 to 700..................    138,393.18     82.89         24.54
701 to 725..................    129,396.43     82.79         21.92
726 to 750..................    127,725.37     83.49         19.66
751 to 775..................    119,414.85     83.82         28.14
776 to 800..................    115,704.10     84.40          6.38
801 to 825..................    351,000.00     90.00        100.00
                               -----------     -----        ------
     Total:.................   $158,891.66     81.38%        55.32%
                               ===========     =====        ======

         The Credit Scores of the Group 1 Mortgage Loans that were scored As of the Cut-off Date ranged from 503 to 804 and the weighted average Credit Score of the Group 1 Mortgage Loans that were scored As of the Cut-off Date was approximately 642.




         Credit Grade Summary for the Group 1 Statistical Mortgage Loans

                                    Aggregate                                  Weighted
                      Number of     Principal                       Weighted   Average
                      Mortgage       Balance         Percent of     Average    Credit
Credit Grade            Loans      Outstanding      Mortgage Pool    Coupon     Score
------------------    ---------   ---------------   -------------   --------   --------
A.................     1,816      $284,526,419.63        91.18%       7.313%       648
A-................        87        16,650,178.33         5.34        7.734        596
B.................        42         8,044,805.70         2.58        7.788        579
C.................        15         2,158,695.52         0.69        9.580        537
D.................         4           683,130.83         0.22       10.040        551
                       -----      ---------------       ------       ------        ---
     Total:.......     1,964      $312,063,230.01       100.00%       7.370%       642
                       =====      ===============       ======       ======        ===


                        Average
                       Principal       Weighted        Percent
                        Balance        Average           Full
Credit Grade          Outstanding    Original LTV   Documentation
------------------    ------------   ------------   -------------
A.................     $156,677.54       81.98%          54.20%
A-................      191,381.36       78.40           65.81
B.................      191,542.99       70.12           63.23
C.................      143,913.03       71.72           78.90
D.................      170,782.71       65.61          100.00
                       -----------       -----          -------
     Total:.......     $158,891.66       81.38%          55.32%
                       ===========       =====          =======

            Gross Margins for the Group 1 Statistical Mortgage Loans

                                    Aggregate                                  Weighted
                      Number of     Principal                       Weighted   Average
                      Mortgage       Balance         Percent of     Average    Credit
Range of Margins        Loans      Outstanding      Mortgage Pool    Coupon      Score
------------------    ---------   ---------------   -------------   --------   --------
2.501% to 3.000%.....         3        $450,203.42        0.16%      7.414%     612
3.001% to 3.500%.....         4         465,986.41        0.17       7.335      641
3.501% to 4.000%.....        75      11,783,505.40        4.26       7.385      661
4.001% to 4.500%.....         1         310,593.64        0.11       7.800      614
5.001% to 5.500%.....       246      49,566,194.10       17.91       7.239      617
5.501% to 6.000%.....       804     157,196,833.35       56.82       7.158      643
6.001% to 6.500%.....       412      56,785,257.62       20.52       7.603      647
6.501% to 7.000%.....         1         115,855.00        0.04       6.850      634
                          -----   ----------------      ------       -----      ---
     Total:..........     1,546    $276,674,428.94      100.00%      7.275%     640
                          =====   ================      ======       =====      ===


                        Average
                       Principal       Weighted        Percent
                        Balance        Average           Full
Range of Margins      Outstanding    Original LTV   Documentation
------------------    ------------   ------------   -------------
2.501% to 3.000%..... $150,067.81       79.86%         100.00%
3.001% to 3.500%.....  116,496.60       80.00           43.74
3.501% to 4.000%.....  157,113.41       80.20           47.64
4.001% to 4.500%.....  310,593.64       75.00            0.00
5.001% to 5.500%.....  201,488.59       83.06           73.65
5.501% to 6.000%.....  195,518.45       80.70           52.36
6.001% to 6.500%.....  137,828.30       80.50           46.43
6.501% to 7.000%.....  115,855.00       85.00          100.00
                      -----------       -----          ------
     Total:.......... $178,961.47       81.05%          54.78%
                      ===========       =====          ======

         As of the Cut-off Date, the Gross Margins for the Group 1 Adjustable Rate Mortgage Loans ranged from 3.000% per annum to 6.750% per annum and the weighted average Gross Margin of the Group 1 Adjustable Rate Mortgage Loans was approximately 5.755% per annum.


        Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans

                                       Aggregate                                  Weighted
                         Number of     Principal                       Weighted   Average
Range of Maximum         Mortgage       Balance         Percent of     Average    Credit
Mortgage Rates             Loans      Outstanding      Mortgage Pool    Coupon      Score
---------------------    ---------   ---------------   -------------   --------   --------
12.001% to 12.500%...       217       $45,424,539.01      16.42%        6.378%       655
12.501% to 13.000%...       464        88,471,632.98      31.98         6.822        655
13.001% to 13.500%...       314        56,090,035.53      20.27         7.304        641
13.501% to 14.000%...       283        50,141,120.01      18.12         7.795        628
14.001% to 14.500%...       113        16,963,876.94       6.13         8.287        612
14.501% to 15.000%...        88        12,131,340.84       4.38         8.776        600
15.001% to 15.500%...        28         3,550,448.95       1.28         9.303        580
15.501% to 16.000%...        24         2,470,518.57       0.89         9.754        562
16.001% to 16.500%...        12         1,106,892.92       0.40        10.340        537
16.501% to 17.000%...         3           324,023.20       0.12        10.573        547
                          -----      ---------------     ------        ------        ---
     Total:..........     1,546      $276,674,428.94     100.00%        7.275%       640
                          =====      ===============     ======        ======        ===


                           Average
                          Principal       Weighted        Percent
Range of Maximum           Balance        Average           Full
Mortgage Rates           Outstanding    Original LTV   Documentation
---------------------    ------------   ------------   -------------
12.001% to 12.500%...    $209,329.67        79.07%        74.65%
12.501% to 13.000%...     190,671.62        80.09         56.08
13.001% to 13.500%...     178,630.69        80.44         50.22
13.501% to 14.000%...     177,177.10        83.02         40.92
14.001% to 14.500%...     150,122.80        84.87         48.38
14.501% to 15.000%...     137,856.15        85.52         50.97
15.001% to 15.500%...     126,801.75        79.44         61.77
15.501% to 16.000%...     102,938.27        83.09         72.86
16.001% to 16.500%...      92,241.08        74.12         78.66
16.501% to 17.000%...     108,007.73        79.35         26.90
                         -----------        -----         -----
     Total:..........    $178,961.47        81.05%        54.78%
                         ===========        =====         =====

         As of the Cut-off Date, the Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans ranged from 12.150% per annum to 16.600% per annum and the weighted average Maximum Mortgage Rate of the Group 1 Adjustable Rate Mortgage Loans was approximately 13.275% per annum




      Next Rate Adjustment Date for the Group 1 Statistical Mortgage Loans


                                    Aggregate                                  Weighted
                      Number of     Principal                       Weighted   Average
Next Rate             Mortgage       Balance         Percent of     Average    Credit
Adjustment Date         Loans      Outstanding      Mortgage Pool    Coupon      Score
------------------    ---------   ---------------   -------------   --------   --------
July 2007............         3       $719,920.00       0.26%     7.625%       624
August 2007..........        92     17,789,891.69       6.43      6.867        638
September 2007.......       463     80,389,630.81      29.06      7.336        637
October 2007.........       651    117,727,831.54      42.55      7.268        641
November 2007........        85     15,222,838.00       5.50      7.470        652
July 2008............         4        972,282.82       0.35      6.748        600
August 2008..........        61     12,070,676.70       4.36      7.184        634
September 2008.......       114     18,434,018.46       6.66      7.448        631
October 2008.........        45      7,883,434.44       2.85      7.296        652
November 2008........         4        595,440.00       0.22      6.987        687
August 2010..........         4        834,399.46       0.30      6.591        652
September 2010.......        11      2,182,470.56       0.79      6.839        673
October 2010.........         7      1,444,094.46       0.52      7.164        675
November 2010........         2        407,500.00       0.15      7.491        655
                          -----   ---------------     ------      -----        ---
     Total:..........     1,546   $276,674,428.94     100.00%     7.275%       640
                          =====   ===============     ======      =====        ===


                       Average
                      Principal       Weighted        Percent
Next Rate              Balance        Average           Full
Adjustment Date      Outstanding    Original LTV   Documentation
------------------   -----------    ------------   -------------
July 2007............$239,973.33        82.27%        30.56%
August 2007.......... 193,368.39        81.76         60.92
September 2007....... 173,627.71        81.16         52.82
October 2007......... 180,841.52        81.10         54.42
November 2007........ 179,092.21        81.08         41.96
July 2008............ 243,070.70        79.69         42.28
August 2008.......... 197,879.95        79.99         58.42
September 2008....... 161,701.92        80.74         64.31
October 2008......... 175,187.43        82.86         60.30
November 2008........ 148,860.00        81.04         54.20
August 2010.......... 208,599.87        70.43        100.00
September 2010....... 198,406.41        81.56         61.51
October 2010......... 206,299.21        71.66         58.45
November 2010........ 203,750.00        76.54         39.26
                     -----------        -----         -----
     Total:..........$178,961.47        81.05%        54.78%
                     ===========        =====         =====

                     The Group 2 Statistical Mortgage Loans

            Mortgage Rates for the Group 2 Statistical Mortgage Loans


                                           Aggregate                           Weighted
                            Number of      Principal    Percent of  Weighted   Average
                            Mortgage        Balance      Mortgage   Average     Credit
Range of Mortgage Rates       Loans       Outstanding      Pool      Coupon     Score
------------------------    ---------   --------------- ----------  ---------  --------
6.001% to 6.500%........       364      $123,960,782.45    22.01%      6.390%      674
6.501% to 7.000%........       660       195,246,059.39    34.66       6.808       663
7.001% to 7.500%........       406       100,488,136.72    17.84       7.301       652
7.501% to 8.000%........       334        71,212,901.12    12.64       7.767       625
8.001% to 8.500%........       121        22,552,934.46     4.00       8.306       594
8.501% to 9.000%........       116        15,085,707.55     2.68       8.786       596
9.001% to 9.500%........       112        10,244,461.63     1.82       9.380       625
9.501% to 10.000%.......       182        14,735,521.23     2.62       9.912       683
10.001% to 10.500%......       103         6,952,529.90     1.23      10.279       683
10.501% to 11.000%......        40         2,789,680.86     0.50      10.654       697
                             -----      ---------------   ------      ------       ---
     Total:.............     2,438      $563,268,715.32   100.00%      7.228%      654
                             =====      ===============   ======      ======       ===


                              Average       Weighted
                             Principal       Average      Percent
                              Balance       Original        Full
Range of Mortgage Rates     Outstanding        LTV     Documentation
------------------------     -----------    --------   -------------
6.001% to 6.500%........      $340,551.60     80.99%        32.62%
6.501% to 7.000%........       295,827.36     81.64         28.00
7.001% to 7.500%........       247,507.73     82.96         32.33
7.501% to 8.000%........       213,212.28     83.40         34.94
8.001% to 8.500%........       186,387.89     85.02         49.02
8.501% to 9.000%........       130,049.20     86.20         57.23
9.001% to 9.500%........        91,468.41     89.07         43.47
9.501% to 10.000%.......        80,964.40     95.67         14.98
10.001% to 10.500%......        67,500.29     95.72          7.05
10.501% to 11.000%......        69,742.02     97.11          8.26
                              -----------     -----         -----
     Total:.............      $231,037.21     82.97%        31.88%
                              ===========     =====         =====

         As of the Cut-off Date, Mortgage Rates borne by the Group 2 Mortgage Loans ranged from 6.150% per annum to 10.900% per annum and the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 7.228% per annum.


                    Lien Type for the Group 2 Mortgage Loans

                                    Aggregate                                  Weighted
                      Number of     Principal                       Weighted   Average
                      Mortgage       Balance         Percent of     Average    Credit
Lien Type               Loans      Outstanding      Mortgage Pool    Coupon      Score
------------------    ---------   ---------------   -------------   --------   --------
First.............      2,091     $538,511,732.02       95.60%       7.100%       652
Second............        347       24,756,983.30        4.40        9.998        714
                        -----     ---------------      ------        ------       ---
     Total:.......      2,438     $563,268,715.32      100.00%       7.228%       654
                        =====     ===============      ======        ======       ===


                        Average
                       Principal       Weighted        Percent
                        Balance        Average           Full
Lien Type             Outstanding    Original LTV   Documentation
------------------    ------------   ------------   -------------
First.............    $257,537.89       82.19%         33.18%
Second............      71,345.77       99.75           3.58
                      -----------       ------         -----
     Total:.......    $231,037.21       82.97%         31.88%
                      ===========       ======         =====




              Outstanding Mortgage Loan Principal Balances for the
                       Group 2 Statistical Mortgage Loans

                                           Aggregate                           Weighted
Range of Outstanding        Number of      Principal    Percent of  Weighted   Average
Mortgage Loan               Mortgage        Balance      Mortgage   Average     Credit
Prnicipal Balances            Loans       Outstanding      Pool      Coupon     Score
------------------------    ---------   --------------- ----------  ---------  --------
$50,000 or less..........       104       $3,890,215.97       0.69%     9.758%      690
$50,001 to $100,000......       499       37,607,725.30       6.68      8.740       648
$100,001 to $150,000.....       436       53,660,038.91       9.53      7.834       629
$150,001 to $200,000.....       286       49,374,337.46       8.77      7.374       626
$200,001 to $250,000.....       179       39,982,508.05       7.10      7.279       645
$250,001 to $300,000.....       164       44,581,159.91       7.91      7.121       655
$300,001 to $350,000.....       170       54,608,081.41       9.69      6.935       663
$350,001 to $400,000.....       205       76,971,276.10      13.67      6.932       653
$400,001 to $450,000.....       130       55,350,015.65       9.83      7.039       661
$450,001 to $500,000.....       105       50,150,099.15       8.90      6.883       665
$500,001 to $550,000.....        54       28,215,391.57       5.01      6.825       670
$550,001 to $600,000.....        41       23,472,069.07       4.17      6.878       671
$600,001 to $650,000.....        30       18,871,372.33       3.35      6.801       675
$650,001 to $700,000.....        11        7,455,123.26       1.32      6.836       664
$700,001 to $750,000.....        13        9,427,971.31       1.67      6.975       720
$750,001 to $800,000.....         3        2,383,400.00       0.42      6.846       682
$800,001 to $850,000.....         4        3,325,000.00       0.59      6.762       675
$850,001 to $900,000.....         2        1,746,200.00       0.31      6.872       656
$950,001 to $1,000,000...         1        1,000,000.00       0.18      6.850       669
Greater than or equal to
$1,000,001...............         1        1,196,729.87       0.21      6.500       648
                              -----     ---------------     ------      -----       ---
     Total:..............     2,438     $563,268,715.32     100.00%     7.228%      654
                              =====     ===============     ======      =====       ===


                              Average       Weighted
Range of Outstanding         Principal       Average      Percent
Mortgage Loan                 Balance       Original        Full
Prnicipal Balances          Outstanding        LTV     Documentation
------------------------     -----------    --------   -------------
$50,000 or less..........        $37,405.92   92.39%        20.35%
$50,001 to $100,000......         75,366.18   87.10         51.45
$100,001 to $150,000.....        123,073.48   83.57         60.87
$150,001 to $200,000.....        172,637.54   81.35         61.55
$200,001 to $250,000.....        223,365.97   81.77         37.32
$250,001 to $300,000.....        271,836.34   82.49         23.25
$300,001 to $350,000.....        321,224.01   82.41         22.97
$350,001 to $400,000.....        375,469.64   81.91         28.86
$400,001 to $450,000.....        425,769.35   83.09         22.87
$450,001 to $500,000.....        477,619.99   82.62         14.44
$500,001 to $550,000.....        522,507.25   82.90          7.42
$550,001 to $600,000.....        572,489.49   83.73         12.15
$600,001 to $650,000.....        629,045.74   84.83         23.04
$650,001 to $700,000.....        677,738.48   81.92          0.00
$700,001 to $750,000.....        725,228.56   84.41         15.79
$750,001 to $800,000.....        794,466.67   87.67          0.00
$800,001 to $850,000.....        831,250.00   84.86         50.38
$850,001 to $900,000.....        873,100.00   82.48        100.00
$950,001 to $1,000,000...      1,000,000.00   80.00        100.00
Greater than or equal to
$1,000,001...............      1,196,729.87   62.34        100.00
                               ------------   -----        ------
     Total:..............       $231,037.21   82.97%        31.88%
                               ============   =====        ======

         As of the Cut-off Date, the outstanding principal balances of the Group 2 Mortgage Loans ranged from approximately $19,978.07 to approximately $1,196,729.87 and the average outstanding principal balance of the Group 2 Mortgage Loans was approximately $231,037.21.


             Loan Program for the Group 2 Statistical Mortgage Loans

                                        Aggregate                              Weighted
                         Number of      Principal      Percent of    Weighted   Average
                          Mortgage       Balance        Mortgage     Average    Credit
Program                    Loans       Outstanding        Pool        Coupon      Score
---------------------    ---------    ---------------  ----------    --------   --------
High Street..........        616      $115,926,875.75      20.58%     7.225%       613
Main Street..........        205        40,809,723.30       7.25      8.003        575
Wall Street..........      1,617       406,532,116.27      72.17      7.151        674
                           -----      ---------------     ------      -----        ---
     Total:..........      2,438      $563,268,715.32     100.00%     7.228%       654
                           =====      ===============     ======      =====        ===


                          Average
                          Principal     Weighted        Percent
                           Balance      Average           Full
Program                  Outstanding  Original LTV   Documentation
---------------------    -----------  ------------   -------------
High Street..........    $188,192.98      82.57%         63.64%
Main Street..........     199,071.82      80.60          55.62
Wall Street..........     251,411.33      83.32          20.43
                         -----------      -----          -----
     Total:..........    $231,037.21      82.97%         31.88%
                         ===========      =====          =====


            Product Types for the Group 2 Statistical Mortgage Loans

                                           Aggregate                           Weighted
                            Number of      Principal    Percent of  Weighted   Average
                            Mortgage        Balance      Mortgage   Average     Credit
Product Types                 Loans       Outstanding      Pool      Coupon     Score
------------------------    ---------   --------------- ----------  ---------  --------
2/28 LIBOR ARM...........       822       $140,648,850.48    24.97%     7.512%      614
2/28 LIBOR IO ARM........       845        301,453,657.59    53.52      6.880       672
30/15 BALLOON............       346         24,745,130.90     4.39      9.990       713
3/27 LIBOR ARM...........       124         21,288,636.97     3.78      7.528       614
3/27 LIBOR IO ARM........        91         33,802,914.86     6.00      6.923       668
5/1 TREASURY ARM.........         3          1,486,609.43     0.26      6.512       646
5/1 TREASURY IO ARM......        12          5,521,620.00     0.98      7.034       657
Fixed....................       184         30,450,874.77     5.41      7.358       632
Fixed IO.................        11          3,870,420.30     0.69      6.840       642
                              -----       ---------------   ------      -----       ---
     Total:..............     2,438       $563,268,715.32   100.00%     7.228%      654
                              =====       ===============   ======      =====       ===


                              Average       Weighted
                             Principal       Average      Percent
                              Balance       Original        Full
Product Types               Outstanding        LTV     Documentation
------------------------     -----------    --------   -------------
2/28 LIBOR ARM...........       $171,105.66   81.97%       53.60%
2/28 LIBOR IO ARM........        356,749.89   82.64        17.83
30/15 BALLOON............         71,517.72   99.68         3.85
3/27 LIBOR ARM...........        171,682.56   83.22        60.44
3/27 LIBOR IO ARM........        371,460.60   81.56        32.21
5/1 TREASURY ARM.........        495,536.48   65.78       100.00
5/1 TREASURY IO ARM......        460,135.00   84.45        51.25
Fixed....................        165,493.88   79.38        64.92
Fixed IO.................        351,856.39   80.92        41.51
                                -----------   -----       ------
     Total:..............       $231,037.21   82.97%       31.88%
                                ===========   =====       ======




          Amortization Type for the Group 2 Statistical Mortgage Loans

                                           Aggregate                           Weighted
                            Number of      Principal    Percent of  Weighted   Average
                            Mortgage        Balance      Mortgage   Average     Credit
Amortization Type             Loans       Outstanding      Pool      Coupon     Score
------------------------    ---------   --------------- ----------  ---------  --------
Fully Amortizing........      1,133     $193,874,971.67   34.42%       7.482%     617
30/15 Balloon...........        346       24,745,130.90    4.39        9.990      713
5 Year IO...............        959      344,648,612.75   61.19        6.886      671
                              -----     ---------------  ------        -----      ---
     Total:.............      2,438     $563,268,715.32  100.00%       7.228%     654
                              =====     ===============  ======        =====      ===


                              Average       Weighted
                             Principal       Average      Percent
                              Balance       Original        Full
Amortization Type           Outstanding        LTV     Documentation
------------------------     -----------    --------   -------------
Fully Amortizing........     $171,116.48      81.58%       56.49%
30/15 Balloon...........       71,517.72      99.68         3.85
5 Year IO...............      359,383.33      82.54        20.04
                            ------------      -----        -----
     Total:.............     $231,037.21      82.97%       31.88%
                            ============      =====        =====

               State Distribution of Mortgaged Properties for the
                       Group 2 Statistical Mortgage Loans

                                        Aggregate                              Weighted
                          Number of     Principal     Percent of    Weighted   Average
State Distributions of    Mortgage       Balance       Mortgage     Average    Credit
Mortgaged Properties        Loans      Outstanding       Pool        Coupon      Score
-----------------------   ---------  --------------   ----------    --------   ---------
Arizona................      146     $32,567,487.13      5.78%       7.240%        639
Arkansas...............        7         803,629.16      0.14        8.154         616
California.............      873     280,284,591.57     49.76        6.974         675
Colorado...............       45       8,194,684.13      1.45        7.140         630
Connecticut............        3         579,257.84      0.10        7.401         623
Delaware...............        5         825,252.97      0.15        7.941         570
Florida................      224      45,422,254.97      8.06        7.409         640
Georgia................       58       8,499,679.69      1.51        7.267         630
Idaho..................       19       2,810,523.51      0.50        7.212         610
Illinois...............      176      36,456,502.73      6.47        7.737         652
Indiana................       16       1,472,275.02      0.26        8.374         617
Iowa...................       46       4,395,002.87      0.78        8.384         616
Kansas.................       48       5,288,340.23      0.94        7.873         621
Kentucky...............        8         732,460.73      0.13        7.933         604
Louisiana..............        2         108,871.00      0.02        7.445         588
Maine..................        6       1,060,508.14      0.19        7.847         614
Maryland...............       34      10,532,979.78      1.87        7.409         640
Massachusetts..........       44      12,767,176.28      2.27        7.598         626
Michigan...............       30       4,702,271.92      0.83        7.769         623
Minnesota..............       18       3,469,322.41      0.62        7.036         650
Mississippi............        2         287,182.73      0.05        7.481         614
Missouri...............       78      10,142,118.73      1.80        7.930         614
Nebraska...............        8         779,159.87      0.14        7.728         598
Nevada.................       26       5,221,285.64      0.93        7.194         620
New Hampshire..........        9       2,235,590.74      0.40        7.440         608
New Jersey.............       15       3,884,242.78      0.69        7.971         621
New Mexico.............        7       1,578,408.49      0.28        7.479         608
North Carolina.........        5         575,321.94      0.10        7.335         619
North Dakota...........        1          66,462.91      0.01        8.900         614
Ohio...................        1          87,900.45      0.02        8.850         555
Oklahoma...............       12       1,580,487.73      0.28        7.578         605
Oregon.................       30       5,685,230.95      1.01        6.915         622
Pennsylvania...........       16       2,564,464.45      0.46        7.466         625
Rhode Island...........        9       1,319,470.89      0.23        7.254         683
South Carolina.........        6         864,497.14      0.15        7.164         619
Tennessee..............       22       2,523,574.05      0.45        8.003         610
Texas..................      195      23,033,732.96      4.09        7.393         632
Utah...................       16       2,623,744.66      0.47        7.694         642
Washington.............      121      24,744,313.40      4.39        7.306         634
Virginia...............       44      11,614,240.36      2.06        7.468         653
West Virginia..........        1         201,861.69      0.04        7.900         626
Wisconsin..............        5         605,976.71      0.11        7.807         586
Wyoming................        1          76,373.97      0.01        6.990         641
                           -----    ---------------    ------        -----         ---
    Total:.............    2,438    $563,268,715.32    100.00%       7.228%        654
                           =====    ===============    ======        =====         ===




                            Average
                           Principal     Weighted        Percent
State Distributions of      Balance      Average           Full
Mortgaged Properties      Outstanding  Original LTV   Documentation
-----------------------   -----------  ------------   -------------
Arizona................   $223,064.98      81.98%       52.22%
Arkansas...............    114,804.17      82.77        52.27
California.............    321,059.10      83.40        15.51
Colorado...............    182,104.09      80.92        59.47
Connecticut............    193,085.95      85.84        21.11
Delaware...............    165,050.59      86.49        83.84
Florida................    202,777.92      82.43        31.30
Georgia................    146,546.20      83.20        50.07
Idaho..................    147,922.29      81.22        54.76
Illinois...............    207,139.22      83.17        38.24
Indiana................     92,017.19      81.39        79.02
Iowa...................     95,543.54      85.75        80.06
Kansas.................    110,173.75      83.32        77.47
Kentucky...............     91,557.59      82.44        84.36
Louisiana..............     54,435.50      70.84       100.00
Maine..................    176,751.36      79.33        52.75
Maryland...............    309,793.52      83.48        42.64
Massachusetts..........    290,163.10      81.92        24.98
Michigan...............    156,742.40      84.07        52.45
Minnesota..............    192,740.13      82.87        60.23
Mississippi............    143,591.37      88.21       100.00
Missouri...............    130,027.16      83.77        56.88
Nebraska...............     97,394.98      78.17        78.31
Nevada.................    200,818.68      82.31        77.48
New Hampshire..........    248,398.97      82.67        28.30
New Jersey.............    258,949.52      84.47        30.20
New Mexico.............    225,486.93      83.02       100.00
North Carolina.........    115,064.39      79.90        63.27
North Dakota...........     66,462.91      95.00       100.00
Ohio...................     87,900.45      80.00       100.00
Oklahoma...............    131,707.31      80.09        83.11
Oregon.................    189,507.70      81.45        58.79
Pennsylvania...........    160,279.03      82.25        52.99
Rhode Island...........    146,607.88      84.03        26.05
South Carolina.........    144,082.86      80.41        50.67
Tennessee..............    114,707.91      86.38        64.52
Texas..................    118,121.71      80.40        66.79
Utah...................    163,984.04      86.42        48.93
Washington.............    204,498.46      81.94        45.87
Virginia...............    263,960.01      84.02        41.03
West Virginia..........    201,861.69      83.47       100.00
Wisconsin..............    121,195.34      86.73       100.00
Wyoming................     76,373.97      79.27       100.00
                          -----------      -----       ------
    Total:.............   $231,037.21      82.97%       31.88%
                          ===========     ======       ======

         No more than approximately 0.82% of the Group 2 Mortgage Loans will be secured by mortgaged properties located in any one zip code.

    Original Loan-to-Value Ratios for the Group 2 Statistical Mortgage Loans

                                     Aggregate                              Weighted
                       Number of     Principal     Percent of    Weighted   Average
Range of Original      Mortgage       Balance       Mortgage     Average    Credit
Loan-to-Value Ratios     Loans      Outstanding       Pool        Coupon     Score
--------------------   --------     -----------    ----------    --------   -------
50.00% or less.......      21       $2,688,685.93     0.48%       7.484%        594
50.01% to 55.00%.....       8        1,007,926.18     0.18        7.097         580
55.01% to 60.00%.....      16        2,760,307.13     0.49        7.138         588
60.01% to 65.00%.....      19        4,966,410.71     0.88        7.304         597
65.01% to 70.00%.....      52       11,915,454.90     2.12        7.379         607
70.01% to 75.00%.....      93       16,107,374.37     2.86        7.623         604
75.01% to 80.00%.....   1,117      270,813,870.27    48.08        6.934         659
80.01% to 85.00%.....     357      120,930,707.84    21.47        6.989         665
85.01% to 90.00%.....     330       89,006,706.58    15.80        7.438         639
90.01% to 95.00%.....     101       19,425,471.02     3.45        8.024         635
95.01% to 100.00%....     324       23,645,800.39     4.20        9.992         714
                        -----     ---------------   ------        -----         ---
     Total:..........   2,438     $563,268,715.32   100.00%       7.228%        654
                        =====     ===============   ======        =====         ===


                         Average
                        Principal     Weighted       Percent
Range of Original        Balance      Average          Full
Loan-to-Value Ratios   Outstanding  Original LTV  Documentation
--------------------   -----------  ------------  -------------
50.00% or less.......  $128,032.66      41.00%        77.71%
50.01% to 55.00%.....   125,990.77      52.94         64.33
55.01% to 60.00%.....   172,519.20      58.53         86.64
60.01% to 65.00%.....   261,390.04      62.95         53.63
65.01% to 70.00%.....   229,143.36      68.86         38.27
70.01% to 75.00%.....   173,197.57      73.80         43.42
75.01% to 80.00%.....   242,447.51      79.89         31.05
80.01% to 85.00%.....   338,741.48      84.83         21.49
85.01% to 90.00%.....   269,717.29      89.71         43.18
90.01% to 95.00%.....   192,331.40      94.86         55.62
95.01% to 100.00%....    72,980.87      99.99          3.75
                       -----------      -----         -----
     Total:..........  $231,037.21      82.97%        31.88%
                       ===========      =====         =====

         As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 2 Mortgage Loans ranged from 14.41% to 100.00% and the weighted average Original Loan-to-Value of the Group 2 Mortgage Loans was approximately 82.97%.


    Combined Loan-to-Value Ratios for the Group 2 Statistical Mortgage Loans


                                      Aggregate                              Weighted
                        Number of     Principal     Percent of    Weighted   Average
Range of Combined       Mortgage       Balance       Mortgage     Average     Credit
Loan-to-Value Ratios      Loans      Outstanding       Pool        Coupon     Score
----------------------- ---------    -----------    ----------    -------    --------
50.00% or less.........     21      $2,688,685.93      0.48%       7.484%       594
50.01% - 55.00%........      8       1,007,926.18      0.18        7.097        580
55.01% - 60.00%........     14       2,587,294.45      0.46        7.085        586
60.01% - 65.00%........     18       3,769,680.85      0.67        7.559        581
65.01% - 70.00%........     50      12,945,468.70      2.30        7.302        610
70.01% - 75.00%........     59      13,577,995.31      2.41        7.668        595
75.01% - 80.00%........    158      42,337,284.86      7.52        7.329        616
80.01% - 85.00%........    111      29,486,405.72      5.23        7.429        611
85.01% - 90.00%........    279      75,022,157.42     13.32        7.477        631
90.01% - 95.00%........    160      38,084,184.72      6.76        7.557        652
95.01% - 100.00%.......  1,560     341,761,631.18     60.67        7.082        675
                         -----     ---------------   ------        -----        ---
     Total:............  2,438     $563,268,715.32   100.00%       7.228%       654
                         =====     ===============   ======        =====        ===


                          Average
                         Principal     Weighted       Percent
Range of Combined         Balance      Average          Full
Loan-to-Value Ratios    Outstanding  Original LTV  Documentation
----------------------- -----------  ------------  --------------
50.00% or less......... $128,032.66       41.00%        77.71%
50.01% - 55.00%........ 125,990.77        52.94         64.33
55.01% - 60.00%........ 184,806.75        58.48         89.73
60.01% - 65.00%........ 209,426.71        63.14         38.90
65.01% - 70.00%........ 258,909.37        68.26         43.18
70.01% - 75.00%........ 230,135.51        73.72         40.01
75.01% - 80.00%........ 267,957.50        79.56         39.23
80.01% - 85.00%........ 265,643.29        84.57         53.21
85.01% - 90.00%........ 268,896.62        88.80         44.87
90.01% - 95.00%........ 238,026.15        88.62         39.76
95.01% - 100.00%....... 219,077.97        83.09         23.67
                        -----------       -----         -----
     Total:............ $231,037.21       82.97%        31.88%
                        ===========       =====         =====

         As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans ranged from 14.41% to 100.00% and the weighted average Combined Loan-to-Value of the Group 2 Mortgage Loans was approximately 93.76%.




             Loan Purpose for the Group 2 Statistical Mortgage Loans


                                     Aggregate                              Weighted
                        Number of    Principal     Percent of    Weighted   Average
                        Mortgage      Balance       Mortgage     Average    Credit
Loan Purpose              Loans     Outstanding       Pool        Coupon     Score
----------------------- ---------   -----------    ----------    --------   -------
Purchase...............   1,797    $395,238,177.19   70.17%       7.186%       668
Refinance - Rate/Term..     484     124,379,201.31   22.08        7.318        624
Refinance - Cashout....     157      43,651,336.82    7.75        7.345        619
                          -----    ---------------  ------        -----        ---
     Total:............   2,438    $563,268,715.32  100.00%       7.228%       654
                          =====    ===============  ======        =====        ===


                          Average
                         Principal     Weighted       Percent
                          Balance      Average          Full
Loan Purpose            Outstanding  Original LTV  Documentation
----------------------- -----------  ------------  -------------
Purchase............... $219,943.34      83.49%       24.99%
Refinance - Rate/Term..  256,981.82      81.58        49.35
Refinance - Cashout....  278,033.99      82.11        44.42
                        -----------      -----        -----
     Total:............ $231,037.21      82.97%       31.88%
                        ===========      =====        =====

    Types of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

                                        Aggregate     Percent                 Weighted
                          Number of     Principal       of        Weighted    Average
                          Mortgage       Balance      Mortgage    Average     Credit
Property Type               Loans      Outstanding     Pool        Coupon      Score
------------------------  ---------    -----------    -------     --------    --------   -
Single Family Detached..   1,686      $384,611,689.03   68.28%     7.226%        654
Planned Unit Development     427       100,468,353.59   17.84      7.236         645
Condominium.............     177        37,081,452.20    6.58      7.178         665
Two-to-Four Family......     121        36,657,524.30    6.51      7.255         681
Single Family Attached..      18         2,798,776.89    0.50      7.486         648
Townhouse...............       8         1,245,919.31    0.22      7.455         607
Manufactured Home.......       1           405,000.00    0.07      6.675         637
                           -----      ---------------  ------      -----         ---
     Total:.............   2,438      $563,268,715.32  100.00%     7.228%        654
                           =====      ===============  ======      =====         ===


                             Average     Weighted
                            Principal     Average    Percent
                             Balance     Original     Full
Property Type             Outstanding      LTV     Documentation
------------------------  ------------   --------  -------------
Single Family Detached..   $228,120.81    83.04%        31.18%
Planned Unit Development    235,288.88    82.55         41.34
Condominium.............    209,499.73    83.34         27.48
Two-to-Four Family......    302,954.75    83.22         16.81
Single Family Attached..    155,487.61    80.10         31.37
Townhouse...............    155,739.91    86.27         67.96
Manufactured Home.......    405,000.00    69.83          0.00
                           -----------    -----         -----
     Total:.............   $231,037.21    82.97%        31.88%
                           ===========    =====         =====


        Documentation Summary for the Group 2 Statistical Mortgage Loans

                                           Aggregate                           Weighted
                             Number of     Principal    Percent of   Weighted   Average
                             Mortgage       Balance      Mortgage     Average    Credit
Documentation                  Loans      Outstanding      Pool       Coupon     Score
--------------------------   ---------    -----------   ----------   --------  ---------
Stated Income Wage Earner       817     $200,433,668.59    35.58%       7.265%    687
Full Documentation.......       982      179,544,419.88    31.88        7.235     611
Stated Income Self-Employed     453      129,450,510.59    22.98        7.188     676
12 Month Bank Statements.       130       36,746,048.84     6.52        7.157     623
24 Month Bank Statements.        42       13,672,235.15     2.43        7.139     617
Limited Documentation....        14        3,421,832.29     0.61        7.256     653
                              -----     ---------------   ------        -----     ---
     Total:..............     2,438     $563,268,715.32   100.00%       7.228%    654
                              =====     ===============   ======        =====     ===


                               Average      Weighted
                               Principal     Average      Percent
                                 Balance     Original      Full
Documentation                Outstanding       LTV     Documentation
--------------------------   -----------     --------  -------------
Stated Income Wage Earner     $245,328.85     83.73%        0.00%
Full Documentation.......      182,835.46     82.10       100.00
Stated Income Self-Employed    285,762.72     83.09         0.00
12 Month Bank Statements.      282,661.91     82.70         0.00
24 Month Bank Statements.      325,529.41     83.32         0.00
Limited Documentation....      244,416.59     80.35         0.00
                              -----------     -----        -----
     Total:..............     $231,037.21     82.97%       31.88%
                              ===========     =====        =====


           Occupancy Types for the Group 2 Statistical Mortgage Loans


                                        Aggregate                              Weighted
                          Number of     Principal     Percent of    Weighted   Average
                          Mortgage       Balance       Mortgage     Average    Credit
Occupancy                   Loans      Outstanding       Pool        Coupon     Score
-----------------------   ---------    -----------    ----------    --------   --------
Primary Home...........    2,409      $556,860,062.19   98.86%       7.226%        654
Investment Property....       29         6,408,653.13    1.14        7.362         658
                           -----      ---------------  ------        -----         ---
     Total:............    2,438      $563,268,715.32  100.00%       7.228%        654
                           =====      ===============  ======        =====         ===


                            Average      Weighted
                           Principal      Average      Percent
                            Balance      Original        Full
Occupancy                 Outstanding       LTV     Documentation
-----------------------   -----------    --------   -------------
Primary Home...........   $231,158.18      83.04%       31.89%
Investment Property....    220,988.04      76.90        30.73
                          -----------      -----        -----
     Total:............   $231,037.21      82.97%       31.88%
                          ===========      =====        =====

         The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.




      Mortgage Loan Age Summary for the Group 2 Statistical Mortgage Loans

                                        Aggregate                              Weighted
                         Number of      Principal     Percent of    Weighted   Average
Mortgage Loans            Mortgage       Balance       Mortgage     Average    Credit
Age Summary                Loans       Outstanding       Pool        Coupon     Score
---------------------    ---------     -----------    ----------    --------   --------
0....................        130       $28,118,941.00    4.99%       7.331%       668
1....................      1,089       254,580,606.12   45.20        7.227        658
2....................        886       193,915,971.48   34.43        7.296        650
3....................        323        84,056,640.68   14.92        7.055        652
4....................          9         2,535,730.66    0.45        6.677        648
5....................          1            60,825.39    0.01        8.850        553
                           -----      ---------------  ------        -----        ---
     Total:..........      2,438      $563,268,715.32  100.00%       7.228%       654
                           =====      ===============  ======        =====        ===


                           Average      Weighted
                          Principal      Average      Percent
Mortgage Loans             Balance      Original        Full
Age Summary              Outstanding       LTV     Documentation
---------------------    -----------    ---------  -------------
0....................     $216,299.55     83.22%       24.92%
1....................      233,774.66     83.02        30.97
2....................      218,866.78     82.82        33.62
3....................      260,237.28     83.16        33.09
4....................      281,747.85     78.76        24.04
5....................       60,825.39     72.62       100.00
                          -----------     -----        -----
     Total:..........     $231,037.21     82.97%       31.88%
                          ===========     =====        =====

         As of the Cut-off Date, the weighted average age of the Group 2 Mortgage Loans was approximately 2 months.

   Original Prepayment Penalty Term for the Group 2 Statistical Mortgage Loans

                                        Aggregate                             Weighted
                          Number of     Principal     Percent of   Weighted   Average
Original Prepayment       Mortgage       Balance       Mortgage     Average   Credit
Penalty Term                Loans      Outstanding       Pool       Coupon      Score
-----------------------   ---------    -----------    ----------   -------    -------
None...................      453       $84,675,171.71   15.03%       7.864%       643
6 Months...............       45         5,094,143.26    0.90        7.782        618
12 Months..............       47        14,473,122.22    2.57        7.525        672
24 Months..............    1,636       400,645,874.15   71.13        7.095        659
36 Months..............      257        58,380,403.99   10.36        7.093        640
                           -----      ---------------  ------        -----        ---
     Total:............    2,438      $563,268,715.32  100.00%       7.228%       654
                           =====      ===============  ======        =====        ===


                            Average      Weighted
                           Principal      Average      Percent
Original Prepayment         Balance      Original        Full
Penalty Term              Outstanding       LTV     Documentation
-----------------------   -----------    --------   -------------
None...................   $186,920.91      83.65%       38.13%
6 Months...............    113,203.18      82.68        79.85
12 Months..............    307,938.77      82.99        26.95
24 Months..............    244,893.57      83.16        26.99
36 Months..............    227,161.11      80.63        53.34
                          -----------      -----        -----
     Total:............   $231,037.21      82.97%       31.88%
                          ===========      =====        =====

         The weighted average prepayment penalty term at origination with respect to the Group 2 Mortgage Loans having prepayment penalties is approximately 25 months.


            Credit Scores for the Group 2 Statistical Mortgage Loans

                                        Aggregate
                        Number of       Principal     Percent of  Weighted     Weighted
Range of                 Mortgage        Balance       Mortgage   Average      Average
Credit Scores             Loans        Outstanding       Pool      Coupon    Credit Score
--------------------    ---------     --------------  ----------  --------   ------------
501 to 525..........        24         $4,392,697.29     0.78%      8.692%    519
526 to 550..........        89         14,911,886.45     2.65       8.228     540
551 to 575..........       182         33,284,301.04     5.91       7.968     563
576 to 600..........       287         52,813,957.85     9.38       7.291     589
601 to 625..........       303         69,213,776.11    12.29       7.173     613
626 to 650..........       307         75,268,658.21    13.36       7.064     639
651 to 675..........       339        104,007,655.44    18.47       6.954     665
676 to 700..........       425         95,937,693.61    17.03       7.216     687
701 to 725..........       251         56,954,142.49    10.11       7.182     712
726 to 750..........       135         32,723,233.10     5.81       7.159     737
751 to 775..........        67         16,938,123.07     3.01       7.348     761
776 to 800..........        25          5,342,998.75     0.95       7.197     786
801 to 825..........         4          1,479,591.90     0.26       6.735     805
                         -----       ---------------   ------       -----     ---
     Total:.........     2,438       $563,268,715.32   100.00%      7.228%    654
                         =====       ===============   ======       =====     ===


                          Average     Weighted
                         Principal     Average      Percent
Range of                  Balance     Original        Full
Credit Scores           Outstanding      LTV     Documentation
--------------------    -----------   --------   -------------
501 to 525..........     $183,029.05    74.27%       76.57%
526 to 550..........      167,549.29    79.23        74.74
551 to 575..........      182,880.77    82.70        70.41
576 to 600..........      184,020.76    80.88        73.18
601 to 625..........      228,428.30    82.23        59.62
626 to 650..........      245,174.78    82.32        40.11
651 to 675..........      306,807.24    82.39        17.80
676 to 700..........      225,735.75    84.27         6.60
701 to 725..........      226,908.93    85.26         4.81
726 to 750..........      242,394.32    85.23         6.48
751 to 775..........      252,807.81    84.68         7.93
776 to 800..........      213,719.95    84.61         6.20
801 to 825..........      369,897.98    85.39         7.48
                         -----------    -----        -----
     Total:.........     $231,037.21    82.97%       31.88%
                         ===========    =====        =====

         The Credit Scores of the Group 2 Mortgage Loans that were scored As of the Cut-off Date ranged from 502 to 815 and the weighted average Credit Score of the Group 2 Mortgage Loans that were scored As of the Cut-off Date was approximately 654.




         Credit Grade Summary for the Group 2 Statistical Mortgage Loans

                                        Aggregate                              Weighted
                                        Principal     Percent of    Weighted   Average
                       Number of         Balance       Mortgage     Average    Credit
Credit Grade         Mortgage Loans    Outstanding       Pool        Coupon      Score
------------------   --------------  ---------------  ----------    --------   --------
A.................      2,294        $533,885,809.53    94.78%       7.183%       658
A-................         60          15,564,802.99     2.76        7.771        589
B.................         54           9,260,206.84     1.64        8.066        575
C.................         21           3,272,402.69     0.58        8.611        580
D.................          9           1,285,493.27     0.23        9.655        556
     Total:.......      2,438        $563,268,715.32   100.00%       7.228%       654


                       Average      Weighted
                      Principal      Average      Percent
                       Balance      Original        Full
Credit Grade         Outstanding       LTV     Documentation
------------------   -----------    ---------  -------------
A.................   $232,731.39      83.28%        30.32%
A-................    259,413.38      81.11         53.43
B.................    171,485.31      74.84         61.57
C.................    155,828.70      69.60         72.88
D.................    142,832.59      68.49        100.00
     Total:.......   $231,037.21      82.97%        31.88%

            Gross Margins for the Group 2 Statistical Mortgage Loans

                                        Aggregate                              Weighted
                          Number of     Principal     Percent of    Weighted   Average
                          Mortgage       Balance       Mortgage     Average     Credit
Range of Margins            Loans      Outstanding       Pool        Coupon      Score
-----------------------   ---------   --------------  ----------    ---------  --------
2.501% to 3.000%.......        1         $118,709.15      0.02%       7.350%        672
3.001% to 3.500%.......        1          231,026.69      0.05        7.450         707
3.501% to 4.000%.......       55        9,947,493.37      1.97        7.389         651
4.001% to 4.500%.......        4          646,383.82      0.13        6.979         661
4.501% to 5.000%.......        2          869,029.40      0.17        6.570         678
5.001% to 5.500%.......      508      143,375,417.01     28.44        7.044         635
5.501% to 6.000%.......      975      286,258,649.81     56.77        7.006         664
6.001% to 6.500%.......      351       62,755,580.09     12.45        7.516         642
     Total:............    1,897     $504,202,289.34   100.00%       7.087%        653


                            Average      Weighted
                           Principal      Average      Percent
                            Balance      Original        Full
Range of Margins          Outstanding       LTV     Documentation
-----------------------   ------------   ---------  -------------
2.501% to 3.000%.......    $118,709.15      88.66%       100.00%
3.001% to 3.500%.......     231,026.69      80.00          0.00
3.501% to 4.000%.......     180,863.52      80.58         43.65
4.001% to 4.500%.......     161,595.95      82.78         41.85
4.501% to 5.000%.......     434,514.70      85.55          0.00
5.001% to 5.500%.......     282,235.07      82.66         47.17
5.501% to 6.000%.......     293,598.62      82.36         20.29
6.001% to 6.500%.......     178,790.83      82.05         42.67
     Total:............   $265,789.29      82.38%        31.18%

         As of the Cut-off Date, the Gross Margins for the Group 2 Adjustable Rate Mortgage Loans ranged from 3.000% per annum to 6.250% per annum and the weighted average Gross Margin of the Group 2 Adjustable Rate Mortgage Loans was approximately 5.715% per annum.


        Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans

                                        Aggregate                              Weighted
                          Number of     Principal     Percent of    Weighted   Average
Range of Maximum          Mortgage       Balance       Mortgage     Average    Credit
Mortgage Rates              Loans      Outstanding       Pool        Coupon      Score
-----------------------   ---------  ---------------  ----------    --------   ---------
12.001% to 12.500%.....    348       $118,368,078.58    23.48%       6.387%       676
12.501% to 13.000%.....    615       184,516,345.06     36.60        6.807        664
13.001% to 13.500%.....    362        92,668,847.63     18.38        7.299        654
13.501% to 14.000%.....    295        66,592,819.99     13.21        7.766        625
14.001% to 14.500%.....     99        19,509,577.23      3.87        8.311        590
14.501% to 15.000%.....     90        13,188,914.92      2.62        8.779        589
15.001% to 15.500%.....     47         5,198,303.37      1.03        9.310        561
15.501% to 16.000%.....     26         2,869,740.04      0.57        9.792        554
16.001% to 16.500%.....     12         1,059,324.57      0.21       10.353        548
16.501% to 17.000%.....      3           230,337.96      0.05       10.550        503
     Total:............  1,897      $504,202,289.34    100.00%       7.087%       653


                           Average      Weighted
                          Principal      Average      Percent
Range of Maximum           Balance      Original        Full
Mortgage Rates           Outstanding       LTV     Documentation
-----------------------  -----------    --------   -------------
12.001% to 12.500%.....  $340,138.16     81.19%        30.07%
12.501% to 13.000%.....   300,026.58     81.69         26.36
13.001% to 13.500%.....   255,991.29     83.23         30.25
13.501% to 14.000%.....   225,738.37     83.74         33.15
14.001% to 14.500%.....   197,066.44     85.38         47.45
14.501% to 15.000%.....   146,543.50     86.51         60.22
15.001% to 15.500%.....   110,602.20     83.68         64.48
15.501% to 16.000%.....   110,374.62     79.12         59.54
16.001% to 16.500%.....    88,277.05     73.24         35.61
16.501% to 17.000%.....    76,779.32     71.43        100.00
     Total:............  $265,789.29     82.38%        31.18%

         As of the Cut-off Date, the Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans ranged from 12.150% per annum to 16.550% per annum and the weighted average Maximum Mortgage Rate of the Group 2 Adjustable Rate Mortgage Loans was approximately 13.087% per annum.




      Next Rate Adjustment Date for the Group 2 Statistical Mortgage Loans

                                                                               Weighted
                          Number of      Aggregate      Percent of  Weighted   Average
Next Rate                 Mortgage   Principal Balance   Mortgage   Average    Credit
Adjustment Date             Loans       Outstanding        Pool       Coupon     Score
-----------------------   ---------  -----------------  ----------  --------   --------
July 2007..............        3         $1,058,008.71     0.21%       6.371%      647
August 2007............      187         58,217,235.88    11.55        6.902       653
September 2007.........      597        145,280,157.82    28.81        7.167       649
October 2007...........      787        213,444,356.66    42.33        7.073       656
November 2007..........       93         24,102,749.00     4.78        7.101       664
June 2008..............        1             60,825.39     0.01        8.850       553
July 2008..............        3            953,800.00     0.19        6.588       647
August 2008............       71         17,800,440.29     3.53        6.967       643
September 2008.........       94         24,705,462.66     4.90        7.319       645
October 2008...........       46         11,571,023.49     2.29        7.143       658
August 2010............        2          1,564,229.87     0.31        6.700       632
September 2010.........        4            878,199.57     0.17        6.603       657
October 2010...........        8          4,128,200.00     0.82        7.143       659
November 2010..........        1            437,600.00     0.09        6.300       689
                           -----       ---------------   ------        -----       ---
     Total:............    1,897       $504,202,289.34   100.00%       7.087%      653
                           =====       ===============   ======        =====       ===


                            Average     Weighted
                           Principal     Average      Percent
Next Rate                   Balance     Original        Full
Adjustment Date           Outstanding      LTV     Documentation
-----------------------   -----------   --------   -------------
July 2007..............    $352,669.57    81.57%         0.00%
August 2007............     311,322.12    83.56         29.96
September 2007.........     243,350.35    82.29         29.15
October 2007...........     271,212.65    82.21         29.86
November 2007..........     259,169.34    82.46         23.35
June 2008..............      60,825.39    72.62        100.00
July 2008..............     317,933.33    80.00         25.79
August 2008............     250,710.43    80.96         37.67
September 2008.........     262,824.07    82.89         48.27
October 2008...........     251,543.99    82.86         41.64
August 2010............     782,114.93    65.31        100.00
September 2010.........     219,549.89    80.00         33.01
October 2010...........     516,025.00    86.39         49.04
November 2010..........     437,600.00    80.00        100.00
                           -----------    -----        ------
     Total:............    $265,789.29    82.38%        31.18%
                           ===========    =====        ======

                (This page has been left blank intentionally)

                                    Annex III

                      Assumed Mortgage Loan Characteristics

    Assumed Characteristics of the Group 1 Initial Fixed Rate Mortgage Loans

                                                                                   Original
                      Original   Remaining     Remaining                           Interest
                       Term to    Term to    Amortization     Gross        Net       Only      Original Months to
 Principal            Maturity    Maturity       Term       Mortgage    Mortgage     Term      Prepayment Penalty
Balance ($)           (months)    (months)     (months)      Rate(%)     Rate(%)   (months)    Expiration (months)
------------------    --------   ---------   ------------   --------    --------   --------    -------------------
      6,237,368.43       180        178           358        10.070       9.567        0                0
      2,875,259.48       180        179           359         9.811       9.308        0               24
         45,730.40       180        179           359        10.150       9.647        0               36
      3,551,068.67       331        330           330         7.950       7.447        0                0
        870,046.05       360        358           358         8.529       8.026        0                6
        179,703.59       360        358           358         6.990       6.487        0               12
        586,876.17       360        359           359         8.103       7.600        0               24
        180,000.00       360        360           360         7.450       6.947        0               30
     15,399,156.91       358        356           356         7.368       6.865        0               36
        110,250.00       360        358           300         7.775       7.272       60                0
      5,353,341.38       360        358           300         7.126       6.623       60               36


                                      III-1

  Assumed Characteristics of the Group 1 Initial Adjustable Rate Mortgage Loans


                Original
                  Term    Remaining   Remaining
                   to       Term to  Amortization   Gross       Net                            Gross
  Principal     Maturity   Maturity      Term      Mortgage  Mortgage    Maximum    Minimum   Margin
 Balance ($)    (months)   (months)    (months)    Rate (%)  Rate (%)   Rate (%)   Rate (%)     (%)
--------------  --------  ---------  ------------  --------  --------   --------   --------   -------
 21,470,889.57    360        359          359        7.825      7.322     13.825      7.825     5.343
  3,116,459.28    360        359          359        7.888      7.385     13.888      7.888     5.926
  1,739,995.39    360        358          358        7.113      6.610     13.113      7.113     5.911
 48,708,056.37    360        358          358        7.488      6.985     13.488      7.488     5.785
    545,349.23    360        359          359        7.619      7.116     13.619      7.619     5.877
 24,005,968.22    360        359          300        7.585      7.082     13.585      7.585     5.487
    445,820.00    360        359          300        7.943      7.440     13.943      7.943     5.962
  3,072,564.00    360        358          300        7.268      6.765     13.268      7.268     5.918
127,748,689.97    360        359          300        7.028      6.525     13.028      7.028     5.855
    996,320.00    360        358          300        7.219      6.716     13.219      7.219     5.787
  7,516,487.55    360        358          358        7.795      7.292     13.795      7.795     5.236
    326,688.48    360        358          358        8.340      7.837     14.340      8.340     5.993
  1,356,876.16    360        358          358        7.375      6.872     13.375      7.375     5.701
  5,111,349.51    360        358          358        7.345      6.842     13.345      7.345     5.845
 10,537,747.92    360        358          300        7.531      7.028     13.531      7.531     5.715
    918,835.00    360        358          300        6.639      6.136     12.639      6.639     5.653
  4,959,705.63    360        357          300        6.688      6.185     12.688      6.688     5.810
  9,228,162.18    360        358          300        7.018      6.515     13.018      7.018     5.928
    975,245.02    360        358          358        6.946      6.443     12.946      6.946     5.807
    160,000.00    360        360          300        7.400      6.897     13.400      7.400     6.000
  3,733,219.46    360        358          300        6.928      6.425     12.928      6.928     6.182




                                                                                       Original
                                                              Original                Months to
                                         Rate                 Interest               Prepayment
                Initial   Subsequent  Adjustment  Next Rate     Only                   Penalty
  Principal     Periodic   Periodic   Frequency   Adjustment    Term                 Expiration
 Balance ($)    Cap (%)    Cap (%)     (months)      Date     (months)     Index      (months)
--------------  --------   ---------  ----------  ----------  ---------   ------     ----------
 21,470,889.57    3.000      1.000         6        10/2007       0       LIBOR_6MO        0
  3,116,459.28    3.000      1.000         6        10/2007       0       LIBOR_6MO        6
  1,739,995.39    3.000      1.000         6         9/2007       0       LIBOR_6MO       12
 48,708,056.37    3.000      1.000         6         9/2007       0       LIBOR_6MO       24
    545,349.23    3.000      1.000         6        10/2007       0       LIBOR_6MO       36
 24,005,968.22    3.000      1.000         6        10/2007       60      LIBOR_6MO        0
    445,820.00    3.000      1.000         6        10/2007       60      LIBOR_6MO        6
  3,072,564.00    3.000      1.000         6         9/2007       60      LIBOR_6MO       12
127,748,689.97    3.000      1.000         6        10/2007       60      LIBOR_6MO       24
    996,320.00    3.000      1.000         6         9/2007       60      LIBOR_6MO       36
  7,516,487.55    3.000      1.000         6         9/2008       0       LIBOR_6MO        0
    326,688.48    3.000      1.000         6         9/2008       0       LIBOR_6MO        6
  1,356,876.16    3.000      1.000         6         9/2008       0       LIBOR_6MO       24
  5,111,349.51    3.000      1.000         6         9/2008       0       LIBOR_6MO       36
 10,537,747.92    3.000      1.000         6         9/2008       60      LIBOR_6MO        0
    918,835.00    3.000      1.000         6         9/2008       60      LIBOR_6MO       12
  4,959,705.63    3.000      1.000         6         8/2008       60      LIBOR_6MO       24
  9,228,162.18    3.000      1.000         6         9/2008       60      LIBOR_6MO       36
    975,245.02    2.000      1.000         12        9/2010       0        CMT_1YR        36
    160,000.00    2.000      1.000         12       11/2010       60       CMT_1YR         0
  3,733,219.46    2.000      1.000         12        9/2010       60       CMT_1YR        36


                                     III-2

    Assumed Characteristics of the Group 2 Initial Fixed Rate Mortgage Loans

                                                                                                      Original
                                                                                        Original     Months to
                    Original    Remaining       Remaining        Gross        Net       Interest     Prepayment
                    Term to      Term to      Amortization     Mortgage     Mortgage      Only        Penalty
      Principal     Maturity     Maturity         Term           Rate         Rate        Term       Expiration
     Balance ($)    (months)     (months)       (months)          (%)         (%)       (months)      (months)
   --------------   --------    ---------     ----------       -------      --------    --------     -----------
     5,985,903.77     180          178             358          10.182       9.679         0             0
       464,214.11     180          179             359          10.441       9.938         0             12
    18,227,170.22     180          178             358           9.926       9.423         0             24
        67,842.80     180          177             357           7.340       6.837         0             36
     3,144,137.95     342          341             341           8.017       7.514         0             0
       935,976.19     360          358             358           7.892       7.389         0             6
       920,657.90     360          358             358           7.854       7.351         0             24
    25,450,102.73     356          354             354           7.239       6.736         0             36
       328,000.00     360          359             300           7.585       7.082         60            0
     3,542,420.30     360          358             300           6.771       6.268         60            36

                                     III-3

  Assumed Characteristics of the Group 2 Initial Adjustable Rate Mortgage Loans



                 Original  Remaining   Remaining
                  Term to    Term to  Amortization   Gross      Net                            Gross    Initial
  Principal      Maturity  Maturity      Term      Mortgage   Mortgage   Maximum    Minimum    Margin   Periodic
  Balance ($)    (months)  (months)    (months)    Rate (%)   Rate (%)   Rate (%)   Rate (%)    (%)      Cap (%)
---------------  --------  ---------  -----------  --------   --------   -------    -------    ------   --------
  37,186,687.28    360        359         359        7.808     7.305     13.808      7.808      5.465     3.000
   3,060,074.01    360        358         358        8.011     7.508     14.011      8.011      5.820     3.000
   3,108,034.64    360        359         359        7.410     6.907     13.410      7.410      6.016     3.000
  96,650,360.80    360        358         358        7.383     6.880     13.383      7.383      5.752     3.000
     643,693.75    360        358         358        7.881     7.378     13.881      7.881      5.959     3.000
  19,827,680.00    360        359         300        7.457     6.954     13.457      7.457      5.580     3.000
     885,443.00    360        359         300        6.899     6.396     12.899      6.899      5.675     3.000
  10,038,126.40    360        358         300        7.453     6.950     13.453      7.453      5.809     3.000
 269,898,902.19    360        358         300        6.816     6.313     12.816      6.816      5.731     3.000
     803,506.00    360        357         300        6.981     6.478     12.981      6.981      5.867     3.000
  10,567,455.71    360        358         358        7.832     7.329     13.832      7.832      5.571     3.000
     212,650.05    360        357         357        7.672     7.169     13.672      7.672      5.715     3.000
     303,747.07    360        358         358        7.500     6.997     13.500      7.500      6.000     3.000
   2,894,055.26    360        357         357        6.915     6.412     12.915      6.915      5.785     3.000
   7,310,728.89    360        358         358        7.329     6.826     13.329      7.329      5.819     3.000
   7,635,307.00    360        358         300        7.365     6.862     13.365      7.365      5.462     3.000
     559,000.00    360        358         300        7.061     6.558     13.061      7.061      5.665     3.000
  11,425,727.78    360        357         300        6.711     6.208     12.711      6.711      5.783     3.000
  14,182,880.08    360        358         300        6.851     6.348     12.851      6.851      5.770     3.000
   1,486,609.43    360        357         357        6.512     6.009     12.512      6.512      6.043     2.000
     629,000.00    360        359         300        7.250     6.747     13.250      7.250      6.250     2.000
   4,892,620.00    360        359         300        7.007     6.504     13.007      7.007      6.053     2.000



                                                                            Original
                                                     Original               Months to
                                 Rate        Next    Interest              Prepayment
                  Subsequent  Adjustment     Rate      Only                  Penalty
  Principal        Periodic   Frequency   Adjustment   Term                Expiration
  Balance ($)      Cap (%)     (months)     Date     (months)    Index      (months)
----------------  ----------  ----------  ---------  -------   -------     ----------
  37,186,687.28     1.000         6        10/2007      0      LIBOR_6MO        0
   3,060,074.01     1.000         6        9/2007       0      LIBOR_6MO        6
   3,108,034.64     1.000         6        10/2007      0      LIBOR_6MO       12
  96,650,360.80     1.000         6        9/2007       0      LIBOR_6MO       24
     643,693.75     1.000         6        9/2007       0      LIBOR_6MO       36
  19,827,680.00     1.000         6        10/2007     60      LIBOR_6MO        0
     885,443.00     1.000         6        10/2007     60      LIBOR_6MO        6
  10,038,126.40     1.000         6        9/2007      60      LIBOR_6MO       12
 269,898,902.19     1.000         6        9/2007      60      LIBOR_6MO       24
     803,506.00     1.000         6        8/2007      60      LIBOR_6MO       36
  10,567,455.71     1.000         6        9/2008       0      LIBOR_6MO        0
     212,650.05     1.000         6        8/2008       0      LIBOR_6MO        6
     303,747.07     1.000         6        9/2008       0      LIBOR_6MO       12
   2,894,055.26     1.000         6        8/2008       0      LIBOR_6MO       24
   7,310,728.89     1.000         6        9/2008       0      LIBOR_6MO       36
   7,635,307.00     1.000         6        9/2008      60      LIBOR_6MO        0
     559,000.00     1.000         6        9/2008      60      LIBOR_6MO       12
  11,425,727.78     1.000         6        8/2008      60      LIBOR_6MO       24
  14,182,880.08     1.000         6        9/2008      60      LIBOR_6MO       36
   1,486,609.43     1.000        12        8/2010       0       CMT_1YR        36
     629,000.00     1.000        12        10/2010     60       CMT_1YR        24
   4,892,620.00     1.000        12        10/2010     60       CMT_1YR        36


                                      III-4

  Assumed Characteristics of the Group 1 Subsequent Fixed Rate Mortgage Loans*



                                                                                                       Original
                                                                                         Original     Months to
                     Original    Remaining       Remaining                               Interest     Prepayment
                      Term to      Term to      Amortization     Gross        Net          Only        Penalty
     Principal       Maturity     Maturity         Term         Mortgage    Mortgage       Term       Expiration
    Balance ($)      (months)     (months)       (months)       Rate(%)      Rate(%)     (months)      (months)
 ----------------    --------    ---------      ------------    --------    --------     --------     ----------
    2,066,458.16     180          180             360          10.070        9.567          0              0
      952,581.76     180          180             360           9.811        9.308          0             24
       15,150.61     180          180             360          10.150        9.647          0             36
    1,176,479.30     331          331             331           7.950        7.447          0              0
      288,248.77     360          360             360           8.529        8.026          0              6
       59,536.32     360          360             360           6.990        6.487          0             12
      194,433.77     360          360             360           8.103        7.600          0             24
       59,634.52     360          360             360           7.450        6.947          0             30
    5,101,785.13     358          358             358           7.368        6.865          0             36
       36,526.14     360          360             300           7.775        7.272         60              0
    1,773,577.45     360          360             300           7.126        6.623         60             36


 ---------------------
 * Assumes that the Group 1 Subsequent Fixed Rate Mortgage Loans will be purchased by the Trust during the first month after the month in which the Closing Date occurs.


                                     III-5

               Assumed Characteristics of the Group 1 Subsequent
                       Adjustable Rate Mortgage Loans*

                Original  Remaining   Remaining                                                      Initial
                 Term to   Term to   Amortization   Gross      Net                          Gross   Periodic
   Principal    Maturity  Maturity       Term      Mortgage  Mortgage  Maximum    Minimum   Margin     Cap
  Balance ($)   (months)  (months)     (months)    Rate(%)   Rate(%)   Rate(%)    Rate(%)     (%)      (%)
--------------  --------  --------   -----------  --------   -------   -------    -------   ------  --------
  7,113,367.69    360       360         360        7.825     7.322     13.825      7.825     5.343    3.000
  1,032,491.95    360       360         360        7.888     7.385     13.888      7.888     5.926    3.000
    576,465.49    360       360         360        7.113     6.610     13.113      7.113     5.911    3.000
 16,137,119.66    360       360         360        7.488     6.985     13.488      7.488     5.785    3.000
    180,675.77    360       360         360        7.619     7.116     13.619      7.619     5.877    3.000
  7,953,246.56    360       360         300        7.585     7.082     13.585      7.585     5.487    3.000
    147,701.45    360       360         300        7.943     7.440     13.943      7.943     5.962    3.000
  1,017,949.32    360       360         300        7.268     6.765     13.268      7.268     5.918    3.000
 42,323,509.72    360       360         300        7.028     6.525     13.028      7.028     5.855    3.000
    330,083.69    360       360         300        7.219     6.716     13.219      7.219     5.787    3.000
  2,490,234.02    360       360         360        7.795     7.292     13.795      7.795     5.236    3.000
    108,232.84    360       360         360        8.340     7.837     14.340      8.340     5.993    3.000
    449,536.99    360       360         360        7.375     6.872     13.375      7.375     5.701    3.000
  1,693,404.85    360       360         360        7.345     6.842     13.345      7.345     5.845    3.000
  3,491,186.30    360       360         300        7.531     7.028     13.531      7.531     5.715    3.000
    304,412.69    360       360         300        6.639     6.136     12.639      6.639     5.653    3.000
  1,643,164.79    360       360         300        6.688     6.185     12.688      6.688     5.810    3.000
  3,057,316.77    360       360         300        7.018     6.515     13.018      7.018     5.928    3.000
    323,101.49    360       360         360        6.946     6.443     12.946      6.946     5.807    2.000
     53,008.46    360       360         300        7.400     6.897     13.400      7.400     6.000    2.000
  1,236,826.38    360       360         300        6.928     6.425     12.928      6.928     6.182    2.000




                                                                             Original
                                                     Original                Months to
                Subsequent     Rate                  Interest                Prepayment
                Periodic    Adjustment   Next Rate     Only                   Penalty
  Principal       Cap       Frequency    Adjustment    Term                  Expiration
 Balance ($)      (%)        (months)       Date     (months)      Index      (months)
--------------  ---------   ----------  ----------   --------      -----    ------------
  7,113,367.69    1.000          6        11/2007        0       LIBOR_6MO        0
  1,032,491.95    1.000          6        11/2007        0       LIBOR_6MO        6
    576,465.49    1.000          6        11/2007        0       LIBOR_6MO       12
 16,137,119.66    1.000          6        11/2007        0       LIBOR_6MO       24
    180,675.77    1.000          6        11/2007        0       LIBOR_6MO       36
  7,953,246.56    1.000          6        11/2007       60       LIBOR_6MO        0
    147,701.45    1.000          6        11/2007       60       LIBOR_6MO        6
  1,017,949.32    1.000          6        11/2007       60       LIBOR_6MO       12
 42,323,509.72    1.000          6        11/2007       60       LIBOR_6MO       24
    330,083.69    1.000          6        11/2007       60       LIBOR_6MO       36
  2,490,234.02    1.000          6        11/2008        0       LIBOR_6MO        0
    108,232.84    1.000          6        11/2008        0       LIBOR_6MO        6
    449,536.99    1.000          6        11/2008        0       LIBOR_6MO       24
  1,693,404.85    1.000          6        11/2008        0       LIBOR_6MO       36
  3,491,186.30    1.000          6        11/2008       60       LIBOR_6MO        0
    304,412.69    1.000          6        11/2008       60       LIBOR_6MO       12
  1,643,164.79    1.000          6        11/2008       60       LIBOR_6MO       24
  3,057,316.77    1.000          6        11/2008       60       LIBOR_6MO       36
    323,101.49    1.000         12        11/2010        0        CMT_1YR        36
     53,008.46    1.000         12        11/2010       60        CMT_1YR         0
  1,236,826.38    1.000         12        11/2010       60        CMT_1YR        36



---------------
* Assumes that the Group 1 Subsequent Adjustable Rate Mortgage Loans will be purchased by the Trust during the first month after the month which the Closing Date occurs.


                                     III-6

   Assumed Characteristics of the Group 2 Subsequent Fixed Rate Mortgage Loans

                                                                                                     Original
                                                                                       Original     Months to
                   Original    Remaining       Remaining                               Interest     Prepayment
                    Term to      Term to      Amortization     Gross        Net          Only        Penalty
   Principal       Maturity     Maturity         Term         Mortgage    Mortgage       Term       Expiration
  Balance ($)      (months)     (months)       (months)       Rate(%)      Rate(%)     (months)      (months)
 ---------------   --------     --------      ------------    --------    --------     --------     ----------
    1,983,147.20     180          180             360          10.182       9.679          0              0
      153,795.47     180          180             360          10.441       9.938          0             12
    6,038,714.10     180          180             360           9.926       9.423          0             24
       22,476.52     180          180             360           7.340       6.837          0             36
    1,041,661.98     342          342             342           8.017       7.514          0              0
      310,091.61     360          360             360           7.892       7.389          0              6
      305,016.62     360          360             360           7.854       7.351          0             24
    8,431,692.49     356          356             356           7.239       6.736          0             36
      108,667.35     360          360             300           7.585       7.082         60              0
    1,173,614.07     360          360             300           6.771       6.268         60             36

------------
* Assumes that the Group 2 Subsequent Fixed Rate Mortgage Loans will be purchased by the Trust during the first month after the month which the Closing Date ccurs.


                                     III-7

              Assumed Characteristics of the Group 2 Subsequent
                      Adjustable Rate Mortgage Loans*


                Term to   Term to   Amortization   Gross       Net                                      Initial
  Principal     Maturity  Maturity     Term       Mortgage   Mortgage   Maximum    Minimum    Gross     Periodic
  Balance ($)   (months)  (months)    (months)    Rate(%)    Rate(%)    Rate(%)    Rate(%)   Margin(%)   Cap(%)
--------------  --------  --------  ------------  --------   --------   -------    -------   ---------  --------
 12,320,056.83    360       360        360         7.808     7.305      13.808      7.808     5.465      3.000
  1,013,811.35    360       360        360         8.011     7.508      14.011      8.011     5.820      3.000
  1,029,700.85    360       360        360         7.410     6.907      13.410      7.410     6.016      3.000
 32,020,543.50    360       360        360         7.383     6.880      13.383      7.383     5.752      3.000
    213,257.60    360       360        360         7.881     7.378      13.881      7.881     5.959      3.000
  6,568,967.61    360       360        300         7.457     6.954      13.457      7.457     5.580      3.000
    293,349.82    360       360        300         6.899     6.396      12.899      6.899     5.675      3.000
  3,325,660.25    360       360        300         7.453     6.950      13.453      7.453     5.809      3.000
 89,418,285.32    360       360        300         6.816     6.313      12.816      6.816     5.731      3.000
    266,203.86    360       360        300         6.981     6.478      12.981      6.981     5.867      3.000
  3,501,028.58    360       360        360         7.832     7.329      13.832      7.832     5.571      3.000
     70,451.58    360       360        360         7.672     7.169      13.672      7.672     5.715      3.000
    100,632.28    360       360        360         7.500     6.997      13.500      7.500     6.000      3.000
    958,808.86    360       360        360         6.915     6.412      12.915      6.915     5.785      3.000
  2,422,065.58    360       360        360         7.329     6.826      13.329      7.329     5.819      3.000
  2,529,599.25    360       360        300         7.365     6.862      13.365      7.365     5.462      3.000
    185,198.31    360       360        300         7.061     6.558      13.061      7.061     5.665      3.000
  3,785,376.59    360       360        300         6.711     6.208      12.711      6.711     5.783      3.000
  4,698,829.11    360       360        300         6.851     6.348      12.851      6.851     5.770      3.000
    492,518.00    360       360        360         6.512     6.009      12.512      6.512     6.043      2.000
    208,389.52    360       360        300         7.250     6.747      13.250      7.250     6.250      2.000
  1,620,939.13    360       360        300         7.007     6.504      13.007      7.007     6.053      2.000




                                                                          Original
                                                   Original               Months to
                                Rate      Next     Interest               Prepayment
                 Subsequent  Adjustment   Rate      Only                  Penalty
  Principal       Periodic   Frequency  Adjustment  Term                  Expiration
  Balance ($)       Cap(%)    (months)    Date     (months)    Index       (months)
--------------   ----------  ---------  ---------  --------    -----      ----------
 12,320,056.83     1.000         6       11/2007      0      LIBOR_6MO        0
  1,013,811.35     1.000         6       11/2007      0      LIBOR_6MO         6
  1,029,700.85     1.000         6       11/2007      0      LIBOR_6MO        12
 32,020,543.50     1.000         6       11/2007      0      LIBOR_6MO        24
    213,257.60     1.000         6       11/2007      0      LIBOR_6MO        36
  6,568,967.61     1.000         6       11/2007     60      LIBOR_6MO         0
    293,349.82     1.000         6       11/2007     60      LIBOR_6MO         6
  3,325,660.25     1.000         6       11/2007     60      LIBOR_6MO        12
 89,418,285.32     1.000         6       11/2007     60      LIBOR_6MO        24
    266,203.86     1.000         6       11/2007     60      LIBOR_6MO        36
  3,501,028.58     1.000         6       11/2008      0      LIBOR_6MO         0
     70,451.58     1.000         6       11/2008      0      LIBOR_6MO         6
    100,632.28     1.000         6       11/2008      0      LIBOR_6MO        12
    958,808.86     1.000         6       11/2008      0      LIBOR_6MO        24
  2,422,065.58     1.000         6       11/2008      0      LIBOR_6MO        36
  2,529,599.25     1.000         6       11/2008     60      LIBOR_6MO         0
    185,198.31     1.000         6       11/2008     60      LIBOR_6MO        12
  3,785,376.59     1.000         6       11/2008     60      LIBOR_6MO        24
  4,698,829.11     1.000         6       11/2008     60      LIBOR_6MO        36
    492,518.00     1.000        12       11/2010      0       CMT_1YR         36
    208,389.52     1.000        12       11/2010     60       CMT_1YR         24
  1,620,939.13     1.000        12       11/2010     60       CMT_1YR         36

 -------------------
 * Assumes that the Group 2 Subsequent Adjustable Rate Mortgage Loans will be purchased by the Trust during the first month after the month in which the Closing Date occurs.

                                     III-8

                                    Annex IV
                                Decrement Tables


            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption


                                                     Class 1-A                                    Class 2-A1
                                     ----------------------------------------      ---------------------------------------
Payment Date                          0%     50%      100%      150%      200%       0%      50%    100%     150%     200%
--------------------------------     ---     ---      ----      ----      ----      ---      ---    ----     ----     ----
Initial.........................     100     100      100       100       100       100      100    100      100      100
November 25, 2006...............     100      87       74        60        47        99       73     47       21        0
November 25, 2007...............      99      66       37        11         0        98       33      0        0        0
November 25, 2008...............      99      48       12         0         0        97        0      0        0        0
November 25, 2009...............      98      35       12         0         0        97        0      0        0        0
November 25, 2010...............      98      29       11         0         0        96        0      0        0        0
November 25, 2011...............      97      24        7         0         0        93        0      0        0        0
November 25, 2012...............      95      20        5         0         0        91        0      0        0        0
November 25, 2013...............      94      17        4         0         0        88        0      0        0        0
November 25, 2014...............      92      14        3         0         0        84        0      0        0        0
November 25, 2015...............      90      11        2         0         0        81        0      0        0        0
November 25, 2016...............      88       9        1         0         0        77        0      0        0        0
November 25, 2017...............      86       8        1         0         0        72        0      0        0        0
November 25, 2018...............      83       6        1         0         0        68        0      0        0        0
November 25, 2019...............      81       5        *         0         0        62        0      0        0        0
November 25, 2020...............      75       4        0         0         0        50        0      0        0        0
November 25, 2021...............      71       3        0         0         0        41        0      0        0        0
November 25, 2022...............      68       3        0         0         0        34        0      0        0        0
November 25, 2023...............      64       2        0         0         0        27        0      0        0        0
November 25, 2024...............      59       2        0         0         0        18        0      0        0        0
November 25, 2025...............      54       2        0         0         0         9        0      0        0        0
November 25, 2026...............      49       1        0         0         0         0        0      0        0        0
November 25, 2027...............      43       1        0         0         0         0        0      0        0        0
November 25, 2028...............      37       1        0         0         0         0        0      0        0        0
November 25, 2029...............      32       *        0         0         0         0        0      0        0        0
November 25, 2030...............      28       0        0         0         0         0        0      0        0        0
November 25, 2031...............      23       0        0         0         0         0        0      0        0        0
November 25, 2032...............      18       0        0         0         0         0        0      0        0        0
November 25, 2033...............      13       0        0         0         0         0        0      0        0        0
November 25, 2034...............       7       0        0         0         0         0        0      0        0        0
November 25, 2035...............       0       0        0         0         0         0        0      0        0        0
Weighted Average Life in Years
(to maturity)...................   19.96    4.54     2.26      1.27      1.02     14.38    1.62    1.00     0.73     0.59
Weighted Average Life in Years
(to 10% call)...................   19.93    4.24     2.07      1.27      1.02     14.38    1.62    1.00     0.73     0.59
Weighted Average Life in Years
(to 20% call)...................   19.80    3.87     1.89      1.27      1.02     14.38    1.62    1.00     0.73     0.59

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption



                                                    Class 2A-2                                   Class 2A-3
                                     ------------------------------------------   ---------------------------------------
Payment Date                          0%     50%      100%      150%      200%      0%      50%     100%    150%     200%
--------------------------------     ---     ---      ----      ----      ----     ---      ---     ----    ----     ----
Initial.........................     100     100      100       100       100      100      100     100     100      100
November 25, 2006...............     100     100      100       100        92      100      100     100     100      100
November 25, 2007...............     100     100       72        14         0      100      100     100     100        0
November 25, 2008...............     100      98       19         0         0      100      100     100       0        0
November 25, 2009...............     100      69       19         0         0      100      100     100       0        0
November 25, 2010...............     100      56       16         0         0      100      100     100       0        0
November 25, 2011...............     100      46        9         0         0      100      100     100       0        0
November 25, 2012...............     100      37        4         0         0      100      100     100       0        0
November 25, 2013...............     100      29        1         0         0      100      100     100       0        0
November 25, 2014...............     100      23        0         0         0      100      100      80       0        0
November 25, 2015...............     100      18        0         0         0      100      100      55       0        0
November 25, 2016...............     100      14        0         0         0      100      100      37       0        0
November 25, 2017...............     100      11        0         0         0      100      100      25       0        0
November 25, 2018...............     100       8        0         0         0      100      100      11       0        0
November 25, 2019...............     100       5        0         0         0      100      100       0       0        0
November 25, 2020...............     100       2        0         0         0      100      100       0       0        0
November 25, 2021...............     100       1        0         0         0      100      100       0       0        0
November 25, 2022...............     100       0        0         0         0      100       89       0       0        0
November 25, 2023...............     100       0        0         0         0      100       71       0       0        0
November 25, 2024...............     100       0        0         0         0      100       56       0       0        0
November 25, 2025...............     100       0        0         0         0      100       44       0       0        0
November 25, 2026...............      99       0        0         0         0      100       34       0       0        0
November 25, 2027...............      86       0        0         0         0      100       26       0       0        0
November 25, 2028...............      72       0        0         0         0      100       15       0       0        0
November 25, 2029...............      62       0        0         0         0      100        5       0       0        0
November 25, 2030...............      53       0        0         0         0      100        0       0       0        0
November 25, 2031...............      43       0        0         0         0      100        0       0       0        0
November 25, 2032...............      32       0        0         0         0      100        0       0       0        0
November 25, 2033...............      20       0        0         0         0      100        0       0       0        0
November 25, 2034...............       7       0        0         0         0      100        0       0       0        0
November 25, 2035...............       0       0        0         0         0        0        0       0       0        0
Weighted Average Life in Years
(to maturity)...................   25.29    6.72     3.01      1.75      1.41    29.72    19.97   10.65     2.22    1.84
Weighted Average Life in Years
(to 10% call)...................   25.27    6.57     2.93      1.75      1.41    29.01    12.67    6.17     2.22    1.84
Weighted Average Life in Years
(to 20% call)...................   25.09    6.01     2.67      1.75      1.41    27.84     9.01    4.34     2.22    1.84

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption


                                                      Class M1                                     Class M2
                                     -----------------------------------------       --------------------------------------
Payment Date                          0%     50%       100%      150%      200%       0%     50%     100%     150%     200%
---------------------------------    ---     ---       ----      ----      ----      ---     ---     ----     ----     ----
Initial.........................     100     100       100       100       100       100     100     100      100      100
November 25, 2006...............     100     100       100       100       100       100     100     100      100      100
November 25, 2007...............     100     100       100       100        24       100     100     100      100      100
November 25, 2008...............     100     100       100        90        24       100     100     100      100       77
November 25, 2009...............     100     100       100        90        24       100     100      59       47       20
November 25, 2010...............     100      83        30        66        18       100      83      30        8        0
November 25, 2011...............     100      69        20        38         4       100      69      20        5        0
November 25, 2012...............     100      57        14        23         0       100      57      14        2        0
November 25, 2013...............     100      47        10        10         0       100      47      10        0        0
November 25, 2014...............     100      39         7         1         0       100      39       7        0        0
November 25, 2015...............     100      32         5         0         0       100      32       5        0        0
November 25, 2016...............     100      27         3         0         0       100      27       3        0        0
November 25, 2017...............     100      22         1         0         0       100      22       0        0        0
November 25, 2018...............     100      18         0         0         0       100      18       0        0        0
November 25, 2019...............     100      15         0         0         0       100      15       0        0        0
November 25, 2020...............     100      11         0         0         0       100      11       0        0        0
November 25, 2021...............     100       9         0         0         0       100       9       0        0        0
November 25, 2022...............     100       7         0         0         0       100       7       0        0        0
November 25, 2023...............     100       6         0         0         0       100       6       0        0        0
November 25, 2024...............     100       5         0         0         0       100       5       0        0        0
November 25, 2025...............     100       4         0         0         0       100       4       0        0        0
November 25, 2026...............     100       3         0         0         0       100       2       0        0        0
November 25, 2027...............     100       1         0         0         0       100       0       0        0        0
November 25, 2028...............     100       0         0         0         0       100       0       0        0        0
November 25, 2029...............      92       0         0         0         0        92       0       0        0        0
November 25, 2030...............      80       0         0         0         0        80       0       0        0        0
November 25, 2031...............      66       0         0         0         0        66       0       0        0        0
November 25, 2032...............      52       0         0         0         0        52       0       0        0        0
November 25, 2033...............      35       0         0         0         0        35       0       0        0        0
November 25, 2034...............      18       0         0         0         0        18       0       0        0        0
November 25, 2035...............       0       0         0         0         0         0       0       0        0        0
Weighted Average Life in Years
(to maturity)...................   26.98    9.09      5.36      5.73      2.76     26.98    9.08    5.09     4.19     3.53
Weighted Average Life in Years
(to 10% call)...................   26.89    8.33      4.90      3.53      2.04     26.89    8.33    4.64     3.66     2.42
Weighted Average Life in Years
(to 20% call)...................   26.55    7.29      4.32      2.56      1.96     26.55    7.29    4.13     2.59     2.09

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption



                                                Class M3                                     Class M4
                                -------------------------------------------------   ---------------------------------
Payment Date                     0%      50%    100%      150%     200%      0%      50%     100%     150%      200%
                                ---      ---    ----      ----     ----     ---      ---     ----     ----      ----
Initial......................   100      100    100       100      100      100      100     100      100       100
November 25, 2006............   100      100    100       100      100      100      100     100      100       100
November 25, 2007............   100      100    100       100      100      100      100     100      100       100
November 25, 2008............   100      100    100       100       11      100      100     100       74        11
November 25, 2009............   100      100     44        15        5      100      100      44       15         5
November 25, 2010............   100       83     30         8        0      100       83      30        8         0
November 25, 2011............   100       69     20         5        0      100       69      20        5         0
November 25, 2012............   100       57     14         0        0      100       57      14        0         0
November 25, 2013............   100       47     10         0        0      100       47      10        0         0
November 25, 2014............   100       39      7         0        0      100       39       7        0         0
November 25, 2015............   100       32      5         0        0      100       32       5        0         0
November 25, 2016............   100       27      2         0        0      100       27       0        0         0
November 25, 2017............   100       22      0         0        0      100       22       0        0         0
November 25, 2018............   100       18      0         0        0      100       18       0        0         0
November 25, 2019............   100       15      0         0        0      100       15       0        0         0
November 25, 2020............   100       11      0         0        0      100       11       0        0         0
November 25, 2021............   100        9      0         0        0      100        9       0        0         0
November 25, 2022............   100        7      0         0        0      100        7       0        0         0
November 25, 2023............   100        6      0         0        0      100        6       0        0         0
November 25, 2024............   100        5      0         0        0      100        5       0        0         0
November 25, 2025............   100        4      0         0        0      100        1       0        0         0
November 25, 2026............   100        0      0         0        0      100        0       0        0         0
November 25, 2027............   100        0      0         0        0      100        0       0        0         0
November 25, 2028............   100        0      0         0        0      100        0       0        0         0
November 25, 2029............    92        0      0         0        0       92        0       0        0         0
November 25, 2030............    80        0      0         0        0       80        0       0        0         0
November 25, 2031............    66        0      0         0        0       66        0       0        0         0
November 25, 2032............    52        0      0         0        0       52        0       0        0         0
November 25, 2033............    35        0      0         0        0       35        0       0        0         0
November 25, 2034............    18        0      0         0        0       18        0       0        0         0
November 25, 2035............     0        0      0         0        0        0        0       0        0         0
Weighted Average Life in
Years (to maturity).......... 26.98     9.05   4.94      3.68     2.75    26.97     9.03    4.86     3.47      2.53
Weighted Average Life in
Years (to 10% call).......... 26.89     8.33   4.51      3.41     2.42    26.89     8.33    4.44     3.21      2.35
Weighted Average Life in
Years (to 20% call).......... 26.55     7.29   3.99      2.59     2.09    26.55     7.29    3.92     2.59      2.09

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption


                                                     Class M5                                   Class M6
                                    -----------------------------------------   -----------------------------------------
Payment Date                           0%     50%      100%     150%     200%     0%      50%      100%     150%     200%
--------------------------------      ---     ---      ----     ----     ----    ---      ---      ----     ----     ----
Initial.........................      100     100      100      100      100     100      100      100      100      100
November 25, 2006...............      100     100      100      100      100     100      100      100      100      100
November 25, 2007...............      100     100      100      100      100     100      100      100      100      100
November 25, 2008...............      100     100      100       28       11     100      100      100       28       11
November 25, 2009...............      100     100       44       15        5     100      100       44       15        1
November 25, 2010...............      100      83       30        8        0     100       83       30        8        0
November 25, 2011...............      100      69       20        5        0     100       69       20        1        0
November 25, 2012...............      100      57       14        0        0     100       57       14        0        0
November 25, 2013...............      100      47       10        0        0     100       47       10        0        0
November 25, 2014...............      100      39        7        0        0     100       39        7        0        0
November 25, 2015...............      100      32        4        0        0     100       32        0        0        0
November 25, 2016...............      100      27        0        0        0     100       27        0        0        0
November 25, 2017...............      100      22        0        0        0     100       22        0        0        0
November 25, 2018...............      100      18        0        0        0     100       18        0        0        0
November 25, 2019...............      100      15        0        0        0     100       15        0        0        0
November 25, 2020...............      100      11        0        0        0     100       11        0        0        0
November 25, 2021...............      100       9        0        0        0     100        9        0        0        0
November 25, 2022...............      100       7        0        0        0     100        7        0        0        0
November 25, 2023...............      100       6        0        0        0     100        6        0        0        0
November 25, 2024...............      100       4        0        0        0     100        0        0        0        0
November 25, 2025...............      100       0        0        0        0     100        0        0        0        0
November 25, 2026...............      100       0        0        0        0     100        0        0        0        0
November 25, 2027...............      100       0        0        0        0     100        0        0        0        0
November 25, 2028...............      100       0        0        0        0     100        0        0        0        0
November 25, 2029...............       92       0        0        0        0      92        0        0        0        0
November 25, 2030...............       80       0        0        0        0      80        0        0        0        0
November 25, 2031...............       66       0        0        0        0      66        0        0        0        0
November 25, 2032...............       52       0        0        0        0      52        0        0        0        0
November 25, 2033...............       35       0        0        0        0      35        0        0        0        0
November 25, 2034...............       18       0        0        0        0      18        0        0        0        0
November 25, 2035...............        0       0        0        0        0       0        0        0        0        0
Weighted Average Life in
Years (to maturity).............    26.97    9.01     4.80     3.34     2.43   26.97     8.97     4.74     3.24     2.37
Weighted Average Life in
Years (to 10% call).............    26.89    8.33     4.39     3.09     2.26   26.89     8.33     4.36     3.01     2.22
Weighted Average Life in
Years (to 20% call).............    26.55    7.29     3.88     2.59     2.09   26.55     7.29     3.85     2.59     2.09

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption


                                                     Class M7                                   Class M8
                                    ------------------------------------------  -----------------------------------------
Payment Date                           0%     50%      100%     150%     200%     0%      50%      100%     150%     200%
--------------------------------      ---     ---      ----     ----     ----    ---      ---      ----     ----     ----
Initial.........................      100     100      100      100      100     100      100      100      100      100
November 25, 2006...............      100     100      100      100      100     100      100      100      100      100
November 25, 2007...............      100     100      100      100      100     100      100      100      100      100
November 25, 2008...............      100     100      100       28       11     100      100      100       28       11
November 25, 2009...............      100     100       44       15        0     100      100       44       15        0
November 25, 2010...............      100      83       30        8        0     100       83       30        8        0
November 25, 2011...............      100      69       20        0        0     100       69       20        0        0
November 25, 2012...............      100      57       14        0        0     100       57       14        0        0
November 25, 2013...............      100      47       10        0        0     100       47       10        0        0
November 25, 2014...............      100      39        6        0        0     100       39        0        0        0
November 25, 2015...............      100      32        0        0        0     100       32        0        0        0
November 25, 2016...............      100      27        0        0        0     100       27        0        0        0
November 25, 2017...............      100      22        0        0        0     100       22        0        0        0
November 25, 2018...............      100      18        0        0        0     100       18        0        0        0
November 25, 2019...............      100      15        0        0        0     100       15        0        0        0
November 25, 2020...............      100      11        0        0        0     100       11        0        0        0
November 25, 2021...............      100       9        0        0        0     100        9        0        0        0
November 25, 2022...............      100       7        0        0        0     100        3        0        0        0
November 25, 2023...............      100       1        0        0        0     100        0        0        0        0
November 25, 2024...............      100       0        0        0        0     100        0        0        0        0
November 25, 2025...............      100       0        0        0        0     100        0        0        0        0
November 25, 2026...............      100       0        0        0        0     100        0        0        0        0
November 25, 2027...............      100       0        0        0        0     100        0        0        0        0
November 25, 2028...............      100       0        0        0        0     100        0        0        0        0
November 25, 2029...............       92       0        0        0        0      92        0        0        0        0
November 25, 2030...............       80       0        0        0        0      80        0        0        0        0
November 25, 2031...............       66       0        0        0        0      66        0        0        0        0
November 25, 2032...............       52       0        0        0        0      52        0        0        0        0
November 25, 2033...............       35       0        0        0        0      35        0        0        0        0
November 25, 2034...............       18       0        0        0        0      18        0        0        0        0
November 25, 2035...............        0       0        0        0        0       0        0        0        0        0
Weighted Average Life in
Years (to maturity).............    26.97    8.93     4.68     3.14     2.31   26.96     8.87     4.62     3.07     2.30
Weighted Average Life in
Years (to 10% call).............    26.89    8.33     4.33     2.92     2.17   26.89     8.33     4.30     2.87     2.17
Weighted Average Life in
Years (to 20% call).............    26.55    7.29     3.82     2.59     2.09   26.55     7.29     3.78     2.58     2.09

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption


                                                     Class M9                                   Class M10
                                    ------------------------------------------  -----------------------------------------
Payment Date                           0%     50%      100%     150%     200%     0%      50%      100%     150%     200%
--------------------------------      ---     ---      ----     ----     ----    ---      ---      ----     ----     ----
Initial.........................      100     100      100      100      100     100      100      100      100      100
November 25, 2006...............      100     100      100      100      100     100      100      100      100      100
November 25, 2007...............      100     100      100      100       58     100      100      100      100       34
November 25, 2008...............      100     100      100       28       11     100      100      100       28        2
November 25, 2009...............      100     100       44       15        0     100      100       44       14        0
November 25, 2010...............      100      83       30        1        0     100       83       30        0        0
November 25, 2011...............      100      69       20        0        0     100       69       20        0        0
November 25, 2012...............      100      57       14        0        0     100       57       11        0        0
November 25, 2013...............      100      47        7        0        0     100       47        0        0        0
November 25, 2014...............      100      39        0        0        0     100       39        0        0        0
November 25, 2015...............      100      32        0        0        0     100       32        0        0        0
November 25, 2016...............      100      27        0        0        0     100       27        0        0        0
November 25, 2017...............      100      22        0        0        0     100       22        0        0        0
November 25, 2018...............      100      18        0        0        0     100       18        0        0        0
November 25, 2019...............      100      15        0        0        0     100       14        0        0        0
November 25, 2020...............      100      11        0        0        0     100        4        0        0        0
November 25, 2021...............      100       4        0        0        0     100        0        0        0        0
November 25, 2022...............      100       0        0        0        0     100        0        0        0        0
November 25, 2023...............      100       0        0        0        0     100        0        0        0        0
November 25, 2024...............      100       0        0        0        0     100        0        0        0        0
November 25, 2025...............      100       0        0        0        0     100        0        0        0        0
November 25, 2026...............      100       0        0        0        0     100        0        0        0        0
November 25, 2027...............      100       0        0        0        0     100        0        0        0        0
November 25, 2028...............      100       0        0        0        0     100        0        0        0        0
November 25, 2029...............       92       0        0        0        0      92        0        0        0        0
November 25, 2030...............       80       0        0        0        0      80        0        0        0        0
November 25, 2031...............       66       0        0        0        0      66        0        0        0        0
November 25, 2032...............       52       0        0        0        0      52        0        0        0        0
November 25, 2033...............       35       0        0        0        0      35        0        0        0        0
November 25, 2034...............       18       0        0        0        0      18        0        0        0        0
November 25, 2035...............        0       0        0        0        0       0        0        0        0        0
Weighted Average Life in
Years (to maturity).............    26.96    8.79     4.56     3.00     2.24   26.94     8.66     4.45     2.90     2.18
Weighted Average Life in
Years (to 10% call).............    26.89    8.33     4.29     2.83     2.13   26.89     8.33     4.27     2.79     2.11
Weighted Average Life in
Years (to 20% call).............    26.55    7.29     3.77     2.54     2.05   26.55     7.29     3.75     2.50     2.03

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                                    Class M11                                   Class M12
                                    ------------------------------------------- -----------------------------------------
Payment Date                           0%     50%      100%     150%     200%     0%      50%      100%     150%     200%
--------------------------------      ---     ---      ----     ----     ----    ---      ---      ----     ----     ----
Initial.........................      100     100      100      100      100     100      100      100      100      100
November 25, 2006...............      100     100      100      100      100     100      100      100      100      100
November 25, 2007...............      100     100      100      100       34     100      100      100      100       33
November 25, 2008...............      100     100      100       28        0     100      100      100       16        0
November 25, 2009...............      100     100       44        0        0     100      100       44        0        0
November 25, 2010...............      100      83       30        0        0     100       83       21        0        0
November 25, 2011...............      100      69       15        0        0     100       69        0        0        0
November 25, 2012...............      100      57        0        0        0     100       57        0        0        0
November 25, 2013...............      100      47        0        0        0     100       47        0        0        0
November 25, 2014...............      100      39        0        0        0     100       39        0        0        0
November 25, 2015...............      100      32        0        0        0     100       28        0        0        0
November 25, 2016...............      100      27        0        0        0     100       12        0        0        0
November 25, 2017...............      100      21        0        0        0     100        0        0        0        0
November 25, 2018...............      100       8        0        0        0     100        0        0        0        0
November 25, 2019...............      100       0        0        0        0     100        0        0        0        0
November 25, 2020...............      100       0        0        0        0     100        0        0        0        0
November 25, 2021...............      100       0        0        0        0     100        0        0        0        0
November 25, 2022...............      100       0        0        0        0     100        0        0        0        0
November 25, 2023...............      100       0        0        0        0     100        0        0        0        0
November 25, 2024...............      100       0        0        0        0     100        0        0        0        0
November 25, 2025...............      100       0        0        0        0     100        0        0        0        0
November 25, 2026...............      100       0        0        0        0     100        0        0        0        0
November 25, 2027...............      100       0        0        0        0     100        0        0        0        0
November 25, 2028...............      100       0        0        0        0     100        0        0        0        0
November 25, 2029...............       92       0        0        0        0      92        0        0        0        0
November 25, 2030...............       80       0        0        0        0      80        0        0        0        0
November 25, 2031...............       66       0        0        0        0      66        0        0        0        0
November 25, 2032...............       52       0        0        0        0      52        0        0        0        0
November 25, 2033...............       35       0        0        0        0      35        0        0        0        0
November 25, 2034...............        6       0        0        0        0       0        0        0        0        0
November 25, 2035...............        0       0        0        0        0       0        0        0        0        0
Weighted Average Life in
Years (to maturity).............    26.89    8.37     4.26     2.76     2.11   26.77     7.90     4.01     2.60     2.05
Weighted Average Life in
Years (to 10% call).............    26.88    8.30     4.23     2.74     2.11   26.77     7.90     4.01     2.60     2.05
Weighted Average Life in
Years (to 20% call).............    26.55    7.29     3.73     2.46     2.03   26.55     7.29     3.72     2.44     2.03


----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption



                                                     Class M13
                                       -----------------------------------------
Payment Date                             0%      50%      100%    150%     200%
-------------------------------         ---      ---      ----    ----     ----
Initial.........................        100      100      100     100      100
November 25, 2006...............        100      100      100     100      100
November 25, 2007...............        100      100      100     100        0
November 25, 2008...............        100      100      100       0        0
November 25, 2009...............        100      100       21       0        0
November 25, 2010...............        100       83        0       0        0
November 25, 2011...............        100       69        0       0        0
November 25, 2012...............        100       51        0       0        0
November 25, 2013...............        100       29        0       0        0
November 25, 2014...............        100       10        0       0        0
November 25, 2015...............        100        0        0       0        0
November 25, 2016...............        100        0        0       0        0
November 25, 2017...............        100        0        0       0        0
November 25, 2018...............        100        0        0       0        0
November 25, 2019...............        100        0        0       0        0
November 25, 2020...............        100        0        0       0        0
November 25, 2021...............        100        0        0       0        0
November 25, 2022...............        100        0        0       0        0
November 25, 2023...............        100        0        0       0        0
November 25, 2024...............        100        0        0       0        0
November 25, 2025...............        100        0        0       0        0
November 25, 2026...............        100        0        0       0        0
November 25, 2027...............        100        0        0       0        0
November 25, 2028...............        100        0        0       0        0
November 25, 2029...............         92        0        0       0        0
November 25, 2030...............         80        0        0       0        0
November 25, 2031...............         66        0        0       0        0
November 25, 2032...............         38        0        0       0        0
November 25, 2033...............          2        0        0       0        0
November 25, 2034...............          0        0        0       0        0
November 25, 2035...............          0        0        0       0        0
Weighted Average Life in
Years (to maturity).............      26.35     6.95     3.55    2.38     2.01
Weighted Average Life in
Years (to 10% call).............      26.35     6.95     3.55    2.38     2.01
Weighted Average Life in
Years (to 20% call).............      26.34     6.91     3.54    2.38     2.01

----------
* Less than 0.5% but greater than 0.0%.

                (This page has been left blank intentionally)

Prospectus
                   Fieldstone Mortgage Investment Corporation
                                    Depositor

                           Mortgage-Backed Securities
                               Issuable in Series

----------------------------------------
Consider carefully the risk factors
beginning on page 9 in this prospectus

Your securities will represent
obligations of your trust only and
will not represent interests in or
obligations of Fieldstone Mortgage
Investment Corporation or any of its
affiliates.

This prospectus may be used to offer
and sell any series of securities only
if accompanied by the prospectus
supplement for that series.
----------------------------------------


The Securities

Fieldstone Mortgage Investment Corporation may offer to sell mortgage-backed notes or mortgage pass-through certificates in one or more series with one or more classes.

o    Each issuance of securities will have its own series designation.

o Each class of securities will evidence either the ownership interest in the assets of a trust or will evidence a debt obligation of a trust, secured by the assets of the related trust.

o Each class of securities will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

o Holders of the securities will receive interest and principal payments from collections on the related trust's assets but have no entitlement to payments from other assets of Fieldstone Mortgage Investment Corporation.

o No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

o Your securities may be supported by one or more forms of credit enhancement.


Your trust may include

o mortgage loans or participations in mortgage loans secured by one- to four-family residential first lien mortgage loans, and may include junior-lien mortgage loans

o non-conforming mortgage loans that do not qualify for purchase by government sponsored agencies

o mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac

o mortgage pass-through or mortgage participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  July 1, 2005

                (This page has been left blank intentionally)

                                TABLE OF CONTENTS

                                                                                                                    Page

SUMMARY OF PROSPECTUS.................................................................................................1

RISK FACTORS..........................................................................................................9

DESCRIPTION OF THE SECURITIES........................................................................................23
         General.....................................................................................................23
         Book-entry Procedures and Definitive Certificates...........................................................25
         Principal and Interest Payments.............................................................................30
         Allocation of Realized Losses...............................................................................31
         Valuation of Trust Assets...................................................................................32
         Optional Redemption or Termination..........................................................................32
         Maturity and Prepayment Considerations......................................................................33

YIELD CONSIDERATIONS.................................................................................................35

THE TRUSTS...........................................................................................................36
         General.....................................................................................................36
         Assignment of Trust Assets..................................................................................36
         the Trust Assets............................................................................................39
         Mortgage Loans..............................................................................................39
         Agency Securities...........................................................................................40
         Mortgage Pass-through Certificates and Government Obligations...............................................41
         Private Mortgage-backed Securities..........................................................................42
         Mortgage Loan Information in Prospectus Supplements.........................................................44
         Substitution of Trust Assets................................................................................45
         Pre-funding Account.........................................................................................46
         Accounts....................................................................................................48
         Cash Flow Agreements........................................................................................49
         Credit Enhancement..........................................................................................49
         Fidelity Bonds and Errors and Omissions Insurance...........................................................56

DESCRIPTION OF THE SPONSOR AND CERTAIN RELATED PARTIES...............................................................56
         The Sponsor and the Seller..................................................................................56
         The Depositor...............................................................................................56
         The Servicer................................................................................................57

ORIGINATION AND SALE OF MORTGAGE LOANS...............................................................................57
         Origination of the Mortgage Loans...........................................................................57
         Representations and Warranties..............................................................................57
         Underwriting of the Mortgage Loans..........................................................................59
         Fieldstone Underwriting Guidelines..........................................................................60

SERVICING OF THE TRUST ASSETS........................................................................................63
         General.....................................................................................................63
         Fieldstone Servicing Corp...................................................................................65
         Payments On Mortgage Loans..................................................................................65
         Advances....................................................................................................66

         Withdrawals From Collection Account.........................................................................67
         Collection and Other Servicing Procedures...................................................................68
         Subservicers................................................................................................69
         Realization Upon Defaulted Mortgage Loans...................................................................69
         Evidence as to Compliance...................................................................................70
         Mortgage-related Assets.....................................................................................70

DESCRIPTION OF THE AGREEMENTS........................................................................................70
         the Agreements..............................................................................................70
         Master Servicer or Trust Administrator......................................................................71
         Trust Administration........................................................................................71
         Retained Interest; Servicing Compensation and Payment of Expenses...........................................72
         the Trustee.................................................................................................72
         the Owner Trustee...........................................................................................73
         Duties of the Trustee.......................................................................................73
         Amendment of the Agreements.................................................................................74
         Servicer Events of Default and Master Servicer Events of Default............................................75
         Rights Upon Servicer and Master Servicer Events of Default..................................................76
         Reports to Securityholders..................................................................................77
         Termination.................................................................................................77
         Certain Terms of the Indenture..............................................................................78
         Redemption..................................................................................................80
         Discharge of the Indenture..................................................................................80

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..............................................................................81
         General.....................................................................................................81
         Mortgage Loans..............................................................................................81
         Interest in Real Property...................................................................................82
         Foreclosure.................................................................................................82
         Junior Mortgages............................................................................................84
         Rights of Reinstatement and Redemption......................................................................84
         Consumer Protection Laws With Respect to Mortgage Loans.....................................................85
         Anti-deficiency Legislation and Other Limitations On Lenders................................................85
         Servicemembers Civil Relief Act and Similar State-enacted Legislation.......................................87
         Environmental Considerations................................................................................88
         "Due-on Sale" Clauses.......................................................................................90
         Enforceability of Prepayment and Late Payment Fees..........................................................91
         Equitable Limitations On Remedies...........................................................................91
         Secondary Financing; Due-on-encumbrance Provisions..........................................................92
         Alternative Mortgage Instruments............................................................................92
         Forfeitures in Drug and Rico Proceedings....................................................................93
         Certain Legal Aspects of the Mortgage-related Assets........................................................93

USE OF PROCEEDS......................................................................................................93

FEDERAL INCOME TAX CONSEQUENCES......................................................................................93
         General.....................................................................................................94
         Remic Certificates..........................................................................................94
         Grantor Trusts.............................................................................................130
         Debt Securities and Partnership Trusts.....................................................................138


         Taxation of Debt Securityholders...........................................................................139
         Taxation of Owners of Partnership Securities...............................................................139

STATE AND OTHER TAX CONSIDERATIONS..................................................................................145

ERISA CONSIDERATIONS................................................................................................145
         General....................................................................................................145
         Plan Assets................................................................................................146
         Possible Exemptive Relief..................................................................................147
         Underwriters' Exemption....................................................................................147

LEGAL INVESTMENT CONSIDERATIONS.....................................................................................154

LEGAL MATTERS.......................................................................................................156

PLAN OF DISTRIBUTION................................................................................................156

RATINGS.............................................................................................................157

ADDITIONAL INFORMATION..............................................................................................157
         Financial Information......................................................................................158

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................................................................158

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

         We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities, and the related prospectus supplement, which will describe the specific terms of your series of securities, including:

         o the principal amount, interest rate and authorized denominations of each class of securities

         o  the timing of interest and principal payments

         o statistical and other information about the specific assets of your trust

         o  information concerning the seller or sellers of the trust assets

         o  information concerning the related transaction parties

         o  information about credit enhancement for each class

         o  the ratings for each class

         o  the method for selling your securities.

         You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

         We have included cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the related prospectus supplement provides the pages on which these captions are located.

                              SUMMARY OF PROSPECTUS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.


Securities.......................................     A trust will issue either mortgage-backed notes ("notes,") or mortgage pass-through certificates ("certificates," and
                                                      together with the notes, the "securities"), which securities will be issued from time to time in series.  Notes will be issued pursuant to the terms of a transfer and servicing
                                                      agreement and an indenture.  Certificates will be issued
                                                      pursuant to a pooling and servicing agreement.  A transfer and servicing agreement, an indenture and pooling and servicing agreement will be referred to individually as an "agreement"
                                                      and collectively as the "agreements."

Seller...........................................     Each of the sellers of mortgage loans or other trust assets to
                                                      Fieldstone Mortgage Investment Corporation ("FMIC") pursuant to a mortgage loan purchase agreement, which sellers may
                                                      include affiliates of the depositor.

Depositor........................................     Fieldstone Mortgage Investment Corporation or FMIC.

Issuer...........................................     A trust created pursuant to either an owner trust agreement, in connection with the issuance of notes, or a pooling and servicing agreement, in connection with the issuance of
                                                      certificates.

Master Servicer..................................     A master servicer may supervise the servicing of the mortgage loans of a trust for certain series.  The master servicer, upon a default by a servicer, generally will assume the
                                                      primary servicing responsibilities with respect to the
                                                      mortgage loans serviced by the defaulting servicer or engage a successor servicer.  Any master servicer shall be set forth in the related prospectus supplement.

Servicer.........................................     Mortgage loans will be serviced by one or more servicers as identified in the prospectus supplement.  Unless otherwise specified in the related prospectus supplement, Fieldstone
                                                      Servicing Corp. shall serve as the servicer.


Subservicer......................................     Certain of the servicing functions may be performed by one or more subservicers as identified in the related prospectus
                                                      supplement.  The duties and responsibilities of a servicer may be performed by one or more subservicers.  Unless otherwise specified, a master servicer, servicer or subservicer may be referred to generally as a "servicer."

Trustee..........................................     Each trustee under the applicable pooling and servicing agreement and named as such in the related prospectus supplement.

Owner Trustee....................................     Each owner trustee identified in the related trust agreement, which acts on behalf of the issuer and named as such in the related prospectus supplement.

Indenture Trustee................................     Each indenture trustee under the applicable transfer and
                                                      servicing agreement or indenture and named as such in the
                                                      related prospectus supplement.

Trust Administrator..............................     The trust administrator, if any, under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.

Trust Assets.....................................     Your trust primarily may include mortgage loans,
                                                      mortgage-related assets, a pre-funding account, designated to acquire trust assets, derivative instruments, one or more
                                                      insurance policies, financial guaranty agreements or other items of credit enhancement described herein.

  o   Mortgage Loans.............................     Mortgage loans secured by mortgage liens on one- to
                                                      four-family residential properties.

  o   Mortgage-Related Assets....................     Mortgage-backed securities issued by Fannie Mae, Freddie Mac,
                                                      Ginnie Mae, an agency of the United States government, or a private issuer.

  o   Pre-Funding Account........................     An account containing funds deposited on the closing date to be used to acquire mortgage-related assets within 90 days of the issuance of securities, unless otherwise specified in the related prospectus supplement.

  o   Credit Enhancement.........................     One or more items as described under "Credit Enhancement" in this summary of the prospectus.


Important Dates..................................     The following are certain significant dates and periods
                                                      related to your securities.

  o   Payment Date...............................     The business day set forth in the related prospectus
                                                      supplement on which payments are made to the securityholders.

  o   Servicer Remittance Date...................     The business day set forth in the related prospectus
                                                      supplement on which the servicer or subservicer remits
                                                      collections on the trust assets and advances, if any, to the master servicer or the trustee.

  o   Determination Date.........................     The business day set forth in the related pooling and
                                                      servicing agreement, transfer and servicing agreement or
                                                      indenture, as applicable, on which the servicer or subservicer is required to determine among other things the amounts to be advanced with respect to the securities.

  o   Record Date................................     Unless otherwise specified in the related prospectus
                                                      supplement, with respect to fixed rate securities, the last business day of the month preceding the payment date.  Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the business day
                                                      preceding the payment date; provided however, that in the case of certificated securities, the record date shall be the last day of the month.

  o   Interest Accrual Period.....................    Unless otherwise specified in the related prospectus
                                                      supplement, with respect to fixed rate securities, the
                                                      calendar month preceding the payment date.  Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the period from the immediately preceding payment date through the business day preceding the payment date.

  o    Due Period.................................    Unless otherwise specified in the related prospectus
                                                      supplement, with respect to a payment date, the period from the second day of the calendar month preceding the calendar month in which the payment date occurs through the first day of the calendar month in which the payment date occurs.

  o    Prepayment Period...........................   Unless otherwise specified in the related prospectus
                                                      supplement, the period beginning on the 16th day of

                                                      the preceding calendar month through, and including, the 15th day of the calendar month in which the payment date occurs,
                                                      provided however that, in certain circumstances, prepayments in full and partial prepayments may have different prepayment periods as detailed in any related prospectus supplement.

Credit Enhancement...............................     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets may be provided to one or more classes of
                                                      securities in the form of subordination of one or more other classes of securities of such series, or may be provided by one or more other types of credit enhancement, such as
                                                      subordination and overcollateralization and certain external credit enhancement including one or more derivative
                                                      instruments, a letter of credit, pool insurance policy,
                                                      special hazard insurance policy, mortgage bankruptcy
                                                      insurance, financial guarantee insurance policy, primary
                                                      mortgage insurance, reserve fund or another type of credit enhancement, or a combination thereof.  The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement.  The prospectus supplement also will describe the credit support of any mortgage-related assets that are
                                                      included in the related trust.  See "Risk Factors -- Credit enhancement may not cover all losses on your securities" in this prospectus.

Advances.........................................     The servicers, as specified in the related prospectus
                                                      supplement, may be obligated as part of their servicing
                                                      responsibilities to make certain advances that in the
                                                      servicer's good faith judgment, as applicable, it deems
                                                      recoverable with respect to delinquent scheduled payments of principal and interest on mortgage loans.  The servicers also may be obligated to advance delinquent payments of taxes,
                                                      insurance premiums and escrowed items, as well as
                                                      liquidation-related expenses with respect to mortgage loans.
                                                      Neither FMIC nor any of its affiliates that are not also
                                                      servicers will have any responsibility to make such advances.
                                                      Advances made by any servicer would be reimbursable


                                                      generally from subsequent recoveries in respect of such mortgage loans and otherwise to the extent described herein and in the related prospectus supplement.  The prospectus supplement will describe any advance obligations in connection with the
                                                      mortgage loans included in your trust.  To the extent provided in the related prospectus supplement, the master servicer will be obligated to make any required advances if the servicer or the subservicer fails in its obligations to do so, and will be entitled to be reimbursed to the extent specified in the
                                                      related prospectus supplement.  See "Origination and Sale of
                                                      Mortgage Loans" in this prospectus.

Optional Termination
or Redemption....................................     If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the trust assets of your trust by the party specified therein, under the circumstances and in the manner set forth therein.  If so provided in the related prospectus supplement, upon the reduction of the aggregate unpaid principal balance of the trust assets to less than a specified percentage on and after a date specified in such prospectus supplement, the party specified therein will
                                                      purchase such trust assets at a price determined as set forth in the related prospectus supplement.  In addition, if so
                                                      provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled payment date at the option of the seller, the trustee, the trust administrator, the master servicer, the servicer or
                                                      another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner
                                                      provided therein.  See "Risk Factors -- Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities" and "Description of the
                                                      Securities -- Optional Redemption or Termination" in this
                                                      prospectus.

Book-Entry Securities............................     If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable,
                                                      registered in the name of Cede & Co., as the nominee of DTC.
                                                      No person acquiring an interest in securities so registered will be entitled to







                                                      receive a definitive certificate or note, as applicable,
                                                      representing such person's interest except in the event
                                                      that definitive certificates or notes, as applicable, are
                                                      issued under the limited circumstances described herein.
                                                      See "Risk Factors -- Book-Entry registration may affect
                                                      the liquidity of your securities" and "Description
                                                      of the Securities -- Book-Entry Procedures and Definitive
                                                      Certificates" in this prospectus.

Tax Status of the Securities.....................     The federal income tax consequences to securityholders of any series of securities will depend on the characterization of the securities as notes or as certificates.  The prospectus supplement for each series of securities will specify the
                                                      federal income tax characterization of such series of
                                                      securities.  The opinion of Hunton & Williams LLP, counsel to the depositor, is contained herein regarding the federal
                                                      income tax treatment of each class of securities.  See
                                                      "Federal Income Tax Consequences -- General" in this
                                                      prospectus.

                                                      Any series of securities constituting notes will be
                                                      characterized as debt for federal income tax purposes to
                                                      the extent that they are issued to parties unrelated to
                                                      the owner of the ownership certificate in the related
                                                      owner trust. Each noteholder that is unrelated to the
                                                      owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

                                                      In certain circumstances, a trust may be classified as a
                                                      taxable mortgage pool. A trust classified as a taxable
                                                      mortgage pool will not, however, be subject to federal
                                                      income tax as a corporation as long as the ownership
                                                      certificate in the trust is owned exclusively by a "real
                                                      estate investment trust" or by a "qualified REIT
                                                      subsidiary." FMIC or an affiliate may hold the ownership
                                                      certificate and, to the extent specified in the related
                                                      prospectus supplement, such holder may be required to
                                                      represent that it qualifies as a "real estate investment
                                                      trust" and that it will own the ownership certificate
                                                      directly, or indirectly through a "qualified REIT
                                                      subsidiary." In addition, the trust agreement may set
                                                      forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment



                                                      trust" or a "qualified REIT subsidiary."


                                                      In connection with certain series of securities, one or
                                                      more elections may be made to treat the related trusts or
                                                      specified portions thereof as one or more REMICs under the provisions of the Code.

                                                      If an election is made to treat all or a portion of the
                                                      trust relating to a series of securities as a REMIC, each
                                                      class of securities of each series will constitute the
                                                      "regular interests" in a REMIC or the "residual interest"
                                                      in a REMIC, as specified in the related prospectus
                                                      supplement.

                                                      A series of securities also may be issued pursuant to an
                                                      arrangement to be classified as a grantor trust under
                                                      Subpart E, Part I of Subchapter J of the Code. In that
                                                      case, holders of securities generally will be treated as
                                                      the owners of a pro rata undivided interest in each of the
                                                      Assets.

                                                      If a trust is classified as a partnership for federal
                                                      income tax purposes, the trust will not be treated as an
                                                      association or a publicly traded partnership taxable as a
                                                      corporation as long as all of the provisions of the
                                                      applicable agreement are complied with and the statutory
                                                      and regulatory requirements are satisfied. If notes are
                                                      issued by a partnership, such notes will be treated as
                                                      indebtedness for federal income tax purposes.

                                                      The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities are set forth herein under "Federal Income
                                                      Tax Consequences." The material federal income tax
                                                      consequences for investors associated with the purchase,
                                                      ownership and disposition of offered securities will be
                                                      set forth under the heading "Federal Income Tax
                                                      Consequences" in the related prospectus supplement. See
                                                      "Federal Income Tax Consequences" in this prospectus.

ERISA Considerations.............................     A fiduciary of an employee benefit plan and certain other
                                                      retirement plans and arrangements, including individual
                                                      retirement accounts, annuities, Keogh plans, and collective investment funds and separate




                                                      accounts in which such plans, accounts, annuities or
                                                      arrangements are invested, that is subject to the Employee
                                                      Retirement Income Security Act of 1974, as amended
                                                      ("ERISA"), Section 4975 of the Code, or similar law should carefully review with its legal advisors whether the
                                                      purchase or holding of securities could give rise to a
                                                      transaction that is prohibited or is not otherwise
                                                      permissible either under ERISA, Section 4975 of the Code,
                                                      or similar law. See "ERISA Considerations" herein and in
                                                      the related prospectus supplement.

Legal Investment.................................     The prospectus supplement will specify which, if any, of the classes of offered securities will constitute
                                                      "mortgage-related securities" for purposes of the Secondary
                                                      Mortgage Market Enhancement Act of 1984 ("SMMEA").  Securities
                                                      designated as qualifying as "mortgage-related securities" will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one
                                                      nationally recognized statistical rating organization.
                                                      Classes of securities that qualify as "mortgage-related
                                                      securities" under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository
                                                      institutions, life insurance companies and pension funds)
                                                      created pursuant to or existing under the laws of the United
                                                      States or of any state whose authorized investments are
                                                      subject to state regulation to the same extent as, under
                                                      applicable law, obligations issued by or guaranteed as to
                                                      principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities.  Investors should consult their own legal
                                                      advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities.  See "Legal Investment Considerations" in this prospectus and in the related prospectus supplement.

Ratings..........................................     It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating
                                                      organization.

                                         8





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                                  RISK FACTORS

         An investment in the securities involves significant risks. You should consider the following information and the information under the caption Risk Factors in the related prospectus supplement in deciding whether to purchase the securities.

The assets of your trust are the only source of payments for your securities

         Your securities will be payable solely from the assets of your trust, including any credit enhancement, and will not have any claims against the assets of any other trust or recourse to any other party. Your securities will not represent an interest in or obligation of FMIC, the master servicer, the servicer, the subservicer, the seller, any of their affiliates, or any other person.

         Since certain representations and warranties with respect to the trust assets may have been made and/or assigned in connection with transfers of the trust assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

         Neither your securities nor the underlying trust assets will be guaranteed or insured by any governmental agency or instrumentality, by FMIC, the master servicer, the servicer, the subservicer, the seller, any of their affiliates, or by any other person, unless identified as guaranteed or insured in the related prospectus supplement.

         Proceeds of the assets included in the related trust for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage loans and any related credit enhancement for the required payments on your securities.

         In addition, certain amounts remaining in certain funds or accounts, including the custodial account, the collection account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

The timing and amount of prepayments on your securities could reduce your yield to maturity

Prepayments

         Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

     o   the extent of prepayments on the underlying trust assets

     o how payments of principal are allocated among the classes of securities of a series, as specified in the prospectus supplement

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



     o if any party has an option to terminate your trust or redeem the securities early, the effect of the exercise of the option

     o   the rate and timing of defaults and losses on the assets in your trust

     o whether or not the underlying mortgage loans have prepayment penalties or the holders of mortgage-related assets are entitled to prepayment penalties

     o the extent that amounts in any pre-funding account have not been used to purchase additional assets for your trust

     o repurchases of assets in your trust as a result of material breaches of representations and warranties made by FMIC, the servicer or the seller.

         The assets included in your trust generally may be prepaid at any time. When interest rates decline, home buyers are more likely to prepay so that they may obtain lower alternative financing on their homes. In this event, you may not be able to reinvest the proceeds of prepayments in another investment of similar credit risk and yield. Conversely, prepayments are likely to decline if interest rates rise and you could reinvest prepayment proceeds in investments of similar credit risk and higher yield.

Yield

         In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. The sensitivity to prepayments of your securities will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

         The yield to maturity on certain classes of securities including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the mortgage loans and the mortgage-related assets and to the occurrence of an early retirement of the securities than other classes of securities.

The payment performance of your securities will be related to the payment performance of your trust assets and there may be greater risk of loss associated with certain types of trust assets

         The trust assets backing your securities include mortgage loans. Certain mortgage loans may have a greater likelihood of delinquency, foreclosure, and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your trust, resulting losses not covered by credit support will be allocated to the securities in the manner described in the prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with mortgage loans included in your trust.

Non-conforming and Sub-prime Loans

         Non-conforming mortgage loans are mortgage loans that do not qualify for direct purchase or guaranty by government sponsored agencies such as Fannie Mae and Freddie Mac. This is due primarily to credit characteristics that do not satisfy Fannie Mae and Freddie Mac guidelines, including borrowers whose creditworthiness and repayment ability do not satisfy Fannie Mae and Freddie Mac underwriting standards and borrowers who may have a record of derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac standards. The principal differences between conforming mortgage loans and non-conforming mortgage loans include the applicable loan-to-value ratios, the credit and income histories of the borrowers, the documentation required for approval of the mortgage loans, the types of properties securing the mortgage loans, the loan sizes and the mortgagors' occupancy status. The interest rates charged on non-conforming mortgage loans are often higher than those charged on conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans.

Junior Lien Mortgage Loans

         Your trust may contain mortgage loans secured by junior liens and the related senior liens may or may not be included in your trust. A decline in residential real estate values could reduce the value of a mortgaged property securing a junior lien mortgage loan to below that of all liens on the mortgaged property. Because mortgage loans secured by junior liens are subordinate to the rights under senior liens, a decline would adversely affect the position of the junior lienholder before having any effect on the position of the senior lienholder. Interest rates, the condition of the mortgaged property and other factors may also reduce the value of the mortgaged property. This reduction of value will reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to repay amounts owing on the junior lien mortgage loan.

         Other factors may influence the prepayment rate of junior lien mortgage loans. These include the amounts of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than senior lien mortgage loans. Any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may increase the rate of prepayments on junior lien mortgage loans.

Negatively Amortizing Loans

         In the case of mortgage loans that are subject to negative amortization, their principal balances could be increased to an amount at or above the value of the underlying mortgaged properties. This would increase the likelihood of default. To the extent that losses are not covered by credit support, your trust will bear the risk of loss resulting from default by borrowers and will look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Buydown Mortgage Loans

Certain mortgage loans may be subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The difference will be made up from an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the borrower, or additional buydown funds to be contributed over time by the borrower's employer or another source. Generally, the borrower under each buydown mortgage loan will be qualified at the lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit support, they could adversely affect your yield to maturity.

Balloon Loans

         Certain mortgage loans may not be fully amortizing - or may not amortize at all - over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage loans of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon his ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower's equity in the mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties.

Adjustable Rate Mortgage Loans

         The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower's monthly payment will change. As a result, borrowers on adjustable rate mortgage loans may be more likely to default on their obligations than borrowers on mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan. The seller of convertible mortgage loans may be required to repurchase a convertible mortgage loans if the borrower elects conversion. This repurchase of a convertible mortgage loan will have the same effect on you as a repayment in full of the mortgage loan. If your trust includes convertible mortgage loans with this repurchase obligation, your securities may experience a higher rate of prepayment than would otherwise be the case. Certain adjustable rate mortgage loans may include hybrid mortgage loans with an interest rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate for subsequent periods.

Limited Recourse and Non-Recourse Obligations

         Some or all of the mortgage loans included in your trust may be nonrecourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Mortgage loans with interest-only payments and other non-level amortizing loans

         Certain of the mortgage loans may provide for payment of interest only, but no payment of principal, for a specified initial period following the origination of the mortgage loan. Following such interest-only period, the scheduled payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in a trust will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust. If you purchase such securities at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated scheduled payment as described above is substantially higher than a borrower's previous interest-only scheduled payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment. In addition, to the extent that FMC or other lenders may provide streamlined refinancing options for mortgage loans at the beginning of a mortgage loan's amortization period, the availability of such refinancing options may result in an increased risk of prepayment.

         Certain of the mortgage loans may provide for the payment of principal on the basis of a non-level ammortization schedule. The required amount of principal to be paid by the borrower may increase during the term of the mortgage loan and the borrower may not be able to pay a scheduled payment that is substantially higher than a previous scheduled payment. As a result, a non-level ammortizing loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

         Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to securityholders.

Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

         At the time of origination of certain of the mortgage loans, the related borrowers may also have obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers' mortgage loans included in the trust. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers' in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust.

Mortgage loans originated pursuant to alternative documentation programs may have a greater risk of default

         Certain of the mortgage loans were originated under alternative documentation programs, such as stated income documentation programs, do not require verification of the borrower's income. Alternative documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Consumer protection laws may adversely affect your trust's assets

         A number of federal, state and local laws have been enacted that are designed to discourage certain predatory lending practices relating to the origination and underwriting of mortgage loans, which provide as follows:

     o prohibit the inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels

     o require certain disclosures to prospective borrowers regarding the terms of the loans

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit

     o regulate the use and reporting of information related to the borrower's credit experience

     o require additional application disclosures, limit changes that may be made to the mortgage loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         The trust assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply, including a reduction in the amount payable under the mortgage loans or the inability to foreclose on the mortgaged property. These laws may also affect the enforceability of the terms and provisions of the related mortgage loans. The failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The trust also could be subject to damages and administrative enforcement.

         Each originator or seller, as the case may be, will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust's interest in any mortgage loan would create an obligation on the part of the originator or seller, as the case may be, to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator or a seller, as the case may be, to repurchase the defective asset or pay the liability could expose your trust to losses.

Application of Servicemembers Civil Relief Act and similar laws may reduce the interest rate borrowers are required to pay on mortgage loans and limit remedies upon default

         The Servicemembers Civil Relief Act, enacted in December 2003, revised the Soldiers' and Sailors' Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments.

         The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the related securities. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the securities.

         The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation And Other Limitations On Lenders" in the prospectus.

State law may limit the servicer's ability to foreclose on assets in a manner that maximizes your return

         Substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain sufficient liquidation proceeds. The servicer, the master servicer and the subservicer, as applicable, will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the mortgage loans and insufficient funds are available from any applicable credit enhancement, you could experience a loss on your investment.

         Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the mortgage loan at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted mortgage loans, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of mortgage loans with lower principal balances than of loans with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for loans with lower principal balances, as compared with the percentage recovery for loans with higher principal balances.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on owners and operators whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner's or operator's ability to sell the property. Mortgage loans contained in your trust may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer and servicer generally are prohibited from foreclosing on a mortgaged property unless they have taken adequate steps to ensure environmental compliance. However, to the extent the master servicer or servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

Failure of the seller to repurchase or replace a trust asset may result in losses

         Each seller will make representations and warranties in respect of the trust assets sold by it. In the event of a breach of a seller's representation or warranty that materially and adversely affects your interests, the related seller will be obligated to cure the breach, repurchase or replace the trust asset. A seller may not have the resources to honor its obligation to cure, repurchase or replace any trust asset as to which such a breach of a representation or warranty arises. A seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

         In instances where a seller is unable or disputes its obligation to repurchase affected trust assets, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected trust assets. A settlement could lead to losses on the trust assets, which would be borne by the securities. Neither FMIC, the master servicer nor the servicer will be obligated to purchase a trust asset if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by FMIC, the master servicer, the servicer or the subservicer. Any affected trust asset not repurchased or substituted for shall remain in your trust and losses shall be allocated first to the reduction of credit enhancement and next to the classes of securities.

         A seller's representations and warranties will have been made as of the cut-off date, which is prior to the initial issuance of your securities. Accordingly, the seller's repurchase and substitution obligation does not attach to events occurring on or after the cut-off date. The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

Regional economic downturns and the decline in the value of mortgaged properties could result in losses

         An investment in the securities may be affected by a decline in real estate values and changes in borrowers' financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers' timely payment of scheduled payments of principal and interest on the mortgage loans comprising and underlying the trust assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your trust. If residential real estate values decline and the balances of the mortgage loans comprising and underlying the trust assets exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

         Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The mortgage loans comprising and underlying the trust assets may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in mortgage-backed securities generally.

Credit enhancement may not cover all losses on your securities

         Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying trust assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. For example, credit support may not protect against risks related to the timing of payments, like payments that are merely late. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

         A trust may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of securities could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable securities and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

         The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

         A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when they performed their initial rating analysis. None of the depositor, the seller, the master servicer, any servicer, any subservicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

There is a risk to holders of subordinate securities that losses on the trust assets will have a greater impact on them

         The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of any master servicer, any servicer, any subservicer the trustee and any trust administrator, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

         The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your trust and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your trust exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class may not protect you from all losses

         The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinated securities or other items of credit enhancement, like a reserve fund, then you may have losses on your securities.

Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities

         Your trust may be subject to optional termination prior to the retirement of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the related prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your trust or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your trust or redeem your securities.

         The related prospectus supplement sets forth the details concerning an optional termination or repurchase.

         If one or more REMIC elections are made for your trust, then your trust also may be terminated and your securities retired upon the master servicer's determination, based upon an opinion of counsel, that the REMIC status of the trust has been lost or that a substantial risk exists that such status will be lost.

         The termination of your trust and the early retirement of securities may adversely affect your yield.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

         The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of the specified period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

The difference between end of the interest accrual period and the related payment date may reduce the effective yield of your securities

         Interest payable on the securities on any payment date will include all interest accrued during the related interest accrual period. The related prospectus supplement will specify the interest accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the interest accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated interest rate.

There is a possibility that, upon an optional termination of a trust, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest

         Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional termination through the repurchase of the assets in the related trust by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the aggregate unpaid principal balance of the trust assets balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will purchase the trust assets under the circumstances and in the manner set forth therein.

         If the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

You may experience delays or reductions of payments on your securities if the transfer of assets to your trust is not considered a sale in the event of bankruptcy

         The depositor expects that, in the case of most series issued in the form of mortgage-backed notes, the seller will treat the overall transaction as a financing for accounting purposes, but that, nevertheless, the transfer of assets by the seller to the depositor will be structured as a sale for contractual and legal purposes, rather than as a pledge of the assets to secure indebtedness. If so provided in the related prospectus supplement for an offering of securities, the seller and the depositor will treat each conveyance of assets by the seller to the depositor as a sale of those assets. In each case, the depositor will treat each conveyance of assets from the depositor to the trust as a sale of those assets.

         Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the trust as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the trust to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

Your ability to resell your securities may be limited

         At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing your securities, if noted in the related prospectus supplement.

Book-entry registration may affect the liquidity of your securities

         Transfers and pledges of securities registered in the name of a nominee of DTC can be effected only through book entries at DTC through participants. The liquidity of the secondary market for DTC registered securities may be reduced if investors are unwilling to hold securities in book entry form, and the ability to pledge DTC registered securities may be limited due to the lack of a definitive certificate or note. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest. If DTC or a participant in whose name DTC registered securities are recorded becomes insolvent, the ability of beneficial owners to obtain payment may be impaired.

You may have income for tax purposes prior to your receipt of cash

         Securityholders who purchase securities at a discount or purchase securities at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

         In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences." Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the related REMIC's taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

         Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA plans that invest in the securities must follow technical benefit plan regulations

         If you are buying the securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. However, due to the complexity of regulations that govern these plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or similar law, we suggest that you consult with your counsel regarding any consequences under ERISA Section 4975 of the Code, or similar law, of the acquisition, ownership and disposition of the securities.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment

         Your securities will be rated in one of the four highest rating categories by one or more rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not lower or withdraw its rating in the future. The rating agency could lower or withdraw its rating due to a number of factors including the following:

     o any decrease in the adequacy of the value of the underlying trust assets or any related credit enhancement,

     o any adverse change in the financial or other condition of any credit enhancement provider or

     o any change in the criteria, methodology or guidelines of the rating agencies that rate your securities.

         In the event any rating is reduced or withdrawn, the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the trust that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

                          DESCRIPTION OF THE SECURITIES

General

         The securities will be issued from time to time in series. A particular series of securities will consist of notes or certificates. The issuer of a series of notes will be either Fieldstone Mortgage Investment Corporation ("FMIC") or an owner trust established by FMIC for the sole purpose of issuing the series of notes pursuant to an "owner trust agreement" between FMIC, the trust administrator, if applicable, and the owner trustee. The indenture trustee and owner trustee, if any, will be named in the related prospectus supplement. Each series of certificates will be issued pursuant to a pooling and servicing agreement. A "pooling and servicing agreement" may consist of one or more agreements such as a securitization servicing agreement and a trust agreement. As a matter of administrative convenience, we may refer to a securitization servicing agreement and related trust agreement collectively as the "pooling and servicing agreement." Parties to the pooling and servicing agreement may include one or more sellers, FMIC, as depositor, Fieldstone Investment Corporation, a Maryland corporation ("Fieldstone"), a master servicer, one or more servicers, one or more subservicers and the trustee. Each series of notes will be issued pursuant to an indenture between an issuer, the trust administrator, if applicable, and the indenture trustee. For purposes of the discussion in this prospectus, a pooling and servicing agreement, a transfer and servicing agreement or an indenture is referred to as an agreement and the trustee, the indenture trustee and the owner trustee is referred to as a trustee in certain instances. The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust. Forms of each of the pooling and servicing agreement, transfer and servicing agreement, indenture and owner trust agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

         For purposes of the discussion in this prospectus, we will refer to any payments of principal and interest to be paid or distributed in respect of any series of securities generally as "payments." We will refer to the interest rate payable in respect of any class of securities generally as an "interest rate." In addition, we will refer to the date on which payments are to be made in respect of the securities as a "payment date." A prospectus supplement related to any series of certificates may use somewhat different terms with similar meanings. For example, a prospectus supplement for certificates may refer to "distributions", "pass-through rate" and "distribution date" rather than "payment," "interest rate" and "payment date." Such terms should be construed to have corresponding meanings.

         With respect to each trust, FMIC will assign and transfer to such trust for the benefit of the holders of the securities the related trust assets, a collection account, and possibly a reserve fund or other funds, the related insurance policies, if applicable, related sale agreement or agreements, the related pooling and servicing agreement, transfer and servicing agreement or other servicing agreements and any additional assets. See "The Trusts" and "Description of the Agreements" in this prospectus. The following summaries describe the material provisions common to each series of securities. These summaries do not purport to be complete and are subject to and qualified by the related prospectus supplement and the specific provisions of the agreements. When particular provisions or terms used in an agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

         The indenture or pooling and servicing agreement for a series will generally provide that securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include the following:

     o one or more classes of senior securities entitled to certain preferential rights to payments of principal and interest

     o   one or more classes of subordinate securities

     o one or more classes representing an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance or a notional principal amount ("Interest Only Class," "IO Class" or "Strip Class")

     o one or more classes representing an interest only in payments of principal on the assets in the related trust ("Principal Only Class" or "PO Class")

     o one or more classes upon which interest will accrue but will not be distributed until certain other classes of that series have received their final distribution, each an "accretion class"

     o one or more classes entitled to distributions from specified portions of the assets in the related trust

     o one or more classes entitled to fixed or targeted principal payments under certain conditions ("PAC Classes"), and companion classes thereto, referred to as companion classes.

         As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" (a "REMIC") as defined in the Internal Revenue Code of 1986, as amended (the "Code"). The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code (the "Residual Certificates"). All other classes of certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code and will be referred to as the "REMIC regular certificates." See "Federal Income Tax Consequences--REMIC Certificates" in this prospectus.

         Similarly, with respect to a series of notes, the ownership of the equity of a trust will be represented by equity certificates issued under the owner trust agreement. Any equity certificate will be subordinate to the notes of the same series.

         FMIC may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933. The securities of series offered by this prospectus and a related prospectus supplement will be rated on issuance by one or more nationally recognized statistical rating organizations, such as Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, Inc.

         The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee will make payments of principal and interest to each class of securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of securities in certificated form will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of securities by wire transfer of "immediately available" or "next day" funds. Payments with respect to securities in book-entry form will be made as set forth below.

Book-Entry Procedures and Definitive Certificates

         If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

         If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form and may initially be represented by one or more securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through

DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg, and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

         Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC's records. The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate. Unless and until definitive certificates are issued, it is anticipated that the only "holder" of book-entry securities of any series will be Cede as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

         Owners of book-entry securities will receive all payments of principal and interest on the book-entry securities from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit payments of principal of and interest on the book-entry securities. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg, participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream, Luxembourg participants or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

         Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations referred to as Clearstream, Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator") under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation referred to as the Euroclear Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC. Payments and distributions with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or The JP Morgan Chase Bank, the relevant depositaries of Clearstream, Luxembourg and Euroclear, respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

         DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited. DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture, the owner trust agreement, or the pooling and servicing agreement, as the case may be, on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Book-entry securities of a series will be issued in registered form, as definitive certificates, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related pooling and servicing agreement or indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities. Upon issuance of definitive certificates of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

         Monthly and annual reports on each trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

         None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Principal and Interest Payments

         The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the assets in the related trust with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of securities of your series -- including any securities not offered through this prospectus -- in the proportion and order of application found in the pooling and servicing agreement or indenture, as applicable, and described in the related prospectus supplement. The available distribution amount may be allocated so that amounts paid as interest on the trust assets may be distributed as principal on the securities and amounts paid as principal on the assets may be paid as interest on the securities.

         A class of securities entitled to payments of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of securities within a series may have the same or different interest rates. The related prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each applicable class, and the method of determining the amount to be paid on any Strip Classes on each Payment Date. Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Collection Account on any Payment Date after allocation of scheduled distributions to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds. Strip Classes may have a notional principal amount, which is a notional principal amount used solely for determining the class amount of interest distributions and other rights. A notional principal amount is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of principal bearing securities. Interest distributions on the securities generally will include interest accrued through the end of the interest accrual period. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

         For any Payment Date, the trustee will pay to the securityholders all amounts actually received from the servicers representing scheduled collections of principal in the related due period and all unscheduled principal payments for the related prepayment period.

         Principal and interest payable on a class of securities may be paid among the securities of a class pro rata in the proportion that the outstanding principal or notional principal amount of each security of the class bears to the aggregate outstanding principal or notional principal amount of all securities of the class, or in another manner as may be detailed in the related prospectus supplement.

         The final scheduled payment date for each class of securities will be the date on which the last payment of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the trust for that series, as defined in the prospectus supplement.

Allocation of Realized Losses

         With respect to a series that includes one or more classes of subordinate securities, the senior securities generally will not bear any Realized Losses on the related assets in the related trust, until the subordinate securities of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the amount of Realized Losses exceeds the principal amount of the subordinate securities been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or both. With respect to a series that includes a class of subordinate securities, any shortfall may result in a reallocation of amounts otherwise distributable to less senior securities for distribution to more senior securities.

         "Realized Loss" means:

     o the amount of any loss realized by a trust in respect of any related liquidated mortgage loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated mortgage loan, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated mortgage loan,

     o the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs (a "Prepayment Period") preceding a Payment Date. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the unpaid principal balance that remains secured by the mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

     o any other amount of a loss realized by a trust in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.

         Payments of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Servicemembers Shortfall on the trust assets. A "Servicemembers Shortfall" means a shortfall in respect of a mortgage loan resulting from application of the federal Servicemembers Civil Relief Act or similar state laws. "Prepayment Interest Shortfall" means, for any mortgage loan that is prepaid in full or liquidated on any date other than a due date for the mortgage loan, the difference between the amount of interest that would have accrued on the


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




mortgage loan through the day preceding the first due date after the prepayment in full or liquidation had the mortgage loan not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the mortgage loan prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the mortgage loan during the Due Period.

Valuation of Trust Assets

         The trust assets will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities. The asset value of any mortgage loan in the trust will generally equal

     o   the scheduled principal balance of the trust asset, or

     o the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such trust asset -- after taking into account charges for servicing, administration, insurance and related matters -- discounted at a discount rate, if any, and the scheduled principal balance of the mortgage loan multiplied by the applicable asset value percentage.

         The asset value percentage will be the percentage limitation that, based upon the scheduled net payments on the trust assets, is intended to assure the availability of sufficient funds to make scheduled distributions on the securities in the event of substantial principal prepayments on the mortgage loans and the mortgage loans underlying the mortgage-related assets. In each case asset value will be determined after the subtraction of applicable servicing, master servicing, administrative and guarantee fees, and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the trust. The asset value of an asset that has been liquidated or purchased from the trust pursuant to the related sale agreement shall be zero.

Optional Redemption or Termination

         To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the trust terminated, prior to the final scheduled payment date of the securities of any series at the option of the seller, the trust administrator, the servicer, the master servicer or another party, or parties, specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the trust. The right to redeem the securities generally will be conditioned upon the following:

     o the passage of a certain date specified in the prospectus supplement, or

     o the asset value or scheduled principal balance of the mortgage loans in the trust, or the outstanding principal amount of a specified class of securities at the time of purchase aggregating less than a percentage specified in the prospectus supplement, of the initial



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



         asset value of the mortgage loans in the trust or the initial principal amount of the applicable class of securities.

         In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable interest rate, net of any unreimbursed advances and unrealized losses allocated to such security; however, under certain circumstances set forth in the related prospectus supplement, the asset value of the mortgage loans in the trust may be less than such amount, resulting in a potential loss to your securities. Notice of the redemption of the securities of any series will be given to related securityholders as provided in the related pooling and servicing agreement or indenture.

         In addition, in the case of a trust for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a "qualified liquidation" under Section 860F of the Code, as specified in the related pooling and servicing Agreement.

Maturity And Prepayment Considerations

         Generally, all of the mortgage loans that are assets of a trust and the mortgage loans underlying the mortgage-related assets included in a trust for a series will consist of first lien residential mortgages or deeds of trust. However, if so specified in the prospectus supplement, certain or all of the mortgage loans that are assets of the trust and the mortgage loans underlying the mortgage-related assets included in the trust for a series may consist of second or junior lien, residential mortgages or deeds of trust.

         The prepayment experience on the mortgage loans will affect the following:

     o the average life of the securities and each class thereof issued by the related trust

     o the extent to which the final payment for each class occurs prior to its final scheduled payment date

     o   the effective yield on each class of such securities.

         Because prepayments will be passed through to the holders of securities as distributions or payments of principal on such securities, it is likely that the actual final payments on the classes of securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the mortgage loans of a trust or the mortgage loans underlying the mortgage-related assets experience significant prepayments, the actual final payments on the securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the weighted average life of each class of such series.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the trust assets in the trust is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the securities may be affected by the varying maturities and mortgage rates of the mortgage loans comprising or underlying the assets in a trust. If any mortgage loans comprising or underlying the assets in a particular trust have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying such assets. Other factors affecting weighted average life include the type of mortgage loan, defaults, foreclosures, refinancing, inclusion of due-on-sale clauses, changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions.

         Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as "CPR") or the Standard Prepayment Assumption prepayment model (referred to as "SPA") each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. It is unlikely that the prepayment of the mortgage loans comprising or underlying the trust assets of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

         No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans comprising or underlying the trust assets. The rate of principal payments on mortgage loans included in a trust (or mortgage loans underlying the mortgage-related assets) will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments -- including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer. The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in a trust -- or mortgage loans underlying the mortgage-related assets --, such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.



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



                              YIELD CONSIDERATIONS

         Payments of interest on the securities generally will include interest accrued through the last day of the interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because payments to you will not be made until the Payment Date following the applicable interest accrual period.

         Securities of any class within a series may have fixed, variable or adjustable interest rates, which may or may not be based upon the mortgage rates borne by the assets in the related trust. The prospectus supplement with respect to any series of securities will specify the interest rate for each class of such securities or, in the case of a variable or adjustable interest rate, the method of determining the interest rate; the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities; and whether the payments of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.

         The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans. If the purchaser of a security offered at a discount from its Parity Price, which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

         The timing of changes in the rate of prepayments on the mortgage comprising or underlying the trust assets loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on an underlying mortgage loan, the greater will be the effect on a related investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher -- or lower -- than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction -- or increase -- in the rate of principal payments. Because the rate of principal payments on the mortgage loans comprising or underlying the trust assets affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans comprising or underlying the trust assets and the suitability of the applicable securities to their investment objectives. See "Description of the Securities -- Maturity and Prepayment Considerations" in this prospectus.

         The yield on your securities also will be affected by Realized Losses or Prepayment Interest Shortfalls allocated to your securities. If Realized Losses and shortfalls are not absorbed by securities subordinate to your securities or other items of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely payments of amounts owed to you. Losses or delays in payment will reduce your yield. See "Description of the Securities -- Allocation of Realized Losses" in this prospectus.

                                   THE TRUSTS

General

         FMIC will pledge or sell, assign and transfer to your trust:

     o single family mortgage loans -which may be sub-prime or junior lien- or beneficial interests in these items

     o   agency securities and private mortgage-backed securities

     o   the collection account for the series

     o if applicable, a reserve fund and other funds and accounts for the series

     o   if applicable, one or more derivative instruments

     o   if applicable, a pre-funding account

     o if applicable, all proceeds that may become due under insurance policies for the related series

     o if applicable, FMIC's rights under the pooling and servicing agreement, the transfer servicing agreement and mortgage loan purchase agreements

     o all payments on these items, having an aggregate initial unpaid principal balance at least equal to 100% of the original principal amount of the securities.

Agency securities and private mortgage-backed securities are called "mortgage-related assets." Mortgage loans and mortgage-related assets, together with other items deposited in your trust as described above, are called "trust assets." The trust assets for your series will be assigned and transferred to your trust for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to trusts for other series of securities or may secure other series of securities issued by FMIC. Particular assets that might be assigned to trusts for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets.

Assignment of Trust Assets

         In connection with the issuance of certificates, FMIC will cause the trust assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the trust assets from the cut-off date under a pooling and servicing agreement. The trustee will, in exchange for the trust assets, deliver to FMIC securities of a series in authorized denominations registered in the names that FMIC requests, representing the beneficial ownership interest in the trust assets. In connection with the issuance of notes by an issuer that is an owner trust, FMIC will cause the trust assets to be sold, assigned and transferred to the issuer, together with all principal and interest paid on the trust assets from the cut-off date pursuant to a transfer and servicing agreement. The issuer, which can be either an owner trust or FMIC, will pledge all of its rights in and to the trust assets to a trustee pursuant to an indenture. The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the trust assets. The notes will be issued in authorized denominations registered in the names requested by FMIC. Each pool of trust assets will constitute one or more trusts held by the trustee for the benefit of the holders of the series of securities. Each mortgage loan and mortgage-related asset included in your trust will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or the transfer and servicing agreement. This schedule will include information as to the scheduled principal balance of each mortgage loan and mortgage-related asset as of the cut-off date and its mortgage rate, original principal balance and other information.

         FMIC will deliver or cause to be delivered to your trustee or its custodian (a) the related original mortgage note, endorsed without recourse to the trustee, or in blank, or a lost note affidavit conforming to the requirements of the transfer and servicing agreement, together with a copy of the related mortgage note, (b) the original recorded mortgage with evidence of recording indicated thereon (or, if the original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (c) for any mortgage loan not registered on the book-entry system (the "MERS System") of the Mortgage Electronic Registration Systems, Inc. ("MERS") an original assignment of the mortgage to the trustee or in blank in recordable form (except as described below), (d) any related documents showing a complete chain of assignment, (e) the policies of title insurance issued with respect to each mortgage loan and
(f) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the mortgages or assignments with respect to each mortgage loan will have been recorded in the name of any agent on behalf of the holder of the related mortgage note. In that case, no assignment in favor of the trustee will be required to be prepared delivered or recorded. Instead, the seller will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgaged properties located in certain states, FMIC does not expect to cause the assignments to be recorded. The original mortgage documents other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan. The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your trust's assets.

         In addition, necessary steps will be taken by FMIC to have the trustee (for an offering of certificates) or the issuer (for an offering of notes) become the registered owner of each mortgage-related asset included in your trust and to provide for all payments on each mortgage-related asset to be made directly to your trustee (including an indenture trustee). With respect to each mortgage-related asset in certificated form, the depositor will deliver or cause to be delivered to the trustee (or a custodian) the original certificate or other definitive evidence of such mortgage-related asset, together with bond power or other instruments, certifications or documents required to transfer fully such mortgage-related asset, to the trustee for the benefit of the securityholders. With respect to each mortgage-related asset in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the depositor and the trustee will cause such mortgage-related asset to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the trustee for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, the related agreement will require that either the depositor or the trustee promptly cause any mortgage-related asset in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

         FMIC will make certain representations and warranties in the pooling and servicing agreement or the transfer and servicing agreement with respect to the trust assets, including representations that it either is the owner of the trust assets or has a first priority perfected security interest in the trust assets. In addition, a seller of a mortgage loan may make certain representations and warranties with respect to the trust assets in the mortgage loan purchase agreement and the transfer and servicing agreement. See "Origination and Sale of Mortgage Loans -- Representations and Warranties" in this prospectus.

         Each seller will make representations and warranties regarding the characteristics of the trust assets directly to the issuer. In the event that the representations and warranties of the seller are breached, and the breach or breaches adversely affect your interests in your trust's assets, the seller will be required to cure the breach or, in the alternative, to substitute new trust assets, or to repurchase the affected trust assets, generally at a price equal to the unpaid principal balance of these trust assets, together with accrued and unpaid interest at the trust asset's rate. Unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus any costs or damages incurred by the issuer as provided in the related agreement. In addition, in the event a servicer or subservicer breaches its representations and warranties and this breach adversely affects your interests, the servicer or subservicer, as appropriate, generally will be required to cure this breach, and if such breach cannot be cured the related defaulting party, at the option of the party specified in the pooling and servicing agreement or the transfer and servicing agreement, will assign its rights and obligations under the related agreement to a successor servicer. In any event, the defaulting party shall be obligated to indemnify all other parties to the related agreement for any losses, damages, penalties or fines resulting from such defaulting party's breach. In addition, the master servicer makes certain representations and warranties regarding its capacity to serve as master servicer with respect to each series and makes certain covenants regarding its obligations to perform servicing functions in respect of the trust assets. To the extent, the master servicer breaches any of its representations, warranties and or agreements, the master servicer is obligated to provide indemnity to other transaction parties for any claims, liabilities, expenses or losses resulting from the master servicer's breach. Neither FMIC nor any servicer, master servicer or subservicer will be obligated to substitute trust assets or to repurchase trust assets if the defaulting seller defaults



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


upon its obligation to do so, and no assurance can be given that sellers will perform their obligations.

The Trust Assets

         Your prospectus supplement describes the type of trust assets that will be transferred to your trust. The trust assets may include the following:

     o mortgage loans, which may include single family residential loans, balloon loans, sub-prime residential mortgage loans and junior lien mortgage loans

     o mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae (referred to respectively as "Ginnie Mae certificates," "Freddie Mac certificates," and "Fannie Mae certificates")

     o direct obligations of the United States, agencies thereof or agencies created thereby

     o   mortgage-backed securities of private issuers

     o   one or more derivative instruments

     o other assets evidencing interests in loans secured by residential property.

Mortgage Loans

         The mortgage loans included in your trust will be secured by first or junior liens on one-family and two- to four-family residential property sub-prime loans. Regular monthly installments of principal and interest on each mortgage loan paid by the borrower will be collected by the servicer or master servicer and ultimately remitted to the trustee.

         The mortgaged property securing mortgage loans may consist of

     o   detached homes

     o   units having a common wall

     o   units located in condominiums

     o other types of homes or units set forth in the related prospectus supplement.

         Each detached or attached home will be constructed on land owned in fee simple by the borrower or on land leased by the borrower for a term at least one year greater than the term of the applicable mortgage loan. Attached homes may consist of duplexes, triplexes and fourplexes or townhouses. The mortgage loans included in your trust may be secured by mortgaged properties that are owner-occupied, are owned by investors or serve as second residences or vacation homes.

         The mortgage loans included in your trust may



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



     o provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on the declining principal balance

     o provide for the payment of interest and full repayment of principal in non-level monthly payments

     o provide for periodic adjustments to the rate of interest to equal the sum of a fixed margin and an index

     o consist of mortgage loans for which funds have been provided to reduce the borrower's monthly payments during the early period of the mortgage loans

     o   provide for the one-time reduction of the mortgage rate

     o provide for monthly payments during a specified period after the origination of the mortgage loan the first year that are at least sufficient to pay interest due

     o provide for an increase in the monthly payment in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization schedule

     o include graduated payment mortgage loans, which allow for payments during a portion of their term which are or may be less than the amount of interest due on the unpaid principal balance of the mortgage loans, and which unpaid interest will be added to the principal balance and will be paid, together with accrued interest, in the later years

     o include mortgage loans on which only interest is payable until maturity, as well as mortgage loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period

     o include mortgage loans that provide for borrower payments to be made on a bi-weekly basis

     o include such other types of mortgage loans as are described in the related prospectus supplement.

Agency Securities

         Ginnie Mae certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by the Government National Mortgage Association ("Ginnie Mae"), a wholly owned corporate instrumentality of the United States within the office of Housing Urban Development ("HUD"). Ginnie Mae's guaranty obligations are backed by the full faith and credit of the United States. The mortgage loans underlying Ginnie Mae certificates may consist of loans insured by FHA and secured by mortgages on one- to four-family residential properties, loans partially guaranteed by VA, and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates.

         Freddie Mac certificates are mortgage pass-through or participation certificates as to which Freddie Mac (formally known as Federal Home Loan Mortgage Corporation) has guaranteed the timely payment of interest and, generally, the ultimate collection of principal. Freddie Mac is a federally chartered corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Freddie Mac certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to-four family residential properties.

         Fannie Mae certificates are mortgage pass-through certificates as to which Fannie Mae (formally known as the Federal National Mortgage Association) has guaranteed the timely payment of principal and interest. Fannie Mae is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Fannie Mae certificate will represent an undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.

         Although payment of principal and interest on the Ginnie Mae certificates, Freddie Mac certificates and Fannie Mae certificates, if any, assigned to your trust is guaranteed by Ginnie Mae, Freddie Mac and Fannie Mae, respectively, your securities do not represent an obligation of or an interest in FMIC or any of its affiliates and are not guaranteed or insured by Ginnie Mae, Freddie Mac, Fannie Mae, FMIC or any of their affiliates, or any other person.

Mortgage Pass-Through Certificates and Government Obligations

         Your trust also may include other trust assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations representing interests in the types of mortgage loans described in this section, more fully described in the related prospectus supplement.

         Your trust may include direct obligations of the United States, agencies thereof or agencies created thereby such as the following:

     o   interest-bearing securities

     o   non-interest-bearing securities

     o originally interest-bearing securities from which coupons representing the right to payment of interest have been removed

     o interest-bearing securities from which the right to payment of principal has been removed.

         The prospectus supplement for a series of securities evidencing interests in trust assets that include direct obligations of the United States, agencies thereof or agencies created thereby will specify, to the extent available

     o the aggregate approximate initial and outstanding principal amounts or notional principal amounts, as applicable, and types of such obligations to be included in the trust

     o   the original and remaining terms to stated maturity of such obligations

     o whether such obligations are entitled only to interest payments, only to principal payments or to both

     o the interest rates of such obligations or the formula to determine such interest rates, if any

     o   the applicable payment provisions for such obligations

     o to what extent, if any, the obligation evidenced thereby is backed by the faith and credit of the United States.

Private Mortgage-Backed Securities

         General

         Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement -- a "PMBS pooling and servicing agreement." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities will (a) either (i) have been previously registered under the Securities Act of 1933, as amended, or (ii) will at the time be eligible for sale under Rule 144(k) under such act; and (b) will be acquired in bonafide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts, provided that any PMBS issuer must either (A) have outstanding securities held by non-affiliates in excess of $75 million and file periodic reports with the Securities and Exchange Commission or (B) be a government-sponsored entity or enterprise with market float in excess of $75 million and which makes available to the public information comparable to that required in periodic reports with the


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




SEC. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Payments of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans

         The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the trust assets.

         Credit Support Relating to Private Mortgage-Backed Securities

         Credit support in the form of subordination of other private mortgage pass-through certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guarantee insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         Additional Information

         The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

     o the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust

     o certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

         o   the payment features of such mortgage loans

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


         o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity

         o the servicing fee or range of servicing fees with respect to the mortgage loans

         o the minimum and maximum stated maturities of the underlying mortgage loans at origination

         o delinquency status as of the cut-off date with respect to the mortgage loans

     o the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate

     o the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities

     o certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage- backed securities or to such private mortgage-backed securities themselves

     o the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

Mortgage Loan Information in Prospectus Supplements

         Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, which may include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date

     o   the type of property securing the mortgage loans

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans

     o the earliest and latest origination date and maturity date of the mortgage loans

     o the range of the loan-to-value ratios at origination of the mortgage loans

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans

     o the state or states in which most of the mortgaged properties are located



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



     o information with respect to the prepayment provisions, if any, of the mortgage loans

     o with respect to mortgage loans with adjustable mortgage rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable mortgage rates

     o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

         If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a current report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

         The related prospectus supplement may specify whether the mortgage loans include closed-end loans or certain balances thereof.

Substitution of Trust Assets

         FMIC or the seller may, within the time specified in the related prospectus supplement, deliver to the trustee other trust assets in substitution for any one or more trust assets initially included in your trust. Such right of substitution will be subject to compliance with certain parameters for substitute trust assets, including mortgage rate and maturity ranges, loan types and loan-to-value ratios. In general, unless otherwise specified in the related prospectus supplement, substitute trust assets must, on the date of substitution,

     o have an outstanding principal balance not greater than and not less than 80% of, the outstanding principal balance of the deleted mortgage loan after giving effect to all principal payments due during or prior to the month of the substitution occurs

     o have an applicable mortgage rate not less than the mortgage rate on the deleted mortgage loan

     o have a remaining term to maturity not greater than, and not less than 80% of, that of the replaced trust asset

     o comply with each representation and warranty made by the seller relating to the trust assets and

     o satisfy the additional requirements specified in the related transfer and servicing agreement.

         In addition, only like-kind collateral may be substituted. If mortgage loans are being substituted, the substitute mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the



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



substituted mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

     o have a minimum lifetime applicable mortgage rate that is not less than the minimum lifetime applicable mortgage rate on the substituted mortgage loan

     o have a maximum lifetime applicable mortgage rate that is not less than the maximum lifetime applicable mortgage rate on the substituted mortgage loan

     o have a gross margin not less than the gross margin of the deleted mortgage loan,

     o have a periodic rate cap equal to the periodic rate cap on the deleted mortgage loan

     o have a next adjustment date that is the same as the next adjustment date for the deleted mortgage loan.

         In the event that more than one mortgage loan is substituted for a deleted mortgage loan, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement or indenture.

Pre-Funding Account

         If specified in the related prospectus supplement, a portion of the issuance proceeds of your securities (the "Pre-Funded Amount") will be deposited into a pre-funding account to be established with the trustee (the "Pre-Funding Account"), which will be used to acquire additional trust assets from time to time during the time specified in the prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional trust assets, at the option of the seller the Pre-Funded Amount may be invested in one or more "Eligible Investments" which generally include the following:

     o obligations of the United States or any agency thereof provided these obligations are backed by the full faith and credit of the United States

     o securities bearing interest or sold at a discount issued by an corporation incorporated under the laws of the United States or any state thereof, which securities are rated by each rating agency at the time of investment or the contractual commitment providing for such investment in the two highest long-term credit rating categories of each rating agency, provided that any such investment will meet certain concentration limits as provided in the transfer and servicing agreement

     o commercial paper which is then rated by each rating agency in the highest short-term rating category

     o demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by an depository institution or trust company incorporated under the laws of the

         United States or any stated thereof, provided that either the short-term debt obligations or commercial paper of a depository institution or trust company -- or provided that either the short-term debt obligations or commercial paper of the parent company of such depository institution or trust company -- are then rated by each rating agency in its highest rating category or one of its two highest long-term rating categories

     o certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States or any agency thereof held by a custodian in safekeeping on behalf of the holders of such receipts

     o guaranteed investment contracts issued by any insurance company, corporation or other entity satisfying the requirements specified in the transfer and servicing agreement

     o   repurchase agreements relating to United States government securities

     o any other demand, money market, common trust fund, or time deposit, or obligation , or interest-bearing or other security or investment, rated in the highest rating category of each rating agency or that would not adversely affect the then current rating assigned by each rating agency of the securities for the related series.

provided however, that no such instrument will qualify as an eligible investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations. Any Eligible Investment must mature no later than two business days prior to the Servicer Remittance Date for the next Payment Date, provided if the eligible investment is the obligation of an eligible institution (other than the servicer) that maintains the custodial account, the eligible investment may mature on the related servicer remittance date.

         During any Pre-Funding Period, FMIC will be obligated, subject only to availability, to transfer to your trust subsequent trust assets from time to time during the Pre-Funding Period. Subsequent trust assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the trust assets included in your trust on the closing date, but exceptions may expressly be stated in the prospectus supplement.

         Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon, among other things, the following:

     o unless otherwise specified in the related prospectus supplement, the Pre-Funding Period will not exceed three months from the closing date

     o the subsequent assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the trust assets included in the trust on the closing date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement

     o unless otherwise specified in the related prospectus supplement, the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued

     o   the Pre-Funded Amount shall be invested in Eligible Investments.

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of subsequent trust assets by the end of the Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

         Information regarding subsequent assets acquired by your trust during the Pre-Funding period comparable to the disclosure regarding the trust assets in the prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.

Accounts

         For each trust, the trustee, the master servicer or the servicer will maintain the accounts described below. The prospectus supplement may describe additional accounts other than the accounts described in this prospectus.

         Custodial Account

         Each servicer will deposit into a custodial account (the "Custodial Account") all payments of principal and interest on the mortgage loans for each Due Period and all unscheduled prepayments received during the principal prepayment period. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the servicer and subservicer, as applicable, shall remit to the trust administrator all amounts deposited in the custodial account for the related Due Period and Prepayment Period, along with any interest accrued on such amounts; provided that the servicer may retain any fees owing to such servicer with respect to the related Payment Date.

         Escrow Account

         Each servicer will, to the extent permitted by law and required by the related mortgage loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some servicers may provide insurance coverage acceptable to the servicer and or master servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists. Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.

         Collection Account

         The trust administrator or its designee will maintain a collection account (the "Collection Account") into which the servicer and the subservicer will generally be required to deposit or cause to be deposited from the Custodial Account all amounts received in respect of the trust assets (including any distributions in respect of the mortgage-related assets). The Collection Account will be an eligible account as required by the rating agencies. On the related Payment Date, the trustee will make payments of amounts in the Collection Account as set forth in the prospectus supplement.

         Mortgage-Related Asset Custodial Account

         Each trustee will deposit all payments received on mortgage-related assets in a mortgage-related asset custodial account. As described in the related prospectus supplement, on each Servicer Remittance Date, the trust administrator shall remit all amounts deposited in the mortgage-related asset custodial account for the related Due Period, along with any interest accrued on such amounts.

Cash Flow Agreements

         If so provided in the related prospectus supplement, the trust may include one or more of the following agreements: interest rate exchange agreements, purchase/sale agreements with respect to the trust assets, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the borrower under any such cash flow agreement.

Credit Enhancement

         If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets in the related trust may be provided to one or more classes of securities in the related series. Credit support may be in the form of the subordination of one or more classes of securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds, derivative instruments or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one series to the extent described therein.



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


         Unless otherwise specified in the related prospectus supplement for a series of securities the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of securities (each, a "covered trust"), holders of securities evidencing interests in any of such covered trusts will be subject to the risk that such credit enhancement will be exhausted by the claims of other covered trusts prior to such covered trust receiving any of its intended share of such coverage.

         Overcollateralization

         If so specified in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying trust assets as of the applicable cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each mortgage loan or mortgage-related asset may be applied as an additional payment of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of payment of principal on the class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loan or mortgage-related asset will increase the level of overcollateralization.

         Subordinate Securities

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive payments of principal and interest from the Collection Account on any Payment Date will be subordinated to such rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

         Cross-Support Provisions

         lf the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

         Letter of Credit

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by one or


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



more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (each, an "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

         Reserve Fund or Accounts

         FMIC may deposit or cause to be deposited cash, securities of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the trustee to make payments of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the pooling and servicing agreement or indenture and described in the related prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute trust assets of your trust. FMIC may have certain rights on a Payment Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of FMIC, as specified in the related prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

         Derivative Instruments

         If specified in the related prospectus supplement, the trust assets may include one or more swap arrangements, cap contracts or other derivative instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index

     o to provide payments in the event that any index rises above or falls below specified levels

     o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.


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



         Financial Guaranty Insurance Policy

         If specified in the related prospectus supplement, your series of securities may have the benefit of one or more financial guaranty insurance policies provided by one or more third-party insurers. Financial guaranty insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. A copy of the financial guaranty insurance policy for your securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of your securities.

         Primary Mortgage Insurance

         Conventional mortgage loans included in your trust may be covered by policies for primary mortgage insurance ("PMI") or one or more pool insurance policies or any combination (collectively, the "mortgage insurance policies"). In lieu of PMI policies, additional trust assets may be delivered to the trustee to secure the timely payment of principal and interest on the mortgage loans. FHA loans and VA loans included in your trust will be covered by FHA insurance or VA guarantees and may be covered by a pool insurance policy.

         Conventional mortgage loans that have initial loan-to-value ratios of greater than 80% will, to the extent specified in the related prospectus supplement, be covered by PMI policies. PMI policies will provide coverage on at least the amount of the mortgage loan in excess of 75% of the original fair market value of the mortgaged properties, and will remain in force until the principal balance of the mortgage loan is reduced to 80% of its original fair market value or, with the consent of the servicer and mortgage insurer, after the policy has been in effect for more than two years or such other period of time that may be required under state and local law if the loan-to-value ratio of the mortgage loan has declined to 80% or less based upon its current fair market value. The initial loan-to-value ratio of any mortgage loan represents the ratio of the principal balance of the mortgage loan outstanding at the origination divided by the fair market value of the mortgaged property. The fair market value of the mortgaged property securing a mortgage loan is the lesser of the purchase price paid by the borrower or the appraised value of the mortgaged property at origination. Some PMI Policies will, subject to their provisions, provide full coverage against any loss sustained by reason of nonpayments by the borrowers.

         Pool Insurance

         Each pool insurance policy generally will cover, subject to certain limitations, losses related to mortgage loan defaults not covered by any related PMI policy. The pool insurance policies, however, are not blanket policies against loss, because claims under pool insurance policies may be made only for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent. Unless otherwise specified in the related prospectus supplement, a pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a PMI policy. Further, the mortgage pool insurance policies will not insure against some losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. Any pool insurance policy also will be subject to a loss limit specified in the related prospectus supplement.



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



         The mortgage insurance policies will not provide coverage against hazard losses. Each mortgage loan will be covered by a standard hazard insurance policy but these policies typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of the losses. Further, to the extent that mortgage loans are covered by a special hazard insurance policy, the special hazard insurance policy will not cover all risks, and the coverage of the policy will be limited. Not all hazard risks will be covered and losses may reduce distributions to you.

         To the extent necessary to restore or prevent a reduction of the rating assigned by a rating agency, a servicer will use its reasonable best efforts to replace a mortgage insurance policy with a new mortgage insurance policy issued by an insurer whose claims paying ability is acceptable to each rating agency.

         Hazard Insurance Policies

              Standard Hazard Insurance Policies

         The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the related prospectus supplement. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the servicer under any standard hazard insurance policy -- less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer -- will be deposited to the custodial account or the Collection Account.

         The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans' standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement -- including earthquakes, landslides and mudflows -- , nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968 the servicer will cause to be maintained flood insurance.

         The standard hazard insurance policies covering mortgaged properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry


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insurance of a specified percentage -- generally 80% to 90% -- of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of the actual cash value -- the replacement cost less physical depreciation -- of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

         Any losses incurred with respect to mortgage loans due to uninsured risks -- including earthquakes, mudflows and floods -- or insufficient hazard insurance proceeds may reduce the value of the assets included in your trust to the extent these losses are not covered by the special hazard insurance policy and could affect distributions to you.

              Special Hazard Insurance Policy

         A special hazard insurance policy may be obtained with respect to the mortgage loans included in your trust. A special hazard insurance policy generally will protect you from

     o loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your trust caused by certain hazards -- including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows -- not covered by the standard hazard insurance policies

     o loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

         Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the related prospectus supplement.

         The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage loan and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of

     o   the cost of repair of the mortgaged property, or

     o upon transfer of the property to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement -- excluding late charges and penalty interest -- , and certain other expenses.

         No claim may be validly presented under a special hazard insurance policy unless



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


     o hazard insurance on the mortgaged property securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

     o the insured has acquired title to the mortgaged property as a result of default by the borrower.

         If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.

         The servicer will maintain the special hazard insurance policy in full force and effect. The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims.

         Partially or entirely in lieu of a special hazard insurance policy, FMIC may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities obligations issued by FMIC or one of its affiliates. However, the extension of coverage -- and the corresponding assignment of the special hazard insurance policy -- to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of any outstanding securities of your series. FMIC may also elect to insure against special hazard losses by the delivery of additional assets to your trust rather than through a special hazard insurance policy or special hazard fund.

         Delivery of Additional Assets

         Rather than providing pool insurance, special hazard insurance, borrower bankruptcy insurance or other insurance, FMIC may assign to your trust non-recourse guaranties of the timely payment of principal and interest on trust assets included in your trust secured by other assets satisfactory to each rating agency rating your series. FMIC may also assign or undertake to deliver such other assets to your trust by other means. Other assets may consist of additional mortgage loans, mortgage-related assets letters of credit or other Eligible Investments.



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



Fidelity Bonds and Errors and Omissions Insurance

         Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement or transfer and servicing agreement will require that each of the master servicer, servicer and subservicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer, servicer, or subservicer, as applicable.

         Investment of Funds

         Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee, as directed by FMIC, in Eligible Investments.

         Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series. Reinvestment income from Eligible Investments may be payable to the servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

             DESCRIPTION OF THE SPONSOR AND CERTAIN RELATED PARTIES

         The following summary provides a general description of the sponsor and certain of its affiliates involved in the issuance of any series of securities.

The Sponsor and the Seller

         Fieldstone Investment Corporation, a Maryland corporation ("FIC"), is a self-managed, fully-integrated mortgage banking company that originates, securitizes, sells and services non-conforming and conforming single-family residential mortgage loans secured primarily by first liens. FIC's goal is to be an efficient, low-cost originator of high quality residential mortgages and to provide exemplary service to its customers. FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through its primary operations subsidiary, Fieldstone Mortgage Company ("FMC"). FIC has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

         FIC owns all of the outstanding capital stock of the depositor, Fieldstone Mortgage Investment Corporation ("FMIC"), and is expected to be the sponsor with respect to each series of securities. If so specified in the related prospectus supplement, FIC also is expected to act as a seller with respect to each series. FIC's principal executive offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

The Depositor

         Fieldstone Mortgage Investment Corporation ("FMIC") was incorporated in Maryland in May 27, 2005, as a wholly-owned, limited-purpose financing subsidiary of FIC. FMIC organizational documents limit FMIC's activities to those directly related to the financing and sale of mortgage loans and mortgage-related assets. FMIC does not have, nor is it expected in the future to have, any significant assets other than those directly related to the financing and sale



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of mortgage loans and other mortgage-related assets. FIC owns all of the issued and outstanding shares of capital stock of FMIC. FMIC's principal executive offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044, telephone (866) 365-FMIC (3642).

The Servicer

         Fieldstone Servicing Corp., a Maryland corporation ("FSC"), is a wholly-owned subsidiary of Fieldstone Investment Corporation, and if so specified in the related prospectus supplement, is expected to act as a servicer with respect to each series. FSC has limited experience servicing mortgage loans. As a result, FSC is expected to delegate the primarily responsibility for servicing mortgage loans to one or more subservicers, as described in the related prospectus supplement. Notwithstanding any such delegation of servicing duties to a subservicer, the servicer is expected to remain responsible for the acts and omissions of any subservicer engaged to service the mortgage loans. See "Servicing of the Trust Assets" in this prospectus. FSC's principal executive offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

                     ORIGINATION AND SALE OF MORTGAGE LOANS

Origination of the Mortgage Loans

         The mortgage loans will be originated by Fieldstone Mortgage Company ("FMC"), a nationwide mortgage banking company and wholly-owned subsidiary of Fieldstone Investment Corporation, or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by FMC (the "Fieldstone Underwriting Guidelines"), as further described herein and in the related prospectus supplement. FMC originates loans primarily in the wholesale market through mortgage brokers. FMC also originates loans directly with customers through its retail branch network. In addition, FMC acquires mortgage loans from correspondent lenders. FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through FMC. If specified in the related prospectus supplement, FIC is expected to act as a seller of mortgage loans originated or purchased by FMC. The principal executive offices of FMC are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and can be reached by telephone at (410) 772-7200.

Representations and Warranties

         FMIC generally will acquire mortgage loans from FIC or another seller. A seller or an affiliate of the seller may act as a servicer of mortgage loans included in your trust or an unrelated party may act as servicer. The seller will make or will assign its rights in representations and warranties concerning the mortgage loans. Those representations and warranties relate to the following types of matters, among other things:

     o compliance in all material respects with all applicable laws, rules and regulations, including, but not limited to, all applicable anti-predatory lending and anti-abusive lending laws


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


     o the accuracy of the information set forth for such mortgage loan on the schedule of trust assets appearing as an exhibit to the pooling and servicing agreement or transfer and servicing agreement, as applicable

     o the existence of title insurance insuring the lien priority of the mortgage loan

     o   authority of the seller to sell the mortgage loan

     o   the payment status of the mortgage loan

     o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property for the benefit of the security of the mortgage

     o the existence of hazard insurance and other insurance coverage on the mortgaged property.

         With respect to each mortgage loan, the seller is required to submit to the trustee (or the custodian on behalf of the trustee) a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of a policy.

         In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the seller to purchase the mortgage loan from your trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the asset rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in the prospectus supplement. This sum will be net of any unreimbursed advances of principal made by the servicer and any outstanding servicing fees owed to the servicer with respect to this mortgage loan. In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one. See "The Trusts -- Substitution of Trust Assets" in this prospectus.

         A seller's obligation to purchase a mortgage loan will be not guaranteed by the master servicer, the servicer, the subservicer or FMIC. If the seller defaults upon its obligation to purchase a mortgage loan and no one elects to assume this obligation, distributions to you could be reduced. See "The Trusts -- Assignment of Trust Assets" in this prospectus.


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



Underwriting of the Mortgage Loans

         FMC originates, finances, sells, securitizes and services both "conforming" loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and "non-conforming" loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. Mortgage loans are underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. FMC focuses on providing the best loan available for a given borrower's needs and credit history. FMC's non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers.

         FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of a variety of loan programs. The Fieldstone Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. FMC generally originates its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property. Although FMC's first-lien and second-lien programs offer unique features, FMC's underwriting and compliance guidelines are generally consistent across all programs.

         Each originating lender of a mortgage loan will follow a credit approval process to assess the prospective borrower's ability and likelihood to repay the mortgage loan and the adequacy of the prospective mortgaged property as collateral. The mortgage credit approval process for non-conforming residential loans generally relies on manual underwriting. FMC's credit review process includes a review of the prospective borrower's detailed loan application and verification of certain information. The review includes an evaluation of the applicant's income, liabilities, credit history, employment history and personal information. Verification of income data varies by loan documentation type, though reduced or stated income documentation programs generally require that prospective borrowers have higher credit scores to compensate for risks of reliance on less than full income documentation. Additionally, a credit report is obtained for each prospective borrower, showing credit history with merchants and lenders and any record of bankruptcy filings for a period of years. Program guidelines or automated underwriting decisions determine what documentation must be provided to validate the information disclosed on the loan application.

         Based on the information provided by the loan applicant, certain verifications and an appraisal of the prospective mortgaged property or in lieu of an appraisal, a valuation of the property as determined by an automated valuation model, the originator determines whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (for example, property taxes, hazard insurance and, if applicable, primary mortgage insurance premiums) and other financial obligations and monthly living expenses. Originators typically calculate certain percentages (or "ratios") of a prospective borrower's income to debt and monthly payment obligations. Acceptable ratios are determined by the characteristics of the loan and the



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applicable loan underwriting guidelines. Originators may originate loans that exceed certain ratios if there are compensating factors that may offset a risk that the ratio is intended to identify.

         The accompanying prospectus supplement may provide a more detailed description of the underwriting guidelines used to originate the mortgage loans included in your trust. In general, however, mortgage loans will be originated in accordance with the Fieldstone Underwriting Guidelines or other loan underwriting guidelines approved by FMC as appropriate for the origination of loans substantially similar to those originated in accordance with the Fieldstone Underwriting Guidelines.

Fieldstone Underwriting Guidelines

         All of FMC's non-conforming loans are underwritten by FMC's on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC applies the Fieldstone Underwriting Guidelines in the origination of non-conforming mortgage loans. The Fieldstone Underwriting Guidelines generally are designed to evaluate a prospective borrower's credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral. The Fieldstone Underwriting Guidelines allow for certain flexibility and exceptions to the underwriting standards are permitted in certain circumstances.

         FMC's underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower's income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. The mortgage loan underwriting process relies upon an underwriter's analysis of the prospective borrower's ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower, and the loan amounts relative to the risk. FMC's policy is to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower's debt service expense, borrower assets, employment stability, number of years in residence and net disposable income. FMC's underwriting process and the Fieldstone Underwriting Guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

         Borrower Information

         Each prospective borrower generally will have been required to complete an application designed to provide the lender with pertinent credit information concerning the borrower. A prospective borrower generally will provide information with respect to the borrower's assets, liabilities, income, credit history, employment history and personal information, and will furnish the lender with authorization to obtain a credit report, which summarizes the borrower's credit history.

         Credit Evaluation

         FMC examines a prospective borrower's credit report. Generally, each credit report provides multiple credit scores for the borrower. Credit scores generally range from 350 to 900


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and are available from three major credit bureaus: Experian (formerly TRW
Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines, payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         Employment, Income and Asset Verification and Source of Funds

         The Fieldstone Underwriting Guidelines include a review of the income of each applicant. FMC personnel review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, and calculate debt-to-income ratios to determine the applicant's ability to repay the loan.

         A borrower's debt-to-income ratio is calculated by dividing the borrower's total monthly payment obligations, including payments due under the proposed mortgage loan from FMC, but after any debt consolidation from the proceeds of that mortgage loan, by the borrower's monthly gross income. The calculation of a borrower's debt-to-income ratio involves a careful review of all debts listed on the credit report and the loan application, as well as the verification of gross income. Other than with respect to "stated documentation" mortgage loans, FMC verifies a borrower's income through various means, including applicant interviews, written verifications from employers, and the review of pay stubs, bank statements, tax returns and W-2 wage and tax statements.

         Under certain circumstances, mortgage loans may have been originated under "limited documentation" underwriting programs in which the prospective borrower may not be required to provide employment verification or may be permitted to provide only limited income information. Participation in a limited documentation program generally is limited to prospective borrowers with high credit scores.

         Mortgage Loan Documentation Programs

         The mortgage loans generally have been underwritten under one of the following documentation programs:

     o Full Documentation - income verification based on current pay stubs and W-2s for wage earners or two years' tax returns for self-employed borrowers

     o 24 Months of Bank Statements - allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

     o 12 Months of Bank Statements - allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income


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     o   Limited Documentation - generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or is self-employed, respectively

     o Stated Documentation - this program requires wage earners to verify two years' employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years.

         Each of these documentation programs includes a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

         Loan-to-Value Ratios

         The "loan-to-value ratio" or "LTV" of a mortgage loan helps FMC to evaluate whether the property is likely to constitute sufficient security for repayment of the proposed mortgage loan. FMC calculates the "loan-to-value" ratio by dividing the principal balance of the proposed mortgage loan by the lesser of (a) the sales price of the mortgaged property or (b) the appraised value of the mortgaged property at origination (or in the case of a refinanced or modified loan, the appraised value at the time of refinancing or modification). For mortgaged properties subject to first and second lien mortgage loans, FMC calculates a "combined loan-to-value ratio" or "CLTV" which takes into account the combined principal balances of both the proposed first and second lien mortgage loans secured by the same mortgaged property.

         Appraisals

         FMC has established appraisal procedure guidelines, and all appraisers are typically licensed independent appraisers selected in accordance with those guidelines. The appraisal procedure guidelines generally require the appraiser, or an agent on its behalf, to inspect the property personally and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraisal also considers a market data analysis of recent sales of comparable properties and when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

         An appraisal generally will be required to be made on each residence to be financed. This appraisal generally will be made by an appraiser who at the time of the appraisal met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers of conventional residential mortgage loans. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. In lieu of an appraisal, the valuation of a residence may be determined by an automated valuation model.

         FMC generally requires a full appraisal of each proposed mortgaged property. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Appraisals are performed by



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licensed, third-party, fee-based appraisers and include an inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes cost analyses (when appropriate) based upon both the current cost of constructing a similar home and a market value analysis based upon recent sales of comparable homes in the area. FMC's appraisal review process requires that each appraisal be validated, except in limited circumstances under which an FMC underwriter is permitted to certify the value of the property without review. Appraisals are validated by either a non-affiliated appraisal review firm or by one of FMC's qualified underwriters using additional data to evaluate the appraisal. In most cases, FMC utilizes automated value measures to validate the appraisals. FMC generally requires that an appraisal be not more than 180 days old on the day the loan is funded.

         Additional Collateral Mortgage Loans

         If specified in the related prospectus supplement, certain mortgage loans with loan-to-value ratios in excess of 80% may be secured by a security interest in additional collateral (typically securities). Such loans are referred to as "Additional Collateral Mortgage Loans." The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral.

                          SERVICING OF THE TRUST ASSETS

General

         If the trust for your series includes mortgage loans, one or more servicers will provide customary servicing functions pursuant to the pooling and servicing agreement, the transfer and servicing agreement or other separate servicing agreements. For certain series, a master servicer may oversee the performance of the servicers. Upon the default of any servicer, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted servicer. Certain servicing functions may be performed by one or more subservicers as described in the prospectus supplement. For purposes of the following discussion, unless specifically stated otherwise, each of the servicer and the subservicer is deemed to be a servicer. Each of the servicer and any subservicer may be entitled to withhold its servicing fee and other fees and charges from remittances of payments received on the mortgage loans they service.

         Each servicer must be approved by the master servicer, if any. In determining whether to approve a servicer, the master servicer will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the master servicer's mortgage servicing personnel will review the servicer's servicing record and will evaluate the ability of the servicer to conform with required servicing procedures. Generally, the master servicer will be responsible for appointing servicers and successor servicers from time to time. Once a servicer is approved, the master servicer will continue to monitor on a regular basis the financial position and servicing performance of the servicer.



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         The duties to be performed by the servicers include collection and remittance of principal and interest payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the mortgage loans. Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it. With the consent of the master servicer or trustee, some servicing obligations of a servicer may be delegated to another person approved by the master servicer or trustee.

         In some cases, a servicer or subservicer may pledge and assign its right to reimbursement for outstanding advances and other rights under the transfer and servicing agreement, pooling and servicing agreement or separate servicing agreement to one or more lenders in order to obtain financing. To the extent provided under any such financing arrangement, upon default by any servicer or subservicer, as applicable, the lender may appoint a successor servicer or subservicer, as applicable, meeting the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the transfer and servicing agreement, pooling and servicing agreement or separate servicing agreement.

         The master servicer will administer and supervise the performance by the servicers of their duties and responsibilities. The master servicer will be entitled to receive a portion of the interest payments on the mortgage loans included in your trust to cover its fees as master servicer. The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations. Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

         If the mortgage loans are covered by a pool insurance policy and a terminated servicer has failed to comply with its obligation to purchase a mortgage loan where mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, the master servicer may be obligated to purchase the mortgage loan, subject to limitations, if any, as described in the related prospectus supplement. If required by the rating agencies, the master servicer may secure its performance of this obligation through cash, a letter of credit or another instrument acceptable to the rating agencies. Alternatively, a pool insurer may agree to waive its right to deny a claim under its pool insurance policy resulting from a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the mortgage loan, subject to the limitations applicable to the master servicer's obligation to purchase the mortgage loan. To the extent there are limitations on the master servicer's obligation to purchase mortgage loans included in your trust upon which mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, payments to you could be affected if a servicer and the master servicer fail to honor their obligations.


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Fieldstone Servicing Corp.

         Fieldstone Servicing Corp., a Maryland corporation ("FSC"), is a wholly-owned subsidiary of Fieldstone Investment Corporation, and if so specified in the prospectus supplement, is expected to act as a servicer with respect to each series. FSC's principal offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200. It is expected that FSC will delegate to one or more subservicers, to the extent described in the related prospectus supplement, all or substantially all of the primary servicing responsibilities with respect to the trust assets, including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the trust assets and the mortgaged properties in accordance with the provisions of the agreement. Notwithstanding any such delegation, FSC, in its capacity as servicer will remain responsible for the acts or omissions of any subservicer engaged by FSC in respect of its obligations to service the trust assets.

Payments on Mortgage Loans

         Each servicer and subservicer, as applicable, will be required to establish and maintain one or more separate, insured custodial accounts into which the servicer and subservicer, as applicable, will deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by it. See "The Trusts--Accounts--Custodial Account" in this prospectus. These amounts will include principal prepayments, insurance proceeds and liquidation proceeds, any advances by the servicer and subservicer, as applicable, and proceeds of any mortgage loans withdrawn from your trust for defects in documentation, breach of representations or warranties or otherwise.

         To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer and subservicer, as applicable, will be required within one business day to withdraw such excess funds from this account and remit these amounts to another custodial account or to the trust administrator for deposit in the Collection Account for your series. The amount on deposit in any custodial account or Collection Account will be invested in Eligible Investments.

         On each Servicer Remittance Date, which will be identified in the related prospectus supplement, each servicer and subservicer, as applicable, will be required to remit to the Collection Account amounts representing scheduled installments of principal and interest on the mortgage loans received or advanced by the servicer and subservicer, as applicable, that were due during the applicable Due Period, principal prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, including funds paid by the servicer and subservicer, as applicable, for any mortgage loans withdrawn from your trust received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the servicer or subservicer, as applicable. To the extent that a borrower prepays a mortgage loan in full or a mortgage loan is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the master servicer, the servicer or the subservicer, as applicable, may



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be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the master servicing fee or servicing fee which is owed to the master servicer or the servicer or the subservicer, as applicable (any such payment shall constitute a "compensating interest payment"). On or before the Payment Date, the trust administrator will withdraw from the Collection Account those amounts allocable to the payment of the securityholders for such Payment Date. In addition, there will be deposited in the Collection Account for your series advances of principal and interest made by the master servicer, servicer or subservicer, as applicable, and any insurance, guarantee or liquidation proceeds -- including amounts paid in connection with the withdrawal of defective mortgage loans from your trust -- to the extent these amounts were not deposited in the custodial account or remitted to the Collection Account as required by the pooling and servicing agreement or transfer and servicing agreement.

Advances

         If so specified in the related prospectus supplement, each servicer (or any subservicer acting on behalf of the servicer) or the master servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage loan the following:

     o   delinquent payments of principal and interest on the mortgage loans

     o delinquent payments of taxes, insurance premiums, and other escrowed items

     o   foreclosure costs, including reasonable attorneys' fees.

         The failure of a servicer to make advances may constitute a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required to make advances to the extent necessary to make required distributions on your securities, provided that the advancing party deems the amounts to be recoverable.

         The advance obligation of the master servicer, servicer, subservicer or trustee may be further limited to an amount specified by the rating agencies rating your securities. Any advances by any of the servicer, subservicer, master servicer, the trustee or the pool insurer, as the case may be, must be deposited into the servicer custodial account or into the Collection Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced by the servicer, subservicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds, and liquidation proceeds of the mortgage loans for which these amounts were advanced. If an advance made by a servicer, subservicer, master servicer or the trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the pooling and servicing agreement, a servicer, subservicer, master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the Collection Account or Custodial Account, as applicable, (including collections in respect of other mortgage loans) prior to the distribution of payments to you.

         Any advances made by a servicer, subservicer, the master servicer or the trustee are intended to enable the trustee to make timely payment of the scheduled payments of principal


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and interest on your securities. However, neither the master servicer, the trustee, any servicer nor subservicer will insure or guarantee your securities or the mortgage loans included in your trust.

Withdrawals from Collection Account

         A trustee may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make certain withdrawals from the Collection Account for each trust for the following purposes:

     o to make payments or other distributions to the securityholders on each Payment Date

     o to reimburse the master servicer or the servicer, as applicable, for any previously unreimbursed advances as described under "Sale and Servicing of the Trust Assets--Advances," made by any such party, subject to certain limitations

     o to reimburse the master servicer or the servicer following a final liquidation of a mortgage loan for any previously unreimbursed advances made by any such party

     o to reimburse the master servicer or the servicer from liquidation proceeds for liquidation expenses and for amounts expended by it in connection with the restoration of damaged property and, to the extent of certain excess proceeds, to pay to the master servicer or the servicer the amount of any unpaid assumption fees, late payment charges or other borrower charges on the related mortgage loan and to retain any excess remaining thereafter as additional servicing compensation

     o to pay amounts received in respect of mortgage loans or REO Property that have been purchased, including any advances to the extent specified in the related agreement

     o to pay any insurance premiums with respect to a mortgage loan to the extent not paid by the servicer

     o to pay to the master servicer income earned on the investment of funds on deposit in the Collection Account

     o to make payment to the trust administrator, the master servicer, the servicer, the subservicer, the trustee, the custodian, the owner trustee and others pursuant to any provision of the transfer and servicing agreement or pooling and servicing agreement, the trust agreement, the indenture or the custodial agreement

     o   to withdraw funds deposited in error in the Collection Account

     o to clear and terminate the Collection Account pursuant to the transfer and servicing agreement or pooling and servicing agreement, as applicable

     o to make any other withdrawals permitted by the related pooling and servicing agreement or transfer and servicing agreement.


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         Certain permitted withdrawals shall be prior to the right of securityholders to receive payments or other distributions from the Collection Account. The master servicer's, servicer's or other person's entitlement to certain amounts may be limited to collections or other recoveries on the related mortgage loan. The subservicer will be entitled to reimbursement for any amounts advanced and any related servicing fees out of the amounts withdrawn by the servicer.

Collection and Other Servicing Procedures

         Each servicer, directly or through subservicers, if any, must make reasonable efforts to collect all payments called for under the mortgage loans in your trust and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, unless otherwise specified in the prospectus supplement, provided such procedures are consistent with the following:

     o the terms of the related transfer and servicing agreement or pooling and servicing agreement, as applicable, and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related trust described herein or under "The Trusts -- Credit Enhancement"

     o   applicable law

     o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         The note or security instrument used in originating a conventional mortgage loan may contain a "due-on-sale" clause. The servicer will be required to use reasonable efforts to enforce "due-on-sale" clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the servicer will be authorized, on behalf of the trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the servicer, on behalf of the trustee as holder of the note, will release the original borrower from liability upon the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable mortgage rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the servicer as additional servicing compensation.

         Each servicer may, directly or through subservicers, establish and maintain a custodial escrow account or accounts to pay taxes, assessments, primary mortgage insurance premiums, standard hazard insurance premiums and other comparable items to the extent permitted by law and required by the related mortgage loan documents. Withdrawals from escrow accounts may be made to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the servicer for maintaining required insurance, to refund to borrowers


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amounts determined to be overages, to pay interest to borrowers on balances in the escrow account as required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer, directly or through subservicers, may be responsible for the administration of escrow accounts and may make advances to this account when a deficiency exists.

         The servicer (or subservicer) may be required to maintain certain insurance policies in respect of mortgaged properties securing mortgage loans included in your trust. Those policies may include primary mortgage insurance, special hazard insurance, borrower bankruptcy insurance and pool insurance. In the event that any special hazard insurance policy, borrower bankruptcy insurance or pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer or the trustee may be required to obtain from another insurer a comparable replacement policy.

Subservicers

         A servicer may delegate its servicing obligations in respect of the mortgage loans to one or more subservicers, but such servicer will remain obligated under the related pooling and servicing agreement. Each sub-servicing agreement between a servicer and a subservicer must be consistent with the terms of the related pooling and servicing agreement or transfer and servicing agreement, as applicable, (to the extent that any subservicer is not a party to any such agreement), and must provide that, if for any reason the servicer for the related series of securities is no longer acting in such capacity, the trustee, master servicer or any successor master servicer may assume the servicer's rights and obligations under such agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the servicer's compensation pursuant to the related servicing agreement is sufficient to pay such fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses."

Realization Upon Defaulted Mortgage Loans

         A servicer will (or will cause any subservicer to) foreclose upon mortgaged properties securing trust assets that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable assets serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any mortgaged property unless it determines that (a) the restoration or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (b) its expenses will be recoverable either through liquidation proceeds or insurance proceeds. In the case of a trust for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged



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property acquired through foreclosure within 36 months (or a shorter period specified in the related pooling and servicing agreement) after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the issuer will have no ability to do so and neither the master servicer, the servicer, not the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted mortgage loan a modification of such mortgage loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicing in servicing receivables for its own account and meet the other conditions in the related agreement.

Evidence as to Compliance

         In accordance with the terms of the transfer and servicing agreement or the pooling and servicing agreement, as applicable, a firm of independent accountants will furnish an annual statement to the master servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the mortgage loans by the servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the related agreement, except for exceptions as the firm believes to be immaterial and any other exceptions set forth in such statement. The master servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Mortgage-Related Assets

         Mortgage-related assets included in your trust will be registered in the name of the trustee. All distributions on financial assets will be made directly to the trustee, who will deposit these distributions as they are received into a trust account for the benefit of securityholders.

         If the trustee does not receive any required distribution on a financial asset, following a cure period the trustee or trust administrator will request the issuer or guarantor of the financial asset to make the missing payment promptly. If the issuer or guarantor of the financial asset does not comply, the trustee may take legal action, if it is deemed appropriate under the circumstances. Reasonable legal fees and expenses incurred by these actions will be reimbursable out of the proceeds of the action prior to any proceeds being distributed to you. If the result of a legal action of this nature is insufficient to reimburse the trustee or trust administrator for legal fees and expenses, the trustee may withdraw an amount equal to unreimbursed legal fees and expenses from the trust account, which may result in a loss to securityholders.

                          DESCRIPTION OF THE AGREEMENTS

The Agreements

         The following discussion describes the material provisions of the pooling and servicing agreement (with respect to a series of certificates) and the transfer and servicing agreement and indenture (with respect to a series of notes). When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference as part of these



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discussions. For purposes of this discussion, unless specifically provided otherwise, the "agreement" refers to either the transfer and servicing agreement, the pooling and servicing agreement, or the indenture, as the context requires.

Master Servicer or Trust Administrator

         The pooling and servicing agreement or the transfer and servicing agreement, as applicable, may designate a person to act as master servicer and, if applicable, trust administrator with respect to each series.

         The master servicer is responsible to perform or cause to be performed the servicing obligations of the former servicer until a successor servicer is appointed.

         The master servicer will be required to supervise and administer the performance of one or more servicers. In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the mortgage loans or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance. The master servicer's obligations to act as a servicer following the termination of a servicer will not, however, require the master servicer to purchase mortgage loans from the trust due to a breach by the servicer of a representation or warranty under the related agreement, or advance payments of principal and interest on a delinquent mortgage loan or make servicing advances in respect of the mortgage loans in excess of the master servicer's independent advance obligation under the pooling and servicing agreement or the transfer and servicing agreement, as applicable.

         The trust administrator, to the extent that the trustee does not perform such duties, will be responsible for such bond administration, calculation agent and paying agent duties as may be described in the pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable.

         The master servicer or trust administrator for a series may resign from its obligations and duties under the pooling and servicing agreement, transfer and servicing agreement, or the indenture with respect to such series, but no such resignation will become effective until the trustee or a successor master servicer or trust administrator has assumed the master servicer's or trust administrator's obligations and duties. If specified in the prospectus supplement for a series, FMIC may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Trust Administration

         The trustee, master servicer, or its designee will be responsible under the applicable agreement for providing general administrative services to a trust including, among other things:

     o   oversight of payment received on mortgage loans

     o   monitoring the amounts on deposit in various trust accounts



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     o   calculation of the amounts payable to securityholders on each payment date

     o preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters

     o   preparation of federal and state tax and information returns

     o   preparation of reports, if any, required under the Securities Exchange
         Act.

Retained Interest; Servicing Compensation and Payment of Expenses

         The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust asset, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A "retained interest" in a trust asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust.

         Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each trust property. Since any retained interest and a servicer's primary compensation are percentages of the principal balance of each trust asset, such amounts will decrease in accordance with the amortization of the trust asset. The prospectus supplement with respect to a series of securities evidencing interests in a trust that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the related agreement.

         The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust asset, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the trust.

         If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust during such period prior to their respective due dates therein.

The Trustee

         The trustee under each agreement be named in the related prospectus supplement. The trustee must be a corporation or association organized under the laws of a state or the United



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States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It must also have combined capital and surplus of at least $100,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of FMIC or the owner trustee in the case that the issuer is an owner trust or the servicer, either of these parties may maintain normal banking relations with the trustee if the trustee is a depository institution.

         The trustee may resign at any time by giving written notice to FMIC, the issuer, each securityholder and the related rating agencies for your series of securities within ninety (90) days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the related agreement. If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property, or if the trustee fails to satisfy the eligibility criteria to act as trustee then the issuer or depositor, as the case may be, may remove the trustee and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If a successor trustee does not take office within 30 days after its predecessor trustee resigns or is removed, the predecessor trustee, the issuer or the holders of a majority in outstanding balance of the securities may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If the trustee fails to comply with the eligibility criteria to serve as a trustee as described under the agreement, any securityholder may petition any court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee.

         The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture, pooling and servicing agreement or transfer and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

The Owner Trustee

         The owner trustee under an owner trust agreement will be named in the related prospectus supplement.

Duties of the Trustee

         The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any assets or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are



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in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

         The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

Amendment of the Agreements

         Each agreement may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least 66 2/3% (or such other percentage as defined in the prospectus supplement) of the voting rights of a series. Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes' outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding. No amendment however may

     o reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any securities, or

     o reduce the percentage of securityholders required to authorize an amendment to the agreement unless each holder of a security affected by such amendment consents; provided, however, with respect to any series as to which a REMIC election has been made, no amendment may be made unless the trustee and other parties specified in the pooling and servicing agreement receives an opinion of counsel addressed to such parties that such amendment will not adversely affect the REMIC or result in the imposition of tax upon any such REMIC status of the related trust at any time that the related certificates are outstanding. The agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

     o   curing any ambiguity or mistake

     o correcting any defective provision or supplementing any inconsistent provisions

     o modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to comply with any requirements imposed by the Code, ERISA and their related regulations

     o adding any other provisions with respect to matters or questions arising under the agreements, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.


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         Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause that rating agency to reduce the then current rating assigned to such securities.

Servicer Events of Default and Master Servicer Events of Default

         Servicer Events of Default

         Unless otherwise specified in the related prospectus supplement, events of default on the part of the servicer or the subservicer, as applicable (each referred to as a "servicer event of default"), under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, indenture in respect of a series will include, among other things,

     o any default in the performance or breach of any covenant or warranty of the servicer or subservicer, as applicable, under the related agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the servicer or subservicer, as applicable, by the master servicer or the servicer

     o any failure by the servicer or subservicer to make any payment required to be made under the related agreement (including any advances with respect to delinquent mortgage loans in a trust or servicing advances in respect of any mortgage loan) for a period of two business days after the date upon which written notice of such failure requiring the sale to be remedied

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer or subservicer and certain actions by or on behalf of the servicer or subservicer, as applicable, indicating its insolvency or inability to pay its obligations

     o the servicer or the subservicer ceases to meet the qualifications of Fannie Mae or Freddie Mac lender/servicer

     o the failure by the servicer or the subservicer, as applicable, to maintain required licensures to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located except if such failure to maintain such licensure does not have a material adverse effect on the servicer's or the subservicer's ability to service the mortgage loans

     o the servicer or subservicer, as applicable, attempts to assign its servicing or rights to receive servicing compensation under the related agreement in a manner than is not permitted

     o if any of the rating agencies withdraws the rating of the securities under circumstances specified in the related agreement



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     o   if the net worth of the servicer or the subservicer falls below specified limits.

         Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

         Master Servicer Events of Default

         Unless otherwise specified in the related prospectus supplement, events of default on the part of the master servicer (each referred to as a "master servicer event of default") under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, in respect of a series will include, among other things,

     o any failure by the master servicer to furnish data to the trust administrator sufficient for the trust administrator to prepare the reports required to be delivered under the related agreement which continues unremedied for a specified period after the giving of written notice by the trustee or the trust administrator or to such master servicer and the trustee by the holders of not less than 25% of the aggregate voting rights with respect to your series

     o any default in the performance or breach of any covenant or warranty of the master servicer under the related agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the master servicer by the interest trustee or the trust administrator or to the master servicer and the trustee by the majority securityholders

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations

     o any failure by the master servicer to remit to the trust administrator any advance required to be made to the trust administrator in accordance with the terms of the related agreement, which failure continues unremedied for a specified period

     o any sale or pledge of any of the rights of the master servicer under the related agreement in a manner that is not permitted.

Rights Upon Servicer and Master Servicer Events of Default

         So long as a servicer event of default or a master servicer event of default, with respect to the related agreement, remains unremedied, the master servicer (in the case of a defaulting servicer or subservicer), the servicer (in the case of a defaulting subservicer) and the trustee may, and at the direction of the holders of a series entitled to a certain percentage of the voting rights, as specified in the pooling and servicing agreement, terminate all of the rights and obligations of the master servicer under the applicable agreement. Upon termination of the subservicer, the servicer will succeed to all the responsibilities, duties and liabilities of the subservicer under the related agreement, provided that the rating agencies have provided written confirmation that any such appointment will not result in a qualification, withdrawal or downgrade of the then-current



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ratings for the securities of your series. Upon the termination of the servicer, the master servicer will (a) within 90 days of the servicer's notice of termination succeed and assume all of the servicer's responsibilities, rights, duties and obligations under the related agreement or (b) appoint a successor that satisfies the eligibility criteria for servicers as provided in the related agreement. Any successor to the servicer will be subject to the approval of the master servicer, the trustee and the trust administrator. Upon termination of the master servicer, the trustee or the trust administrator, as applicable, will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee or the trust administrator, as applicable, is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee or the trust administrator, as applicable, would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the pooling and servicing agreement, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade of the then-current rating of the securities of the related series. The trustee or the trust administrator, as applicable, and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable agreement.

         Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

Reports to Securityholders

         The trust administrator will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by the master servicer or any servicer with respect to compliance with the provisions of any of the agreements, will be furnished to securityholders upon request addressed to FMIC at 11000 Broken Land Parkway, Columbia Maryland 21044 (telephone (866) 365-FMIC (3642)).

Termination

         The pooling and servicing agreement or the indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

     o the purchase of all the trust assets and the related mortgaged properties acquired in respect thereof, if the related prospectus supplement so provides, or


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     o   the later of the final payment or other liquidation of the last trust asset remaining in the trust or the disposition of all mortgaged properties acquired in respect thereof.

         In no event, however, will the trust created by any agreement continue beyond the date specified in the related prospectus supplement. In the case of any series as to which a REMIC election has been made, any termination of the related trust must be carried out in such a manner that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under Section 860F of the Code and the related regulations, and, in some cases as specified in the pooling and servicing agreement, an opinion of counsel must be delivered that any such termination will not adversely affect the REMIC status of any related REMICs or result in the imposition of any tax on such REMIC when any certificates are outstanding. Written notice of termination of the pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

Certain Terms of the Indenture

         With respect to any series of notes, the indenture trustee, issuer and the trust administrator will enter into an indenture governing the right, title and obligations of securityholders and payment priorities with respect to the notes. The following summary supplements the general discussion above regarding certain provisions of the indenture.

         Indenture Defaults. Unless otherwise specified in the related prospectus supplement, events of default under the indenture (each, an "indenture default") for each series of notes include:

     o a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series

     o a default in the payment of the entire principal amount of any note when the same becomes due and payable under the indenture or on the applicable maturity date

     o failure to perform any other covenant of the issuer in the indenture which continues for a period of thirty (30) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement



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     o   any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

     o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust or

     o any other indenture default provided with respect to notes of that series.

         If an indenture default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of specified classes of notes of such series may declare the principal amount (or, if the notes of that series are accrual securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of specified classes of notes of such series.

         If the notes are declared immediately due and payable following an indenture default, the trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the assets of the trust pledged to secure the notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the trustee is prohibited from selling the trust assets following an Indenture Default, other than a default in the payment of any principal of or a default for three months or more in the payment of any interest on specified classes of notes unless (a) the holders of all outstanding notes consent to such sale, (b) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (c) the trustee determines that the proceeds of the trust and the other property of the issuer would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding principal amount of the notes.

         If the collateral securing the notes is sold following an indenture default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

         If an indenture default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available



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to the trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         Except as described above in the case of an indenture default, no securityholder will have the right to institute any proceeding with respect to the Indenture, unless (a) such holder previously has given to the trustee written notice of a continuing indenture default, (b) the holders of not less than 25% in principal amount of the outstanding notes have made written request to the trustee to institute such proceeding in its own name as the trustee, (c) such holder or holders have offered the trustee reasonable indemnity, (d) the trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

         In addition, the trustee and the holders, by accepting the notes, will covenant that they will not at any time institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Neither the trustee, the trust administrator nor the owner trustee in their respective individual capacities, nor the holder of the equity interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the Indenture.

Redemption

         On any Payment Date following the month in which the aggregate unpaid principal balance of the trust assets is less than a specified percentage of the original unpaid principal balance of the trust assets, and any amounts on deposit in the pre-funding account, if any, the party specified in the prospectus supplement will have the option to purchase the mortgage loans, the mortgage-related assets, any REO Property and any other property remaining in the trust for a price equal to the purchase price. The master servicer, the servicer and the subservicer will be reimbursed from the purchase price for any outstanding advances, servicing advances and unpaid master servicing fees or servicing fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the trust administrator, the owner trustee and the trustee will be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the related agreements. If such option is exercised, the trust will be terminated resulting in a mandatory redemption of the notes.

Discharge of the Indenture

         The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for



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cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

         In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

         The following discussion of material legal aspects of mortgage loans is general in nature. Because many legal aspects are governed by state law, which laws may differ substantially, these summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the mortgaged properties securing the mortgage loans are situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In particular, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

         Some of the mortgage loans may be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the



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Servicemembers Civil Relief Act), and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest In Real Property

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the seller will make certain representations and warranties in the pooling and servicing agreement or the transfer and servicing agreement, as applicable, with respect to any mortgage loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Foreclosure

         General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

         If one or more REMIC elections are made with respect to your trust, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the trust acquired the property. The pooling and servicing agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion of counsel to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

         Judicial Foreclosure

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real



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estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Non-Judicial Foreclosure/Power of Sale

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         Public Sale

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. See



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"The Trusts -- Mortgage Insurance on the Mortgage Loans" and "The Trusts --
Hazard Insurance Policies" in this prospectus.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

Junior Mortgages

         Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of your trust. Your rights as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends these sums, these sums generally will have priority over all sums due under the junior mortgage.

Rights of Reinstatement and Redemption

         In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of


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redemption may apply to sale following judicial foreclosure, or to sale pursuant to a non-judicial power of sale. Where the right of redemption is available, in some states statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property, while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Consumer Protection Laws with respect to Mortgage Loans

         Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local enacted predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the contracts against either the originators or assignees.

         Under federal and state-enacted predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.

         Mortgage loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to you.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of


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the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

         Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

         In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

         In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the "Bankruptcy Code"), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor's principal residence. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.



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         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

         Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

     o are entitled to have interest rates reduced and capped at 6% per annum on obligations -- including mortgage loans -- incurred prior to the commencement of military service for the duration of military service

     o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service

     o may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

         Various states have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in your trust is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on mortgage loans included in your trust resulting from application of the Servicemembers Civil Relief Act and similar state laws generally will be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these mortgage loans had this interest shortfall not occurred.



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Environmental Considerations

         The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, ("CERCLA") imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved



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in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. No representations or warranties are made by the seller or FMIC as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property. Each of the servicers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you.

         Generally, the servicers are not permitted to foreclose on any mortgaged property without the approval of the trustee or its designee. The trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The trustee, or its designee, is required to inquire of any servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.



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"Due-on Sale" Clauses

         The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act"), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Act are enforceable within limitations identified in the Act and its regulations.

         By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including the following:

     o the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase

     o a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property

     o a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property

     o the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed

     o a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety

     o   other transfers set forth in the Act and its regulations.

         As a result, a lesser number of mortgage loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See "Description of the Securities -- Maturity and Prepayment Considerations" in this prospectus.



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Enforceability of Prepayment and Late Payment Fees

         The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Generally, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.

Equitable Limitations on Remedies

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         The mortgage loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.



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Secondary Financing; Due-on-Encumbrance Provisions

         Some of the mortgage loans may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the mortgage loans may preclude secondary financing -- by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property or in some other fashion -- or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

         Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration ("NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision ("OTS"), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.



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Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities. However, there is no assurance that such a defense will be successful.

Certain Legal Aspects of the Mortgage-Related Assets

         Mortgage-related assets held by your trust will have legal characteristics different from mortgage loans. Mortgage-related assets will represent interests in, or will be secured by, mortgage loans or other mortgage loans held by another trust. Each mortgage-related asset held by your trust will be registered in the name of your trustee, or your trustee will be the beneficial owner of the mortgage-related asset, if book-entry. Your interests in the underlying mortgage-related assets may only be exercised through your trustee. The particular entitlements represented by the mortgage-related assets in your trust, and the underlying mortgage loans in each, will be detailed in your prospectus supplement.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds from the sale of each series of securities will be applied by FMIC to the purchase price of the trust assets and to fund the re-payment of the related financing.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion represents the opinion of Hunton & Williams LLP regarding the material federal income tax consequences of the purchase, ownership, and disposition of the securities. This discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Because REMIC status may be elected with respect to certain series, this discussion includes a summary of the federal income tax consequences to holders of REMIC securities.

         This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITs"), investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that



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hold the securities as part of a hedge, straddle or an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar, and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the securities as capital assets -- generally, property held for investment -- within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the "REMIC Regulations") have been issued by the Treasury Department (the "Treasury"), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular certificates and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly holders of Residual Certificates. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state, local, foreign or any other income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, local, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

General

         Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your trust, or one or more segregated pools of trust assets, as one or more REMICs. The related prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your trust. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to FMIC, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with the pooling and servicing agreement and certain other documents specified in the opinion, the trust -- or one or more segregated pools of trust assets -- will qualify as one or more REMICs (each, a "Series REMIC"). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the trust will be treated as (a) a grantor trust under subpart E,
Part I of subchapter J of the Code that will issue securities (the "Grantor Trust Securities"), (b) a trust treated as a partnership for federal income tax purposes that will issue securities (the "Partnership Securities"), or (c) a trust treated either as a partnership, a disregarded entity or a qualified REIT subsidiary for federal income tax purposes that will issue notes (the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

         Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which


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generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The related prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a "domestic building and loan association" generally will constitute a "regular or residual interest in a REMIC," as the case may be, within the meaning of
Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buydown Loans, it is possible that the percentage of such assets constituting "loans...secured by an interest in real property which is ...residential real property" for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC's assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies ("RICs") in any case.

         Tax Treatment of REMIC Regular Certificates

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the "Tax Administrator").

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (a) would



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be classified as an investment trust in the absence of a REMIC election or (b)
is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (a) a share of the REMIC's "allocable investment expenses" -- i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums -- and (b) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses -- including Section 212 expenses -- only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity -- will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") will be reduced by the lesser of (a) 3% of the excess of adjusted gross income over such Applicable Amount, and (b) 80% of the amount of itemized deductions otherwise allowable for the taxable year these limitations will be phased out and eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").

         Original Issue Discount

         Certain classes of REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the "stated redemption price at maturity" of the REMIC regular certificate -- generally, its principal amount -- over its "issue price." Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

         The amount of original issue discount required to be included in a REMIC regular certificateholder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular




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certificate generally is calculated based on (a) a single constant yield to maturity and (b) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the "Pricing Prepayment Assumptions"). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the "OID Regulations"), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. Prospective purchasers should be aware that neither FMIC, the trustee nor any servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

         The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" (the "Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property -- other than debt instruments of the issuer -- at least annually at (a) a single fixed rate or (b) a variable rate that meets certain requirements set out in the OID Regulations. See "Federal Income Tax Consequences -- REMIC Certificates -- Variable Rate Certificates" in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

         Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

         The OID Regulations contain an aggregation rule (the "Aggregation Rule") under which two or more debt instruments issued in connection with the same transaction or related transactions -- determined based on all the facts and circumstances -- generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (a) a substantial portion of which is traded on an established market or (b) a substantial portion of which is issued for cash -- or property traded on an established market -- to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one



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or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

         Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate's issue date until the payment is made, and the denominator of which is the certificate's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an "All OID Election").

         REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates ("Teaser Certificates"). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (a) the excess of the stated principal amount of the certificate over its issue price ("True Discount") and (b) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

         The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the "daily portions" of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate's ratable portion of the excess, if any, of
(a) the sum of (i) the present value of all payments under the certificate yet to be received as of the close of such period plus (ii) the amount of any Deemed Principal Payments received on the certificate during such period over (b) the certificate's "adjusted issue price" at the beginning of such period. The present value of


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payments yet to be received on a REMIC regular certificate is computed using the
Pricing Prepayment Assumptions and the certificate's original yield to maturity -- adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

         The yield to maturity of a REMIC regular certificate is calculated based on (a) the Pricing Prepayment Assumptions and (b) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

         In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, FMIC will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If FMIC is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, FMIC will not be presumed to exercise its option to redeem the certificates because a redemption by FMIC would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, FMIC may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether FMIC will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that FMIC will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.



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         A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See "Federal Income Tax Consequences -- REMIC Certificates -- Amortizable Premium" in this prospectus. If the subsequent holder's adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.

         The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "Federal Income Tax Consequences -- REMIC Certificates -- Amortizable Premium" in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If the interval between the issue date of a current interest certificate and the first Payment Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Payment Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate's stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate



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measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate's stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

         Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Payment Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a "Rate Bubble Certificate") would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the "Pre-Issuance Accrued Interest Rule," if, (a) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date ("Pre-Issuance Accrued Interest") and (b) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate's stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate's stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

         It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Certificate"). Unless and until the IRS provides contrary administrative



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guidance on the income tax treatment of an Interest Weighted Certificate, the
Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Certificates"). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

         Variable Rate Certificates

         A REMIC regular certificate may pay interest at a variable rate (a "Variable Rate Certificate"). A Variable Rate Certificate that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (a) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (i) ..015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (ii) 15% of such noncontingent principal amount (an "Excess Premium"); (b) stated interest on the certificate compounds or is payable unconditionally at least annually at (i) one or more "qualified floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a single "objective rate," or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; (c) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate -- i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (d) the certificate does not provide for contingent principal payments.

         Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a



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qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

         A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

         An objective rate is a rate -- other than a qualified floating rate -- that (a) is determined using a single fixed formula, (b) is based on objective financial or economic information, and (c) is not based on information that either is within the control of the issuer -- or a related party -- or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer's or related party's stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

         If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

         All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Certificate") is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under



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"Federal Income Tax Consequences -- REMIC Certificates -- Original Issue
Discount" in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a "Multiple Rate VRDI Certificate") is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

         The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related pooling and servicing agreement ("Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of



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interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

         REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Certificates"). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans -- or other interest bearing assets -- held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         Interest Weighted Certificates and Non-VRDI Certificates

         The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a "Non-VRDI Certificate") or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.


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         The method described in the foregoing paragraph for accounting for
Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

         Anti-Abuse Rule

         Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

         Market Discount

         A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount -- or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price -- will acquire such certificate with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any original issue discount remaining with respect to the certificate -- as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (a) 0.25% of the remaining principal amount of the certificate -- or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate -- multiplied by (b) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (a) the amount of the principal payment received or (b) the amount of market discount that has "accrued," but that has not yet been included in income. The



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purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus.

         Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (a) on the basis of a constant interest rate; (b) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (c) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

         A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- e.g., based on a constant yield to maturity.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by FMIC that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.



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         Amortizable Premium

         A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (a) the original principal amount and maturity date or (b) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- e.g., based on a constant yield to maturity.

         Consequences of Realized Losses

         Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result



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of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless -- i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

         The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

         Gain or Loss on Disposition

         If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder's gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital


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gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         Holders of REMIC regular certificates that recognize a loss on a sale or exchange of a regular security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Tax Treatment of Residual Certificates

         Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of trust assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "Federal Income Tax Consequences -- REMIC Certificates REMIC Qualification" in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes -- i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests -- i.e., REMIC regular certificates. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates," a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each trust for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (a) stated principal and interest on such certificate, if any, and (b) its pro rata share of the income generated by the REMIC assets in excess of the


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amount necessary to service the regular interests and pay the REMIC's expenses.
In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income -- i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

         A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (a) it may not be offset by current or net operating loss deductions; (b) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (c) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

         Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC Certificates -- REMIC-Level Taxes" in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors -- Individuals and Pass-Through Entities" in this prospectus.



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         The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder's adjusted basis in the Residual Certificate as of the end of that quarter -- or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder's basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC's net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

         The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in "Federal Income Tax Consequences -- REMIC Certificates -- Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium," the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on trust assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC's assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which



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economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (a) the structure of the particular Series REMIC and (b) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC basis in its assets. Treasury regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income:
(a) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         A portion of the REMIC's taxable income may be subject to special treatment. That portion ("excess inclusion income") generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Residual Certificateholders -- Limitations on Offset or Exemption of REMIC Income" and "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors" in this prospectus.

         Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual



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Certificates over the product of (a) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (b) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder's excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a "real estate investment trust" (a "REIT"), the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT's taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT's taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (a) the present value of the expected future distributions (determined using the "applicable federal rate" as of the date of transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue) with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and
(b) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if (a) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (b) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash


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flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

         Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (a) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (b) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (c) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (d) the transferee satisfies either the formula test or the asset test described below.

         Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (a), (b) and (c) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (a) any consideration given to the transferee to acquire the interest, (b) the expected future payments of interest, and (c) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer and the transferer is assumed to pay tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate.

         Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to
(a), (b) and (c) above, (i) the transferee's gross assets exceed $100 million and its net assets exceed $10 million, (ii) the transferee is an "eligible corporation" as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (iii) the transferee agrees in writing that any subsequent transfer of the residual interest will not comply with the asset test, (iv) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (v) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

         A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a



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REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

         First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (a) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (i) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (ii) through a book entry system maintained by the trustee,
(b) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (c) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

         Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (a) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (b) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (a) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (b) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term "agent" includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax,



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the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         Third, the Code imposes an annual tax on any pass-through entity -- i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

         The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (a) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and
(b) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

         The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.


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         Special Considerations for Certain Types of Investors

         Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

         Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Residual Certificateholders" in this prospectus.

         Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (a) continuously offered pursuant to a public offering, (b) regularly traded on an established securities market, or (c) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (a) that is not generally subject to federal income tax and (b) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (a) 3% of the excess of adjusted gross income over the Applicable Amount, or (b) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.



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         Employee Benefit Plans. See "Federal Income Tax Consequences --
Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.

         REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of
(a) using current deductions or net operating loss carryovers or carrybacks, (b) UBTI in the case of tax-exempt shareholders, and (c) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Residual Certificateholders" in this prospectus.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

         Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.



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         Partnerships. Partners in a partnership (other than an "electing large partnership") that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an "electing large partnership," see "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Residual Certificates -- Ownership of Residual Certificates by Disqualified Organizations" in this prospectus.

         Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC's regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC's life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder's adjusted basis in that Residual Certificate.

         Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences -- REMIC Certificates -- Disposition of Residual Certificates" in this prospectus.

         Disposition of Residual Certificates

         A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized -- or the fair market value of any property -- received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors" in this prospectus.



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         A special version of the wash sale rules will apply to dispositions of
Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

         A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

         Liquidation of the REMIC

         A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered "qualified liquidation" under Section 860F of the Code if the REMIC (a) adopts a plan of complete liquidation, (b) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (c) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

         Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

         Original Issue Discount. Generally, the REMIC's deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus, without regard to the de minimis rule described therein.

         Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC's aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC's qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (a) on the date they were acquired by the REMIC and (b) for a price equal to the REMIC's initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC's qualified mortgages.


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         Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC's initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under "Federal Income Tax Consequences -- REMIC Certificates-Amortizable Premium," a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         REMIC-Level Taxes

         Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (a) the disposition of qualified mortgages other than pursuant to
(i) the repurchase of a defective mortgage, (ii) the substitution for a defective mortgage within two years of the closing date, (iii) a substitution for any qualified mortgage within three months of the closing date, (iv) the foreclosure, default, or imminent default of a qualified mortgage, (v) the bankruptcy or insolvency of the REMIC, (vi) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (vii) a qualified liquidation of the REMIC;
(b) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (c) the receipt of compensation for services by the REMIC; and (d) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was
(a) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages or (b) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal



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balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

         In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (a) takes place within the three-month period beginning on the closing date, (b) is made to facilitate a clean-up call or a qualified liquidation, (c) is a payment in the nature of a guarantee, (d) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (e) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

         The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

         REMIC Qualification

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (a) the composition of the REMIC's assets and (b) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         Asset Composition

         In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for REMIC status, substantially all of the assets of the trust must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the closing date and at all times thereafter (the "Asset Qualification Test"). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC's assets) are assets other than qualified mortgages and permitted investments.


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A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that
(i) is transferred to the REMIC on the closing date, (ii) purchased by the REMIC pursuant to a fixed price contract within a three-month period or
(iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the closing date of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the closing date. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (a) be used as a single family residence, (b) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (c) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on the closing date. The trust assets of each Series REMIC will be treated as qualified mortgages.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a "Qualified Reserve Fund") maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the closing date. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced "promptly and appropriately." Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.



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         Investors' Interests

         In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified 10-day period and belong to either of the following: (a) one or more classes of regular interests or (b) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

         If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC's qualified mortgages.

         A REMIC interest qualifies as a regular interest if (a) it is issued on the startup day with fixed terms, (b) it is designated as a regular interest,
(c) it entitles its holder to a specified principal amount, and (d) if it pays interest, such interest either (i) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC's qualified mortgages, (ii) is payable at a fixed rate with respect to the principal amount of the regular interest, or (iii) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (A) a qualified floating rate set at a current value as described in "Federal Income Tax Consequences -- REMIC Certificates -- Variable Rate Certificates" in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (B) a rate equal to the highest, lowest, or average of two or more qualified floating rates -- e.g., a rate based on the average cost of funds of one or more financial institutions, or (C) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible,


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provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages.

         The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Residual Certificateholders -- Ownership of Residual Interests by Disqualified Organizations" in this prospectus. Series REMICs will be structured to provide for such arrangements.

         Consequences of Disqualification

         If a Series REMIC fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC -- i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC -- would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report related the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

         Taxable Mortgage Pools

         Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (a) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (b) such entity is the borrower under debt



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obligations with two or more maturities, and (c) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. FMIC generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules unless otherwise disclosed in the related prospectus supplement.

         Taxation of Certain Foreign Holders of REMIC Certificates

         REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as "portfolio interest." and, therefore, will not be subject to any United States withholding tax, provided that (a) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (b) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("foreign person certification"), (c) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (d) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holder's certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

         Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (a) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (b) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (c) the certificateholder meets the requirements listed under "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Regular Certificates" in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those



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amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

         Under the REMIC Regulations, a transfer of a Residual Certificate that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

         Backup Withholding

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (a) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (b) furnishes the trustee an incorrect TIN, (c) fails to report properly interest and dividends, or (d) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the



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potential application of backup withholding to payments received by you with respect to a certificate.

         Reporting and Tax Administration

         REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (a) interest paid or accrued on the certificates, (b) original issue discount, if any, accrued on the certificates, and (c) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. FMIC, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect



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information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

         Treatment of the Trust for Federal Income Tax Purposes

         With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a grantor trust under Subpart E,
Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

         Tax Treatment of the Grantor Trust Security

         The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO Securities")

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO Securities")

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("Ratio Securities")

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("Pass-Through Securities").

         The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities ("Strip Securities") will be determined in part by
Section 1286 of the Code. Moreover, where there is a retained interest with respect to the trust assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below.

         Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.



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         Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the trust assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the trust assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the trust assets, the Strip
Securities, like the Pass-Through Securities, should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the trust assets would qualify for such treatment.

         The assets constituting certain Grantor Trusts may include Buydown Loans. The characterization of an investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buydown Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buydown Loans.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA or similar law should consult their own tax advisors before purchasing any Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

         Treatment of Pass-Through Securities

         The holder of a Pass-Through Security ("Pass-Through Securityholder") generally will be treated as owning a pro rata undivided interest in each of the trust assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides



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that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

         Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

         The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount," "-- Variable Rate Certificates," "-- Market Discount" and "-- Amortizable Premium" in this prospectus.

         For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

     o   a single constant yield to maturity, and

     o   the Pricing Prepayment Assumptions.

         As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator's position.

         It is anticipated that most or all of the trust assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains trust assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such trust assets. Moreover, if trust assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for trust assets over their adjusted issue prices. See "Federal



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Income Tax Consequences -- REMIC Certificates -- Original Issue Discount,"
"--Market Discount" and "-- Amortizable Premium" in this prospectus.

         Treatment of Strip Securities

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the trust assets or that represent an ownership interest in the trust assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the trust assets also falls within this category. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an aggregation approach similar to the Aggregation Rule may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

         In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market



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discount, rather than as original issue discount. See "Federal Income Tax
Consequences -- Grantor Trusts -- Determination of Income With Respect to Strip Securities" in this prospectus.

         The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

         Determination of Income with Respect to Strip Securities

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount," "-- Variable Rate Certificates," "-- Interest Weighted Certificates and Non-VRDI Securities," "-- Anti-Abuse Rule," "-- Market Discount" and
"-- Amortizable Premium" in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the



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definition of an Interest Weighted Certificate or a Weighted Average Certificate
if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (a) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (b) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount," holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium" in this prospectus.

         Purchase of Complementary Classes of Strip Securities

         Strip Securities of certain classes of the same series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.



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         Possible Alternative Characterizations

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (a) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(b) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

         Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, you are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

         Limitations on Deductions With Respect to Strip Securities

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Grantor Trusts -- Treatment of Pass-Through Securities" in this prospectus.

         Sale of a Grantor Trust Security

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held


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for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

         Taxation of Certain Foreign Holders of Grantor Trust Securities

         Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o   the foreign person is not a 10% shareholder within the meaning of Code
         Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

     o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

         If the foregoing conditions are not met, interest -- including original issue discount -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Grantor Trusts -- Possible Alternative Characterizations" in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not



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entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

         Backup Withholding

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

         Reporting and Tax Administration

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Reporting and Tax Administration" in this prospectus.

Debt Securities and Partnership Trusts

         Classification of Debt Securities and Partnership Trusts

         With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that any Partnership Trust (the "Partnership Trust") will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on various assumptions, as stated in the related prospectus supplement, including that the terms of the related documents will be complied with.

         Characterization of Investments in Partnership Securities and Debt Securities

         For federal income tax purposes, (a) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans...secured by an interest in real property which is...residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) and (b) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and (c) Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust's capital interest in the Partnership Trust.


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Taxation of Debt Securityholders

         Treatment of the Debt Securities as Indebtedness

         The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

         If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

         Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (a) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (b) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates" and "-- Gain or Loss on Disposition of Partnership Securities."

Taxation of Owners of Partnership Securities

         Treatment of the Partnership Trust as a Partnership

         If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.


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         Partnership Taxation

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount," "-- Market Discount" and
"-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (a) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (b) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (c) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust



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in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

         Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount,"
"-- Market Discount" and "-- Amortizable Premium" in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

         Discount and Premium

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount," "-- Market Discount" and "-- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

         Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.


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         Gain or Loss on Disposition of Partnership Securities

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

         Allocations Between Transferors and Transferees

         In general, the Partnership Trust's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 731 Distributions

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such



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security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

         Section 754 Election

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

         Administrative Matters

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers



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and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The depositor will be designated as the TMP in the pooling and servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

         Tax Consequences to Foreign Securityholders

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement,
(a) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (b) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and
(c) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or



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eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

         Backup Withholding

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                       STATE AND OTHER TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and other income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax laws, for example, may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

General

         ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans and on person who are deemed to hold the assets of such plans.

         Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as parties in interest" who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that


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participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

         These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

         A Plan's investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") (the "Plan Asset Regulations") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined below. This treatment could cause certain transactions concerning the trust assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

         Under the Plan Asset Regulations, a trust's assets will not be considered plan assets of a Plan if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features.
The term substantial equity features has no definition under the Plan Asset Regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulations will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the "publicly offered exception"), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the "insignificant participation exception"). If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we either of the following exceptions to the Plan Assets Regulations will apply.

         However, without regard to whether the securities are treated as an "equity interest" or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.


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         Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

         The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

     o Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts;

     o   PTCE 96-23, regarding investment decisions by in-house asset managers;

     o   PTCE 91-38, regarding investments by bank collective investment funds;

     o PTCE 90-1, regarding investments by insurance company pooled separate accounts;

     o PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

     o PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

     o   various underwriter exemptions.

Underwriters' Exemption

         The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities are underwritten by an "underwriter") and where the trust and the offered securities meet certain specified conditions, several of which are set forth below. This is called the Exemption. Amendments to the Underwriters' Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The
Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument



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issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

         For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

         The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

     o The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

     o The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a "designated transaction") by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

     o One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

     o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

     o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

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     o   The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

     o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

         In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the trust.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (a) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (b) the Plan's investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition and (c) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (d) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (e) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

         A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

         The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.


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         If certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of certificates.

         The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

     o The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed 25%;

     o All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency;

     o The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer;

     o The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date;

     o In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer: (a) the characteristics of



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         the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

     o The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

     o Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

     o The prospectus or prospectus supplement must describe: (a) the pre-funding account and/or capitalized interest account used in connection with the prefunding account; (b) the duration of the pre-funding period; (c) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

     o The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

         The Exemption permits "eligible yield supplement agreements" to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("Cap Agreement"). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. ("ISDA") form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

     o   The Cap Agreement is denominated in U.S. dollars.

     o The trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index ("COFI")), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.



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     o   Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

     o The Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

     o The Cap Agreement is entered into between the trust and an "eligible counterparty." An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

     o The notional amount that does not exceed either: (a) the principal balance of the class of certificates to which the Cap Agreement relates, or (b) the portion of the principal balance of such class represented by obligations.

         The Exemption may cover Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein.

         In the event that the Exemption is not applicable to the Notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         Consultation with Counsel

         Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulations, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other



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exemption, with respect to the securities offered thereby. In addition, any
Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

         The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

         A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain trusts. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

         Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

         Certain Required Representations

         Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the Trustee



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with a "Benefit Plan Opinion." A Benefit Plan Opinion is an opinion of counsel satisfactory to the Trustee (and upon which FMIC and the trustee and their respective counsel are authorized to rely) that the ownership of a security of such class:

     o will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code; and

     o   either

     o will not cause any of the assets in the trust -- or in the case of a REMIC, the REMIC's assets -- to be regarded as plan assets for purposes of the Plan Asset Regulation; or o will not give rise to any fiduciary duty under ERISA on the part of FMIC, the trustee or the servicer in addition to any obligation undertaken in the agreement.

         A Benefit Plan Opinion will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.

         This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

                         LEGAL INVESTMENT CONSIDERATIONS

         The related prospectus supplement describes whether the securities will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). To the extent that any securities constitute mortgage-related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in "mortgage-related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.



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



         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage-related securities."

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

         In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the



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



insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

         If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute "mortgage-related securities" under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.

         The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                  LEGAL MATTERS

         Legal matters relating to the securities and material federal income tax consequences concerning the securities will be passed upon for the sponsor and the depositor by Hunton & Williams LLP.

                              PLAN OF DISTRIBUTION

         FMIC may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The related prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by FMIC, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

         Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the related prospectus supplement, if any are purchased. If securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between FMIC and purchasers of these securities.

         This Prospectus may be used, to the extent required, by any Underwriter in connection with offers and sales related to market making transactions.

         The place and time of delivery for your securities is set forth in the related prospectus supplement.

         FMIC or certain of its affiliates may retain certain of the securities but may offer such securities for sale from time to time in the future.

         Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by FMIC and deposited by FMIC to be part of the estate of a new trust. In addition, other securities issued by affiliates of FMIC or persons unaffiliated with FMIC may be acquired by FMIC and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.

                                     RATINGS

         It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

         Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying trust assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying trust assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                             ADDITIONAL INFORMATION

         FMIC is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC. Reports and other information filed by FMIC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of these materials can be obtained from the Public Reference Section of the

SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the internet through the "world wide web" at which any electronic filings, reports, information statements and other information regarding FMIC may be viewed. The internet address of the SEC's site is http://www.sec.gov.

         This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits FMIC has filed with the SEC. Copies of the information and the exhibits are on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to Fieldstone Mortgage Investment Corporation c/o General Counsel, 11000 Broken Land Parkway, Columbia, Maryland 21044 (telephone (866) 365-FMIC (3642)).

Financial Information

         A new trust will be formed with respect to each series of securities and no trust will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust referred to in the related prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the related prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         We will provide, without charge to each person to whom a copy of this prospectus and any related prospectus supplement is delivered, a copy of any documents incorporated by reference herein. You may request a copy by writing or telephoning us at our principal executive offices at the following address:


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




         Fieldstone Mortgage Investment Corporation
         11000 Broken Land Parkway
         Suite 600
         Columbia, Maryland  21044
         Attention:  General Counsel
         Telephone:  (866) 365-FMIC (3642)

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.




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



                Index of Significant Terms



1996 Lender Liability Act..........................88
30% Test..........................................128
Accretion Class....................................24
Act................................................90
Additional Collateral Mortgage Loans...............63
adjusted issue price...............................98
Advances............................................4
agent.............................................116
Aggregation Rule...................................97
agreement...........................................1
agreements..........................................1
All OID Election...................................98
AMT................................................96
Applicable Amount..................................96
applicable federal rate...........................110
Asset Qualification Test..........................123
backup............................................145
banking organization...............................27
Bankruptcy Code....................................86
benefit plan investors............................146
Benefit Plan Opinion..............................154
Book-Entry Securities...............................5
Cap...............................................103
Cap Agreement.....................................151
Cede...............................................25
CERCLA.............................................88
certificates........................................1
clearing agency....................................27
clearing corporation...............................27
CLTV...............................................62
Code...............................................24
COFI..............................................151
Collection Account.................................49
combined loan-to-value ratio.......................62
compensating interest payment......................66
Complementary Securities..........................135
Contingent Payment Obligations....................105
Contingent Payment Regulations....................105
conversion transaction............................110
covered trust......................................50
CPR................................................34
Credit Enhancement..................................2
Crime Control Act..................................93
Current Recognition Election......................107
Custodial Account..................................48
daily portions.....................................98
Debt Securities....................................94
Deemed Principal Payments..........................97
Depositor...........................................1
Determination Date..................................3
Disqualified Organization.........................116
disqualified person...............................150
distribution date..................................24
distributions......................................24
DOL...............................................146
DTC................................................25
Due Period..........................................3
due-on-sale........................................90
electing large partnership........................117
eligible counterparty.............................152
eligible investments...............................46
eligible yield supplement agreements..............151
equity interest...................................146
ERISA...............................................7
Euroclear Operator.................................28
excess inclusion income...........................113
Excess Premium....................................102
Excluded Plan.....................................149
Exemption.........................................147
Fannie Mae Certificates............................39
FIC................................................56
Fieldstone.........................................23
Fieldstone Underwriting Guidelines.................57
Financial Asset Custodial Account..................49
First Distribution Period.........................100
Fitch.............................................148
Floor.............................................103
FMC................................................56
FMIC................................................1
foreign person....................................127
foreign person certification......................127
Freddie Mac Certificates...........................39
FSC................................................57
Ginnie Mae.........................................40
Ginnie Mae Certificates............................39
government security...............................119
Governor..........................................103
Grantor Trust.....................................130
Grantor Trust Securities...........................94
high-risk mortgage securities.....................155

                Index of Significant Terms



HUD................................................40
improper knowledge................................114
indenture default..................................78
Indenture Trustee...................................2
inducement fees...................................113
insignificant participation exception.............146
Interest Accrual Period.............................3
Interest Only Class................................24
interest rate......................................23
Interest Weighted Certificate.....................101
Inverse Floater Certificates......................105
IO Class...........................................24
IO Securities.....................................130
IRS................................................94
ISDA..............................................151
issue price........................................96
Issuer..............................................1
L/C Bank...........................................51
loan-to-value ratio................................62
LTV................................................62
mandatory redemptions..............................99
market discount...................................106
Mark-to-Market Regulations........................118
Master Servicer.....................................1
master servicer event of default...................76
MERS...............................................37
MERS System........................................37
Model Law.........................................155
Moody's...........................................148
mortgage insurance policies........................52
Mortgage-Related Assets.............................2
mortgage-related securities.........................8
Multiple Rate VRDI Certificate....................104
NCUA...............................................92
Net Series Rate...................................136
new partnership...................................141
noneconomic residual interest.....................114
Non-VRDI Certificate..............................105
notes...............................................1
objective rate....................................102
OID Regulations....................................97
old partnership...................................141
Ordinary Ratio Security...........................135
original issue discount............................96
OTS................................................92
owner trust agreement..............................23
Owner Trustee.......................................2
PAC Classes........................................24
Parity Price.......................................35
Partnership Securities.............................94
Partnership Trust.................................138
party in interest.................................150
pass-through rate..................................24
Pass-Through Securities...........................130
Pass-Through Securityholder.......................131
payment date.......................................23
Payment Date........................................3
payments...........................................23
permitted investments.............................123
Plan Asset Regulations............................146
Plans.............................................145
PMBS pooling and servicing agreement...............42
PMBS servicer......................................42
PMBS trustee.......................................42
PMI................................................52
PO Class...........................................24
PO Securities.....................................130
pooling and servicing agreement....................23
portfolio interest................................127
Pre-Funded Amount..................................46
Pre-Funding Account.................................2
Pre-Funding Limit.................................150
Pre-Funding Period.................................46
Pre-Issuance Accrued Interest.....................101
Pre-Issuance Accrued Interest Rule................101
prepayment.........................................34
Prepayment Interest Shortfall......................31
Prepayment Period...................................3
Pricing Prepayment Assumptions.....................97
Principal Only Class...............................24
PTCE..............................................147
publicly offered exception........................146
qualified floating rates..........................102
qualified inverse floating rate...................102
qualified liquidation..............................33
qualified mortgages................................95
Qualified Reserve Fund............................124
qualified stated interest..........................97
Qualifying REIT Interest..........................119
Rate Bubble Certificate...........................101
Rating Agency.....................................148
Ratio Securities..................................130

                Index of Significant Terms


real estate assets.................................95
Realized Loss......................................31
Record Date.........................................3
regular interests.............................25, 123
REIT..............................................114
REITs..............................................93
REMIC..............................................24
REMIC regular certificates.........................25
REMIC Regulations..................................94
Residual Certificates..............................25
residual interests................................123
retained interest..................................72
RICO...............................................93
RICs...............................................95
S&P...............................................148
securities..........................................1
securitization servicing agreement.................23
Seller..............................................1
Series REMIC.......................................94
Servicemembers Shortfall...........................31
Servicer............................................1
servicer event of default..........................75
Servicer Remittance Date............................3
Single Rate VRDI Certificate......................103
single-class REMICs................................95
SMMEA...............................................8
SPA................................................34
stated redemption price at maturity................96
Strip Class........................................24
Strip Securities..................................130
stripped bond.....................................130
stripped bonds....................................133
stripped coupon...................................130
stripped coupons..................................133
Stripping Regulations.............................133
Subsequent Assets.................................150
Subservicer.........................................2
superlien..........................................89
Superpremium Certificates.........................102
Tax Administrator..................................95
Taxable Mortgage Pools............................126
Teaser Certificates................................98
TIN...............................................128
Title VIII.........................................92
TMP...............................................129
Treasury...........................................94
True Discount......................................98
Trust Administrator.................................2
trust assets.......................................36
Trustee.............................................2
UBTI..............................................111
underwriter.......................................148
Variable Rate Certificate.........................102
VRDI..............................................102
WAM................................................98
Weighted Average Certificates.....................104

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